     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2000


                                                      REGISTRATION NO. 333-91569
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           MORGAN STANLEY DEAN WITTER
                             CHARTER MILLBURN L.P.

          (Exact name of registrant as specified in charter document)

           DELAWARE                                   6799                                  13-4018065

    (State of Organization                (Primary Standard Industrial                    (IRS Employer
         of Issuer)                       Classification Code Number)                 Identification Number)

                            ------------------------

         Two World Trade Center, 62nd Floor                               Robert E. Murray
              New York, New York 10048                             DEMETER MANAGEMENT CORPORATION
                   (212) 392-8899                                Two World Trade Center, 62nd Floor
 (Address, including zip code and telephone number,                   New York, New York 10048
                including area code,                                       (212) 392-8899
    of registrant's principal executive offices)          (Name, address, including zip code, and telephone
                                                         number, including area code, of agent for service)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

             Edwin L. Lyon, Esq.                             Isaac Finkle, Esq.
        Cadwalader, Wickersham & Taft                     Dean Witter Reynolds Inc.
       1333 New Hampshire Avenue, N.W.               Two World Trade Center, 65th Floor
           Washington, D.C. 20036                         New York, New York 10048
               (202) 862-2200                                  (212) 392-7791

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


     Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-60103. This Registration Statement also relates to 5,806,772.748 unsold Units of Limited Partnership Interest of the Registrant as of May 31, 2000, and therefore constitutes a Post-Effective Amendment to Registration Statement No. 333-60103.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

                             CROSS REFERENCE SHEET

ITEM                                                                         LOCATION IN
NO.                      REGISTRATION ITEM                                    PROSPECTUS
----   -----------------------------------------------------  ------------------------------------------
 1.    Forepart of the Registration Statement and Outside
         Front Cover Page of Prospectus.....................  Facing Page; Front Cover Pages.
 2.    Inside Front and Outside Back Cover Pages of
         Prospectus.........................................  Inside Front Cover Page; Table of
                                                              Contents.
 3.    Summary Information, Risk Factors, and Ratio of
         Earnings to Fixed Charges..........................  Summary; Risk Factors; Description of
                                                                Charges; Use of Proceeds; The General
                                                                Partner; The Commodity Brokers.
 4.    Use of Proceeds......................................  Use of Proceeds.
 5.    Determination of Offering Price......................  Plan of Distribution.
 6.    Dilution.............................................  Not Applicable.
 7.    Selling Security Holders.............................  Not Applicable.
 8.    Plan of Distribution.................................  Plan of Distribution.
 9.    Description of Securities to be Registered...........  The Limited Partnership Agreement.
10.    Interests of Named Experts and Counsel...............  Not Applicable.
11.    Information with Respect to the Registrant
       (a)  Description of Business.........................  Summary; Risk Factors; Use of Proceeds;
                                                                The Charter Series; The Trading
                                                                Advisors; The Futures, Options, and
                                                                Forwards Markets; The Limited
                                                                Partnership Agreements.
       (b) Description of Property..........................  Not Applicable.
       (c) Legal Proceedings................................  Litigation; The Trading Advisors.
       (d) Market Price of and Dividends on the Registrant's
           Common Equity and Related Stockholder Matters....  Risk Factors.
       (e) Financial Statements.............................  Independent Auditors' Reports.
       (f) Selected Financial Data..........................  Selected Financial Data.
       (g) Supplementary Financial Information..............  Selected Financial Data.
       (h) Management's Discussion and Analysis of Financial
           Condition and Results of Operations..............  Not applicable.
       (i) Changes in and Disagreements with Accountants on
           Accounting and Financial Disclosure..............  Not Applicable.
       (j) Quantitative and Qualitative Disclosures About
           Market Risk......................................  Quantitative and Qualitative Disclosures
                                                                About Market Risk
       (k) Directors and Executive Officers.................  The General Partner.
       (l) Executive Compensation...........................  Summary; Conflicts of Interest; Fiduciary
                                                                Responsibility; Description of Charges;
                                                                Risk Factors; The Trading Advisors; The
                                                                General Partner; The Commodity Brokers.
       (m) Security Ownership of Certain Beneficial Owners
         and Management.....................................  The General Partner; Independent Auditors'
                                                                Reports.
       (n) Certain Relationships and Related Transactions...  Summary; Conflicts of Interest; Fiduciary
                                                                Responsibility; Description of Charges;
                                                                Risk Factors; The Trading Advisors; The
                                                                General Partner; The Commodity Brokers.
12.    Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities.....................  Fiduciary Responsibility.

                             EXPLANATORY STATEMENT


     The Prospectus contained in this Registration Statement relates not only to 5,806,772.748 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Millburn L.P. remaining unsold as of May 31, 2000 from Registration Statements No. 333-60103 and 333-91569, but to



     (i) 6,460,435.320 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Graham L.P. remaining unsold as of May 31, 2000 from Registration Statements No. 333-60115 and 333-91563;



     (ii) 5,789,767.093 Units of Limited Partnership Interest of Morgan Stanley Dean Witter Charter Welton L.P. remaining unsold as of May 31, 2000 from Registration Statement No. 333-60097 and 333-91567; and



     (iii) 1,750,000.000 Units of Limited Partnership Interest of DWFCM International Access Fund L.P. being registered concurrently herewith.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITEIS AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       SUBJECT TO COMPLETION: JULY * 2000


                   MORGAN STANLEY DEAN WITTER CHARTER SERIES

                                                                               MAXIMUM          NET ASSET
                                                                              AVAILABLE          VALUE
                                                                                UNITS           PER UNIT
                                                                            -------------       ---------
                                                                                                   $
MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P............................   6,460,435.320          9.43
MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P..........................   5,806,772.748          8.68
MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P............................   5,789,767.093          8.04
MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.............................   1,750,000.000         15.27
(FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.)


Each partnership trades futures, forwards and options contracts pursuant to trading programs employed by the trading advisor for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The total number of units available and the net asset value per unit for each partnership as of May 31, 2000 is set forth above:


Minimum Initial Purchase.........................   $20,000
                                                    in one or more partnerships
Minimum Per Partnership..........................   $ 5,000
Minimum Purchase for Existing Investors..........   $ 1,000

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with your financial, legal, and tax advisors before you invest.

Your subscription funds will be held in escrow at The Chase Manhattan Bank, New York, New York until they are transferred to the partnership whose units you have purchased.


THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THIS PROSPECTUS CAREFULLY AND CONSIDER THE "RISK FACTORS" SECTION BEGINNING ON PAGE * . IN PARTICULAR, YOU SHOULD BE AWARE THAT:


    * Each partnership's futures, forwards and options trading is speculative and trading performance has been, and is expected to be, volatile.

    * Each partnership's trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.

    * Past performance is not necessarily indicative of future results.

    * You may not redeem your units until you have been an investor for at least six months.

    * If you redeem units within 24 months after they are purchased, you will pay a redemption charge except in defined circumstances.

    * Units will not be listed on an exchange and no other secondary market will exist for the units.

    * The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:

                                                       WITHOUT A             WITH A 2%
                                                      REDEMPTION CHARGE     REDEMPTION CHARGE
                                                      -----------------     -----------------
           Charter Graham.........................          3.50%                 5.54%
           Charter Millburn.......................          3.50%                 5.54%
           Charter Welton.........................          3.50%                 5.54%
           Charter DWFCM..........................          3.50%                 5.54%

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                            ------------------------

                           MORGAN STANLEY DEAN WITTER


                           DEAN WITTER REYNOLDS INC.
                                    *  , 2000

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE * AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE * .



     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE * .


     YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

                                    PART ONE
                              DISCLOSURE DOCUMENT
                                TABLE OF CONTENTS

                                                                          PAGE
Summary...............................................................       1
Risk Factors..........................................................      10
  Trading and Performance Risks.......................................      10
    The partnerships' trading is speculative and volatile.............      10
    The partnerships' trading is highly leveraged.....................      10
    Options trading can be more volatile than futures trading.........      10
    You should not rely on the past performance of a partnership in
      deciding to purchase units......................................      10
    Market illiquidity may cause less favorable trade prices..........      11
    Trading on foreign exchanges presents greater risks to each
      partnership than trading on U.S. exchanges......................      11
    The unregulated nature of the forwards markets creates
      counterparty risks that do not exist in futures trading on
      exchanges.......................................................      11
    The partnerships are subject to speculative position limits.......      12
    The partnerships could lose assets and have their trading
      disrupted if a commodity broker or others become bankrupt.......      12
  Partnerships and Offering Risks.....................................      12
    Each partnership incurs substantial charges.......................      12
    Incentive fees may be paid by a partnership even though the
      partnership sustains trading losses.............................      12
    Restricted investment liquidity in the units......................      13
    Conflicts of interest in each partnership's structure.............      13
    An investment in units may not diversify an overall portfolio.....      13
  Trading Advisors Risks..............................................      13
    Reliance on the trading advisor to trade successfully.............      13
    Market factors may adversely influence the trading programs.......      13
    Single-advisor funds lack the diversity of multi-advisor funds....      14
    Increasing the assets managed by a trading advisor may adversely
      affect performance..............................................      14
    Charter Graham's use of an increased rate of leverage could affect
      future performance..............................................      14
    Limited partners will not be aware of changes to trading
      programs........................................................      14
    Limited term of management agreements may limit access to a
      trading advisor.................................................      14
    Since Charter DWFCM pays a quarterly incentive fee, investors may bear a disproportionate amount of any incentive fee paid by the
      partnership.....................................................      14
  Taxation Risks......................................................      14
    Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading
      profits and any other income of the partnerships in which you
      have invested...................................................      14
    The partnerships' tax returns could be audited....................      15
Conflicts of Interest.................................................      15
Fiduciary Responsibility and Liability................................      18
Description of Charges................................................      19
Use of Proceeds.......................................................      23
The Charter Series....................................................      25
Selected Financial Data...............................................      34
Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................      36
Quantitative and Qualitative Disclosures About Market Risk............      45
The General Partner...................................................      54
The Trading Advisors..................................................      59
Exchange Right........................................................      97
Redemptions...........................................................      98
The Commodity Brokers.................................................      99
Litigation............................................................     101
The Limited Partnership Agreements....................................     102
Plan of Distribution..................................................     106
Subscription Procedure................................................     109
Purchases by Employee Benefit Plans--ERISA Considerations.............     110
Material Federal Income Tax Considerations............................     112
State and Local Income Tax Aspects....................................     118
Legal Matters.........................................................     118
Experts...............................................................     119
Where You Can Find More Information...................................     119
                               PART TWO
                 STATEMENT OF ADDITIONAL INFORMATION
The Futures, Options, and Forwards Markets............................     120
Potential Advantages..................................................     124
Supplemental Performance Information..................................     137
Glossary of Terms.....................................................     155
Financial Statements..................................................     F-1
  Exhibit A--Form of Limited Partnership Agreement....................     A-1
    Annex A--Request for Redemption...................................    A-27
  Exhibit B--Specimen Form of Subscription and Exchange Agreement and
    Power of Attorney.................................................     B-1
  Exhibit C--Subscription Agreement Update Form.......................     C-1

                 The date of this prospectus is July * , 2000.


                                    SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and its exhibits carefully before you decide to invest.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES


     The Morgan Stanley Dean Witter Charter Series consists of four continuously offered limited partnerships, each organized in the State of Delaware:


                                                                         DATE ORGANIZED
                                                                       ------------------
    Morgan Stanley Dean Witter Charter Graham L.P.                       July 15, 1998

    Morgan Stanley Dean Witter Charter Millburn L.P.                     July 15, 1998

    Morgan Stanley Dean Witter Charter Welton L.P.                       July 15, 1998

    Morgan Stanley Dean Witter Charter DWFCM L.P.                       October 22, 1993

     The offices of each partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.

     Each partnership provides the opportunity to invest in futures, forwards, and options contracts managed by an experienced, professional trading advisor. Since each partnership's assets are traded by a different trading advisor, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisor to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six-month holding period, you may shift your investment among one or more of the other Charter Series partnerships.


     A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and foreign exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forwards, and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument, or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument, or index. Futures, forwards and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices, and "soft" commodities like cotton and cocoa. For additional information on the futures, options, and forwards markets, see "Statement of Additional Information" beginning on page * .



     The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same overall investment objective, and the trading advisors may trade in the same futures, forwards, and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different trading advisor and trading program. You should review and compare the specifics of each partnership, its terms, and its trading advisor before selecting one or more partnerships in which to invest.


MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

     This partnership's assets are traded by Graham Capital Management, L.P. pursuant to its Global Diversified Program at 1.5 times the leverage it normally applies for the program. The Global Diversified Program utilizes computerized trading models to participate in the potential profit opportunities in approximately 80 markets. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market. The program will normally have weightings of approximately 25% in futures contracts based on short-term and long-term global interest rates, 27% in currencies, 17% in stock index futures, 16% in agricultural futures, 8% in metal futures, and 7% in energy futures. The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.


     This partnership's assets are traded by Millburn Ridgefield Corporation pursuant to its Diversified Portfolio at standard leverage. The objective of Millburn's trading method is to participate in major sustained price moves in the markets traded. Millburn will make trading decisions pursuant to its trading method, which includes technical trend analysis and certain non-trend-following technical systems, as well as the application of money management principles. The Diversified Portfolio trades approximately 50 markets and will normally have weightings of approximately 47% in currencies, 18% in interest rates, 8% in softs and agricultural futures, 9% in stock index futures, 11% in energy futures, and 7% in metal futures. The actual weightings and leverage used in each market may change over time.


MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

     This partnership's assets are traded by Welton Investment Corporation pursuant to its Diversified Portfolio at standard leverage. The Diversified Portfolio employs multiple trading strategies, consisting primarily of proprietary mathematical systems, in an attempt to profitably participate in a variety of market conditions. The Diversified Portfolio trades in over 75 global futures, forwards, and options markets and will normally have weightings of approximately 28% in global interest rate futures, 23% in currencies, 21% in stock index futures, 10% in agricultural futures, 10% in metal futures, and 8% in energy futures. The actual weightings and leverage used in each market may change over time.

MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.


     Charter DWFCM has been added as another partnership available for investment and series exchanges in the Charter series, effective with the August 31, 2000 monthly closing. This partnership's assets are traded by Dean Witter Futures & Currency Management Inc. pursuant to its Global Portfolio at standard leverage. The Global Portfolio employs a technical trading strategy that concentrates participation in futures contracts traded on futures exchanges worldwide and select foreign currencies traded in the forward markets. The Global Portfolio trades global interest rates and stock index futures, currencies, energy futures, and precious and industrial metals. The Global Portfolio trades approximately 20 markets and will normally have weightings of approximately 28% in global interest rate futures, 11.5% in stock index futures, 28% in currencies, 18% in energy futures, and 14.5% in metal futures. The actual weightings and leverage used in each market may change over time.

                               WHO MAY SUBSCRIBE
INVESTMENT CONSIDERATIONS

     You should purchase units in a partnership only if you understand the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

MINIMUM INVESTMENT

     If you are a new investor in the Charter Series of partnerships, you must invest at least $20,000. You may allocate your investment among any one or more of the partnerships in the Charter Series, but you must invest at least $5,000 in a partnership. Once you become an investor in any Charter Series partnership, you may increase that investment with an additional contribution of at least $1,000.

     If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Charter Series of partnerships. The $20,000 minimum subscription will be satisfied if the proceeds from the redemption would have equaled at least $20,000 as of the last day of the month immediately preceding the monthly closing at which the units are purchased, irrespective of whether the actual proceeds from the redemption are less than $20,000 when the units are redeemed.

     The general partner may, in its sole discretion, reject any subscription in whole or in part.

FINANCIAL SUITABILITY

     Unless otherwise specified in the subscription agreement under "State Suitability Requirements," you must have either: a net worth of at least $150,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $45,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $45,000. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.

LIMITED REVOCATION RIGHT

     After you subscribe for units in any Charter Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley Dean Witter financial advisor.

                             THE OFFERING OF UNITS
THE CHARTER SERIES CONTINUOUS OFFERING

     Each partnership is continuously offering units of limited partnership interest for sale at monthly closings held as of the last day of each month. You can purchase units at a price equal to 100% of a partnership's month-end net asset value. The general partner calculates each partnership's net asset value per unit on a monthly basis by dividing the partnership's month-end net assets by the number of its month-end outstanding units. A partnership's net assets is its assets minus its liabilities.

ESCROW TERMS

     During each partnership's continuous offering, your subscription will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. Subscription funds held in escrow will be invested in the escrow agent's money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Dean Witter. In turn, Dean Witter will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

                  SUMMARY OF RISK FACTORS YOU SHOULD CONSIDER

     * These are speculative securities.

     * You could lose all or substantially all of your investment in the partnerships.

     * Past performance is not necessarily indicative of future results.

     * Each partnership's futures, forwards, and options trading is speculative and trading performance has been, and is expected to be, volatile.

     * Each partnership's trading is highly leveraged, which accentuates the trading profit or loss on a trade.

     * You may not redeem your units until you have been an investor for at least six months.

     * If you redeem units within twenty-four months after they are purchased, you will pay a redemption charge except in defined circumstances.

     * Units will not be listed on an exchange and no other secondary market will exist for the units.

     * Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.

     * Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

                          MAJOR CONFLICTS OF INTEREST


     * Because the general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, and Dean Witter Futures & Currency Management Inc. are affiliates, the fees payable to those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.


     * Because your Morgan Stanley Dean Witter financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.

     * The trading advisors, commodity brokers and general partner may trade futures, forwards and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.

                              THE GENERAL PARTNER


     The general partner of each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the general partner of 34 other commodity pools and currently operates 25 other commodity pools. As of May 31, 2000, the general partner managed $1.2 billion of client assets. The general partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899.


                             THE COMMODITY BROKERS

     The commodity brokers for the partnerships are responsible for assuring that the partnerships' trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place, and for holding the partnerships' funds deposited with the commodity brokers as margin for the trades.

     Dean Witter is the non-clearing commodity broker for each partnership. As non-clearing commodity broker, Dean Witter holds each partnership's funds and provides margin funds to the clearing commodity broker for the partnership's futures, forwards, and options positions.


     Carr Futures Inc. currently serves as the clearing commodity broker for Charter Graham, Charter Millburn, and Charter Welton. Morgan Stanley & Co. Incorporated currently serves as the clearing commodity broker for Charter DWFCM, except that all trades on the London Metal Exchange are cleared by Morgan Stanley & Co. International Limited. Commencing in * 2000, however, Morgan Stanley & Co. Incorporated will serve as the clearing commodity broker for each partnership, and all trades on the London Metal Exchange will be cleared by Morgan Stanley & Co. International Limited. The clearing commodity broker is responsible for processing and clearing the futures and options transactions placed by the trading advisor for the account of a partnership.



     In addition, Carr Futures currently acts as the counterparty to each foreign currency forward contract for Charter Graham, Charter Millburn, and Charter Welton and Morgan Stanley & Co. Incorporated acts as the foreign currency forward contract counterparty for Charter DWFCM. Commencing in * , 2000, Morgan Stanley & Co. Incorporated will act as the counterparty for each partnership on all foreign currency forward contract trades.

                              ORGANIZATIONAL CHART



     Following is an organizational chart, which shows the relationships among the various parties involved with this offering. With the exception of Carr Futures and the trading advisors for Charter Graham, Charter Millburn, and Charter Welton, all parties are affiliates of Morgan Stanley Dean Witter & Co.

                            Morgan Stanley Dean
                                 Witter & Co.
      wholly-owned                                       wholly-owned

      Dean Witter                                           Demeter        general        25 other commodity
                                                                          partnership           pools*
                                                                           interest
                             Selling Agreement
   SELLING AGENT AND
  NON-CLEARING COMMODITY
          BROKER                                        GENERAL PARTNER
                                                      general partnership
                             Customer Agreement              interest          Management Agreements
                                           Charter Graham
                                          Charter Millburn
                                           Charter Welton
                                           Charter DWFCM
   Customer Agreement
                             Customer Agreement      Management Agreements
                               F/X Agreement
                                                        Trading Advisor
   Clearing Commodity Brokers**



------------------


     *Demeter presently serves as general partner for 25 other commodity pools. Dean Witter acts as the non-clearing commodity broker for all of the pools. Morgan Stanley acts or will in the near future be acting as clearing commodity broker for all but one of the pools, and Morgan Stanley International serves or will in the near future be serving as the clearing commodity broker for trades of such pools that take place on the London Metal Exchange. Dean Witter also serves as selling agent for all of the pools managed by Demeter. All of the pools, including the partnerships, are managed and traded independently of one another.



     **Carr Futures currently serves as the clearing commodity broker and the counterparty to foreign currency forward contract trades for Charter Graham, Charter Millburn and Charter Welton. Commencing in * , 2000, Morgan Stanley will serve as the clearing commodity broker for each partnership, except that all trades on the London Metal Exchange will be cleared by Morgan Stanley International. In addition, Morgan Stanley will act as the counterparty to foreign currency forward contract trades.

                      FEES TO BE PAID BY THE PARTNERSHIPS


     The partnerships pay the following monthly fees (except for Charter DWFCM's incentive fees, which are paid quarterly):


                                           MANAGEMENT FEE                          BROKERAGE FEE
                                           (ANNUAL RATE)       INCENTIVE FEE       (ANNUAL RATE)
                                           --------------      --------------      -------------
                                                 %                   %             %
        Charter Graham..................          2                  20                  7
        Charter Millburn................          2                  20                  7
        Charter Welton..................          2                  20                  7
        Charter DWFCM...................          2                  20                  7


     The management fee payable to each trading advisor and the brokerage fee payable to Dean Witter are based on a percentage of net assets and will be paid monthly regardless of a partnership's performance. Each partnership pays its trading advisor an incentive fee only if trading profits are earned on the net assets managed by the trading advisor. Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses, after brokerage, management, and incentive fees have been paid.


     Neither you nor the partnerships will pay any selling commissions or continuing offering expenses in connection with the offering of units by the partnerships. Dean Witter will pay all costs incurred in connection with the continuing offering of units of each partnership and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

                              BREAK-EVEN ANALYSIS

     Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break-even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

                                                                         $20,000 INVESTMENT
                                                                         ------------------
    Management Fee....................................................            400
    Brokerage Fee.....................................................          1,400
    Less: Interest Income (1).........................................         (1,100)
    Incentive Fee (2).................................................             --
    Redemption Charge (3).............................................            408
    Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after
      paying a redemption charge......................................          1,108
    Trading profits as a percentage of net assets that a partnership must earn for you to recoup your initial investment at the end
      of one year after paying a redemption charge....................           5.54%
    Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no
      redemption charge...............................................            700
    Trading profits as a percentage of net assets that a partnership must earn each year for you to recoup your initial investment
      after two years with no redemption charge.......................           3.50%

------------------


(1) The partnerships receive interest at the rate earned by Dean Witter on its U.S. Treasury bill investments with customer segregated funds as if 100% of each partnership's average daily net assets for the month were held and invested at that rate. In addition, Dean Witter will credit each partnership with 100% of the interest income Dean Witter receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. For purposes of the break-even calculation, it was estimated that approximately 80% of a partnership's average daily funds maintained in trading accounts will be on deposit with Dean Witter and earn interest income at a rate of approximately 5.6%, and that approximately 20% of a partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker and generate interest income at a rate of approximately 5.1%. An interest rate of 5.6% was derived by using an average of the blended rate for the five recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that Dean Witter earned in excess of such amount. The combined rate used for this break-even analysis is estimated to be approximately 5.5%.


(2) Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnership expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break-even point. Further, trading profits are not necessary to cover the redemption charge because the interest earned by the partnership during the year will exceed the redemption charge to the investor.

(3) Units redeemed at the end of one year from the date of purchase are generally subject to a 2% redemption charge; after two years there are no redemption charges.

                       REDEMPTION CHARGES INCURRED BY YOU

     You will pay a redemption charge of 2% of the net asset value of the units redeemed if you redeem within the first twelve months after the units were purchased, and 1% if you redeem units within the thirteenth through twenty-fourth months after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than twenty-four months.

     You will not incur a redemption charge if you redeem units during the first twenty-four months after they were issued in the following circumstances:

     * If you purchase at least $500,000 of units.

     * If you redeem units immediately following notice of an increase in brokerage, management or incentive fees.

     * If you redeem units in connection with an exchange for units in another Charter Series partnership.

     * If you acquire units with the proceeds from the redemption of interests in a non-Charter Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

     * If you previously redeemed units and paid a redemption charge or held those units for at least twenty-four months, you will not have to pay a redemption charge on subsequently purchased units, provided they are purchased within twelve months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

                                  REDEMPTIONS

     Once you have been an investor in any Charter Series partnership for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within twelve months of the date of redemption, and 1% if purchased within thirteen to twenty-four months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than twenty-four months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 100 units required for each redemption.

                                 EXCHANGE RIGHT

     You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Charter Series, at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

                                 DISTRIBUTIONS

     The General Partner currently does not intend to make any distribution of partnership profits.

                               TAX CONSIDERATIONS

     Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

     The trading activities of each partnership, in general, generate capital gains and loss and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

     You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. Consequently, you could pay tax on a partnership's interest income even though you have lost money on your units.

                                  RISK FACTORS

     This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

TRADING AND PERFORMANCE RISKS


     THE PARTNERSHIPS' TRADING IS SPECULATIVE AND VOLATILE. The rapid fluctuations in the market prices of futures, forwards, and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages * to * , each partnership has experienced volatility in its performance.


     THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED. The trading advisor for each partnership uses substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.


     The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period June 1999 through May 2000, as compared to the average month-end net assets of the partnership during that period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages * to * .


Charter Graham                    18.0 times net assets
Charter Millburn                  6.9 times net assets
Charter Welton                    7.0 times net assets
Charter DWFCM                     7.7 times net assets

     OPTIONS TRADING CAN BE MORE VOLATILE THAN FUTURES TRADING. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.


     During the period June 1999 through May 2000, only Charter Welton engaged in any significant options trading. Solely for the purpose of quantifying Charter Welton's options trading as compared to its overall trading, the general partner has calculated a margin level for that partnership's month-end options positions on a futures equivalent basis. During the period June 1999 through May 2000, Charter Welton's average month-end margin level for its options position was 15.3% of its total average month-end margin requirements for the period. You should be aware, however, that in the future the other partnerships may engage in significant options trading and the level of Charter Welton's options trading could vary significantly.


     YOU SHOULD NOT RELY ON THE PAST PERFORMANCE OF A PARTNERSHIP IN DECIDING TO PURCHASE UNITS. Since the future performance of a partnership is unpredictable, each partnership's past performance is not necessarily indicative of future results. You should also note that the partnerships commenced trading operations in March 1999, so their performance histories are limited.

     MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES. Although the trading advisor for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established "daily price fluctuation limits" which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

     TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES.

* Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

* Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

* A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.


     Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period June 1999 through May 2000 that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.


                                     %
                                  -------
Charter Graham                     32.5
Charter Millburn                   27.8
Charter Welton                     35.9
Charter DWFCM                      30.7


     THE UNREGULATED NATURE OF THE FORWARDS MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contract. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Carr Futures or Morgan Stanley, as applicable, they are at risk to the creditworthiness and trading practices of Carr Futures and Morgan Stanley as the counterparty to the trades.



     As the counterparty to all of the partnerships' foreign currency forwards contracts, Carr Futures and Morgan Stanley require the partnerships to make margin deposits to assure the partnerships' performance on those contracts, just as Carr Futures and Morgan Stanley require the partnerships to deposit margin on their futures contracts. Set forth below for each partnership is the average percentage of month-end total margin requirements for the period June 1999 through May 2000 that relate to forwards contracts. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.


                                      %
                                  -----
Charter Graham                     23.4
Charter Millburn                   35.7
Charter Welton                      0.0
Charter DWFCM                      43.4


     You should be aware that once Morgan Stanley replaces Carr Futures as the counterparty on foreign currency forward contract trades for Charter Graham, Charter Millburn, and Charter Welton, this risk factor will only pertain to Morgan Stanley.


     THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS. The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

     THE PARTNERSHIPS COULD LOSE ASSETS AND HAVE THEIR TRADING DISRUPTED IF A COMMODITY BROKER OR OTHERS BECOME BANKRUPT. The partnerships' assets could be lost or impounded and trading suspended if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings.




PARTNERSHIPS AND OFFERING RISKS



     EACH PARTNERSHIP INCURS SUBSTANTIAL CHARGES. Each partnership incurs substantial charges and must earn significant trading profits just to pay those expenses. We estimate the percentage of partnership net assets that must be earned each year in order for each partnership to break-even without accounting for a redemption charge to be 3.50%. For actual past performance results relating to each partnership, including when a partnership did not break-even, see each partnership's performance capsule on pages * to * .


     INCENTIVE FEES MAY BE PAID BY A PARTNERSHIP EVEN THOUGH THE PARTNERSHIP SUSTAINS TRADING LOSSES. Each partnership pays its trading advisor an incentive fee based upon partnership trading profits earned by that trading advisor. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the partnership managed by the trading advisor incurs a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly for each partnership, it is possible that an incentive fee may be paid to a trading advisor during a year in which the partnership suffers a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee.

     RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Charter Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first twenty-four months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption at least five business days before the redemption date.

     CONFLICTS OF INTEREST IN EACH PARTNERSHIP'S STRUCTURE


     * The general partner, Dean Witter, Morgan Stanley, Morgan Stanley International and Dean Witter Futures & Currency Management are affiliates. As a result, the brokerage fees and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated. In addition, the management and incentive fees paid by Charter DWFCM to its trading advisor and the terms of its management agreement have not been independently negotiated.


     * Employees of Dean Witter receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.

     * The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts, and thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships' transactions.


     AN INVESTMENT IN UNITS MAY NOT DIVERSIFY AN OVERALL PORTFOLIO. Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Information showing the monthly correlation comparison of the past performance of the program used by each trading advisor, as adjusted to reflect the leverage employed and the fees payable to each partnership, to the S&P 500 Index and to the Salomon Corporate Bond Index is provided on pages * to * .


TRADING ADVISOR RISKS

     RELIANCE ON THE TRADING ADVISOR TO TRADE SUCCESSFULLY. The trading advisor for each partnership is responsible for making all trading decisions for the partnership. The general partner cannot assure you that the trading program employed by a trading advisor will be successful.

     MARKET FACTORS MAY ADVERSELY INFLUENCE THE TRADING PROGRAMS. Often, the most unprofitable market conditions for the partnerships are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

     SINGLE-ADVISOR FUNDS LACK THE DIVERSITY OF MULTI-ADVISOR FUNDS. The partnerships are each managed by a single trading advisor. Therefore, the partnerships lack the potential benefit of trading advisor diversification available in funds that are managed by more than one trading advisor.

     INCREASING THE ASSETS MANAGED BY A TRADING ADVISOR MAY ADVERSELY AFFECT PERFORMANCE. The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage.

     CHARTER GRAHAM'S USE OF AN INCREASED RATE OF LEVERAGE COULD AFFECT FUTURE PERFORMANCE. The general partner and the trading advisor for Charter Graham have agreed that the trading advisor will leverage the funds of Charter Graham at 1.5 times the leverage the trading advisor normally applies to its Global Diversified Program. This increased leverage could, depending on the trading advisor's performance, result in increased gain or loss and trading volatility, as compared to other accounts employing the trading advisor's Global Diversified Program at standard leverage.

     LIMITED PARTNERS WILL NOT BE AWARE OF CHANGES TO TRADING PROGRAMS. Because of the proprietary nature of each trading advisor's trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor's trading program in order to accommodate additional assets under management or for any other reason.


     LIMITED TERM OF MANAGEMENT AGREEMENTS MAY LIMIT ACCESS TO A TRADING ADVISOR. When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. Currently, the management agreement with each of Graham, Millburn, and Welton does not expire until December 31, 2001 and, thereafter, will renew annually unless terminated by the general partner or the trading advisor. The management agreement with Dean Witter Futures & Currency Management does not expire until * , 2001 and, thereafter, will renew annually unless terminated by the general partner or the trading advisor.



     SINCE CHARTER DWFCM PAYS A QUARTERLY INCENTIVE FEE, INVESTORS MAY BEAR A DISPROPORTIONATE AMOUNT OF ANY INCENTIVE FEE PAID BY THE PARTNERSHIP. Charter DWFCM pays its trading advisor a quarterly incentive fee. When the incentive fee is paid by the partnership, each outstanding unit owned by an investor will bear an equal amount of the incentive fee. This quarterly incentive fee arrangement creates distortions in the case of an investor who purchases and/or redeems units at any time other than at the end of a calendar quarter. For example, since the incentive fee is accrued at the end of each month, an investor redeeming units at the end of a month when there is an accrued incentive fee will be charged an incentive fee. If the partnership subsequently experiences a trading loss and the net assets of the partnership decline, the investor will bear a disproportionate amount of the incentive fee relative to the amount that the other remaining investors actually bear at the end of the calendar quarter. Conversely, an investor who purchases units during a calendar quarter may be assessed an incentive fee at the end of the period even though the value of his units has remained the same or declined since the purchase. On the other hand, an investor may purchase units following a decline in the net asset value per unit and may experience an increase in the value of such units without being assessed an incentive fee at the end of the calendar quarter.


TAXATION RISKS

     EVEN THOUGH THE PARTNERSHIPS DO NOT INTEND TO MAKE DISTRIBUTIONS, YOU WILL BE LIABLE FOR TAXES ON YOUR SHARE OF ANY TRADING PROFITS AND ANY OTHER INCOME OF THE PARTNERSHIPS IN WHICH YOU

HAVE INVESTED. For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

     THE PARTNERSHIPS' TAX RETURNS COULD BE AUDITED. The IRS could audit a partnership's tax return. If an audit results in an adjustment to a partnership's tax return, you could be required to file an amended tax return.

                             CONFLICTS OF INTEREST


     While the general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, Dean Witter Futures & Currency Management, and their affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.



THE BROKERAGE ARRANGEMENTS WITH AFFILIATES OF THE GENERAL PARTNER WERE NOT
  NEGOTIATED AT ARM'S-LENGTH OR REVIEWED BY ANY INDEPENDENT PARTY FOR FAIRNESS



     The general partner, Dean Witter, Morgan Stanley, Morgan Stanley International, and Dean Witter Futures & Currency Management are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. Dean Witter is the non-clearing commodity broker for each partnership and receives a monthly brokerage fee for effecting transactions for each partnership. Once Morgan Stanley replaces Carr Futures as the clearing commodity broker, it will receive a portion of the monthly brokerage fee payable to Dean Witter for effecting transactions for the partnerships. Morgan Stanley International will serve as the commodity broker for each partnership's trades on the London Metal Exchange; however, Morgan Stanley International's fees will be paid by Morgan Stanley and not by the partnerships. You should note that the foregoing conflicts of interest relating to Morgan Stanley and Morgan Stanley International currently exist with respect to Charter DWFCM. Because the general partner is an affiliate of Dean Witter and Morgan Stanley, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm's-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, obtaining favorable brokerage fees for Dean Witter, and retaining Dean Witter, Morgan Stanley and Morgan Stanley International as commodity brokers. In addition, the brokerage fees generated by the partnerships are used by Dean Witter as a factor in determining the salaries and bonuses of Dean Witter's employees who are also officers and directors of the general partner. Customers of Dean Witter who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be less than the rate paid by each partnership.



     The general partner has a disincentive to replace Dean Witter, Morgan Stanley and Morgan Stanley International as the partnerships' commodity broker because they are affiliates of the general partner. In connection with this conflict of interest, you should understand that Dean Witter receives a monthly flat-rate brokerage fee from each partnership for serving as the partnership's non-clearing commodity broker. From its brokerage fee, Dean Witter pays or reimburses each partnership for the transaction fees and costs charged by the partnerships' clearing commodity brokers. Also, Morgan Stanley currently serves as the counterparty on foreign currency forward trades for Charter DWFCM, and will serve in such capacity in the near future for each of the other partnerships. Morgan Stanley will attempt to earn a mark-up, spread, or other profit on each foreign currency forward contract trade which is separate from the flat-rate brokerage fees paid by the partnership to Dean Witter.

     While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: Dean Witter pays the expenses of organizing the partnerships, offering the units, and the partnerships' ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.

     The general partner reviews the brokerage arrangements annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each partnership, the services provided, and the costs, expenses, and risk borne, by Dean Witter and the general partner.

THE TERMS OF THIS OFFERING WERE NOT SUBJECT TO INDEPENDENT DUE DILIGENCE


     The partnerships, Dean Witter, Morgan Stanley, Morgan Stanley International, Dean Witter Futures & Currency Management, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm's-length. In addition, no independent due diligence has been conducted with respect to this offering.


EMPLOYEES OF DEAN WITTER ARE COMPENSATED BASED UPON YOUR INVESTMENT AND REDEMPTION DECISIONS

     Dean Witter pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because Dean Witter employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

THE SELECTION OF A TRADING ADVISOR MAY BENEFIT DEAN WITTER

     The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase Dean Witter's costs as non-clearing commodity broker, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.


THE GENERAL PARTNER HAS A DISINCENTIVE TO REPLACE THE TRADING ADVISOR FOR CHARTER DWFCM BECAUSE IT IS AN AFFILIATE OF THE GENERAL PARTNER



     Dean Witter Futures & Currency Management is the trading advisor for Charter DWFCM and receives a monthly management fee and a possible quarterly incentive fee. Because the general partner and Dean Witter Futures & Currency Management are both wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., they are affiliates and, as such, the terms of the management agreement, including the management and incentive fees, have not been negotiated at arm's-length. Further, the general partner has a disincentive to remove and replace Dean Witter Futures & Currency Management as trading advisor.


AFFILIATES OF THE GENERAL PARTNER, THE TRADING ADVISORS, AND THE COMMODITY
  BROKERS MAY TRADE FOR THEIR OWN ACCOUNTS IN COMPETITION WITH THE PARTNERSHIPS

     The general partner does not trade futures, forwards, and options for its own account, but officers, directors, and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.


     Carr Futures and Morgan Stanley are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards, and options. Thus, Carr Futures and Morgan Stanley may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, Carr Futures, Morgan Stanley, or customers or correspondents of Carr Futures or Morgan Stanley. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards, and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.


THE TRADING ADVISORS MANAGE OTHER ACCOUNTS THAT WILL COMPETE WITH THE
PARTNERSHIPS

* Each trading advisor manages other accounts trading futures, forwards, and options, in addition to the partnership's accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership's account for speculative position limits purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership's performance.

* Each trading advisor currently manages accounts that pay fees higher than the fees paid by the partnerships. A trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership's account.

* If a trading advisor makes trading decisions for other accounts and a partnership's account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

* The trading advisors' records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

THE LACK OF DISTRIBUTIONS INCREASES THE FEES PAID TO AFFILIATES OF THE GENERAL PARTNER

     The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, Dean Witter will receive increased brokerage fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership's trading profits.

CUSTOMER AGREEMENTS WITH THE COMMODITY BROKERS PERMIT ACTIONS WHICH COULD RESULT IN LOSSES OR LOST PROFIT OPPORTUNITY

     Under each customer agreement for a partnership, all funds, futures, forwards, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards, and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership's positions and the commodity broker is concerned that potential losses could exceed the partnership's assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.


     Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon prior written notice.



                     FIDUCIARY RESPONSIBILITY AND LIABILITY


     You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to the partnership it advises.

     The limited partnership agreements, the customer agreements, and the selling agreement generally provide that the general partner, the commodity brokers, Dean Witter (as selling agent), any other firm selling units, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, Dean Witter (as selling agent), or any additional seller, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.


     Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has generally agreed to indemnify and defend the general partner, the commodity brokers, Dean Witter (as selling agent), and any additional seller, and their affiliates, against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, Dean Witter (as selling agent), any additional seller, or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.


     No indemnification of the general partner, the commodity brokers, Dean Witter (as selling agent), any additional seller, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

     Each management agreement generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors or controlling persons. However, the trading advisor is liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, constitutes misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each partnership will indemnify and defend its trading advisor and the trading advisor's affiliates against any loss, claim, damage, liability, cost and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

     Each partnership will also indemnify its trading advisor and its affiliates against any loss, claim, damage, liability, cost and expense, arising under certain federal securities laws, the Commodity Exchange Act or the securities or Blue Sky law of any jurisdiction, in respect of the offer or sale of units. This indemnification will be made for liabilities resulting from a breach of any representation, warranty or agreement in the management agreement relating to the offering, or an actual or alleged misleading or untrue statement of a material fact, or an actual or alleged omission of a material fact, made in the registration statement, prospectus or related selling material, so long as the statement or omission does not relate to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering.

     The foregoing involves a rapidly developing and changing area of the law. If you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, the selling agent, any additional seller, or the trading advisors, you should consult with your attorney.

                             DESCRIPTION OF CHARGES
CHARGES TO EACH PARTNERSHIP


     Each partnership is subject to substantial charges, all of which are described below. Except for Charter DWFCM's incentive fee, the charges described below are the same for each partnership, and represent all of the fees and compensation payable by the partnerships to the trading advisors and Dean Witter.


            ENTITY                   FORM OF COMPENSATION            AMOUNT OF COMPENSATION
------------------------------  ------------------------------   ------------------------------
The trading advisor...........  Monthly management fee.          1/12 of 2% of the
                                                                 partnership's net assets.
                                Monthly (quarterly in the case   20% of the trading profits
                                of Charter DWFCM) incentive      experienced by the
                                fee.                             partnership.
Dean Witter...................  Monthly brokerage fee.           1/12 of 7% of the
                                                                 partnership's net assets.

            ENTITY                   FORM OF COMPENSATION            AMOUNT OF COMPENSATION
------------------------------  ------------------------------   ------------------------------
                                Financial benefit to Dean Wit-   The compensating balance and
                                ter from interest earned on      excess net interest benefit to
                                the partnership's assets in      Dean Witter is estimated at
                                excess of the interest paid to   less than 2% of the
                                the partnership and from         partnership's annual average
                                compensating balance treatment   month-end net assets. The
                                in connection with its           aggregate of the brokerage fee
                                designation of a bank or banks   payable by the partnership and
                                in which the partnership's       net excess interest and
                                assets are deposited.            compensating balance ben-
                                                                 efits to Dean Witter (after
                                                                 crediting the partnership with
                                                                 interest) will not exceed 14%
                                                                 annually of the partnership's
                                                                 average month-end net assets
                                                                 during a calendar year.

TRADING ADVISORS

     Each partnership pays its trading advisor a monthly management fee, whether or not the partnership is profitable. In addition, each partnership pays its trading advisor an incentive fee if trading profits are earned on the net assets.

     Monthly management fee. Each partnership pays its trading advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) of the partnership's net assets as of the first day of each month, whether or not the partnership is profitable. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.


     Following is an example of the management fee payable by a partnership. If the net assets of a partnership equaled $20,000,000 as of the first day of each month during the fiscal year, the trading advisor would receive an aggregate monthly management fee for the year of $400,000 ( 1/12 of 2% of $20,000,000 per month, or $33,333 times 12).



     Incentive fee. Each partnership pays its trading advisor an incentive fee equal to 20% of profits experienced by the partnership as of the end of each calendar month, in the case of Charter Graham, Charter Millburn, and Charter Welton, or calendar quarter, in the case of Charter DWFCM. Trading profits means the net futures, forwards, and options profits (realized and unrealized) earned on a partnership's net assets, decreased by monthly management fees and brokerage fees, with such trading profits and items of decrease determined from the end of the last period in which an incentive fee was earned by the trading advisor or, if no incentive fee has been earned previously by the trading advisor, from the date that the partnership commenced trading, to the end of the period as of which the incentive fee calculation is being made. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by a partnership.



     In the case of Charter DWFCM, whose trading advisor is eligible to receive a quarterly incentive fee, any accrued incentive fees with respect to units of Charter DWFCM that are redeemed during a quarter will be deducted and paid to the trading advisor at the time of redemption, even though it may not qualify for an incentive fee at the end of that quarter. This quarterly incentive fee arrangement creates distortions in the case of an investor who purchases and/or redeems units at any time other than at the end of a calendar quarter, SEE "RISK FACTORS--TRADING ADVISOR RISKS--SINCE CHARTER DWFCM PAYS A QUARTERLY INCENTIVE FEE, INVESTORS MAY BEAR A DISPROPORTIONATE AMOUNT OF ANY INCENTIVE FEE PAID BY THE PARTNERSHIP" ON PAGE * .

     If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the partnership has again earned trading profits. If the partnership's net assets are reduced or increased because of redemptions or additions that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.



     Following is an example of the incentive fee payable by a partnership. If the trading advisor for a partnership earns trading profits of $1,000,000 for the period ended March 31, 2001, the trading advisor will receive an incentive fee of $200,000 for that period (20% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended February 28, 2001, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending March 31, 2001, the trading advisor will have to earn trading profits exceeding $250,000 for that period since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (i.e., January 31, 2001), and not from the immediately preceding period. The foregoing example assumes no redemptions or additional purchases of units during the periods in question, which would require adjustments as described above.


COMMODITY BROKERS

     Brokerage fees. Commodity brokerage fees for futures, forwards, and options trades are typically paid on the completion or liquidation of a trade and are referred to as "roundturn commissions," which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate of 1/12 of 7% (a 7% annual rate), irrespective of the number of trades executed on a partnership's behalf.

     Following is an example of the brokerage fee payable by a partnership. If the net assets of a partnership equaled $20,000,000 as of the first day of each month during the fiscal year, Dean Witter would receive an aggregate monthly brokerage fee for the year of $1,400,000 ( 1/12 of 7% of $20,000,000 per month, or $116,667 times 12).


     From the flat-rate brokerage fees received from the partnerships, Dean Witter pays or reimburses the partnerships for all fees and costs charged or incurred by the clearing commodity broker(s) for executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs incurred by the clearing commodity broker(s), costs associated with taking delivery of futures, forwards, and options contracts, and fees for execution of forward contract transactions.


     Dean Witter also pays, from the brokerage fees it receives, the ordinary administrative and continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The continuing offering expenses of each partnership include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs, which include costs relating to sales seminars and the preparation of customer sales kits and brochures, and other related fees and expenses.

     While each partnership pays a flat-rate brokerage fee, rather than "roundturn commissions" on each trade, it is estimated, based upon each trading advisor's historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging as follows:

     $55-$65 for Charter Graham

     $40-$50 for Charter Millburn

     $40-$50 for Charter Welton


     $60-$70 for Charter DWFCM


     You should note that the approximate roundturn commissions set forth above include administrative, offering, and other expenses, for which Dean Witter is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.


     Financial Benefits. Each partnership deposits all of its assets with the commodity brokers in connection with the partnership's futures, forwards and options trading. Dean Witter then pays each partnership the rate that Dean Witter earns on its U.S. Treasury bill investments with all customer segregated funds, as if 100% of the partnership's average net assets deposited with Dean Witter for the month were invested at that rate. In addition, Dean Witter will credit each partnership with 100% of the interest income Dean Witter receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. It is estimated that approximately 80% of each partnership's average daily funds maintained in trading accounts will be on deposit with Dean Witter, and that approximately 20% of each partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity brokers.



     The commodity brokers, as permitted under CFTC regulations, invest a portion of the partnerships' funds in CFTC-specified securities and other instruments and retain any interest earned on those investments. Solely in the case of Charter DWFCM, however, if any of that partnership's assets are invested in securities approved by the CFTC for investment of customer funds, the interest earned on such securities will be paid to that partnership. Instead of investing a partnership's funds, Dean Witter may choose to deposit the funds in non-interest-bearing bank accounts at various banks (currently four banks), in exchange for which the banks offer Dean Witter affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to Dean Witter and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to Dean Witter from this compensating balance arrangement and the investment of the partnerships' funds will vary depending upon market conditions. The approximate benefit to Dean Witter currently for each partnership is set forth in the "Description of Charges--Charges to Each Partnership" table on page * . For more information regarding Dean Witter's interest crediting arrangements with the partnerships and the investment of customer funds by the commodity brokers, see "Use of Proceeds--Interest Credits" on page * .


EXTRAORDINARY EXPENSES

     Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

EXPENSE LIMITATIONS

     The general partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a partnership only on the first business day following a redemption date. Prior to any such increase, the following conditions must be satisfied:

     * notice of the increase must be mailed to investors at least five business days prior to the last date on which a "request for redemption" must be received by the general partner;

     * the notice must describe investors' redemption and voting rights; and

     * investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

     Each partnership's fees and expenses are subject to limits imposed under guidelines applied by certain state securities regulators, as set forth in
Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership's average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

REDEMPTION CHARGES

     You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in the partnership for at least six months, regardless of when your units were actually purchased.

     Units redeemed on or before the last day of the twelfth month after they were purchased are subject to a redemption charge equal to 2% of the net asset value of the unit on the redemption date. Units redeemed after the last day of the twelfth month and on or before the last day of the twenty-fourth month after they were purchased are subject to a redemption charge equal to 1% of the net asset value of the unit on the redemption date. If you redeem units after the last day of the twenty-fourth month after they were purchased, you will not to be subject to a redemption charge. Any redemption charges will be paid to Dean Witter.

     The following is an example of a redemption charge that may be payable by you to Dean Witter. If you redeem $20,000 worth of units in a partnership after the sixth month and on or before the last day of the twelfth month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $400 (2% of $20,000) will be deducted from the proceeds of your redemption.

                                USE OF PROCEEDS

     Each partnership engages in the speculative trading of futures, forwards, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in commodity trading accounts established by the commodity brokers for the partnership. All of the funds in a partnership's trading accounts will be used to engage in trading futures, forwards, and options contracts.

     The partnerships' assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships' trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships' trading on foreign futures exchanges is subject to regulation by foreign regulatory authorities and the rules of the exchanges.

     Each partnership's margin commitments with respect to its U.S. commodity futures and forwards positions have ranged, and are anticipated to range, between 10% and 40% of net assets. However, a partnership's margin levels could deviate substantially from that range in the future.

     The partnerships may trade on one or more of the following foreign futures exchanges and, from time to time, may trade on other foreign exchanges.

* Deutsche Terminborse/Eurex

* Hong Kong Futures Exchange Ltd.

* International Petroleum Exchange of London Ltd.

* Italian Derivatives Market

* London International Financial Futures Exchange Ltd.

* London Commodity Exchange

* London Metal Exchange

* London Securities and Derivatives Exchange

* Marche a Terme International de France

* MEFF Renta Fija

* MEFF Renta Variable

* Montreal Exchange

* New Zealand Futures and Options Exchange

* Osaka Securities Exchange

* Singapore International Monetary Exchange

* Swiss Options and Financial Futures
   Exchange AG

* Sydney Futures Exchange

* Tokyo Commodity Exchange

* Tokyo Grain Exchange

* Tokyo International Financial Futures
   Exchange

* Tokyo Stock Exchange

* Winnipeg Commodity Exchange

     In connection with foreign futures and options contracts, the partnerships' assets may be deposited by the commodity brokers in accounts with non-U.S. banks and foreign brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and foreign brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the foreign brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.

     The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

INTEREST CREDITS


     The partnerships' funds held by the commodity brokers will either be held and invested together with other customer segregated or secured funds of the commodity brokers, or will be held in non-interest-bearing bank accounts. In either case, Dean Witter will credit each partnership with interest income at each month-end at the rate earned by Dean Witter on its U.S. Treasury bill investments with customer segregated funds as if 100% of each partnership's average daily funds (including cash and securities) held in such partnership's account with Dean Witter during the month were invested in U.S. Treasury bills at such rate. In addition, Dean Witter will credit each partnership with 100% of the interest income Dean Witter receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. It is anticipated that approximately 80% of each partnership's average daily funds maintained in trading accounts will be on deposit with Dean Witter and that approximately 20% of each partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker, although those percentages will vary from time to time. Dean Witter will retain any interest earned in excess of the interest paid by Dean Witter to the partnerships.



     In the event that Charter DWFCM's assets are invested in securities approved by the CFTC for investment of customer funds, the interest earned on such securities will be paid to that partnership.


     To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, such funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, only in instruments that are obligations of the U.S., general obligations of any state or any political subdivision thereof, or obligations fully guaranteed as to principal and interest by the U.S., or in designated reverse repurchase agreements with respect to those instruments. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-

U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, only in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies, Inc. A significant portion of the partnerships' funds held by Dean Witter will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.

     To the extent that the partnerships' funds are held in non-interest-bearing bank accounts, Dean Witter or its affiliates may benefit from compensating balance treatment in connection with their designation of a bank or banks in which the partnerships' assets are deposited, meaning that Dean Witter or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that the excess interest and compensating balance benefits to Dean Witter or its affiliates exceed the interest Dean Witter is obligated to credit to the partnerships, they will not be shared with the partnerships.

                               THE CHARTER SERIES
GENERAL


     The Charter Series presently consists of four Delaware limited partnerships.



     Each partnership was formed under the laws of Delaware.


                                              DATE PARTNERSHIP         DATE PARTNERSHIP
                                                 WAS FORMED            BEGAN OPERATIONS
                                             -------------------     ---------------------
          Charter Graham.................          July 15, 1998             March 1, 1999
          Charter Millburn...............          July 15, 1998             March 1, 1999
          Charter Welton.................          July 15, 1998             March 1, 1999
          Charter DWFCM..................       October 22, 1993             March 1, 1994

     Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership's performance depends solely on the performance of its trading advisor.

     Each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. The purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription.


     Following is a summary of information relating to the sale of units of each partnership through May 31, 2000:


                        CHARTER             CHARTER             CHARTER             CHARTER
                         GRAHAM             MILLBURN             WELTON              DWFCM*
                     --------------      --------------      --------------      --------------
Units sold........    2,539,564.680       3,193,227.252       3,210,232.907       6,941,407.600
Units available
  for sale........    6,460,435.320       5,806,772.748       5,789,767.093       1,750,000.000
Total proceeds
  received........       24,650,152          31,381,820          28,891,261          67,889,440
General partner
  contributions...   $      250,000      $      310,000      $      295,000      $      226,000
Number of limited
  partners........            1,347               1,507               1,453                   *
Net asset value
  per unit........             9.43                8.68                8.04               15.27

------------------

     *Charter DWFCM was originally formed under the name DWFCM International Access Fund L.P. on October 23, 1993 and commenced operations on March 1, 1994. On * , 2000 the partnership was renamed Morgan Stanley Dean Witter Charter DWFCM L.P. to become part of the Charter Series of partnerships and, in an effort to value its units in a manner consistent with the other Charter Series partnerships, each unit of DWFCM International Access Fund L.P. then outstanding will be converted, effective with the August 31, 2000 monthly closing, to 100 units of Charter DWFCM. The units of Charter DWFCM available for sale are as of the date of this prospectus.


INVESTMENT OBJECTIVES

     The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same over-all investment objective and the trading advisor for each partnership may trade in the same futures, forwards, and options contracts, each trading advisor has developed its trading programs and trades futures, forwards, and options in a different manner. You should review and compare the specifics of each partnership, its terms, and its trading advisor before selecting one or more partnerships in which to invest.

     MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.


     Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies that are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham's programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. For a more detailed discussion of Graham and its various programs, see "The Trading Advisors--Morgan Stanley Dean Witter Charter Graham L.P." on page *
 .


     MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

     Millburn adheres to a multi-time frame trend-following trading system. Millburn's trading methodology is quantitative and systematic. Computerized trading systems generate signals, which are implemented by Millburn's professional 24-hour trading staff. All trading systems utilized by Millburn have been created at the firm, where research efforts are facilitated by an extensive in-house database. The primary focus of Millburn's methodology is risk management, and the senior officers of the firm constantly monitor the entire process.


     Trading and risk management in each market is controlled by a four-tiered set of systems. Level one involves the selection and combination of medium-term directional models. Following extensive testing, the best three or four directional models are carefully chosen for each market. The second level of Millburn's methodology is the implied option overlay. When the situation exists, Millburn will implement option positions in the direction of the underlying trend. The third level of the multi-tiered approach is the short-term tick trading system. By analyzing minute-by-minute price data, Millburn is able to isolate times when short-term trades against major trends may be profitable. The fourth level of Millburn's trading methodology is the historical volatility overlay. This overlay adjusts the size of the positions, not the direction. Once chosen, these four levels of systems work together to signal which markets to trade, how large a position to take, and whether to be long or short the instrument in question. For a more detailed discussion of Millburn and its various programs, see "The Trading Advisors--Morgan Stanley Dean Witter Charter Millburn L.P." on page * .


     MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

     Welton's Diversified Portfolio seeks to add value to investors' portfolios through goals of absolute performance, controlled downside volatility, and non-correlation to traditional equity and fixed income investments. Multiple non-directional (volatility and statistical arbitrage) as well as price directional (trend-following) based technical models utilizing both options and futures are employed to diversify the basis of profitability and to balance return expectation with associated risk exposure across markets and trading methods in a variety of economic conditions.


     Ongoing research and development is a focused commitment of resources to improve the consistency and quality of performance. It is Welton's position that no single type of market movement, trading time frame, overall macroeconomic environment, nor any instrument of market mispricings that a trader may take advantage of will be present at any given time. Although the trading of Welton's portfolios is guided by the consistent application of proprietary mathematical models, there will always remain the potential for investment decisions requiring the discretion and judgment of Welton. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements. For a more detailed discussion of Welton and its various programs, see "The Trading Advisors--Morgan Stanley Dean Witter Charter Welton L.P." on page * .



     MORGAN STANLEY DEAN WITTER DWFCM L.P.



     Dean Witter Futures & Currency Management relies on technical, trend-following trading systems and money management policies in order to achieve long-term capital growth through participation in the global futures and futures-related markets. Trading decisions are based on mathematical algorithms and computer-assisted analysis of the futures, forwards, and options markets. Dean Witter Futures & Currency Management will generally rely on a series of fixed rules applied manually or by computer and, at times, a substantial amount of individual judgment.



     Dean Witter Futures & Currency Management maintains a procedure for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. Dean Witter Futures & Currency Management may continually adjust its trading portfolios and the position size of an order immediately prior to placement based on such factors as past market volatility, contract prices, amount of risk, potential return, and margin requirements. For a more detailed discussion of DWFCM and its various programs, see "The Trading Advisors--Morgan Stanley Dean Witter Charter DWFCM L.P." on page * .


TRADING POLICIES

     Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership's trading policies so approved by the limited partners.


     Each trading advisor will manage partnership funds in accordance with the following trading policies. [Note: Bracketed language is only applicable to Charter DWFCM.]



         1. The trading advisor will trade only in those futures, forwards, and options contracts that have been approved by the general partner. The partnership normally will not establish new positions in a futures, forward, or option contract for any one month if such additional positions would result in a net long or short position for that contract requiring as margin or premium more than 15% of the partnership's net assets. [In addition, Charter DWFCM will, except under extraordinary circumstances, maintain positions in commodity interest contracts in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any time.]

         2. The partnership will not acquire additional positions in any futures, forwards, or options contract if such additional positions would result in the aggregate net long or short positions for all futures, forwards, and options requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership's net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

         3. The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with Dean Witter, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and Dean Witter will consult with the Corporate Credit Department of Dean Witter.

         4. The trading advisor will not generally take a position after the first notice day in any futures, forward, or option contract during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

         5. The partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given futures, forward, or option contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related contract. Taking into account the partnership's open trade equity on existing positions in determining generally whether to acquire additional futures, forwards, and options positions on behalf of the partnership will not be considered to constitute "pyramiding."

         6. The partnership will not under any circumstances lend money to affiliates or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any affiliate thereof, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

         7. The partnership will not permit "churning" of the partnership's assets.

         8. The partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The partnership may, however, trade in futures contracts on securities and securities indices, options on such futures contracts, and other commodity options.

PERFORMANCE RECORDS


     A summary of performance information for each partnership from its commencement of operations (March 1994 for Charter DWFCM, March 1999 for the other three partnerships) through May 31, 2000 is set forth in Capsules I through IV below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. The "Current net asset value per unit" figure for Charter DWFCM has not been adjusted to reflect the 100-for-one unit conversion which will be effective with the August 31, 2000 monthly closing. You should note that the performance information set forth in Capsule IV relates to DWFCM International Access Fund L.P. and does not reflect revised performance information based upon the fees and expenses that will be paid by the partnership when it becomes part of the Charter Series of partnerships. You should read the footnotes on page *
 , which are an integral part of the following capsules.

                            ------------------------

     You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results which may be attained by any partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                         PERFORMANCE OF CHARTER GRAHAM                 CAPSULE I

Type of pool: publicly-offered fund
Inception of trading: March 1999

Aggregate subscriptions: $24,900,152


Current capitalization: $21,435,816


Current net asset value per unit: $9.43

Worst monthly % drawdown: (8.00)% (March 1999)

Worst month-end peak-to-valley drawdown: (10.62)% (4 months, February 2000-May
2000)


Cumulative return since inception: (5.70)%


                                                                       MONTHLY PERFORMANCE
                                                                      ---------------------
                              MONTH                                    2000           1999
    ----------------------------------------------------------        ------         ------
                                                                        %              %
    January...................................................          2.53           --
    February..................................................         (2.37)          --
    March.....................................................          0.29          (8.00)
    April.....................................................         (4.94)          4.24
    May.......................................................         (3.97)         (5.94)
    June......................................................                         6.65
    July......................................................                        (2.60)
    August....................................................                         4.70
    September.................................................                         1.22
    October...................................................                        (6.04)
    November..................................................                         1.82
    December..................................................                         8.32

    Compound Period Rate of Return............................         (8.36)          2.90
                                                                      (5 months)     (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        PERFORMANCE OF CHARTER MILLBURN               CAPSULE II

Type of pool: publicly-offered fund
Inception of trading: March 1999

Aggregate subscriptions: $31,691,820


Current capitalization: $24,683,527


Current net asset value per unit: $8.68

Worst monthly % drawdown: (12.69)% (October 1999)

Worst month-end peak-to-valley drawdown: (18.11)% (11 months, July 1999-May
2000)


Cumulative return since inception: (13.20)%


                                                                       MONTHLY PERFORMANCE
                                                                      ---------------------
                              MONTH                                    2000           1999
    ----------------------------------------------------------        ------         ------
                                                                        %              %
    January...................................................          2.16           --
    February..................................................         (1.79)          --
    March.....................................................         (5.26)         (0.50)
    April.....................................................          0.68           5.03
    May.......................................................         (2.25)         (3.54)
    June......................................................                         5.16
    July......................................................                        (3.77)
    August....................................................                         0.98
    September.................................................                         0.19
    October...................................................                       (12.69)
    November..................................................                         1.44
    December..................................................                         1.53

    Compound Period Rate of Return............................         (6.47)         (7.20)
                                                                      (5 months)     (10 months)

                         PERFORMANCE OF CHARTER WELTON               CAPSULE III

Type of pool: publicly-offered fund

Inception of trading: March 1999


Aggregate subscriptions: $29,186,261



Current capitalization: $22,923,103



Current net asset value per unit: $8.04


Worst monthly % drawdown: (7.70)% (March 1999)

Worst month-end peak-to-valley drawdown: (22.20)% (8 months, March 1999-October
1999)


Cumulative return since inception: (19.60)%


                                                                       MONTHLY PERFORMANCE
                                                                      ---------------------
                              MONTH                                    2000           1999
    ----------------------------------------------------------        ------         ------
                                                                        %              %
    January...................................................         (6.05)          --
    February..................................................          1.79           --
    March.....................................................          3.75          (7.70)
    April.....................................................         (6.43)          0.33
    May.......................................................         (3.02)         (3.46)
    June......................................................                         3.02
    July......................................................                        (4.13)
    August....................................................                        (3.17)
    September.................................................                        (2.22)
    October...................................................                        (6.94)
    November..................................................                         6.43
    December..................................................                         7.85

    Compound Period Rate of Return............................         (9.97)        (10.70)
                                                                      (5 months)     (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              PERFORMANCE OF DWFCM INTERNATIONAL ACCESS FUND L.P.     CAPSULE IV



Type of pool: publicly-offered fund



Inception of trading: March 1, 1994



Aggregate subscriptions: $68,115,440



Current capitalization: $35,953,435



Current net asset value per unit: $15.27



Worst monthly % drawdown past five years: (12.87)% (January 1995)



Worst monthly % drawdown since inception: (12.87)% (January 1995)



Worst month-end peak-to-valley past five years: (22.84)% (7 months, July 1994-January 1995)



Worst month-end peak-to-valley since inception: (22.84)% (7 months, July 1994-January 1995)



Cumulative return since inception: 52.74%


                                                         MONTHLY PERFORMANCE
                                  ------------------------------------------------------------------
               MONTH               2000      1999      1998      1997      1996      1995      1994
    ---------------------------   ------    ------    ------    ------    ------    ------    ------
                                    %         %         %         %         %         %         %
    January....................    (0.68)    (5.38)    (1.65)    10.03      2.85    (12.87)      --
    February...................    (0.66)     1.34     (2.21)     6.10    (11.64)    11.47       --
    March......................     4.72     (3.27)    (0.69)    (8.05)     0.89     28.77      2.28
    April......................     2.15      2.78     (5.90)    (5.89)     3.90      4.41     (2.36)
    May........................     2.34     (4.36)     6.70      0.37     (4.67)     1.21      2.58
    June.......................               0.54     (0.81)     0.41     (1.55)    (2.60)     2.15
    July.......................              (0.47)    (4.53)    15.17      5.97      0.48     (4.57)
    August.....................               5.00     15.33     (3.21)    (2.48)     3.58     (5.22)
    September..................               0.14      1.62      4.51      4.88     (4.93)    (1.44)
    October....................              (9.69)     1.57     (4.59)     8.88     (1.79)     4.96
    November...................               2.39     (5.12)     6.81      7.53     (4.17)     1.72
    December...................               2.35      2.44      4.43     (8.37)     1.68     (6.95)
    Compound Period Rate of
      Return...................     8.02     (9.21)     5.07     26.22      3.97     21.88     (7.32)
                                  (5 months)                                                  (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


     Capsule IV-A, following, is a pro forma of Capsule IV, adjusted to reflect the interest income which would have been received, and the brokerage, management, and incentive fees which would have been paid, by Charter DWFCM under its new arrangements as part of the Charter Series rather than those previously recognized by DWFCM International Access Fund L.P. The footnotes following Capsule IV-A are an integral part of Capsule IV-A.


     You are cautioned that the performance information set forth in the following capsule performance summary is not indicative of, and has no bearing on, the performance results that may be attained by Charter DWFCM in the future. Past results are not a guarantee of future results. We cannot assure you that Charter DWFCM will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of Charter DWFCM's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                                                                    CAPSULE IV-A
                            PRO FORMA OF CAPSULE IV



                          PERFORMANCE OF CHARTER DWFCM



Worst monthly % drawdown past five years: (12.61)% (January 1995)



Worst monthly % drawdown since inception: (12.61)% (January 1995)



Worst month-end peak-to-valley past five years: (21.40)% (7 months, July 1994-January 1995)



Worst month-end peak-to-valley since inception: (21.40)% (7 months, July 1994-January 1995)



Cumulative return since inception: 68.88%


                                                         MONTHLY PERFORMANCE
                                  ------------------------------------------------------------------
               MONTH               2000      1999      1998      1997      1996      1995      1994
    ---------------------------   ------    ------    ------    ------    ------    ------    ------
                                    %         %         %         %         %         %         %
    January....................    (0.64)    (5.33)    (1.55)     9.28      3.27    (12.61)
    February...................    (0.41)     1.23     (2.40)     5.94    (11.36)    11.95
    March......................     4.95     (3.06)    (0.53)    (7.23)     1.29     28.37      2.12
    April......................     2.11      2.82     (5.78)    (5.69)     4.01      4.32     (2.50)
    May........................     2.48     (4.25)     6.75      0.63     (4.36)     1.54      2.61
    June.......................               0.53     (0.59)     0.67     (1.20)    (2.33)     2.31
    July.......................              (0.23)    (4.41)    14.79      6.43      0.57     (4.53)
    August.....................               4.89     15.30     (2.98)    (2.14)     3.77     (4.87)
    September..................               0.37      1.64      4.40      5.18     (4.29)    (1.40)
    October....................              (9.70)     1.47     (4.39)     8.90     (1.40)     5.31
    November...................               2.43     (5.21)     6.62      6.79     (3.79)     2.11
    December...................               2.31      2.40      4.33     (7.33)     2.08     (6.60)
    Compound Period Rate
    of Return..................     8.67     (8.61)     5.44     26.88      7.58     25.67     (5.99)
                                  (5 months)                                                  (10 months)


                      FOOTNOTES TO CAPSULES I THROUGH IV-A


     "Aggregate subscriptions" represent the total amount received for all units purchased by investors since the partnership commenced operations.

     "Drawdown" means decline in net asset value per unit.

     "Worst month-end peak-to-valley drawdown" is the largest decline experienced by the partnership, determined in accordance with CFTC Rule 4.10(1), and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equalled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

     "Monthly Performance" is the percentage change in net asset value per unit from one month to another.

     "Compound Period Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

FOOTNOTES TO CAPSULE IV-A PRO FORMA PERFORMANCE SUMMARY



     Capsule IV-A above reflects pro forma rates of return for Charter DWFCM as if it were in operation during the same periods as DWFCM International Access Fund. These rates of return are the result of the general partner making pro forma adjustments to the actual past performance record of DWFCM International Access Fund. The pro forma adjustments are an attempt to reflect the interest income and the brokerage, management and incentive fees, which would have been received or paid by Charter DWFCM, as opposed to the actual interest, fees, and expenses applicable to DWFCM International Access Fund.



     The pro forma calculations are made on a month-to-month basis, i.e., the pro forma adjustment to brokerage, management and incentive fees in one month do not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period. Accordingly, the pro forma table does not reflect on a cumulative basis the effect of the differences between the fees to be paid by Charter DWFCM and the fees paid by DWFCM International Access Fund.



     Furthermore, you must be aware that pro forma rates of return have inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, and other factors; and (B) there are different means by which the pro forma adjustments could have been made.



     While the general partner believes that the information set forth in Capsule IV-A is relevant to evaluating an investment in Charter DWFCM, no representation is or could be made that the capsule presents what the performance results would have been in the past or are likely to be in the future. Past results are not a guarantee of future results. The results presented in Capsule IV-A are hypothetical because no trades were actually made under the terms set forth in the Capsule.


ADDITIONAL PARTNERSHIPS

     In the future, additional partnerships may be added to the Charter Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Charter Series partnership.

AVAILABILITY OF EXCHANGE ACT REPORTS


     The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports, and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships' SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov." Their SEC file numbers are 0-25603 (Charter Graham), 0-25605 (Charter Millburn), 0-25607 (Charter Welton), and 0-26282 (Charter DWFCM).

                            SELECTED FINANCIAL DATA

     The following are the results of operations for each partnership for the periods indicated. Per unit results for Charter DWFCM have been adjusted to reflect a 100-for-1 unit conversion that will be effective with the August 31, 2000, monthly closing.


                                                                     FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                                      MARCH 1, 1999          MARCH 1, 1999
                                                                     (COMMENCEMENT OF       (COMMENCEMENT OF
                                                 FOR THE QUARTER     OPERATIONS) TO         OPERATIONS) TO
                                                 ENDED MARCH 31,       MARCH 31,             DECEMBER 31,
                CHARTER GRAHAM                       2000                 1999                   1999
-----------------------------------------------  ----------------    -------------------    -------------------
                                                       $                    $                       $
                                                  (Unaudited)          (Unaudited)
REVENUES
Trading profit (loss):
  Realized.....................................        288,062              (272,633)               839,458
  Net change in unrealized.....................         93,041               (59,408)             1,070,531
                                                    ----------           -----------            -----------
    Total Trading Results......................        381,103              (332,041)             1,909,989
Interest income (Dean Witter and Carr).........        264,600                14,907                444,815
                                                    ----------           -----------            -----------
    Total Revenues.............................        645,703              (317,134)             2,354,804
                                                    ----------           -----------            -----------
EXPENSES
Brokerage fees (Dean Witter)...................        373,422                25,452                723,042
Management fees................................        106,692                 7,272                206,583
Incentive fees.................................         89,338             --                     --
                                                    ----------           -----------            -----------
    Total Expenses.............................        569,452                32,724                929,625
                                                    ----------           -----------            -----------
NET INCOME (LOSS)..............................         76,251              (349,858)             1,425,179
                                                    ==========           ===========            ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners...............................         75,302              (345,048)             1,408,675
General Partner................................            949                (4,810)                16,504
NET INCOME (LOSS) PER UNIT FOR PERIOD:
Limited Partners...............................            .04                  (.80)                   .29
General Partner................................            .04                  (.80)                   .29
TOTAL ASSETS AT END OF PERIOD..................     24,214,525             6,123,087             21,028,305
TOTAL NET ASSETS AT END OF PERIOD..............     22,496,979             6,090,363             20,661,112
NET ASSET VALUE PER UNIT AT END OF PERIOD......
Limited Partners...............................          10.33                  9.20                  10.29
General Partner................................          10.33                  9.20                  10.29

                                                                     FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                                      MARCH 1, 1999          MARCH 1, 1999
                                                                     (COMMENCEMENT OF       (COMMENCEMENT OF
                                                 FOR THE QUARTER     OPERATIONS) TO         OPERATIONS) TO
                                                 ENDED MARCH 31,       MARCH 31,             DECEMBER 31,
               CHARTER MILLBURN                      2000                 1999                   1999
-----------------------------------------------  ----------------    -------------------    -------------------
                                                       $                    $                       $
                                                  (Unaudited)          (Unaudited)
REVENUES
Trading profit (loss):
  Realized.....................................       (251,122)              (37,662)            (2,134,562)
  Net change in unrealized.....................       (758,188)               31,915                920,823
                                                    ----------           -----------            -----------
    Total Trading Results......................     (1,009,310)               (5,747)            (1,213,739)
Interest income (Dean Witter and Carr).........        306,428                16,876                559,942
                                                    ----------           -----------            -----------
    Total Revenues.............................       (702,882)               11,129               (653,797)
                                                    ----------           -----------            -----------
EXPENSES
Brokerage fees (Dean Witter)...................        420,203                28,204                912,182
Management fees................................        120,058                 8,058                260,624
Incentive fees.................................       --                   --                       103,350
                                                    ----------           -----------            -----------
    Total Expenses.............................        540,261                36,262              1,276,156
                                                    ----------           -----------            -----------
NET LOSS.......................................     (1,243,143)              (25,133)            (1,929,953)
                                                    ==========           ===========            ===========
NET LOSS ALLOCATION:
Limited Partners...............................     (1,229,330)              (24,822)            (1,909,044)
General Partner................................        (13,813)                 (311)               (20,909)
NET LOSS PER UNIT FOR PERIOD:
Limited Partners...............................           (.46)                 (.05)                  (.72)
General Partner................................           (.46)                 (.05)                  (.72)
TOTAL ASSETS AT END OF PERIOD..................     25,858,724             7,692,013             23,708,029
TOTAL NET ASSETS AT END OF PERIOD..............     24,361,151             7,655,751             23,303,720
NET ASSET VALUE PER UNIT AT END OF PERIOD......
Limited Partners...............................           8.82                  9.95                   9.28
General Partner................................           8.82                  9.95                   9.28

                                                                     FOR THE PERIOD FROM    FOR THE PERIOD FROM
                                                                      MARCH 1, 1999          MARCH 1, 1999
                                                                     (COMMENCEMENT OF       (COMMENCEMENT OF
                                                 FOR THE QUARTER     OPERATIONS) TO         OPERATIONS) TO
                                                 ENDED MARCH 31,       MARCH 31,             DECEMBER 31,
                CHARTER WELTON                       2000                 1999                   1999
-----------------------------------------------  ----------------    -------------------    -------------------
                                                       $                    $                       $
                                                  (Unaudited)          (Unaudited)
REVENUES
Trading profit (loss):
  Realized.....................................        656,241              (457,852)            (1,636,293)
  Net change in unrealized.....................       (557,791)               32,030              1,722,849
                                                    ----------           -----------            -----------
    Total Trading Results......................         98,450              (425,822)                86,556
Interest income (Dean Witter and Carr).........        289,902                20,478                521,699
                                                    ----------           -----------            -----------
    Total Revenues.............................        388,352              (405,344)               608,255
                                                    ----------           -----------            -----------
EXPENSES
Brokerage fees (Dean Witter)...................        399,203                33,842                852,522
Management fees................................        114,058                 9,669                243,578
                                                    ----------           -----------            -----------
    Total Expenses.............................        513,261                43,511              1,096,100
                                                    ----------           -----------            -----------
NET LOSS.......................................       (124,909)             (448,855)              (487,845)
                                                    ==========           ===========            ===========
NET LOSS ALLOCATION:
Limited Partner................................       (123,249)             (443,443)              (481,546)
General Partner................................         (1,660)               (5,412)                (6,299)
NET LOSS PER UNIT FOR PERIOD:
Limited Partners...............................           (.07)                 (.77)                 (1.07)
General Partner................................           (.07)                 (.77)                 (1.07)
TOTAL ASSETS AT END OF PERIOD..................     26,200,452             8,149,128             23,455,371
TOTAL NET ASSETS AT END OF PERIOD..............     24,454,512             8,105,617             23,077,361
NET ASSET VALUE PER UNIT AT END OF PERIOD......
Limited Partners...............................           8.86                  9.23                   8.93
General Partner................................           8.86                  9.23                   8.93

                                          FOR THE QUARTER ENDED
                                                MARCH 31,                                FOR THE YEAR ENDED
                                         -----------------------   --------------------------------------------------------------
             CHARTER DWFCM                  2000         1999         1999         1998         1997         1996         1995
---------------------------------------  ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                             $            $            $            $            $            $            $
                                         (Unaudited)  (Unaudited)
REVENUES
Trading profit (loss):
 Realized..............................     344,767   (3,279,708)  (3,118,414)  10,745,170    9,351,615    5,018,781   22,979,666
 Net change in unrealized..............   1,289,046      578,060    1,054,886   (6,135,777)   5,066,794     (307,152)  (3,418,005)
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
   Total Trading Results...............   1,633,813   (2,701,648)  (2,063,528)   4,609,393   14,418,409    4,711,629   19,561,661
Interest income (Dean Witter)..........     383,881      381,969    1,492,539    1,722,659    1,839,463    1,841,956    2,733,008
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
   Total Revenues......................   2,017,694   (2,319,679)    (570,989)   6,332,052   16,257,872    6,553,585   22,294,669
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
EXPENSES
Brokerage commissions (Dean Witter)....     554,144      572,965    2,089,386    2,293,998    2,944,705    3,548,366    4,994,346
Management fees........................     267,130      319,895    1,194,754    1,365,216    1,393,730    1,401,716    1,856,924
Transaction fees and costs.............      35,628       39,901      134,354      154,590      186,730      232,569      386,241
Administrative expenses................      18,000       18,000       72,000       74,000       96,000       92,000       80,000
Incentive fees.........................      --           --           --          284,832    1,009,675       --        1,170,666
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
   Total Expenses......................     874,902      950,761    3,490,494    4,172,636    5,630,840    5,274,651    8,487,577
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)......................   1,142,792   (3,270,440)  (4,061,483)   2,159,416   10,627,032    1,278,934   13,807,092
                                         ==========   ==========   ==========   ==========   ==========   ==========   ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners.......................   1,127,012   (3,232,589)  (4,013,384)   2,098,465   10,408,317    1,247,078   13,663,064
General Partner........................      15,780      (37,851)     (48,099)      60,951      218,715       31,856      144,028
NET INCOME (LOSS) PER UNIT:
Limited Partners.......................        0.47        (1.13)       (1.43)        0.75         3.08         0.45         2.03
General Partner........................        0.47        (1.13)       (1.43)        0.75         3.08         0.45         2.03
TOTAL ASSETS AT END OF PERIOD..........  36,056,576   40,797,038   36,874,230   45,904,521   48,991,106   45,730,849   55,664,919
TOTAL NET ASSETS AT END OF PERIOD......  35,238,325   41,524,131   36,185,214   45,472,168   48,002,629   44,794,454   55,136,973
NET ASSET VALUE PER UNIT AT END OF
 PERIOD
Limited Partners.......................       14.61        14.45        14.14        15.57        14.82        11.74        11.30
General Partner........................       14.61        14.45        14.14        15.57        14.82        11.74        11.30

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY

     Assets of each partnership are deposited with the commodity brokers in separate futures, forwards, and options trading accounts established for the trading advisor for the partnership and are used as margin to engage in trading. The assets are held in either non-interest bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. Each partnership's assets held by the commodity brokers may be used as margin solely for the partnership's trading. Since each partnership's sole purpose is to trade in futures, forwards, and options, it is expected that each partnership will continue to own such liquid assets for margin purposes.

     Each partnership's investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent a partnership from promptly liquidating its futures or options contracts and result in restrictions on redemptions.

     There is no limitation on daily price moves in trading forward contracts on foreign currency. The markets for some world currencies have low trading volume and are illiquid, which may prevent a partnership from trading in potentially profitable markets or prevent a partnership from promptly liquidating unfavorable positions in such markets and subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions.

     The partnerships have not had illiquidity affect a material portion of their assets.

CAPITAL RESOURCES

     The partnerships do not have, or expect to have, any capital assets. Redemptions, exchanges and sales of additional units in the future will affect the amount of funds available for investments in futures, forwards, and options in subsequent periods. It is not possible to estimate the amount and therefore the impact of future redemptions.


RESULTS OF OPERATIONS



     General. Each partnership's results depend on its trading advisor and the ability of the trading advisor's trading program to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the operations for the period from March 1, 1999 (commencement of operations) to December 31, 1999 for Charter Graham, Charter Millburn, and Charter Welton, the three years ended December 31, 1999 for Charter DWFCM, and the three months ended March 31, 2000 and 1999 for each partnership, and a general discussion of each partnership's trading activities during those periods. It is important to note, however, that each trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of each partnership is difficult to discuss other than in the context of its trading advisor's trading activities on behalf of the partnership and how the partnership has performed in the past.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.


     For the Quarter Ended March 31, 2000. For the quarter ended March 31, 2000, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 3.8% were recorded primarily during January in the currency markets from short positions in the euro and the Swiss franc, as the value of these currencies weakened versus the U.S. dollar, when they were hurt by skepticism about Europe's economic outlook and lack of public support for the economy from European officials. In the energy markets, gains of approximately 1.8% were recorded during January and March from long crude oil futures positions, as prices increased due to concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand. In the agricultural markets, gains of approximately 1.4% were recorded from long positions in corn futures, as prices climbed higher on fears of summer droughts in U.S. growing regions. These gains were partially offset by losses of approximately 2.3% recorded during February primarily in the global interest rate futures markets from short positions in short-to-mid-term U.S. Treasury note futures, as prices rose later in the month as the U.S. stock markets fluctuated and investors shifted assets into two-year and five-year Treasury notes from stocks and 30-year bonds. Trading in European interest rate futures, particularly short positions in British and German bond futures, also resulted in losses as prices increased on the heels of higher U.S. bond prices. In the metals markets, losses of approximately 1.5% were experienced primarily from long aluminum and copper futures positions, as prices reversed lower earlier in February, due primarily to technically-based selling. Aluminum and copper prices dipped lower later in February, led downward by falling prices of other base metals, thus resulting in losses for long positions. In soft commodities, losses of approximately 0.6% were incurred from long cotton futures positions, as prices declined amid short-covering by speculators and expectations for increased new-crop plantings.



     For the quarter ended March 31, 2000, Charter Graham recorded total trading revenues, including interest income, of $645,703. Total expenses for the quarter were $569,452, resulting in net income of $76,251. The value of a unit increased from $10.29 at December 31, 1999 to $10.33 at March 31, 2000.



     For the period from March 1, 1999 (commencement of operations) through March 31, 1999. Results of operations for first quarter 2000 are not comparative to first quarter 1999 because 1999 reflects only a single month's trading of approximately 81% lower net assets. For the period from March 1, 1999 (commencement of operations) to March 31, 1999, Charter Graham posted a decrease in net asset value per unit. The most significant losses of approximately 3.3% were recorded in the agricultural markets from short corn futures positions, as prices moved higher in a technical and seasonally driven rally, as well as a lack of heavy producer selling. In the global interest rate futures markets, losses of approximately 1.4% were experienced primarily from short German government bond futures positions, as prices increased on reports that Germany's industrial production showed a sharp increase, creating hopes that Europe's largest economy could be strengthening. Additional losses were recorded from short Australian bond futures positions as prices increased on reports of depressed gold prices during late March, which hampered the Australian dollar and the Australian stock market, and enhanced Australian bond prices. In the metals markets, losses of approximately 1.0% were recorded primarily from short aluminum futures positions, as prices increased during mid-March as good demand in the U.S. prompted shipments from Europe amid a drawdown in supply. In the currency markets, losses of approximately 0.7% were experienced primarily early in March from short Japanese yen positions, as the value of the yen increased versus the U.S. dollar amid new signs that Japan's economy may be on the mend and speculation that interest rates may soon rise. In the energy markets, smaller losses of approximately 0.7% were recorded primarily from short natural gas futures positions, as prices increased significantly early in March on speculative short covering.



     For the period from March 1, 1999 (commencement of operations) through March 31, 1999, Charter Graham recorded total trading losses, net of interest income, of $317,134. Total expenses for the period ended March 31, 1999 were $32,724, resulting in a net loss of $349,858. The value of a unit decreased from $10.00 at March 1, 1999 to $9.20 at March 31, 1999.


     1999 Results. For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Graham recorded total trading revenues including interest income, of $2,354,804 and posted an increase in net asset value per unit. The most significant gains of approximately 7.19% were recorded in the global stock index futures markets primarily during the fourth quarter. Gains were recorded in the U.S., approximately 10.76%, and European, approximately 4.31%, equity markets as many markets experienced significant year-end rallies. The overall strength of U.S. stocks boosted European stocks specifically in Germany, France, and Spain. Additional gains of approximately 4.87% were recorded in the metals markets primarily during the first and fourth quarters from long positions in aluminum and copper as prices increased on technical factors and a healthy economic outlook for most industrialized nations' economies in the year ahead. Trading in the energy markets produced gains of approximately 2.20% as OPEC cooperated with other major global oil producing countries to rein in production and allow for the drawing down of inventories that had grown steadily throughout 1998. Long positions in crude oil benefited from the improving global demand for energy and the decreased supply. A portion of Charter Graham's overall gains was offset by losses of approximately 1.51% recorded in the agricultural markets. Short corn futures positions proved unprofitable when prices reversed higher in the second quarter on a seasonally driven rally.

     Total expenses for the year were $929,625, resulting in net income of $1,425,179. The value of a unit increased from $10.00 at inception of trading on March 1, 1999 to $10.29 at December 31, 1999.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.


     For the Quarter Ended March 31, 2000. For the quarter ended March 31, 2000, Charter Millburn posted a decrease in net asset value per unit. The most significant losses of approximately 4.4% were recorded in the global stock index futures markets from long futures positions in the Hang Seng Index, as most global equity prices reversed lower in early January amid fears of interest rate hikes. During March, additional losses were recorded from long positions in Hang Seng and TOPIX Index futures, as prices declined following trendless price movements within the U.S. and Japanese stock markets. In the agricultural markets, losses of approximately 1.1% were incurred primarily during February from long corn and wheat futures positions, as prices declined as a result of insufficient demand and heavy rain in the U.S. production areas. In the global interest rate futures markets, losses of approximately 0.8% were experienced from short positions in Japanese government bond futures, as the Japanese bond market experienced significant price volatility throughout February. During March, losses were recorded from long positions in Japanese government bond futures, as prices moved lower on firmer than expected capital investment figures out of Japan and fears that the Bank of Japan would scrap its zero-rate policy earlier than expected. In soft commodities, losses of approximately 0.5% were recorded in early February from long cotton futures positions, as prices declined amid short-covering by speculators and expectations for increased new crop plantings. These losses were partially offset by gains of approximately 2.9% recorded primarily during February in the energy markets from long positions in crude oil futures and its refined products, as oil prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand.



     For the quarter ended March 31, 2000, Charter Millburn recorded total trading losses, net of interest income, of $702,882. Total expenses for the quarter were $540,261, resulting in a net loss of $1,243,143. The value of a unit decreased from $9.28 at December 31, 1999 to $8.82 at March 31, 2000.



     For the period from March 1, 1999 (commencement of operations) through March 31, 1999. Results of operations for first quarter 2000 are not comparative to first quarter 1999 because 1999 reflects only a single month's trading of approximately 80% lower net assets. For the period from March 1 (commencement of operations) to March 31, 1999, Charter Millburn posted a decrease in net asset value per unit. The most significant net losses of approximately 1.7% were recorded early in March in the global interest rate futures markets largely from short U.S. interest rate futures positions, as domestic bond prices rose due to encouraging productivity data released by the U.S. Labor Department and on comments by Federal Reserve Chairman Alan Greenspan that there are no obvious signs of emerging inflation pressures. In the metals markets, losses of approximately 1.5% were recorded primarily from short aluminum futures positions, as prices increased during mid-March due to a possible drawdown in warehouse stocks. Additional losses were recorded during late March from newly established long aluminum futures positions, as prices moved lower on profit taking. In soft commodities, losses of approximately 1.1% were experienced primarily from short positions in coffee and cotton futures on technically motivated speculative buying and rumors that an influential merchant turned bullish early in March. In the agricultural markets, losses of approximately 0.4% were recorded largely from short corn futures positions, as prices moved higher in a technical and seasonally driven rally early in March and on a lack of farmer selling. These losses were partially offset by gains of approximately 2.4% recorded in the energy markets from long futures positions in crude oil, unleaded gas and heating oil, as prices climbed following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning April 1, 1999. In the currency markets, gains of approximately 0.6% were recorded primarily from short euro positions, as its value decreased versus the U.S. dollar on speculation that U.S. interest rates will continue to rise due to positive economic data released during early March.



     For the period from March 1 (commencement of operations) through March 31, 1999, Charter Millburn recorded total trading revenues, including interest income, of $11,129. Total expenses for the period ended March 31, 1999 were $36,262, resulting in a net loss of $25,133. The value of a unit decreased from $10.00 at March 1, 1999 to $9.95 at March 31, 1999.


     1999 Results. For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Millburn recorded total trading losses net of interest income of $653,797 and posted a decrease in net asset value per unit. The most significant losses of approximately 4.27% were recorded in the global interest rate futures markets. Charter Millburn experienced losses in the third and fourth quarters from short positions in Japanese interest rate futures as prices moved higher amid fears that a strong yen may slow that nation's budding recovery. Losses were also recorded during April and May from long U.S. interest rate futures positions as prices dropped in reaction to Federal Reserve Chairman Alan Greenspan's warnings that a strong economy could reignite inflation. Fears that the Federal Reserve eventually could boost target interest rates pushed down domestic bond prices during the first and second quarters and forced yields higher. During July and August, long U.S. interest rate futures positions resulted in additional losses as domestic bond prices moved temporarily lower after Federal Reserve Chairman Alan Greenspan commented that central bankers must consider stock prices when setting monetary policy and as economic reports added to concern that the U.S. Federal Reserve will raise interest rates. Additional losses of approximately 2.98% were experienced in the currency markets primarily during the third quarter from short positions in the Swiss franc and the euro as the value of these currencies moved higher relative to the U.S. dollar. A portion of the overall losses was offset by gains of approximately 1.69% recorded in the metals markets primarily from long gold and aluminum futures positions. An announcement by a group of European central banks abruptly reversed gold prices higher late in the third quarter resulting in gains for long gold futures positions. Aluminum prices also increased during the year on technical factors and a healthy economic outlook for most industrialized nations' economies in the year ahead. Trading in the energy markets produced gains of approximately 1.15% as OPEC cooperated with other major global oil producing countries to rein in production thus pushing prices higher. Crude oil and its refined products all benefited from the improving global demand for energy and the decreased supply of crude oil.

     Total expenses for the year were $1,276,156, resulting in a net loss of $1,929,953. The value of a unit decreased from $10.00 at inception of trading on March 1, 1999 to $9.28 at December 31, 1999.


     RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.



     For the Quarter Ended March 31, 2000. For the quarter ended March 31, 2000, Charter Welton posted a decrease in net asset value per unit. The most significant losses of approximately 1.9% were recorded primarily during January in the global stock index futures markets from long positions in U.S. stock index futures, as U.S. and European equity prices reversed lower, after rallying higher in December, amid fears of interest rate hikes in the U.S. and Europe. Stock prices declined further later in January, as a new batch of economic data raised fears that the Federal Reserve could be forced to take aggressive action to slow the economy. In the soft commodities markets, losses of approximately 1.1% were incurred primarily from short positions in coffee futures, as prices rebounded during late-January. Additional losses were incurred from long positions in cotton futures, as prices decreased later in March after the latest figures from the USDA indicated a fall in exports and on reports of rain. In the global interest rate futures markets, losses of approximately 0.9% were recorded primarily during February from long futures positions in Japanese government bonds, as the market experienced significant price volatility. Additional losses were recorded later in March from short positions in Japanese interest rate futures, as Japanese bond prices rebounded. These losses were partially offset by gains of approximately 3.1% recorded in the currency markets during March from short positions in the euro, as the value of the European common currency finished March lower versus the U.S. dollar, undermined by expectations that interest rates would be held steady by the European Central Bank. In the energy markets, gains of approximately 1.7% were recorded during January and February from long positions in crude oil futures and its refined products, as oil prices increased on concerns about future output levels from the world's leading producer countries amid dwindling stockpiles and increasing demand.



     For the quarter ended March 31, 2000 Charter Welton recorded total trading revenues, including interest income of $388,352. Total expenses for the quarter were $513,261, resulting in a net loss of $124,909. The value of a unit decreased from $8.93 at December 31, 1999 to $8.86 at March 31, 2000.



     For the period from March 1, 1999 (commencement of operations) through March 31, 1999. Results of operations for first quarter 2000 are not comparable to first quarter 1999 because 1999 reflects only a single month's trading of approximately 67% lower net assets. For the period from March 1 (commencement of operations) to March 31, 1999, Charter Welton posted a decrease in net asset value per unit. The most significant net losses of approximately 4.3% were recorded in the global stock index futures markets largely from long positions in U.S. stock index futures, as domestic equity prices moved lower during late March on investor fears regarding corporate earnings, most notably technology companies. In the agricultural markets, losses of approximately 0.9% were experienced from short futures positions in wheat, corn, and soybean products. Wheat prices moved higher on reports that a cold snap in the U.S. Midwest could damage the hard red winter wheat crop early in March. Corn prices increased due to technical strength amid a lack of farmer selling. Soybean oil prices increased due to speculative buying incited by signs of an increase in world oilseed and vegetable oil demand. In soft commodities, losses of approximately 0.7% were recorded primarily from short cotton futures positions, as prices surged on technically motivated speculative buying and rumors that an influential merchant had turned bullish. In the metals markets, smaller losses of approximately 0.4% were experienced mainly from short aluminum futures positions, as prices increased during mid- March as good demand in the U.S. prompted shipments from Europe amid a drawdown in supply.



     For the period from March 1 (commencement of operations) through March 31, 1999, Charter Welton recorded total trading losses, net of interest income, of $405,344. Total expenses for the period ended March 31, 1999 were $43,511, resulting in a net loss of $448,855. The value of a unit decreased from $10.00 at March 1, 1999 to $9.23 at March 31, 1999.


     1999 Results. For the period from March 1, 1999 (commencement of operations) through December 31, 1999, Charter Welton recorded total trading revenues including interest income of $608,255 and, after expenses, posted a decrease in net asset value per unit. The most significant losses of approximately 6.25% occurred in the global interest rate futures markets. Charter Welton experienced losses in the third quarter from short positions in Japanese interest rate futures as prices moved higher amid fears that a strong yen may slow that nation's budding recovery. In addition, positions in U.S. and European bonds proved unprofitable as price volatility and choppiness experienced during the year limited the ability to capitalize on trends. Additional losses of approximately 4.27% were recorded in the soft commodities markets primarily in coffee futures due to weather driven volatility in Brazil, which is the world's largest producer of coffee. A portion of Charter Welton's overall losses was offset by gains of approximately 11.19% recorded in the global stock index futures markets particularly from long positions in U.S. and European equity markets. These long positions in U.S. and European equity index futures were especially profitable as many markets experienced significant year-end rallies. Trading in the energy markets produced gains of approximately 0.80% as OPEC cooperated with other major global oil producing countries to rein in production and allow for the drawing down of inventories that had grown steadily through 1998. Crude oil and its refined products all benefited from the improving global demand for energy and the decreased supply of crude oil.

     Total expenses for the year were $1,096,100, resulting in a net loss of $487,845. The value of a unit decreased from $10.00 at inception of trading on March 1, 1999 to $8.93 at December 31, 1999.


     RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.



     General. The Partnership's results depend on its trading advisor and the ability of the trading advisor's trading programs to take advantage of price movements or other profit opportunities in the futures, forwards, and options markets. The following presents a summary of the partnership's operations for the years 1999, 1998, and 1997, and the three months ended March 31, 2000 and 1999, and a general discussion of its trading activities during each period. All per unit amounts have been restated to reflect the 100-for-1 unit conversion that took place when DWFCM International Access Fund L.P. became part of the Charter Series of partnerships. It is important to note, however, that the trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisor's trading activities on behalf of the partnership and how the partnership has performed in the past.



     For the Quarter Ended March 31, 2000. For the quarter ended March 31, 2000, Charter DWFCM posted an increase in net asset value per unit. The most significant gains of approximately 5.5% were recorded in the energy markets. During February, gains were recorded from long positions in crude oil futures as prices rose to nine-year highs. This price increase was due to a combination of cold weather, declining inventories and increasing demand, as well as concerns about future output levels from the world's leading producer countries. Despite a dramatic move lower in the price of crude oil during March, Charter DWFCM profited from long positions liquidated early in the month. In the currency markets, gains of approximately 2.6% were recorded primarily during January from short positions in the Swedish krona, the euro and the Swiss franc, as the value of these European currencies weakened relative to the U.S. dollar, hurt by skepticism about Europe's economic outlook and lack of support from European officials. During March, gains were recorded from short euro positions, as expectations for continued interest rate hikes from the European Central Bank diminished. These gains were partially offset by losses of approximately 2.4% recorded in the metals markets primarily from long positions in base metal futures, as the previous upward price trend reversed sharply lower during February in response to interest rate hikes across the globe. Additional losses were recorded from short gold futures positions, as prices spiked sharply higher early in February following an announcement by a major producer that it was suspending gold hedging activities. Newly established long gold futures positions resulted in additional losses, as gold prices fell later in February from weakness in the Australian dollar and gold sales by the Dutch central bank. In the global stock index futures markets, losses of approximately 1.7% were experienced throughout a majority of the quarter from long positions in S&P 500 Index futures, as domestic stock prices declined due to volatility in the technology sector and as economic data raised fears that the Federal Reserve will be forced to take aggressive action to slow the economy. In the global interest rate futures markets, losses of approximately 1.3% were incurred primarily during February from long positions in Japanese government bond futures as prices decreased in response to the yen's weakness, a higher Nikkei average, and the perception in Japan that, despite a zero interest rate policy, 10-year interest rates are too low.



     For the quarter ended March 31, 2000, Charter DWFCM recorded total trading revenues, including interest income, of $2,017,694. Total expenses for the quarter were $874,902, resulting in net income of $1,142,792. The value of a unit increased from $14.14 at December 31, 1999 to $14.61 at March 31, 2000.



     For the Quarter Ended March 31, 1999. For the quarter ended March 31, 1999, Charter DWFCM posted a decrease in net asset value per unit. The most significant losses of approximately 4.0% were experienced in the currency markets primarily earlier in the quarter from long Australian dollar positions, as its value dropped significantly relative to the U.S. dollar on speculation regarding potential currency devaluations in the Asian region. Losses recorded from short British pound positions in March offset profits recorded in February, as its value strengthened versus the U.S. dollar as the market scaled back the chances of a British interest rate cut following an announcement of a budget that was more generous than expected. In the global interest rate futures markets, losses of approximately 3.9% were recorded throughout a majority of the quarter largely from short Japanese government bond futures positions, as prices increased amid growing speculation that the Bank of Japan may underwrite Japanese government bonds. Fears that a rise in Japanese bond yields would lead many Japanese money managers to repatriate assets from foreign investments to yen-denominated debt also pushed prices higher. Additional losses were recorded during February and March from short German government bond futures positions, as prices increased on reports that Germany's industrial production showed a sharp increase, creating hopes that Europe's biggest economy could be strengthening. In the metals markets, losses of approximately 1.1% were experienced during March mainly from long silver futures positions, as prices retreated after Berkshire Hathaway's annual report failed to provide any new information on the company's silver positions. In the global stock index futures markets, losses of approximately 0.2% were recorded primarily during February from long S&P 500 Index futures positions, as domestic equity prices moved lower on concerns that the Federal Reserve may raise interest rates in an effort to control inflation. These losses were partially offset by gains of approximately 1.9% recorded in the energy markets mostly during March from long positions in crude and heating oil futures, as prices moved significantly higher which was largely attributed to the news that both OPEC and non-OPEC countries had reached an agreement to cut total output by approximately two million barrels a day beginning April 1, 1999.



     For the quarter ended March 31, 1999, Charter DWFCM recorded total trading losses net of interest income of $2,319,679. Total expenses for the quarter were $950,761, resulting in a net loss of $3,270,440. The value of a unit decreased from $15.57 at December 31, 1998 to $14.45 at March 31, 1999.



     1999 Results. For the year ended December 31, 1999, Charter DWFCM posted a decrease in net asset value per unit. Charter DWFCM experienced losses in the global interest rate futures markets, approximately 9.25%, primarily from short Japanese bond futures positions, as prices increased during the first quarter amid growing speculation that the Bank of Japan may underwrite Japanese government bonds and during the third quarter on the strength of the Japanese yen and expectations that additional monetary easing in that country will come. In the currency markets, losses of approximately 6.63% were recorded primarily from Australian dollar positions. Throughout a majority of the first quarter, losses were experienced from long Australian dollar positions, as its value dropped significantly relative to the U.S. dollar on speculation regarding potential currency devaluations in the Asian region. Early in the third quarter, additional losses were recorded from long positions in this currency due to depressed commodities prices, emerging market concerns and on-going talks that China may eventually devalue its currency. Newly established short positions in the Australian dollar resulted in losses during September, as its value strengthened relative to the U.S. dollar following the rally in gold prices. Offsetting currency gains of 4.14% were recorded from Japanese yen positions, primarily long positions. During the third quarter, gains were recorded from long positions in the Japanese yen, as the value of the yen climbed to a 44-month high versus the U.S. dollar due to continued optimism over Japan's economic recovery. The energy markets produced gains of approximately 7.98%. During March, gains were recorded from long positions in oil futures, as prices moved significantly higher on news that both OPEC and non- OPEC countries had reached an agreement to cut total output beginning April 1st. Gains were also recorded in this market complex during the third quarter after OPEC ministers confirmed that they would uphold their global cutbacks until April of 2000.



     For the year ended December 31, 1999, Charter DWFCM recorded total trading losses, net of interest income, of $570,989. Total expenses for the year were $3,490,494, resulting in a net loss of $4,061,483. The value of a unit decreased from $15.57 at December 31, 1998 to $14.14 at December 31, 1999.



     1998 Results. For the year ended December 31, 1998, Charter DWFCM posted an increase in net asset value per unit. Charter DWFCM experienced profits of approximately 13.28% in the global interest rate futures markets, particularly throughout the second half of the year. The most significant gains of approximately 4.27%, 3.16%, and 3.46% were recorded from long U.S., German, and Japanese bond futures positions, respectively, during August and September, as investors sought the safety of fixed income investments given the notable volatility of the global financial markets. Profits were also recorded from short Japanese government bond futures positions, particularly during December, as prices declined amid a surge in Japanese bond yields attributed to news that Japan's Ministry of Finance planned to end outright purchases of government debt. Additional gains of approximately 2.24% were recorded in the energy markets. A portion of these gains was offset by losses of approximately 5.53% experienced in the precious and base metals markets, as well as losses of approximately 2.90% and 3.78% experienced in the stock indices and currency markets, respectively.



     For the year ended December 31, 1998, Charter DWFCM recorded total trading revenues, including interest income, of $6,332,052. Total expenses for the year were $4,172,636, resulting in net income of $2,159,416. The net asset value of a unit increased from $14.82 at December 31, 1997 to $15.57 at December 31, 1998.



     1997 Results. For the year ended December 31, 1997, Charter DWFCM posted an increase in net asset value per unit. Charter DWFCM experienced profits of approximately 28.02% from sustained price movements in most of the European and Asian currency markets, primarily during January and February and then again during November and December. Additional gains were recorded from long global interest rate futures positions, primarily during June and July. A portion of these gains was offset by losses of approximately 2.09% experienced in the energy markets. Small losses were also recorded in the soft commodity markets.



     For the year ended December 31, 1997, Charter DWFCM recorded total trading revenues, including interest income, of $16,257,872. Total expenses for the year were $5,630,840, resulting in net income of $10,627,032. The net asset value increased from $11.74 at December 31, 1996 to $14.82 at December 31, 1997.

FINANCIAL INSTRUMENTS

     Each partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. Each partnership may trade futures and options in interest rates, stock indices, currencies, agriculturals, energies, and metals. In entering into these contracts each partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the positions held by a partnership at the same time, and if its trading advisor were unable to offset positions of the partnership, the partnership could lose all of its assets and the limited partners would realize a 100% loss. In addition to the trading advisors' internal controls, each trading advisor must comply with the trading policies of the partnership. The trading policies include standards for liquidity and leverage with which the partnership must comply. The trading advisor and the general partner monitor each partnership's trading activities to ensure compliance with the trading policies. The general partner may require a trading advisor to modify positions of the partnership if the general partner believes they violate the partnership's trading policies.


     In addition to market risk, in entering into futures, forwards, and options contracts there is a credit risk to each partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of a partnership for futures contracts traded in the U.S. and most foreign exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member's customers, which should significantly reduce this credit risk. For example, a clearinghouse may cover a default by drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or assessing its members. In cases where a partnership trades off-exchange forwards contracts with a counterparty, the sole recourse of the partnership will be the forwards contract counterparty. For a list of the foreign exchanges on which the partnerships trade, see "Use of Proceeds" on page * . FOR AN ADDITIONAL DISCUSSION OF THE CREDIT RISKS RELATING TO TRADING ON FOREIGN EXCHANGES, SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE * .


     There can be no assurance that a clearinghouse, exchange or other exchange member will meet its obligations to a partnership, and the general partner and commodity brokers will not indemnify a partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker's customers. Any such obligation on the part of the broker appears even less clear where the default occurs in a non-U.S. jurisdiction.

     The general partner deals with these credit risks of the partnerships in several ways. First, it monitors each partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The commodity brokers inform each partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The general partner, however, has installed a system which permits it to monitor each partnership's potential margin liability, exchange by exchange. As a result, the general partner is able to monitor each partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the partnership's margin liability thereon.

     Second, each partnership's trading policies limit the amount of partnership net assets that can be committed at any given time to futures contracts and require, in addition, a minimum amount of diversification in the partnership's trading, usually over several different products. One of the aims of the trading policies has been to reduce the credit exposure of a partnership to a single exchange and historically, the partnerships' exposure has typically amounted to only a small percentage of their total net assets. On those relatively few occasions where a partnership's credit exposure may climb above that level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may only be made with the prior written approval of the limited partners owning more than 50% of units then outstanding.


     Third, the general partner has secured, with respect to Carr Futures acting as the clearing broker for Charter Graham, Charter Millburn, and Charter Welton until the transfer of all clearing operations to Morgan Stanley, a guarantee by Credit Agricole Indosuez, Carr Futures' parent, of the payment of the "net liquidating value" of the transactions (futures, forwards, and options contracts) in the partnership's account. As of December 31, 1999, Credit Agricole Indosuez' total equity was $3.490 billion, and its senior unsecured debt is currently rated Aa2 by Moody's.


     With respect to forward contract trading, each partnership trades with only those counterparties which the general partner, together with Dean Witter, have determined to be creditworthy.


     At the date of the prospectus, Charter Graham, Charter Millburn and Charter Welton only deal with Carr Futures as their counterparty on forward contracts. The guarantee by Carr Futures' parent, discussed above, covers these forward contracts. Charter DWFCM, however, deals with Morgan Stanley as the counterparty on its forward trades, as will each of Charter Graham, Charter Millburn and Charter Welton when Morgan Stanley replaces Carr Futures as the clearing commodity broker.


                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK
INTRODUCTION

     Each partnership is a commodity pool engaged primarily in the speculative trading of futures, forwards, and options. The market-sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership's assets are at risk of trading loss. Unlike an operating company, the risk of market-sensitive instruments is central, not incidental, to each partnership's main business activities.

     The futures, forwards, and options traded by each partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities. Fluctuations in market risk based upon these factors result in frequent changes in the fair value of each partnership's open positions, and, consequently, in its earnings and cash flow.

     Each partnership's total market risk is influenced by a wide variety of factors, including the diversification among each partnership's open positions, the volatility present within the markets, and the liquidity of the markets. At varying times, each of these factors may act to increase or decrease the market risk associated with each partnership.

     Each partnership's past performance is not necessarily indicative of its future results. Any attempt to numerically quantify a partnership's market risk is limited by the uncertainty of its speculative trading. Each partnership's speculative trading may cause future losses and volatility (i.e. "risk of ruin") that far exceed the partnership's experiences to date or any reasonable expectation based upon historical changes in market value.

QUANTIFYING THE PARTNERSHIP'S TRADING VALUE AT RISK

     The following quantitative disclosures regarding each partnership's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

     Each partnership accounts for open positions on the basis of mark-to-market accounting principles. Any loss in market value of a partnership's open positions is directly reflected in the partnership's earnings, whether realized or unrealized, and cash flow. Profits and losses on open positions of exchange-traded futures and options are settled daily through variation margin.

     Each partnership's risk exposure in the various market sectors traded by the trading advisors is estimated below in terms of Value at Risk ("VaR"). The VaR model used by each partnership includes many variables that could change the market value of a partnership's trading portfolio. Each partnership estimates VaR using a model based upon historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors ("market risk factors") to which the portfolio is sensitive. The historical observation period of each partnership's VaR is approximately four years. The one-day 99% confidence level of each partnership's VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days.

     VaR models, including the partnerships', are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities.

EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS


     The following tables indicate the VaR associated with each partnership's open positions as a percentage of total net assets by primary market risk category as of March 31, 2000 and 1999.



CHARTER GRAHAM:



     As of March 31, 2000 and 1999, Charter Graham's total capitalization was approximately $22 million and $6 million, respectively.


                                                                     VAR
                                                                  MARCH 31,
                                                             --------------------
                           MARKET CATEGORY                    2000        1999
            ----------------------------------------------   --------    --------
                                                                %           %
            Currency......................................     (2.33)      (1.27)
            Interest Rate.................................     (1.11)      (1.08)
            Equity........................................     (0.73)      (0.27)
            Commodity.....................................     (1.33)      (0.67)
            Aggregate Value at Risk.......................     (3.14)      (1.83)

CHARTER MILLBURN:



     As of March 31, 2000 and 1999, Charter Millburn's total capitalization was approximately $24 million and $8 million, respectively.


                                                                     VAR
                                                                  MARCH 31,
                                                             --------------------
                           MARKET CATEGORY                    2000        1999
            ----------------------------------------------   --------    --------
                                                                %           %
            Currency......................................     (1.63)      (1.82)
            Interest Rate.................................     (1.31)      (0.88)
            Equity........................................     (0.70)      (1.31)
            Commodity.....................................     (0.59)      (1.07)
            Aggregate Value at Risk.......................     (2.22)      (2.67)


CHARTER WELTON:



     As of March 31, 2000 and 1999, Charter Welton's total capitalization was approximately $24 million and $8 million, respectively.


                                                                     VAR
                                                                  MARCH 31,
                                                             --------------------
                           MARKET CATEGORY                    2000        1999
            ----------------------------------------------   --------    --------
                                                                %           %
            Interest Rate.................................     (1.08)      (0.44)
            Equity........................................     (1.47)      (0.16)
            Currency......................................     (1.35)      (0.99)
            Commodity.....................................     (0.58)      (0.19)
            Aggregate Value at Risk.......................     (2.79)      (1.08)


CHARTER DWFCM:



     As of March 31, 2000 and 1999, Charter DWFCM's total capitalization was approximately $35 million and $41 million, respectively.


                                                                     VAR
                                                                  MARCH 31,
                                                             --------------------
                           MARKET CATEGORY                    2000        1999
            ----------------------------------------------   --------    --------
                                                                %           %
            Currency......................................     (1.85)      (2.18)
            Interest Rate.................................     (1.71)      (0.94)
            Commodity.....................................     (2.28)      (1.09)
            Equity........................................     (1.43)      (0.75)
            Aggregate Value at Risk.......................     (3.79)      (2.54)

     Aggregate Value at Risk, listed above for each partnership, represents the aggregate VaR of all of a partnership's open positions and not the sum of the VaR of the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

     The tables above represent the VaR of each partnership's open positions at March 31, 2000 and 1999 only and are not necessarily representative of either the historic or future risk of an investment in that partnership. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

     The tables below supplement the March 31, 2000 VaR by presenting each partnership's high, low, and average VaR as a percentage of total net assets for the four calendar quarter reporting periods from April 1, 1999 through March 31, 2000.


CHARTER GRAHAM

                        MARKET CATEGORY                    HIGH        LOW       AVERAGE
        ------------------------------------------------   -----      -----      -------
                                                             %          %          %
        Currency........................................   (2.76)     (1.27)      (1.98)
        Interest Rate...................................   (3.74)     (1.08)      (2.11)
        Equity..........................................   (0.73)     (0.25)      (0.41)
        Commodity.......................................   (1.33)     (0.67)      (0.93)
        Aggregate Value at Risk.........................   (4.71)     (1.83)      (3.18)

CHARTER MILLBURN

                        MARKET CATEGORY                    HIGH        LOW       AVERAGE
        ------------------------------------------------   -----      -----      -------
                                                             %          %          %
        Currency........................................   (2.66)     (1.62)      (1.93)
        Interest Rate...................................   (1.41)     (0.79)      (1.10)
        Equity..........................................   (1.61)     (0.70)      (1.12)
        Commodity.......................................   (1.75)     (0.59)      (1.17)
        Aggregate Value at Risk.........................   (4.36)     (2.19)      (2.89)

CHARTER WELTON

                        MARKET CATEGORY                    HIGH        LOW       AVERAGE
        ------------------------------------------------   -----      -----      -------
                                                             %          %          %
        Interest Rate...................................   (1.58)     (0.44)      (0.99)
        Equity..........................................   (4.75)     (0.16)      (1.67)
        Currency........................................   (1.35)     (0.99)      (1.17)
        Commodity.......................................   (0.95)     (0.19)      (0.58)
        Aggregate Value at Risk.........................   (5.02)     (1.08)      (2.85)

CHARTER DWFCM

                        MARKET CATEGORY                    HIGH        LOW       AVERAGE
        ------------------------------------------------   -----      -----      -------
                                                             %          %          %
        Currency........................................   (3.52)     (1.85)      (2.41)
        Interest Rate...................................   (1.99)     (0.94)      (1.57)
        Commodity.......................................   (2.44)     (0.97)      (1.70)
        Equity..........................................   (1.43)     (0.31)      (0.74)
        Aggregate Value at Risk.........................   (4.48)     (2.52)      (3.49)

LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

     The face value of the market sector instruments held by each partnership, is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership to typically be many times the total capitalization of each partnership. The value of a partnership's open positions thus creates a "risk of ruin" not typically found in other investments. The relative size of the positions held may cause a partnership to incur losses greatly in excess of VaR within a short period of time, given the effects of the leverage employed and market volatility. The VaR tables above, as well as the past performance of each partnership, give no indication of such "risk of ruin." In addition, VaR risk measures should be viewed in light of the methodology's limitations, which include the following:

     * past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

     * changes in portfolio value caused by market movements may differ from those of the VaR model;

     * VaR results reflect past trading positions while future risk depends on future positions;

     * VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

     * the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.


     The VaR tables above present the results of each partnership's VaR for each of the partnership's market risk exposures and on an aggregate basis at March 31, 2000 and for the end of the four calendar quarter reporting periods from April 1, 1999 through March 31, 2000. Since VaR is based on historical data, VaR should not be viewed as predictive of a partnership's future financial performance or its ability to manage and monitor risk. There can be no assurance that the partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.


NON-TRADING RISK


     Each partnership has non-trading market risk on its foreign cash balances not needed for margin. These balances and any market risk they may represent are immaterial. Each partnership also maintains a substantial portion (approximately 76-82%) of its available assets in cash at Dean Witter. A decline in short-term interest rates will result in a decline in a partnership's cash management income. This cash flow risk is not considered material.


     Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality and multiplier features of a partnership's market-sensitive instruments.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

     The following qualitative disclosures regarding each partnership's market risk exposures--except for (A) those disclosures that are statements of historical fact and (B) the descriptions of how a partnership manages its primary market risk exposures--constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Each partnership's primary market risk exposures as well as the strategies used and to be used by the general partner and the trading advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of each partnership's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of each partnership. Investors must be prepared to lose all or substantially all of their investment in a partnership.


MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.



     The following were the primary trading risk exposures of Charter Graham as of March 31, 2000, by market sector. It may be anticipated however, that these market exposures will vary materially over time.



     Currency. The primary market exposure in Charter Graham is in the currency sector. Charter Graham's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. Charter Graham trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. For the first quarter of 2000, Charter Graham's major exposures were in the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include the major and minor currencies. The general partner does not anticipate that the risk profile of Charter Graham's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based Partnership in expressing VaR in a functional currency other than dollars.



     Interest Rate. The second largest market exposure at March 31, 2000 was in the interest rate complex. Exposure was spread across the U.S., European, Japanese and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by Charter Graham and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Charter Graham's profitability. Charter Graham's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of the U.S., Britain, Canada, France, Germany Italy, and Japan. However, Charter Graham also takes futures positions in the government debt of smaller nations--e.g. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of Charter Graham for the foreseeable future. The changes in interest rates which have the most effect on Charter Graham are changes in long-term, as opposed to short-term rates. Most of the speculative futures positions held by Charter Graham are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on Charter Graham, were the medium- to long-term rates to remain steady.



     Equity. The primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by Charter Graham are by law limited to futures on broadly based indices. As of March 31, 2000, Charter Graham's primary exposures were in the S&P 500 (U.S.), Nikkei (Japan) and NASDAQ 100 (U.S.) stock indices. Charter Graham is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for Charter Graham to avoid being `whipsawed` into numerous small losses.



Commodity.



     Soft Commodities and Agriculturals. On March 31, 2000, Charter Graham had exposure in the markets that comprise these sectors. Most of the exposure was in the corn, soybean meal and lean hogs markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.



     Metals. Charter Graham's primary metals market exposure is to fluctuations in the price of gold. Although the trading advisor will from time to time trade base metals such as aluminum, copper and nickel, the principal market exposures of Charter Graham have consistently been in precious metals such as gold. Exposure was evident in the gold market as gold prices were volatile during the quarter. The general partner anticipates that gold will remain the primary metals market exposure for Charter Graham.



     Energy. On March 31, 2000, Charter Graham's energy exposure was shared by futures contracts in the oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in this market. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors. Fluctuation in natural gas prices is expected to continue in this choppy pattern.





MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.



     The following were the primary trading risk exposures of Charter Millburn as of March 31, 2000, by market sector. It may be anticipated however, that these market exposures will vary materially over time.

     Currency. The primary market exposure in Charter Millburn is in the currency sector. Charter Millburn's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. Charter Millburn trades in a large number of currencies, including cross-rates. For the first quarter of 2000, Charter Millburn's major exposures were in the euro currency crosses and outright U.S. dollar positions. The general partner does not anticipate that the risk profile of Charter Millburn's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based Partnership in expressing VaR in a functional currency other than dollars.



     Interest Rate. The second largest market exposure at March 31, 2000 was in the interest rate complex. Charter Millburn's exposure in the interest rate market complex was spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by Charter Millburn and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Charter Millburn's profitability. Charter Millburn's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of Charter Millburn for the foreseeable future. The changes in interest rates which have the most effect on Charter Millburn are changes in long-term, as opposed to short- term, rates. Most of the speculative futures positions held by Charter Millburn are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on Charter Millburn, were the medium- to long term rates to remain steady.



     Equity. The primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by Charter Millburn are by law limited to futures on broadly based indices. As of March 31, 2000, Charter Millburn's primary exposures were in the Hang Seng (China) and All Ordinaries (Australia) stock indices. Charter Millburn is primarily exposed to the risk of adverse price trends or static markets in the U.S. and Japanese indices. Static markets would not cause major market changes but would make it difficult for Charter Millburn to avoid being `whipsawed` into numerous small losses.



Commodity.



     Metals. Charter Millburn's primary metals market exposure is to fluctuations in the price of gold. Although the trading advisor will from time to time trade base metals such as aluminum, the principal market exposures of Charter Millburn have consistently been in precious metals. Exposure was evident in the gold market as gold prices were volatile during the quarter. The general partner anticipates that gold will remain the primary metals market exposure for Charter Millburn.



     Soft Commodities and Agriculturals. On March 31, 2000, Charter Millburn had exposure in the markets that comprise these sectors. Most of the exposure, however, was in the sugar, wheat and cotton markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.



     Energy. On March 31, 2000, Charter Millburn's energy exposure was shared by futures contracts in the oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in this market. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors. Fluctuation in natural gas prices is expected to continue in this choppy pattern.

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.



     The following were the primary trading exposures of Charter Welton as of March 31, 2000, by market sector. It may be anticipated however, that these market exposures will vary materially over time.



     Interest Rate. The primary market exposure in Charter Welton is in the interest rate sector. Exposure was spread across the U.S., Japanese, European and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by Charter Welton and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Charter Welton's profitability. Charter Welton's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, Charter Welton also takes futures positions in the government debt of smaller nations--e.g. Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of Charter Welton for the foreseeable future. The changes in interest rates which have the most effect on Charter Welton are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by Charter Welton are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on Charter Welton, were the medium- to long-term rates to remain steady.



     Equity. The second largest market exposure at March 31, 2000 was in the stock index complex. The primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by Charter Welton are by law limited to futures on broadly based indices. As of March 31, 2000, Charter Welton's primary exposures were in the S&P 500 (U.S.), Hang Seng (China), DAX (Germany) and Nikkei (Japan) stock indices. Charter Welton is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese indices. Static markets would not cause major market changes but would make it difficult for Charter Welton to avoid being `whipsawed` into numerous small losses.



     Currency. Charter Welton's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. Charter Welton trades in a large number of currencies, including cross-rates. For the first quarter of 2000, Charter Welton's major exposures were in the euro currency crosses and outright U.S. dollar positions. The general partner does not anticipate that the risk profile of Charter Welton's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based Partnership in expressing VaR in a functional currency other than dollars.



Commodity.



     Energy. On March 31, 2000, Charter Welton's energy exposure was shared by futures contracts in the oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in this market. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors. Fluctuation in natural gas prices is expected to continue in this choppy pattern.



     Soft Commodities and Agriculturals. On March 31, 2000, Charter Welton had exposure in the markets that comprise these sectors. Most of the exposure was in the wheat, coffee and cotton markets. Supply and demand inequalities, severe weather disruption and market expectations affect price movements in these markets.



     Metals. Charter Welton's metals market exposure is to fluctuations in the price of base metals. During periods of volatility, base metals will affect performance dramatically. The general partner anticipates that the base metals will remain the primary metals market exposure of Charter

Welton. Silver prices have remained volatile over this period, and the trading advisor has from time to time taken positions as they have perceived market opportunities to develop.



MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.



     The following were the primary trading exposures of Charter DWFCM as of March 31, 2000, by market sector. It may be anticipated however, that these market exposures will vary materially over time.



     Currency. The most significant exposure in Charter DWFCM at March 31, 2000 was in the currency complex. Charter DWFCM's currency exposure is to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. Charter DWFCM trades in a large number of currencies, including cross-rates. For the first quarter of 2000, Charter DWFCM's foreign currency exposure was in the euro currency crosses and outright U.S. dollar positions. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based Partnership in expressing VaR in a functional currency other than dollars.



     Interest Rates. Significant exposure was also evident this quarter in the interest rate sector. Exposure was spread across the U.S., Swiss, Australian, and euro-zone interest rate sectors. Interest rate movements directly affect the price of the sovereign bond positions held by Charter DWFCM and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Charter DWFCM's profitability. Charter DWFCM's primary interest rate exposure is generally to interest rate fluctuations in the G-7 countries and Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of Charter DWFCM for the foreseeable future. The changes in interest rates which have the most effect on Charter DWFCM are changes in long-term and medium-term instruments. Consequently, even a material change in short-term rates would have little effect on Charter DWFCM, were the medium to long term rates to remain steady.



Commodity.



     Metals. Charter DWFCM's metals market exposure in the first quarter of 2000 was to fluctuations in the prices of base metals, as well as exposure in the gold market. A significant amount of exposure was evident in the base metals as Charter DWFCM held sizeable positions in aluminum and copper as determined by the parameters of the proprietary system. Charter DWFCM aims to equally weight market exposure in the metals as much as possible, however base metals, during periods of volatility, will affect performance more dramatically than the precious metals markets. The general partner anticipates that base metals will remain the primary metals market exposure of Charter DWFCM.



     Energy. On March 31, 2000, Charter DWFCM's energy exposure was in the natural gas futures contract. Price movement in this market results from supply/demand data, weather patterns, and other economic fundamentals. A position in natural gas will impact the portfolio as it is a significant portion of the portfolio.



     Equity. Charter DWFCM's equity exposure at March 31, 2000 was price risk in the S&P 500 futures index and was noteworthy as prices continued their upward trend. The stock index futures traded by Charter DWFCM are by law limited to futures on broadly based indices. The general partner anticipates little, if any, trading in non G-7 stock indices. Charter DWFCM is primarily exposed to the risk of adverse price trends or static markets in the U.S. and Japanese indices. Static markets would not cause major market changes but would make it difficult for Charter DWFCM to avoid being "whipsawed" into numerous small losses.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE



     The following was the only non-trading risk exposure of the partnerships at March 31, 2000:


     FOREIGN CURRENCY BALANCES. Each partnership's primary foreign currency balances were in:

CHARTER GRAHAM          CHARTER MILLBURN        CHARTER WELTON          CHARTER DWFCM
Australian dollars      Euros                   Euros                   Japanese yen
Japanese yen            Hong Kong dollars       Hong Kong dollars       British pounds
Swiss Francs                                                            Euros
                                                                        Swiss francs
                                                                        Australian dollars

     Each partnership controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars upon liquidation of the respective position.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

     Each partnership and its trading advisor, separately, attempt to manage the risk of the partnership's open positions in essentially the same manner in all market categories traded. The general partner attempts to manage each partnership's market exposure by diversifying a partnership's assets among different market sectors and monitoring the performance of the trading advisor daily. In addition, the trading advisor establishes diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

     The general partner monitors and controls the risk of each partnership's non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisor.

                              THE GENERAL PARTNER

     The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-8899. The general partner is an affiliate of Dean Witter in that they are both wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co., which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley Dean Witter & Co.'s SEC file number is 1-11758.


     The general partner is or has been the general partner and commodity pool operator for 34 other commodity pools, including five other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of May 31, 2000, the general partner had approximately $1.2 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of May 31, 2000, there were over 67,000 investors in the commodity pools managed by Demeter.


     The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley Dean Witter & Co. has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner's minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.


     According to Morgan Stanley Dean Witter & Co.'s 1999 annual report and
Form 10-Q for the quarter ended May 31, 2000, Morgan Stanley Dean Witter & Co. had total shareholders' equity of $ * million and total assets of $ * million as of May 31, 2000 (unaudited) and total shareholders' equity of $17.014 million and total assets of $366,967 million as of November 30, 1999 (audited). Additional financial information regarding Morgan Stanley Dean Witter & Co. is included in the financial statements filed as part of that annual report. Morgan Stanley Dean Witter & Co. will provide to you, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. These reports will be available from the SEC, in the manner described under "The Charter Series--Availability of Exchange Act Reports" on page * , or will be available at no charge to you by writing to Morgan Stanley Dean Witter & Co. at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).


     Because of their relationship to the partnerships and each other, Dean Witter and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

     Robert E. Murray, age 39, is Chairman of the Board, President, and a Director of the general partner. Mr. Murray is also Chairman of the Board, President, and a Director of Dean Witter Futures & Currency Management Inc. Mr. Murray is currently a Senior Vice President of Dean Witter's Managed Futures Department. Mr. Murray began his career at Dean Witter in 1984 and is currently the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray currently serves as Vice Chairman and a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.

     Mitchell M. Merin, age 46, is a Director of the general partner. Mr. Merin is also a Director of Dean Witter Futures & Currency Management Inc. Mr. Merin was appointed the Chief Operating Officer of Individual Asset Management for Morgan Stanley Dean Witter & Co. in December 1998 and the President and Chief Executive Officer of Morgan Stanley Dean Witter Advisors in February 1998. He has been an Executive Vice President of Dean Witter since 1990, during which time he has been director of Dean Witter's Taxable Fixed Income and Futures divisions, Managing Director in Corporate Finance and Corporate Treasurer. Mr. Merin received his Bachelor's degree from Trinity College in Connecticut and his M.B.A. degree in Finance and Accounting from the Kellogg Graduate School of Management of Northwestern University in 1977.

     Joseph G. Siniscalchi, age 54, is a Director of the general partner. Mr. Siniscalchi joined Dean Witter in July 1984 as a First Vice President, Director of General Accounting and served as Senior Vice President and Controller for Dean Witter's Securities Division through 1997. He is currently Executive Vice President and Director of the Operations Division of Dean Witter. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

     Edward C. Oelsner III, age 57, is a Director of the general partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Morgan Stanley Dean Witter Advisors, an affiliate of Dean Witter. Mr. Oelsner joined Dean Witter in 1981 as a Managing Director in Dean Witter's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the Dean Witter Retail Products Group. Prior to joining Dean Witter, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964.


     Richard A. Beech, age 48, is a Director of the general partner. Mr. Beech has been associated with the futures industry for over 23 years. He has been at Dean Witter since August 1984, where he is presently Senior Vice President and head of Branch Futures. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing and compliance. Prior to joining Dean Witter, Mr. Beech also had worked at two investment banking firms in operations, research, managed futures and sales management.


     Raymond A. Harris, age 43, is a Director of the general partner. Mr. Harris is currently Executive Vice President, Planning and Administration for Morgan Stanley Dean Witter Asset Management and has worked at Dean Witter or its affiliates since July 1982, serving in both financial and administrative capacities. From August 1994 to January 1999, he worked in two separate Dean Witter affiliates, Discover Financial Services and Novus Financial Corp., culminating as Senior Vice President. Mr. Harris received his B.A. degree from Boston College and his M.B.A. in Finance from the University of Chicago.


     Raymond E. Koch, age 44, is Chief Financial Officer of the General Partner. Mr. Koch began his career at Morgan Stanley Dean Witter in 1988, has overseen the Managed Futures Accounting function since 1992, and is currently First Vice President, Director of Managed Futures and Realty Accounting. From November 1979 to June 1988, Mr. Koch held various positions at Thomson McKinnon Securities, Inc. culminating as Manager, Special Projects in the Capital Markets Division. From August 1977 to November 1979 he was an auditor, specializing in financial services at Deloitte, Haskins and Sells. Mr. Koch received his B.B.A. in accounting from Iona College in 1977, an M.B.A. in finance from Pace University in 1984 and is a Certified Public Accountant.


     The general partner and its officers and directors may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

     None of the directors or executive officers of the general partner beneficially own units of any partnership.

DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER

     The following table summarizes information relating to each of the other commodity pools operated by the general partner, except those commodity pools exempt from disclosure under CFTC rule 4.7.

     While each of these commodity pools has essentially the same objective--appreciation of assets through speculative trading--the structure, including fees, interest income arrangements, and trading advisors, and the performance of these pools varies widely. There are significant differences between the partnerships and the commodity pools described on the following page. For example, some of the commodity pools have principal protection features to protect investors against the loss of their investment principal, and none of these other commodity pools has the same mix of trading advisors, trading strategies, and fee structures as those employed by the partnerships.


     All summary performance information is current as of May 31, 2000. In reviewing the following summary performance information, you should understand that performance is calculated on the accrual basis in accordance with generally accepted accounting principles and is "net" of all fees and charges, and a more complete presentation of the performance of the futures funds operated or managed by the general partner and/or its affiliates is available upon request to the general partner.


     Past performance is not necessarily indicative of future results and material differences exist between the commodity pools described in the chart and the partnerships. There is no assurance that the partnerships will perform in a manner comparable to any of the commodity pools described below. You should also note that interest income may constitute a significant portion of a commodity pool's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1995 THROUGH MAY 31, 2000)

                                                                                            CURRENT        CURRENT
                                                                                             TOTAL        NET ASSET
                                             START        CLOSE         AGGREGATE          NET ASSET      VALUE PER
           FUND TYPE/FUND(1)                DATE(2)      DATE(3)      SUBSCRIPTION(4)      VALUE(5)        UNIT(6)
----------------------------------------    --------     --------     ---------------     -----------     ----------
                                                                            $                  $              $
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners              Jan-81       Dec-88           9,648,397           739,757        488.29
Columbia Futures Fund(11)                   Jul-83       N/A             29,276,299         7,927,555      2,869.27
DW Diversified Futures Fund L.P.(12)        Apr-88       N/A            206,815,107        86,127,968      1,023.91
DW Multi-Market Portfolio L.P.(13)          Sep-88       N/A            252,526,000         7,916,681      1,175.30
DW Diversified Futures Fund II L.P.         Jan-89       N/A             13,210,576         8,098,818      2,717.84
DW Diversified Futures Fund III L.P.        Nov-90       N/A            126,815,755        46,976,074      1,706.10
DW Portfolio Strategy Fund L.P.(14)         Feb-91       N/A            143,522,564        89,786,015      2,185.12
Morgan Stanley Dean Witter                  Nov-94       N/A             66,450,618        55,465,384         15.65
 Spectrum Global Balanced L.P. (15)
Morgan Stanley Dean Witter Spectrum
 Commodity L.P. (18)                        Jan-98       N/A             42,211,594        21,931,472          7.74
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                       Jan-85       Dec-91          19,122,276           281,303        456.80
DW Cornerstone Fund II                      Jan-85       N/A             65,653,270        23,617,459      3,865.07
DW Cornerstone Fund III                     Jan-85       N/A            137,132,762        28,379,043      2.801.33
DW Cornerstone Fund IV                      May-87       N/A            168,114,264        99,949,005      4,963.61
Morgan Stanley Dean Witter                  Aug-91       N/A            278,850,492       203,700,401         21.19
 Spectrum Select L.P.(16)
DW Global Perspective Portfolio L.P.        Mar-92       N/A             67,424,535        12,059,290        904.32
DW World Currency Fund L.P.                 Apr-93       N/A            114,945,830        17,101,381        949.08
Morgan Stanley Dean Witter                  Nov-94       N/A            117,021,176        87,857,618         12.28
 Spectrum Strategic L.P.
Morgan Stanley Dean Witter                  Nov-94       N/A            319,103,282       248,662,524         14.03
 Spectrum Technical L.P.
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.       Jul-89       Sep-95         126,263,000         7,022,437      1,000.00
DW Principal Plus Fund L.P.(17)             Feb-90       N/A            109,013,535        40,660,753      1,785.36
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.        Mar-89       Mar-96         162,203,303         4,966,449      1,056.55
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                 Nov-94       N/A             37,305,990        29,836,797      1,907.66
 Chesapeake L.P.
Morgan Stanley Dean Witter/                 Feb-96       N/A             32,778,924        12,787,499        960.37
 JWH Futures Fund L.P.
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.                          Oct-98       N/A             23,609,066        12,261,746        776.36
Morgan Stanley Dean Witter Strategic
 Alternatives L.P.                          May-00       N/A             25,600,493        26,024,039      1,016.54

                                          CUMULATIVE                                           COMPOUND ANNUAL RATES OF
                                            RETURN            WORST          WORST PEAK-              RETURN(10)
                                             SINCE          MONTHLY %         TO-VALLEY       ---------------------------
           FUND TYPE/FUND(1)              INCEPTION(7)      DRAWDOWN(8)      DRAWDOWN(9)         2000            1999
----------------------------------------  -------------     ------------     ------------     -----------     -----------
                                               %                %                 %                %               %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners                 (51.37)         (34.48)            (64.23)
                                                                 7/88         4/86-12/88
Columbia Futures Fund(11)                      192.78          (17.54)            (48.63)          (1.06)          (8.54)
                                                                 4/86         7/83-12/86      (5 months)
DW Diversified Futures Fund L.P.(12)           305.98          (12.85)            (24.86)           6.30          (11.14)
                                                                 5/90          5/95-6/96      (5 months)
DW Multi-Market Portfolio L.P.(13)              17.53          (13.26)            (29.84)           6.84           (8.77)
                                                                 2/96          5/95-6/96      (5 months)
DW Diversified Futures Fund II L.P.            171.78          (13.41)            (25.62)           6.32           (9.50)
                                                                 8/89          5/95-6/96      (5 months)
DW Diversified Futures Fund III L.P.            70.61          (13.62)            (27.00)           6.96          (10.56)
                                                                 1/92          5/95-6/96      (5 months)
DW Portfolio Strategy Fund L.P.(14)            118.51          (14.40)            (25.65)          (9.70)          (6.85)
                                                                 1/92          1/92-4/92      (5 months)
Morgan Stanley Dean Witter                      56.50           (7.92)            (10.64)          (2.92)           0.75
 Spectrum Global Balanced L.P. (15)                              2/96          2/96-5/96      (5 months)
Morgan Stanley Dean Witter Spectrum
 Commodity L.P. (18)                           (22.60)          (9.09)            (38.60)           1.71           15.83
                                                                11/98          2/98-2/99      (5 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                          (53.15)         (20.88)            (64.47)
                                                                 8/91          4/86-8/91
DW Cornerstone Fund II                         296.42          (11.74)            (32.70)          (2.52)          (5.42)
                                                                 9/89         7/88-10/89      (5 months)
DW Cornerstone Fund III                        187.32          (18.28)            (32.35)          (8.92)          (6.78)
                                                                 2/89         2/89-10/89      (5 months)
DW Cornerstone Fund IV                         409.09          (21.04)            (45.21)           5.98           (1.13)
                                                                 9/89          7/89-9/89      (5 months)
Morgan Stanley Dean Witter                     111.90          (13.72)            (26.78)          (3.68)          (7.56)
 Spectrum Select L.P.(16)                                        1/92          6/95-8/96      (5 months)
DW Global Perspective Portfolio L.P.            (9.57)         (12.10)            (40.90)          (6.79)          (9.83)
                                                                10/99          8/93-1/95      (5 months)
DW World Currency Fund L.P.                     (5.09)          (9.68)            (46.04)          (4.48)           2.65
                                                                 5/95          8/93-1/95      (5 months)
Morgan Stanley Dean Witter                      22.80          (18.47)            (32.10)         (22.52)          37.23
 Spectrum Strategic L.P.                                         2/00          4/97-7/98      (5 months)
Morgan Stanley Dean Witter                      40.30           (9.96)            (14.50)          (5.90)          (7.51)
 Spectrum Technical L.P.                                        10/99          5/99-5/00      (5 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.            0.00          (13.98)            (30.93)
                                                                 1/92          5/90-4/92
DW Principal Plus Fund L.P.(17)                 78.54           (7.48)            (13.08)          (1.66)          (3.82)
                                                                 2/96          2/96-5/96      (5 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.             5.66           (5.62)            (14.69)
                                                                 1/91          8/89-4/92
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                     90.77          (17.34)            (31.03)          (4.06)          (3.48)
 Chesapeake L.P.                                                 5/99         9/98-10/99      (5 months)
Morgan Stanley Dean Witter/                     (3.96)          (9.62)            (35.12)         (11.56)         (22.29)
 JWH Futures Fund L.P.                                          10/99          7/99-3/00      (5 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.                             (22.36)         (10.76)            (30.11)         (20.47)          (2.63)
                                                                 3/00          3/99-4/00      (5 months)
Morgan Stanley Dean Witter Strategic
 Alternatives L.P.                               1.65             N/A                N/A            1.65
                                                                                              (1 month)


           FUND TYPE/FUND(1)                1998           1997           1996           1995
----------------------------------------  ---------     ----------     -----------     ---------
                                              %             %               %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Dean Witter Commodity Partners

Columbia Futures Fund(11)                     12.01          22.60          19.09          28.21

DW Diversified Futures Fund L.P.(12)           6.22          11.96          (2.66)         (4.56)

DW Multi-Market Portfolio L.P.(13)             5.63          13.28          (6.76)         (6.37)

DW Diversified Futures Fund II L.P.            5.22          11.28          (4.83)         (2.90)

DW Diversified Futures Fund III L.P.           5.39          12.29          (4.73)         (4.02)

DW Portfolio Strategy Fund L.P.(14)            9.46          11.28          25.50          25.37

Morgan Stanley Dean Witter                    16.36          18.23          (3.65)         22.79
 Spectrum Global Balanced L.P. (15)
Morgan Stanley Dean Witter Spectrum
 Commodity L.P. (18)                         (34.30)

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I

DW Cornerstone Fund II                        12.54          18.05          11.47          26.50

DW Cornerstone Fund III                        9.13          10.24           8.24          27.50

DW Cornerstone Fund IV                         6.80          38.41          12.97          22.96

Morgan Stanley Dean Witter                    14.15           6.22           5.27          23.62
 Spectrum Select L.P.(16)
DW Global Perspective Portfolio L.P.          11.25          11.16           9.26          16.76

DW World Currency Fund L.P.                   (2.61)         39.35          12.97           2.02

Morgan Stanley Dean Witter                     7.84           0.37          (3.53)         10.49
 Spectrum Strategic L.P.
Morgan Stanley Dean Witter                    10.18           7.49          18.35          17.59
 Spectrum Technical L.P.
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.                                                       5.21
                                                                                       (9 months)
DW Principal Plus Fund L.P.(17)               10.54          15.39          (5.28)         17.98

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.                                         1.00           7.30
                                                                       (3 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                   19.93          15.38          15.23          15.80
 Chesapeake L.P.
Morgan Stanley Dean Witter/                    4.04          13.66          18.17
 JWH Futures Fund L.P.                                                 (11 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market Street
 Futures Fund L.P.                             0.26
                                          (3 months)
Morgan Stanley Dean Witter Strategic
 Alternatives L.P.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                                       57

FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION

1. "Publicly-offered" funds are pools offered to the public. "Privately-offered" funds are pools offered in private placements exempt from registration. Funds with "principal protection" are pools with an investment feature that guarantees the return of the amount originally invested, generally within 5 to 7 years. Funds without "principal protection" do not guarantee the return of an investor's investment.

2.  "Start Date" is the month and year that the pool began trading.

3. "Close Date" is the month and year that the pool liquidated its assets and stopped doing business.

4. "Aggregate Subscriptions" is the aggregate of all amounts contributed to the pool, including investments that were later redeemed by investors.


5. "Current Total Net Asset Value" is the net asset value of the pool as of May 31, 2000, or, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.



6. "Current Net Asset Value Per Unit" is calculated by dividing the current total net asset value by the total number of units outstanding as of May 31, 2000, or, in the case of a liquidated pool, through the date of liquidation.



7. "Cumulative Return Since Inception" is the percentage change in the net asset value of a unit from its Start Date through May 31, 2000, or, in the case of a liquidated pool, its Start Date through the date of liquidation.


8. "Drawdown" means losses experienced by the pool over the specified period and is calculated by dividing net performance by beginning equity for the relevant period. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."

9. "Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."

10. "Compound Annual Rates of Return" are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations and for 2000, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it was changed to a publicly-offered fund with one advisor.

12. Diversified's net asset value per unit was revalued from $3,964.23 to $1,000.00 after the close of business on August 31, 1995. All investors in Diversified prior to August 31, 1995 had their units increased by a corresponding amount to reflect this revaluation, and all return calculations in the table have been adjusted accordingly.

13. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

14. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

15. Spectrum Global Balanced was formerly named Spectrum Balanced.

16. Spectrum Select was formerly named Select Futures Fund; each unit of Select Futures Fund was converted into 100 units of Spectrum Select on April 30, 1998, with a corresponding revaluation of net asset value per unit from $2,008.20 to $20.08.

17. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., an affiliated pool.


18. Spectrum Commodity was formerly named Tangible Asset Fund.

                              THE TRADING ADVISORS

MANAGEMENT AGREEMENTS


     Each trading advisor has entered into a management agreement with its respective partnership and the general partner. The management agreements with each of Graham, Millburn, and Welton do not expire until December 31, 2001 and, thereafter, will renew annually unless terminated by the general partner or the trading advisor. The management agreement with Dean Witter Futures & Currency Management does not expire until * , 2001, and thereafter, will renew annually unless terminated by the general partner or the trading advisor. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership's assets. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at month-end upon five days' prior written notice to the trading advisor. Each partnership may also terminate its management agreement immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership's trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.


INTRODUCTION TO TRADING ADVISOR DESCRIPTIONS

     The biographies of the principals and brief summaries of the trading programs of the trading advisor for each partnership are set forth below. The success of each partnership is dependent upon the success of its trading advisor. However, in evaluating these descriptions, an investor should be aware that each trading advisor's trading methods are proprietary and confidential, the trading advisor selected for a partnership may change, and even if the same trading advisor continues to trade for a partnership it may make substantial modifications to its trading programs. Investors will generally not be made aware of when a trading advisor makes a modification to its trading program.

     The descriptions of each trading advisor, its trading programs and its principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor's trading program. Furthermore, each trading advisor may refer to specific aspects of its trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

     A trading advisor's registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.


     Except as noted below, the trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly. Dean Witter Futures & Currency Management Inc. is the only trading advisor affiliated with the general partner, Dean Witter, Morgan Stanley, and Morgan Stanley International, but does not directly participate in the brokerage commissions charged by DWR.


MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

     The trading advisor for Charter Graham is Graham Capital Management, L.P. Graham is a Delaware limited partnership which was organized in May 1994. Graham's main business address is Stamford Harbor Park, 333 Ludlow Street, Stamford, Connecticut 06902. Graham has been registered with the CFTC as a commodity pool operator and commodity trading advisor since July 1994 and is a member of the National Futures Association in such capacities.

Principals

     Mr. Kenneth G. Tropin is the President, the founder, and a principal of Graham. As President of Graham, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed Graham's core trading programs.

     Prior to organizing Graham, Mr. Tropin served as President, Chief Executive Officer and as a Director of John W. Henry & Company, Inc. from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of Managed Futures and Precious Metals at Dean Witter. He joined Dean Witter from Shearson in February 1982 to run Dean Witter's Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter.

     In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association, a non-profit managed futures industry association. Mr. Tropin was elected Chairman of the Managed Futures Trade Association in March 1986 and held this position until 1991. In June 1987,
Mr. Tropin was appointed President of Dean Witter Futures & Currency Management, an affiliate of Dean Witter. As President and Chief Executive Officer of JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Funds Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Advisors.

     Mr. Tropin is the President and sole shareholder of KGT, Inc., a Delaware corporation that is the general partner of Graham. Mr. Tropin also is the principal investor in KGT Investment Partners, L.P., a Delaware limited partnership that is the limited partner of Graham and of which KGT, Inc. is also a general partner.

     Mr. Thomas Schneider is an Executive Vice President, the Chief Trader, and a principal of Graham. Mr. Schneider is responsible for managing Graham's trading operations, including order execution, policies and procedures, and maintaining relationships with independent executing brokers and FCMs.

     Mr. Schneider graduated from the University of Notre Dame in 1983 with a BBA in Finance, and received his MBA from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc., a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and principal of ELM, responsible for 24 hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider serves on the Board of the New York Futures Exchange, has served on the Managed Funds Association's Trading and Markets committee, and has been a National Futures Association arbitrator since 1989.

     Mr. Robert Griffith is an Executive Vice President, the Director of Research, the Chief Technology Officer, and a principal of Graham, and is responsible for the management of all research activities and technology resources of Graham, including portfolio management, asset allocation, and trading system development. Mr. Griffith is in charge of the day-to-day administration of Graham's trading systems and the management of its database of price information on more than 100 markets. Prior to joining Graham, Mr. Griffith's Veridical Methods, Inc. provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his BBA in Management Information systems from the University of Iowa in 1979.

     Mr. Anthony Bryla, C.P.A., is a Senior Vice President, the Controller, and a principal of Graham, and is responsible for the management of all accounting and finance activities at Graham. Mr. Bryla is in charge of the daily and monthly performance reporting, company accounting, treasury functions, as well as policies and procedures. Prior to joining Graham in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp., where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.'s and graduated from Rutgers University with a BA in Business Administration in 1982.

     Mr. Paul Sedlack is a Senior Vice President, the General Counsel, and a principal of Graham, and is responsible for legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School and an MBA in Finance and BS in Engineering from State University of New York at Buffalo.

     Mr. Kevin O'Connor is a Senior Vice President, Senior Trader, and principal of Graham. Mr. O'Connor is a senior member of the trading staff responsible for executing trades in accordance with Graham's systems, and works closely with Mr. Schneider in managing the firm's daily trading operations. Prior to joining Graham, from June 1992 until June 1995, Mr. O'Connor was a Vice President and Controller for Luck Trading Company, a commodity trading advisor in New York City. From January 1981 until June 1992, Mr. O'Connor was a Controller and Senior Trader for Futures Investment Company, a commodity trading advisor based in Greenwich, CT. Mr. O'Connor graduated from Providence College in 1980 with a BS in Accounting.

     Mr. Barry F. Cronin is a Senior Discretionary Trader and principal of Graham specializing in the global macro markets with particular emphasis on foreign exchange and fixed income. Prior to joining Graham in February 1998, Mr. Cronin was employed by Tudor Investment Corporation, initially in various capacities at the Chicago Mercantile Exchange from 1990 to 1992 and served as a proprietary trader from 1992 to 1998. Prior to that Mr. Cronin worked for Merrill Lynch & Co. at the Chicago Board of Trade. Mr. Cronin received an M.B.A. and an M.A. in international relations from Boston University in 1989 and a B.A. from Colby College in 1984.

     Mr. Dominic M. Napolitano is a Senior Discretionary Trader and principal of Graham whose primary activities are in the global foreign exchange and fixed income markets. Prior to joining Graham in February 1998, Mr. Napolitano was employed by Tudor Investment Corporation as a proprietary trader from 1992 to 1998. From 1988 to 1992, he was employed by Refco Inc. Mr. Napolitano received a B.A. in Economics from Middlebury College in 1987.

     Mr. Fred J. Levin is a Senior Discretionary Trader and principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

Certain Other Personnel

     Dr. Shawn X. Deng is a Vice President and quantitative research analyst and works in conjunction with other members of Graham's research staff on investment strategies, technology, and software development. Prior to joining Graham in October 1996, Dr. Deng was a senior software engineer at AutoLogic Information Technology, Inc., where he implemented client/server management and software release systems. Before he joined AutoLogic, he worked at Online Environs, Inc., where he developed state-of-the-art three-dimensional network browsers. Dr. Deng received his M.Sc. and Ph.D. in mechanical engineering in 1996 from Harvard University, specializing in solid mechanics and finite element analysis. While at Harvard, he was the principal investigator under a research grant for the optimal design, fracture analysis and fatigue life assessment of Boeing 737 aircraft fuselages, and was awarded the DAS Fellowship and the Golden McKay Scholarship. Before attending Harvard, he was co-founder and vice president of Global Computer Consulting Company, Xian, China, which provided traffic, human resource and financial management systems for the city of Xian. Dr. Deng received his B.Eng. in 1987 and M.Eng. in 1990 from Xian Jiaotong University, China, and was the valedictorian of his class.

     Dr. Brian Aldershof is a Vice President and quantitative research analyst with significant expertise in mathematics and statistics. Prior to joining Graham in May 1997, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his MS
(1990) and Ph.D. (1991) in Statistics from the University of North Carolina at Chapel Hill, where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College, where he completed a double major in Mathematics and Psychology.

     Mr. Robert G. Christian, Jr. is a quantitative research analyst with significant experience in non-price based and short-term trading systems. Prior to joining Graham in August 1998, Mr. Christian was associated with Stonebrook Capital Management, Inc., where he focused on research and trading, from July 1997 to August 1998. From June 1995 to August 1998, he also managed his own private trading firm, Modoc Capital Management. From August 1990 to June 1995, Mr. Christian was a Vice President, global technical strategist and proprietary trader for Chase Manhattan Futures Corporation based in New York. Mr. Christian received an M.B.A. in finance from the Stern School of Business at New York University in 1990 and a B.A.S. in Biology and Economics from Stanford University in 1985.

     Mr. Timothy C. Lee is a quantitative research analyst with significant experience in non-price based and short-term trading systems. Prior to joining Graham in August 1998, Mr. Lee directed non-price based trading and research at Stonebrook Capital Management, Inc. from June 1993 to August 1998. From March 1992 to May 1993, Mr. Lee was a quantitative research analyst and proprietary trader for Investment Management Services, Inc., an introducing broker affiliated with Moore Capital Management, Inc. From September 1991 to March 1992, Mr. Lee was a quantitative research analyst and proprietary trader for Moore Capital Management, Inc. From September 1988 to September 1991, Mr. Lee was a proprietary trader and quantitative research analyst for Niederhoffer Investments. Mr. Lee received a B.S. in Operations Research from Columbia University in 1990.

     During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Graham or its principals.

     Graham and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Graham trading programs described below.

Systematic Trading

     Graham's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

     Graham's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

     In addition to Graham's core trading systems, Graham has developed various trading systems that are not true trend-following systems. The Graham Selective Trading Program, which was developed in 1997, relies in part on a pattern recognition model based on volatility. The Non-Trend Based Program, which was developed in 1998, relies on macroeconomic and supply and demand data as the basis for its trading decisions and has the potential to perform in market conditions that are characterized by a lack of long-term trends.

Discretionary Trading

     The Discretionary Trading Group was established at Graham in February 1998. Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, the Discretionary Trading Group determines its trades subjectively on the basis of personal assessment of trading data and trading experience. The Discretionary Trading Group traders benefit from Graham's experience in systematic trading and trend identification. This experience has proven helpful in enabling the Discretionary Trading Group to take advantage of significant market trends when they occur and, equally important, the Discretionary Trading Group has the potential to profit from trend reversals as well. Additionally, Graham makes available extensive technical and fundamental research resources to the Discretionary Trading Group in an effort to improve its competitive performance edge over time. Graham believes that the Discretionary Trading Group's performance results generally are not highly correlated to the results of other discretionary traders or Graham's systematic trading programs. Graham believes the Discretionary Trading Group can generate successful performance results in trading range type markets where there are few long-term trends.

The Graham Trading Programs


     Graham currently trades 100% of Charter Graham's assets pursuant to its Global Diversified Program, as described below, at 1.5 times the standard leverage it applies for such program. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for accounts traded by Graham; thus, Graham expects the margin requirements for Charter Graham over time to average about 20% to 30% of Charter Graham's Net Assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED" ON PAGE * . Subject to the prior approval of the general partner, Graham may, at any time, trade a portion of the partnership's assets pursuant to one or more of Graham's other systematic programs and/or the Discretionary Trading Group discretionary program, and at an increased or reduced rate of leverage.

     The various futures, forwards, and options markets which are traded pursuant to each Graham systematic trading program are identified below under the description of that program. Each Graham systematic trading program generally entails a consistent approach to all futures, forwards, and options markets traded by that program. Graham conducts ongoing research regarding expanding the number of futures, forwards, and options markets each program trades to further the objective of portfolio diversification. Particular futures, forwards, and options markets may be added to, or deleted from, a program at any time without notice. Portfolios may be rebalanced with respect to the weighting of existing markets at any time without notice. Additions, deletions and rebalancing decisions with respect to each program are made based on a variety of factors, including performance, risk, volatility, correlation, liquidity and price action, each of which factors may change at any time. In trading the various futures, forwards, and options markets pursuant to its systematic trading programs, Graham generally applies the systematic trading approach described above under " -- Systematic Trading."

     Global Diversified Program

     The Global Diversified Program utilizes multiple computerized trading models which are designed to participate in the potential profit opportunities of approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

     The strategies which are utilized are primarily long term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

     The Global Diversified Program will normally have weightings of approximately 25% in futures contracts based on short-term and long-term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 27% in currency forwards (including major and minor currencies), 17% in stock index futures (including all major indices), 16% in agricultural futures (including grains, meats and softs), 8% in metal futures (including gold, aluminum and copper), and 7% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

     Graham rebalances the weighting of each market in the portfolio on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

     Graham Selective Trading Program

     The Graham Selective Trading Program was developed in 1997 and utilizes a completely different trading system than other Graham programs. The Graham Selective Trading Program uses a mathematical model to identify certain price patterns which have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in very specific types of market moves which meet the very restrictive criteria of the model. In general, the Graham Selective Trading Program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position. Due to the extremely selective criteria of the Graham Selective Trading model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

     K4 Program

     The K4 Program was developed in 1998 and commenced trading operations in January 1999. Similar to the Graham Selective Trading Program, the K4 Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program differs from the Graham

Selective Trading Program in many respects, including a tendency to enter markets at different times and it uses significantly different parameters. The K4 Program will normally enter or exit a position only when a significant price and volatility spike takes place and is designated to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.

     Non-Trend Based Program

     Today's markets include many trend-following and counter-trend traders attempting to identify major trends and reversals thereof. Graham's Non-Trend Based Program utilizes multiple computerized trading models that for the most part do not rely on price trends. The Non-Trend Based Program forecasts market direction based on changes in fundamental data, such as supply and demand data, inflation rates, interest rates and shifts in the business cycle. By using non-trend following methods it is possible to trade with considerable success in markets irrespective of the existence of price trends.

     The Non-Trend Based Program seeks to capture currency gains based on the momentum of interest rate expectations, absolute levels of the interest rate differentials and relative shapes of yield curves. The Non-Trend Based Program forecasts energy market direction from changes in supply and demand, the commitment of traders' reports and other factors.

     For trading fixed income markets, the Non-Trend Based Program creates a macroeconomic index based on economic release data, inflation data, and interest rate sensitive stocks. For base metal trading, the Non-Trend Based Program seeks to identify shifts in supply/demand that are consistent with the current business cycle to anticipate market direction relying on inputs such as cost to carry, supply/demand measures, inflation, currency movement, and interest rate sensitive stocks. For equities the Non-Trend Based Program creates a composite indicator that positions the system long or short the S&P 500 relying on stock market fundamental indicators such as price/ earnings ratios, dividend yields, inflation, currency movement and interest rates.

     Discretionary Trading Group Program

     Unlike Graham's systematic trading programs, which are based almost entirely on computerized mathematical models, Graham's Discretionary Trading Group determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgment and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental analysis of the Discretionary Trading Group may involve a short- or long-term time horizon. Technical data considered by the Discretionary Trading Group include price patterns, volatility, trading volumes and level of open interest.

     The Discretionary Trading Group Program trades global fixed income, foreign exchange and other futures and forward markets. The Discretionary Trading Group Program may trade call or put options in these markets.

     Past Performance of Graham

     Set forth below in Capsules A through M is the past performance history of Graham for client accounts. Capsule A-1 is a pro forma of Capsule A, adjusted for the increased leverage to be employed by Graham for Charter Graham, and also adjusted for the brokerage, management, and incentive fees applied to Charter Graham. The footnotes following Capsule M are an integral part of each Capsule.

     Investors are cautioned that the performance information set forth in the following capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by Graham or Charter Graham in the future, since past performance is not a guarantee of future results. There can be no assurance that Graham or the partnership will make any profits at all or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.


                                                                       CAPSULE A



                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 GLOBAL DIVERSIFIED PROGRAM (STANDARD LEVERAGE)



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Global Diversified Program
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: February 1995
              Number of open accounts: 5
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $131,070,000
              Largest monthly drawdown: (6.93)% - (February 1996)
              Worst peak-to-valley drawdown: (13.74) - (April 1998 - July 1998)

                                                     RATE OF RETURN
                         ----------------------------------------------------------------------
         MONTH             2000         1999        1998        1997        1996      1995
-----------------------  ----------    ------      ------      ------      ------   -----------
                            %            %           %           %           %          %
January                      1.17       (0.08)       1.65        4.19        7.43
February                    (1.08)       0.95        1.41       (1.53)      (5.69)       6.48
March                        0.51       (5.09)       4.56        0.90        1.25       11.89
April                       (2.91)       2.63       (3.02)      (4.71)       3.47        2.81
May                         (2.52)      (4.14)      (0.82)      (1.35)      (0.31)       4.49
June                                     5.65       (5.95)      (0.84)       1.26        1.62
July                                    (1.86)      (3.49)       3.72       (0.45)      (1.06)
August                                   3.37       11.01       (2.64)      (1.62)      (4.83)
September                                1.07        6.93        2.11        1.21       (3.62)
October                                 (3.61)       3.24        4.14        5.71       (1.55)
November                                 1.66       (2.80)       0.50        3.26        3.14
December                                 5.14        0.09        1.85       (1.05)       5.81
Compound Annual
  (Period) Rate of
  Return                    (4.80)       5.12       12.20        6.04       14.70       26.83
                         (5 months)                                                 (11 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1



                        GRAHAM CAPITAL MANAGEMENT, L.P.
                             PRO FORMA OF CAPSULE A
                  GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE



              Largest monthly drawdown: (10.87)% - (February 1996)
              Worst peak-to-valley drawdown: (19.34)% - (April 1998 - July 1998)

                                                     RATE OF RETURN
                         ----------------------------------------------------------------------
         MONTH             2000         1999        1998        1997        1996      1995
-----------------------  ----------    ------      ------      ------      ------   -----------
                            %            %           %           %           %          %
January                      1.90       (6.21)       2.24        6.66       10.95
February                    (2.30)       3.37        1.96       (3.11)     (10.87)       9.84
March                        0.81       (5.66)       6.67        1.36        1.98       17.72
April                       (4.65)       3.63       (4.78)      (7.40)       6.16        4.18
May                         (4.07)      (6.45)      (1.47)      (2.29)      (0.78)       6.59
June                                     8.26       (9.15)      (1.57)       2.01        2.39
July                                    (3.36)      (5.37)       5.37       (0.93)      (1.88)
August                                   4.98       16.34       (4.26)      (2.72)      (7.56)
September                                1.57        9.74        2.94        1.58       (5.66)
October                                 (5.79)       4.77        6.56        9.06       (2.60)
November                                 2.20       (5.23)       0.61        4.76        4.49
December                                 8.46       (0.25)       3.14       (2.29)       8.79
Compound Annual
  (Period) Rate of
  Return                    (8.20)       3.30       13.41        7.12       18.43       39.29
                         (5 months)                                                 (11 months)


                                                                       CAPSULE B



                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Graham Global Diversified Program at 150% Leverage
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: May 1997
              Number of open accounts: 10
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $96,158,000
              Largest monthly drawdown: (9.84)% - (June 1998)
              Worst peak-to-valley drawdown: (20.01)% - (April 1998 - July 1998) 2000 year-to-date return (5 months): (6.39)%
              1999 annual return: 6.17%
              1998 annual return: 17.00%
              1997 annual return (8 months): 11.56%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 SELECTIVE TRADING PROGRAM (STANDARD LEVERAGE)



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Selective Trading Program
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1998
              Number of open accounts: 2
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $61,072,000
              Largest monthly drawdown: (3.00)% - (June 1998)
              Worst peak-to-valley drawdown: (5.33)% - (February 2000 - April
              2000)
              2000 year-to-date return (5 months): (4.18)%
              1999 annual return: 0.91%
              1998 annual return: 25.86%



                                                                       CAPSULE D


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                   SELECTIVE TRADING PROGRAM AT 150% LEVERAGE



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Selective Trading Program at 150% Leverage Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
              Number of open accounts: 0
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $0
              Largest monthly drawdown: (3.26)% - (March 2000)
              Worst peak-to-valley drawdown: (7.10)% - (February 2000 - April
              2000)
              2000 year-to-date return (4 months): (6.22)%
              1999 annual return (7 months): 6.54%



                                                                       CAPSULE E


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                         K4 PROGRAM (STANDARD LEVERAGE)



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: K4 Program
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
              Number of open accounts: 1
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $67,327,000
              Largest monthly drawdown: (4.83)% - (February 2000)
              Worst peak-to-valley drawdown: (4.83)% - (February 2000)
              2000 year-to-date return (5 months): (2.42)%
              1999 annual return: 7.25%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE F


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                          K4 PROGRAM AT 150% LEVERAGE



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: K4 Program at 150% Leverage
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
              Number of open accounts: 1
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $4,553,000
              Largest monthly drawdown: (6.61)% - (February 2000)
              Worst peak-to-valley drawdown: (7.35)% - (February 2000 - May
              2000)
              2000 year-to-date return (5 months): (4.93)%
              1999 annual return (7 months): 8.96%



                                                                       CAPSULE G


                        GRAHAM CAPITAL MANAGEMENT, L.P.
            DISCRETIONARY TRADING GROUP PROGRAM (STANDARD LEVERAGE)



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Discretionary Trading Group Program
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
              Number of open accounts: 1
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $3,619,000
              Largest monthly drawdown: (2.22)% - (August 1999)
              Worst peak-to-valley drawdown: (4.18)% - (June 1999 - August 1999) 2000 year-to-date return (5 months): 1.95%
              1999 annual return: (1.03)%



                                                                       CAPSULE H


                        GRAHAM CAPITAL MANAGEMENT, L.P.
              DISCRETIONARY TRADING GROUP PROGRAM AT 150% LEVERAGE



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Discretionary Trading Group Program at 150% Leverage
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
              Number of open accounts: 2
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $8,512,000
              Largest monthly drawdown: (5.59)% - (August 1999)
              Worst peak-to-valley drawdown: (11.87)% - (June 1999 - October
              1999)
              2000 year-to-date return (4 months): (1.00)%
              1999 annual return (7 months): (10.22)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE I



                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  NON-TREND BASED PROGRAM (STANDARD LEVERAGE)



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Non-Trend Based Program
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
              Number of open accounts: 2
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $36,456,000
              Largest monthly drawdown: (5.01)% - (October 1999)
              Worst peak-to-valley drawdown: (8.48)% - (May 1999 - October 1999) 2000 year-to-date return (5 months): 8.75%
              1999 annual return: 0.46%



                                                                       CAPSULE J



                        GRAHAM CAPITAL MANAGEMENT, L.P.
                    NON-TREND BASED PROGRAM AT 150% LEVERAGE



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Non-Trend Based Program at 150% Leverage Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
              Number of open accounts: 1
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $3,335,000
              Largest monthly drawdown: (8.42)% - (October 1999)
              Worst peak-to-valley drawdown: (14.33)% - (June 1999 - October
              1999)
              2000 year-to-date return (5 months): 13.40%
              1999 annual return (7 months): (9.67)%



                                                                       CAPSULE K



                        GRAHAM CAPITAL MANAGEMENT, L.P.
                               GLOBAL FX PROGRAM



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Global FX Program
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: May 1997
              Number of open accounts: 1
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $5,020,000
              Largest monthly drawdown: (4.29)% - (October 1999)
              Worst peak-to-valley drawdown: (9.79)% - (April 1998 - July 1999) 2000 year-to-date return (5 months): 3.52%
              1999 annual return: (1.37)%
              1998 annual return: (3.52)%
              1997 annual return (8 months): 5.19%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE L


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                        INTERNATIONAL FINANCIAL PROGRAM



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: International Financial Program
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1996
              Number of open accounts: 0
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $0
              Largest monthly drawdown: (8.41)% - (June 1998)
              Worst peak-to-valley drawdown: (18.07)% - (April 1998 - June 1998) 1998 annual return: 8.15%
              1997 annual return: 5.14%
              1996 annual return: 13.98%



                                                                       CAPSULE M


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                            NATURAL RESOURCE PROGRAM



              Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Natural Resource Program
              Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: September 1996
              Number of open accounts: 0
              Aggregate assets overall: $468,098,000
              Aggregate assets in program: $0
              Largest monthly drawdown: (6.68)% - (October 1997)
              Worst peak-to-valley drawdown: (19.22)% - (February 1997 - November 1997)
              1998 annual return: 4.71%
              1997 annual return: (15.22)%
              1996 annual return (4 months): 2.80%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


              FOOTNOTES TO GRAHAM'S CAPSULE PERFORMANCE SUMMARIES


     "Inception of trading by commodity trading advisor" is the date on which Graham began trading client accounts.

     "Inception of trading in program" is the date on which Graham began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by Graham pursuant to the program shown as of May 31, 2000.



     "Aggregate assets overall" is the aggregate amount of assets in accounts under the management of Graham as of May 31, 2000, and includes client funds and notional equity. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to Graham for management.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of May 31, 2000, and includes client funds and notional equity.


     "Largest monthly drawdown" is the largest loss experienced by an account included in a program composite in any calendar month during the most recent five calendar years and year-to-date expressed as a percentage of the total equity in the account and includes the month and year of such drawdown.

     "Worst peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account included in a program composite during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

     "Annual and year-to-date return" is computed on a compounded monthly basis assuming reinvestment of accrued profits. Rate of Return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.

     Graham advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

        Footnotes to Graham's Capsule A-1 Pro Forma Performance Summary

     Capsule A-1 above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the actual past performance record of client accounts managed pursuant to the Global Diversified Program, the trading program employed for Charter Graham by Graham. The pro forma adjustments are an attempt approximately to reflect Charter Graham's brokerage, management and incentive fees, and interest income, and the degree of leverage to be applied for Charter Graham, as opposed to the fees, expenses, and interest income and leverage applicable to the various accounts included in Capsule A above.

     Capsule A-1 must be read in conjunction with the description of Graham and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Graham as compared to Graham's actual trading; and (B) there are different means by which the pro forma adjustments could have been made.

     While the general partner believes that the information set forth in Capsule A-1 is relevant to evaluating an investment in Charter Graham, no representation is or could be made that the Capsule presents what the results of Charter Graham would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

     The trading advisor for Charter Millburn is Millburn Ridgefield Corporation. Millburn is a Delaware Corporation which was organized in May 1982. Millburn's main business address is 411 West Putnam Avenue, Greenwich, Connecticut 06830. Millburn has been registered with the CFTC as a commodity trading advisor since July 1982 and as a commodity pool operator since September 1984 and is a member of the National Futures Association in such capacities.

Principals


     Mr. Harvey Beker, age 46, is President, Co-Chief Executive Officer and Co-Chairman of Millburn Ridgefield and The Millburn Corporation, and a partner of ShareInVest Research L.P. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978. During his tenure at Millburn, he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in 1982.

     Mr. George E. Crapple, age 55, is Co-Chief Executive Officer and Co-Chairman of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, magna cum laude, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with Millburn Ridgefield in 1976 and joined Millburn Ridgefield Corporation on April 1, 1983 on a full-time basis. Mr. Crapple is a Director and Member of the Executive Committee and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, Chairman of the Managed Funds Association, a member of the Financial Products Advisory Committee of the CFTC and a former member of the Board of Directors and Nominating Committee of the Futures Industry Association.



     Mr. Gregg R. Buckbinder, age 41, is Senior Vice President and Chief Operating Officer of Millburn Ridgefield and The Millburn Corporation. He graduated cum laude from Pace University in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He joined Millburn in January 1998 from Odyssey Partners, L.P. where he was responsible for the operation, administration and accounting of the firm's merchant banking and managed account businesses. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from 1985 to 1990 where he was First Vice President and Controller, and from 1983 to 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from 1984 to 1985 as a manager in the tax department and from 1980 to 1983 as a senior auditor, with an emphasis on clients in the financial services business. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.



     Mr. Mark B. Fitzsimmons, age 52, is a Senior Vice-President of Millburn Ridgefield and The Millburn Corporation. His responsibilities include both marketing and investment strategy. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. He joined Millburn Ridgefield in January 1990 from Morgan Stanley & Co. Incorporated where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm. From 1977 to 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From 1973 to 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.



     Mr. Barry Goodman, age 42, is Executive Vice-President, Director of Trading and Co-Director of Research of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. From 1980 through late 1982 he was a commodity trader for E.
F. Hutton & Co., Inc. At Hutton he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined Millburn Ridgefield in 1982 as Assistant Director of Trading.



     Mr. Dennis B. Newton, age 48, is a Senior Vice-President of Millburn Ridgefield. His primary responsibilities are in administration and marketing. Prior to joining Millburn Ridgefield in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator from April 1990 to August 1991. Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. from September 1987 to March 1990. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc.

where he was a member of the senior management team. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.



     Mr. Grant N. Smith, age 48, is Executive Vice-President and Co-Director of Research of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology in 1974 and an M.S. degree from M.I.T. in 1975. While at M.I.T. he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined Millburn Ridgefield in 1975.


     During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Millburn or its principals.

     Millburn and its principals may, from time to time, trade futures, forwards, or options contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Millburn trading programs described below.


Multiple Trading Systems



     The objective of Millburn's trading method is to participate in all major sustained price moves in the markets traded. Millburn regards its approach as long-term in nature. Millburn makes trading decisions pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems, and the money management principles described below, which may be revised from time to time. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses.



     Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.



     Successful systematic futures trading depends primarily on two factors: development and selection of the trading systems used in each market, and allocation of portfolio risk among the markets available for trading.



     Market environments change over time, and particular systems may perform well in one environment but poorly in another. Likewise, portfolio sectors and individual markets go through periods where systematic trading is very profitable and other periods where no system makes any money. Recent experience in the futures markets has illustrated how a portfolio limited to certain market sectors can have an excellent run but then stumble badly.



     The goal of Millburn's research has been to develop an algorithm to select the optimal mix of systems in each market and an algorithm to dynamically determine optimum portfolio allocations, allocating risk to markets according to a forecast of profitability using a mix of systems.



     The first step in the trading methodology is developing intermediate- to long-term trading systems which generate buy or sell decisions in a particular market based on the direction of the price trend in the market. Over the last 29 years, Millburn has developed hundreds of trading systems. These `heritage' systems are augmented from time to time with the results of fruitful research. Millburn tests the full range of the systems in each market against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates (i) the profitability of the systems and (ii) a number of statistics designed to identify high quality profits such as (a) the percentage of profitable trades, (b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) Sharpe ratio (risk adjusted returns).

     Since the early 1980's Millburn has selected up to four systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system in a market. Millburn has attempted to select systems with different characteristics to smooth the return stream from the market. Millburn then selects its portfolio weightings taking into account statistical data on the systems' returns in each market, liquidity constraints and Millburn's judgement and experience. Millburn has achieved a major improvement in this process through the recent implementation of its System Selection Algorithm and Portfolio Allocation Algorithm.



     Because there are hundreds of systems in Millburn's heritage universe, there are billions of potential combinations of systems for each market. The System Selection Algorithm simulates these potential combinations and searches for both an optimal number and combination of systems in each market. The number of systems ranges from 5 to 8, and the combination selected will maximize Sharpe Ratio subject to minimum levels of diversification among systems in the group.



     The System Allocation Algorithm will be rerun annually, or whenever new systems become available for inclusion in the system universe.



     The Portfolio Allocation Algorithm was designed to select a portfolio with what Millburn believes to be `optimal' risk/reward statistics -- Sharpe ratio, volatility and drawdown. It will dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit. There are currently about 60 markets included in the Portfolio Allocation Algorithm universe for potential allocation - markets deemed `tradable'. Using return streams for each market (generated by the system combination selected by the System Selection Algorithm), the Portfolio Allocation Algorithm simulates approximately 1 billion potential combinations of risk allocations. Each market and sector in the universe is constrained to a maximum allocation based on real-world considerations. In any single market, the constraints are based primarily on liquidity and market access. Sectors are constrained largely by externally imposed portfolio considerations, such as would occur in a `financial only', a `currency only' or a `commodity oriented' portfolio. No minimum allocation is specified, so markets can (and do) have allocations of zero. The Portfolio Allocation Algorithm reallocates the portfolio on a monthly basis.



     The implementation of the System Selection Algorithm and the Portfolio Allocation Algorithm constitute a major technological advance which mines Millburn's 29 years of research achievements and extracts what Millburn believes to be significant additional value.



Risk Management



     Risk is a function of both price level and price volatility. For example, a 100,000 barrel crude oil position is worth more and is, therefore, more risky with oil at $30 per barrel than with oil at $10 per barrel. Similarly, if prices are moving in a 5% daily range, oil is more risky than if prices are moving in a 1% daily range. In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses its volatility overlay as a part of individual market risk management. This system is designed to measure the risk in the portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. It is applied to the systematic strategies described above. A secondary benefit of the volatility overlay can be timely profit taking. Because markets tend to become more volatile after a profitable trend has been long underway, the volatility overlay often signals position reductions before trend reversals.



     In addition to the volatility overlay, Millburn's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification which attempts further to improve the quality of profits by reducing volatility.



     Additional money management principles applicable to the portfolio as a whole include: (1) limiting the assets committed as margin or collateral, generally within a range of 15% to 35% of an account's net assets, though the amount may any time be substantially higher; (2) prohibiting pyramiding -- that is, using unrealized profits in a particular market as margin for additional positions in the same market; and
(3) changing the equity used for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.



     Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio -- all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio and the proposed level of leverage -- over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If Millburn considers the drawdown too severe, it reduces the leverage or portfolio size.



     Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.



     From time to time Millburn may adjust the size of a position, long or short, in any given market. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.



     With respect to the execution of trades, Millburn may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.



     The trading method, systems and money management principles utilized by Millburn are proprietary and confidential. The foregoing description is general and is not intended to be complete.


The Millburn Trading Programs

     The Millburn trading portfolios do not utilize different trading systems or programs. The portfolios may include all or some of the markets Millburn trades, and the weightings among the markets and the leverage employed will differ by portfolio. The same trading systems will be used to trade a market in all portfolios which include the market. There can be no assurance as to which markets will be included in each Millburn trading portfolio over time. Such markets may be changed without notice, in the discretion of Millburn. Moreover, Millburn does not maintain open positions in all portfolio markets at all times. At certain times, Millburn may entirely withdraw from one or more such markets.

     Portfolio markets and allocations among markets are under continuous review, on the basis of both systematic and discretionary analysis, and are adjusted from time to time in response to specific market changes (e.g., the consolidation of European currencies), Millburn's judgment of the prospects for successful systematic trading in a market, or Millburn's interpretations of economic factors affecting the domestic and global economies and the potential opportunities that could arise.

     Millburn currently trades 100% of Charter Millburn's assets pursuant to its Diversified Portfolio, as described below. Subject to the prior approval of the general partner, Millburn may, at any time, trade some or all of the partnership's assets among one or more of Millburn's other programs.

     Diversified Portfolio

     Millburn trades a broadly diversified portfolio of approximately 50 markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. The Diversified Portfolio program has approximately 47% weighting in currencies, 18% in interest rates, 8% in softs and agricultural commodities, 9% in stock indices, 11% in energy products, and 7% in metals. Millburn trades its Diversified Portfolio at standard leverage and at 150% of standard leverage.


     The Diversified Portfolio markets currently include: agricultural commodities (including coffee, corn, cotton and sugar); metals (including aluminum, copper and gold); energy (including crude oil, gas oil, heating oil, natural gas and unleaded gas); currencies (forwards and options), including
(i) major currencies (including British Pound, Euro, Japanese Yen and Swiss Franc); (ii) secondary currencies (including Danish Krone, Dollar Index, Euro, and Norwegian Krone); (iii) crosses (including Canadian Dollar--Japanese Yen, Swiss Franc--Japanese Yen, Deutsche Mark--Euro, Euro--Japanese Yen, Euro--Swiss Franc and Euro--Norwegian Krone); (iv) exotic currencies (including Hungarian Forint, Polish Zolty, Turkish Lira, Korean Won, Mexican Peso, Singapore Dollar, Taiwan Dollar and South African Rand); (v) interest rates (futures and options) (including Eurodollars, Euro Yen, French Bond, German Bond, Italian Bond, Spanish Bond, Tokyo Yen Bond, U.S. Treasury Bond, and U.S. Treasury Note); and
(vi) stock indices (including Australian All Ordinaries, Hong Kong Hang Seng, Nikkei, S&P 500 and Topix Index).


     Currency Portfolio

     Millburn trades approximately 20 different currencies in its Currency Portfolio, including "cross-rate" positions (positions in two different currencies other than the United States dollar). Millburn -- which had managed financially-oriented accounts since 1979 -- began managing currency-only accounts in November 1989. Millburn trades its Currency Portfolio at standard leverage and at 150% of standard leverage.

     Global Portfolio

     The Global Portfolio includes the currency markets as well as futures and options contracts on U.S. and non-U.S. interest rates and stock indices as well as precious and industrial metals. Millburn trades its Global Portfolio at standard leverage and at 150% of standard leverage.

     World Resource Portfolio

     The World Resource Portfolio is a variation of the Diversified Portfolio, but with a reduced emphasis on currency markets. Millburn began trading the World Resource Portfolio on a non-proprietary basis in September 1995.

     Past Performance of Millburn

     Set forth below in Capsules A through H is the past performance history of Millburn and its principals for client accounts. Capsule A-1 is a pro forma of Capsule A, adjusted for the brokerage, management, and incentive fees applied to Charter Millburn. The footnotes following Capsule H are an integral part of each Capsule.

     You are cautioned that the performance information set forth in the following capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by Millburn or Charter Millburn in the future, since past performance is not a guarantee of future results. There can be no assurance that Millburn or the partnership will make any profits at all or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

                                                                       CAPSULE A


                        MILLBURN RIDGEFIELD CORPORATION
                             DIVERSIFIED PORTFOLIO



       Name of commodity trading advisor: Millburn Ridgefield Corporation
       Name of program: Diversified Portfolio
       Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: February 1971
       Number of open accounts: 19
       Aggregate assets overall: $581,588,512
       Aggregate assets in program: $385,400,866
       Largest monthly drawdown (past 5 years): (13.49)% - (February 1996) Largest monthly drawdown (since 1977): (22.91)% - (April 1978)
       Worst peak-to-valley drawdown (past 5 years): (17.36)% - (June 1999 - May
       2000)
       Worst peak-to-valley drawdown (since 1977): (32.50)% - (April 1986 - December 1986)
       Accounts closed with positive net performance (past 5 years): 6
       Accounts closed with positive net performance (since 1977): 18
       Accounts closed with negative net performance (past 5 years): 3
       Accounts closed with negative net performance (since 1977): 3

                                                                 RATE OF RETURN
                        -------------------------------------------------------------------------------------------------
       MONTH              2000         1999       1998       1997       1996       1995       1994       1993       1992
--------------------    ---------     ------     ------     ------     ------     ------     ------     ------     ------
                           %            %          %          %          %          %          %          %          %
January                     1.98       (4.01)      2.91       8.14       7.43      (3.09)     (7.56)     (2.69)     (8.53)
February                   (1.73)       3.08      (2.71)      5.72     (11.05)      6.81      (1.47)      5.78      (1.34)
March                      (4.51)       1.21       1.14      (2.83)      0.80      16.85       7.67      (0.70)     (0.72)
April                       0.67        5.44      (7.38)     (3.01)      5.72       4.64      (2.27)      5.76      (0.73)
May                        (1.95)      (3.34)      4.04       1.50      (6.72)     (1.10)      4.63      (1.79)      0.90
June                                    5.80       2.32       0.52       3.91       0.99       5.80      (2.54)     14.25
July                                   (3.82)     (4.96)      8.15       1.37      (2.48)     (3.00)      5.11       8.87
August                                  1.17       6.94      (8.52)     (1.88)      1.43      (5.26)     (8.06)      7.56
September                               0.73       5.53       1.20       2.79      (1.84)      3.68       1.09      (0.19)
October                               (11.81)     (1.84)     (2.21)     10.64       0.06       3.02      (0.70)     (3.95)
November                                2.19      (0.75)     (0.31)      3.96       0.20       4.76       1.33       2.66
December                                2.68       2.71       4.95       1.08       7.92       2.46       9.02      (0.73)
Compound Annual
  (Period) Rate of
  Return                   (5.54)      (2.05)      7.17      12.61      17.33      32.82      11.78      10.88      17.30
                        (5 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                   RATE OF RETURN (CONTINUED)
                       -----------------------------------------------------------------------------------
       MONTH            1991       1990       1989       1988       1987       1986       1985       1984
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (5.32)      4.13       3.18      (8.23)     13.86       3.84       5.69       5.03
February                 1.40       4.21      (4.67)      1.30       0.16      14.91       7.69       0.05
March                    2.60       2.99       7.53      (4.11)      3.34       1.59      (4.65)      1.08
April                   (0.09)      2.40      (1.51)     (1.87)     10.29      (7.05)     (2.12)      2.45
May                     (1.13)     (5.66)     17.04       6.09      (3.59)     (2.74)     (4.52)      4.76
June                     1.63       3.51      (8.11)     17.89      (3.63)     (9.34)     (2.12)     (6.11)
July                    (4.02)     16.05      (3.62)     (9.26)      1.12       5.98      14.68      19.22
August                  (6.09)      3.39      (8.53)     (0.47)     (3.72)      7.22      (2.75)     (9.05)
September                0.91       2.67      (2.74)      0.67      (5.88)    (18.35)    (14.63)      4.14
October                 (0.30)      7.65      (8.78)      1.64       1.66      (6.21)      9.15      (2.80)
November                 0.10       3.00       4.74       6.11       9.67      (5.36)     12.43      (6.69)
December                16.35       0.24       7.93      (4.27)      9.44      (1.44)      6.42      11.04
Compound Annual
  (Period) Rate of
  Return                 4.44      53.01      (0.94)      2.70      35.02     (19.36)     23.44      21.72

                                              RATE OF RETURN (CONTINUED)
                       ------------------------------------------------------------------------
       MONTH            1983       1982       1981       1980       1979       1978       1977
--------------------   ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %
January                  6.28       4.77      11.39      20.82      (2.45)      6.33       2.16
February                (1.29)      8.68      10.40       3.81       5.52       3.91      (1.15)
March                   (2.12)      9.14      (8.62)      8.62       0.66      20.99       2.70
April                   (0.42)     (1.58)      9.48      (2.97)      6.82     (22.91)      7.02
May                      1.13      (0.82)      7.43       5.25       4.45      12.78      (7.51)
June                    (6.95)      8.99       9.74       3.44       7.41      (2.57)      1.21
July                    (1.11)    (11.00)      6.96       1.18      (2.50)      8.54       6.84
August                   5.57       3.32      (0.15)     (2.32)      1.82       1.02      (4.37)
September               (2.05)      7.66      (3.60)     (1.81)     14.84       5.34      (9.65)
October                  2.25      (4.04)     (4.79)      9.00      (0.74)     12.01       4.80
November                (7.08)     (2.57)      8.24       3.75       5.42     (14.17)     (3.62)
December                (3.13)      5.49     (10.00)      5.44       6.11      (5.42)     10.57
Compound Annual
  (Period) Rate of
  Return                (9.44)     29.09      38.50      66.53      57.18      18.92       7.12

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1


                        MILLBURN RIDGEFIELD CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO



            Largest monthly drawdown (past 5 years): (13.29)% - (October 1999) Largest monthly drawdown (since 1977): (22.81)% - (April 1978)
            Worst peak-to-valley drawdown: (past five years): (18.54)% - (July 1999 - March 2000)
            Worst peak-to-valley drawdown (since 1977): (32.74)% - (April 1986 - December 1986)

                                                                 RATE OF RETURN
                        -------------------------------------------------------------------------------------------------
       MONTH              2000         1999       1998       1997       1996       1995       1994       1993       1992
--------------------    ---------     ------     ------     ------     ------     ------     ------     ------     ------
                           %            %          %          %          %          %          %          %          %
January                     1.77       (4.38)      3.03       7.64       6.90      (3.26)     (8.11)     (2.99)     (8.76)
February                   (2.12)       2.66      (3.63)      5.26     (12.54)      6.34      (2.11)      5.66      (1.65)
March                      (4.82)       0.95       0.96      (3.61)      0.64      14.62       7.36      (1.19)     (1.05)
April                       0.37        5.98      (7.86)     (3.67)      5.69       3.98      (2.56)      5.63      (1.05)
May                        (2.22)      (4.24)      3.76       1.21      (7.12)     (1.49)      4.63      (2.39)      0.45
June                                    6.30       2.12       0.27       3.79       0.79       5.36      (2.96)     14.29
July                                   (4.58)     (5.26)      9.06       1.06      (3.09)     (3.56)      5.48       8.13
August                                  0.90       7.04     (10.12)     (2.15)      1.42      (5.74)     (9.29)      6.59
September                               0.56       6.13       0.91       2.75      (2.33)      3.38       0.86      (0.48)
October                               (13.29)     (2.39)     (2.82)     11.58      (0.72)      2.89      (0.85)     (4.58)
November                                1.85      (1.10)     (0.64)      3.57      (0.15)      5.29       1.27       2.77
December                                2.39       2.97       5.52       0.91       8.57       2.05       9.83      (1.07)
Compound Annual
  (Period) Rate of
  Return                   (6.95)      (6.41)      4.70       7.60      13.59      25.77       7.77       7.84      12.24
                        (5 months)

                                                   RATE OF RETURN (CONTINUED)
                       -----------------------------------------------------------------------------------
       MONTH            1991       1990       1989       1988       1987       1986       1985       1984
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (5.73)      4.08       3.51      (8.25)     14.69       3.99       6.38       5.37
February                 1.13       4.36      (4.93)      1.32       0.35      14.98       7.86       0.56
March                    2.56       3.23       8.21      (4.10)      3.71       1.84      (4.84)      1.53
April                   (0.41)      2.54      (1.68)     (1.89)     10.69      (6.95)     (2.08)      2.81
May                     (1.30)     (6.90)     17.33       6.20      (3.61)     (2.79)     (4.19)      5.32
June                     1.55       3.71      (9.81)     18.42      (3.59)     (9.11)     (1.97)     (5.56)
July                    (4.60)     18.53      (4.22)     (9.85)      1.29       6.05      15.83      20.16
August                  (6.52)      3.67      (9.36)     (0.41)     (3.63)      7.26      (3.15)     (9.74)
September                0.43       2.52      (2.90)      0.77      (5.94)    (18.03)    (14.38)      5.05
October                 (0.54)      6.85      (8.98)      1.77       1.83      (6.14)      9.21      (2.65)
November                (0.38)      2.72       4.66       6.87      10.23      (5.31)     13.43      (6.39)
December                19.70       0.14       7.92      (4.66)      9.97      (1.28)      6.74      11.29
Compound Annual
  (Period) Rate of
  Return                 3.67      53.71      (3.99)      3.19      39.15     (18.10)     27.54      27.12

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                              RATE OF RETURN (CONTINUED)
                       ------------------------------------------------------------------------
       MONTH            1983       1982       1981       1980       1979       1978       1977
--------------------   ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %
January                  6.88       5.00      11.68      21.32      (1.87)      6.45       1.53
February                (1.30)     10.33      11.02       4.27       6.10       4.15      (0.60)
March                   (2.01)     10.14      (9.73)      9.45       1.32      21.52       2.74
April                   (0.23)     (1.05)     11.51      (2.81)      7.57     (22.81)      7.03
May                      1.47      (0.50)      8.09       5.11       5.41      13.16      (6.61)
June                    (6.71)      9.38      10.33       3.17       9.04      (1.97)      1.52
July                    (0.76)    (11.05)      6.78       1.56      (1.78)      9.15       6.89
August                   5.81       3.12       0.17      (2.23)      2.24       2.88      (4.09)
September               (1.74)      7.63      (3.76)     (1.49)     15.15       5.64      (9.29)
October                  2.31      (4.25)     (4.95)     10.15      (0.09)     12.31       5.08
November                (6.63)     (2.45)      8.61       4.43       5.81     (15.13)     (3.16)
December                (2.75)      5.60      (9.87)      6.49       6.74      (4.99)     11.03
Compound Annual
  (Period) Rate of
  Return                (6.42)     33.80      42.56      74.85      70.18      23.93      10.55


                                                                       CAPSULE B



                        MILLBURN RIDGEFIELD CORPORATION
                      DIVERSIFIED PORTFOLIO--HIGH LEVERAGE



              Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio--High Leverage
              Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: April 1998
              Number of open accounts: 1
              Aggregate assets overall: $581,588,512
              Aggregate assets in program: $2,662,267
              Largest monthly drawdown: (9.36)% - (April 1998)
              Worst peak-to-valley drawdown: (23.75)% - (July 1999 - May 2000) 2000 year-to-date return (5 months): (15.38)%
              1999 annual return: (4.94)%
              1998 annual return (9 months): 4.67%



                                                                       CAPSULE C



                        MILLBURN RIDGEFIELD CORPORATION
                       DIVERSIFIED PORTFOLIO--2X LEVERAGE



              Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio-2X Leverage
              Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: January 1998
              Number of open accounts: 0
              Aggregate assets overall: $581,588,512
              Aggregate assets in program: $0
              Largest monthly drawdown: (12.39)% - (July 1998)
              Worst peak-to-valley drawdown: (25.40)% - (January 1998 - July
              1998)
              1999 annual return (5 months): 8.76%
              1998 annual return: (4.42)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE D



                        MILLBURN RIDGEFIELD CORPORATION
                               CURRENCY PORTFOLIO



              Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Currency Portfolio
              Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: November 1989
              Number of open accounts: 3
              Aggregate assets overall: $581,588,512
              Aggregate assets in program: $35,270,012
              Largest monthly drawdown: (9.08)% - (February 1996)
              Worst peak-to-valley drawdown: (33.06)% - (September 1992 - January 1995)
              2000 year-to-date return (5 months): (7.45)%
              1999 annual return: 5.22%
              1998 annual return: (5.02)%
              1997 annual return: 20.86%
              1996 annual return: 11.29%
              1995 annual return: 18.88%



                                                                       CAPSULE E



                        MILLBURN RIDGEFIELD CORPORATION
                       CURRENCY PORTFOLIO - HIGH LEVERAGE



              Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Currency Portfolio - High Leverage
              Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: July 1993
              Number of open accounts: 1
              Aggregate assets overall: $581,588,512
              Aggregate assets in program: $6,209,394
              Largest monthly drawdown: (12.81)% - (May 1995)
              Worst peak-to-valley drawdown: (23.06)% - (September 1997 - August
              1998)
              2000 year-to-date return (5 months): (15.98)%
              1999 annual return: 6.00%
              1998 annual return: (15.45)%
              1997 annual return: 27.99%
              1996 annual return: 16.36%
              1995 annual return: 25.15%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE F



                        MILLBURN RIDGEFIELD CORPORATION
                                GLOBAL PORTFOLIO



              Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Global Portfolio
              Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: November 1989
              Number of open accounts: 4
              Aggregate assets overall: $581,588,512
              Aggregate assets in program: $84,167,118
              Largest monthly drawdown: (9.08)% - (February 1996)
              Worst peak-to-valley drawdown: (24.82)% - (June 1999 - May 2000) 2000 year-to-date return (5 months): (14.88)%
              1999 annual return: (0.77)%
              1998 annual return: 2.03%
              1997 annual return: 13.65%
              1996 annual return: 11.38%
              1995 annual return: 25.76%



                                                                       CAPSULE G



                        MILLBURN RIDGEFIELD CORPORATION
                        GLOBAL PORTFOLIO - HIGH LEVERAGE



              Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Global Portfolio - High Leverage
              Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: July 1993
              Number of open accounts: 0
              Aggregate assets overall: $581,588,512
              Aggregate assets in program: $0
              Largest monthly drawdown: (13.23)% - (January 1994)
              Worst peak-to-valley drawdown: (20.05)% - (June 1994 - January
              1995)
              1997 annual return: 11.82%
              1996 annual return: 11.15%
              1995 annual return: 32.15%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE H



                        MILLBURN RIDGEFIELD CORPORATION
                            WORLD RESOURCE PORTFOLIO



              Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: World Resource Portfolio
              Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: September 1995
              Number of open accounts: 4
              Aggregate assets overall: $581,588,512)
              Aggregate assets in program: $67,187,629
              Largest monthly drawdown: (12.28)% - (February 1996)
              Worst peak-to-valley drawdown: (19.73)% - (April 1999 - May 2000) 2000 year-to-date return (5 months): (9.58)%
              1999 annual return: (9.58)%
              1998 annual return: 5.66%
              1997 annual return: 1.88%
              1996 annual return: 8.33%
              1995 annual return (4 months): 7.28%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


             FOOTNOTES TO MILLBURN'S CAPSULE PERFORMANCE SUMMARIES


     "Inception of trading by commodity trading advisor" is the date on which Millburn began trading client accounts.

     "Inception of trading in program" is the date on which Millburn began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by Millburn pursuant to the program shown as of May 31, 2000.



     "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Millburn as of May 31, 2000.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of May 31, 2000.


     "Largest monthly drawdown" is the largest loss experienced by a single account in the program in any calendar month during the most recent five calendar years and year-to-date (and from 1977 to date in the case of Capsule A) expressed as a percentage of the total equity in the account and includes the month and year of such drawdown.


     "Worst peak-to-valley drawdown" is the largest calendar month to calendar month loss experienced by a single account in the program (regardless of whether it is continuous) during the most recent five calendar years and year-to-date (and from 1977 to date in the case of Capsule A) expressed as a percentage of total equity in the account and includes the months and years in which it occurred. For example, a worst peak-to-valley drawdown in an account of "(10)%- (January 1995 - August 1995)" means that the peak-to-valley drawdown was 10% and lasted from January 1995 to August 1995.


     "Annual and year-to-date return" is computed on a compounded monthly basis assuming reinvestment of accrued profits. Rate of Return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.

       FOOTNOTES TO MILLBURN'S CAPSULE A-1 PRO FORMA PERFORMANCE SUMMARY

     Capsule A-1 above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the actual past performance record of client accounts managed pursuant to the Diversified Portfolio, the trading program to be employed for Charter Millburn by Millburn. The pro forma adjustments are an attempt approximately to reflect Charter Millburn's brokerage, management and incentive fees, and interest income, as opposed to the fees, expenses, and interest income applicable to the various accounts included in Capsule A above.

     Capsule A-1 must be read in conjunction with the description of Millburn and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations; (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Millburn as compared to Millburn's actual trading; and (B) there are different means by which the pro forma adjustments could have been made.

     While the general partner believes that the information set forth in Capsule A-1 is relevant to evaluating an investment in Charter Millburn, no representation is or could be made that the Capsule presents what the results of Charter Millburn would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

     The trading advisor for Charter Welton is Welton Investment Corporation. Welton is a Delaware corporation merged in May 1997 from a California corporation originally formed in November 1988. Welton's main business address is The Eastwood Building, San Carlos between 5th and 6th, P.O. Box 6147, Carmel, California 93921-6147. Welton is registered, beginning January 4, 1989, as a commodity trading advisor and commodity pool operator with the CFTC, and is a member of the National Futures Association in such capacities.

Principals


     Dr. Patrick L. Welton is the Chief Executive Officer and Chairman of Welton. Dr. Welton developed the mathematical analysis techniques and systems software employed by Welton in its trading and portfolio management. Dr. Welton earned Bachelor's Degrees from the University of Wisconsin, completing a portion of his undergraduate studies at Harvard University. He then attended the UCLA School of Medicine, where he completed graduate biophysics and medical studies and earned an MD degree. Subsequently, he was a postgraduate physician and a chief resident at the Stanford University Medical Center. In addition to his full-time management of Welton, Dr. Welton is a principal of Welton Global Funds Management Corporation, a Director of Axios Data Analysis Systems Corporation, and a volunteer Clinical Professor of Medicine at Stanford University School of Medicine. He has engaged in futures and equities market research since 1981. During the past five years, Dr. Welton has spoken at domestic and international conferences, authored articles, participated in panel presentations on numerous trading and risk management issues, and served on committees for the Managed Funds Association and National Futures Association. He also served on the Board of Directors of the National Futures Association from 1997 to 2000. He is registered as an Associated Person with the National Futures Association.


     Ms. Annette L. Welton is a Co-founder of Welton, a Director, Chief Operational and Chief Financial Officer. Ms. Welton participated in the early development of the systems software employed by Welton in its trading and portfolio management methods. Since 1988, Ms. Welton has continued to participate in the research committee, the review process and the monitoring of trading for the company's clients. She also serves as a Principal to Welton Global Funds Management Corporation, a commodity pool operator affiliate. Ms. Welton earned a Bachelor of Science Degree from the University of California at Los Angeles. Since 1992, Ms. Welton has participated in the Managed Funds Association's Public Relations and Trading and Markets Committees. She has served on the National Futures Association's Nominating Committee in the Commodity Trading Advisor category and has authored and co-authored several articles published in various alternative investment trade publications. She is registered as an Associated Person with the National Futures Association.

     Mr. Jerry M. Harris is the Senior Vice President of Welton. He received a Bachelor of Science Degree in Aerospace Engineering at the University of Virginia. He then earned a Masters Degree in Information Systems from the University of Southern California. Subsequently, he was Vice President and Chief Operating Officer of Cresta Commodity Management, Inc. in San Diego, California. Beginning 1989 through 1990, he was Vice President of Marketing at Commodities Corporation in Princeton, New Jersey. From November 1988 through March 1998, he was a pilot with Delta Airlines. Mr. Harris is responsible for business development efforts and industry representation, as well as participating in strategic planning for Welton. Mr. Harris is a member of the Alternative Investments Management Association and serves on its International Development Committee as well as the Institutional Money Management Advisory Committee of the New York Mercantile Exchange. He frequently is a featured speaker to institutional and private investor groups on the topic of integrating skill-based alternative investment strategies to diversify investment portfolios. He has been associated with Welton since 1993 and is registered as an Associated Person with the National Futures Association.

     Mr. Brent M. Hankins is the Vice President of Trading Operations and Portfolio Manager of Welton. His responsibilities include all aspects of trading operations and portfolio management for the firm. This includes management of brokerage relationships as well as the preparation, transmission, checking and reconciliation of orders, monitoring of open positions and risk, as well as tracking the liquidity of markets traded. Mr. Hankins earned a Bachelor of Arts Degree in Agricultural Business from California Polytechnic State University, San Luis Obispo in 1992. He has been associated with Welton since 1993 and is registered as an Associated Person with the National Futures Association.


     Mr. David S. Nowlin is the Vice President of Administrative Operations for Welton. His responsibilities include oversight of the performance accounting and compliance functions within the firm. Mr. Nowlin received a Bachelor of Arts degree in 1983 in Business Administration from Westmont College located in Santa Barbara, California. He earned a Masters of Business Administration in 1992 from Santa Clara University. Mr. Nowlin has been with Welton since 1993 and is registered as an Associated Person with the National Futures Association. Prior to that he held positions with Price Waterhouse and Dean Witter Reynolds.


     During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Welton or its principals.


     Welton and its principals trade futures options and securities for their own accounts and provide management services to other clients. Investments made on behalf of Welton, its principals, and its clients, as well as any policies related thereto, will remain confidential. In the course of such trading, Welton or its principals may take positions in their own accounts which are in the same market and in the same direction as positions advocated for clients. If Welton or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm shall allocate the trade fill prices assigned to each account in a manner consistent with that firm's policy. This equalizes the likelihood of Welton or its principals receiving a superior or inferior price compared to any of their clients or, in the case of a partial fill of a block order, equalizes the likelihood of Welton or its principals receiving a trade that some customers will not receive or vice versa.

Welton Investment Philosophy and Risk Management Process

     Welton is committed to achieving attractive rates of return while successfully managing risk. This is pursued through the consistent application of the firm's primary trading principles:

      *  Market diversification

      *  Style diversification

      *  Portfolio allocation and management

      *  Trade execution analysis

      *  Formal monitoring and review systems


     These principles provide the basis for pursuing strong rates of return with controlled volatility and with low correlation to traditional fixed-income and equity investments as well as to other alternative investment strategies.



     Welton's investment process employs a variety of trading styles to diversify the basis of profitability by adding diversified sources of return with differing market dependencies, timing risks, and therefore, low to moderate correlation to traditional directional trading models of many alternative investment managers. This may provide the potential benefits of (1) increasing the actual level of portfolio diversification by increasing the number of methods pursuing different market conditions, (2) effectively moderating negative characteristics of other implemented models through diversification,
(3) requiring each method to be an effective, profitable, and efficient user of capital resources, (4) applying each method objectively across all applicable markets, and (5) providing diversification to the market impact of order types and market conditions during execution. Specifically, Welton organizes its trading approaches into two fundamentally diverse investment style return drivers as follows:


      * Non/Limited Price Directional (relative value and volatility arbitrage)

      * Price Directional (trend following)


     Welton considers its investment products to be in a constant cycle of review and improvement, centered on a stable process for improving their long term success. This paradigm for performance improvement encompasses all divisions of the firm. The continuous process involves regular review and analysis of:


      * All actual trading activity

      * New and existing global markets with the goal of increasing market diversification

      * Potential strategic approaches to various market conditions with the goal of increasing diversification

      * Trading costs and execution methods

      * Portfolio management models and techniques to best integrate all of the above

     This process implicitly recognizes that adaptation is essential in approaching the global markets and that adaptation is best implemented at even the most primary model levels.


     To implement these models, Welton has developed an advanced decision support platform capable of analyzing markets and combinations of markets around the world in real-time. This tool allows the implementation of Welton trading strategies independently or in complementary combinations across diverse global markets. Ongoing research and development continues to be Welton's largest single commitment of resources with the objective of improving the level, consistency, and quality of performance in its offered investment products.



     Although the trading of Welton investment products is guided by the consistent application of proprietary mathematical systems, there will always remain investment decisions requiring the discretion and judgment of Welton. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements.

     In addition, Welton may at its sole discretion choose not to implement certain trades if they are judged to carry unacceptable risk to an account. Welton will reinvest trading profits unless withdrawn by the client. Welton may also stop trading certain markets should they become, in Welton's judgment, too illiquid or volatile to trade or their movement too correlated with other portfolio elements.


     For managed futures and market neutral products offered by Welton, assets committed to meet minimum exchange margin for all positions is expected to remain between 5% and 20% of the trading size of the account. These levels may from time to time be greater or less than this range. Actual margin requirements may also differ between client accounts based on the method upon which margin is being calculated and other terms negotiated between the client and their broker. All investments, including those offered by Welton, involve the risk of loss.





Welton Investment Products



     Welton Investment Corporation offers products in three distinct alternative investment style classes to institutional, fund, corporate, and qualified individual clients. These include categories of products within the alternative investment style classes of Managed Futures, Market Neutral, and a newer class of Asset-Backed Revenue Enhancement Structures.



     The Managed Futures class offers an investment product, the Diversified Portfolio, that utilizes diversified trading styles and quantitative investment models across the global futures, options, and currency markets. It is designed to achieve attractive absolute rates of return with low correlation to the returns of traditional asset classes as well as other skill-based alternative investment strategies.



     The Market Neutral class offers two product choices, the Alpha Portfolio and the Fixed Income Return Enhancement Portfolio, that utilize a narrower group of trading styles on a much more limited group of highly liquid global futures, options, and currency markets. The focus of these products is upon trading styles with substantially lower dependency on correct directional positioning and the timing of those positions. The main goal of these products is to provide a source of significant, durable diversification to other skill-based alternative asset investments, managed futures allocations, and traditional asset allocations. In the case of the Fixed Income Return Enhancement Portfolio, there is the additional goal of improving returns relative to a client-directed global investment performance benchmark such as a fixed income index or note.



     The Asset-Backed Revenue Enhancement Structures class is a highly innovative alternative investment structure designed to increase asset productivity through revenue generation. This investment product is inherently customized to the client's investment restrictions and needs.



     Managed Futures



     The Diversified Portfolio has the goal of achieving attractive rates of return from diversified sources of investment returns while continually managing risk. This portfolio employs a diverse set of investment styles applied over broad market and instrument sets. The Diversified Portfolio seeks to achieve investment style, timing, and market diversification unavailable from traditional managed investments. Market diversification is provided through various selected domestic and global interest rate, currency, equity index, precious and base metal, agricultural, and petroleum product markets. These markets are traded using futures, options, and forward contract instruments. The Diversified Portfolio trades in over 75 global futures, forwards, and options markets and will normally have weightings of approximately 28% in global interest rate futures, 21% in stock index futures, 23% in currencies, 8% in energy futures, 10% in agricutural futures, and 10% in metal futures. The actual weightings and leverage used in each market may change over time.



     Market Neutral

     The Alpha Portfolio is highly specialized to provide clients with significant diversification of investment returns from both traditional asset classes and, in particular, from other managed futures and alternative investment portfolios. The Alpha Portfolio utilizes fewer trading styles on a more limited group of highly liquid global futures and options markets. Trading styles are specifically focused on opportunities that have a low dependency on correct directional positioning and the timing of those positions. The trading styles that comprise the Alpha Portfolio have been employed continuously with Welton's other portfolios since October 1996 and have been collectively described as non/limited price directional. This portfolio's source and pattern of potential return is designed to provide a durable pathway of diversification to those investors with significant style overlap across alternative investment managers utilizing long and short-term directional trading strategies. Utilization of the Alpha Portfolio alone or in combination with Welton's managed futures product may allow an investor to better achieve Welton's corporate investment philosophy of emphasizing meaningful diversification across investment styles, especially within multi-advisor portfolio combinations.



     The Fixed Income Return Enhancement Portfolio offers institutional investors a diversified enhancement to short term fixed income yields. It was developed to meet the growing institutional demand for products offering real rates of return comparable with equity allocations but maintaining many of the characteristics of fixed income allocations such as low dispersion of return and principal safety. It enables fixed income oriented investors to participate in a tailor-made structure that minimizes principal risk and fluctuations through permitting the investor a higher yield opportunity without the requirement of extending maturities beyond two to four years. An investor can simultaneously lower duration risk, increase credit quality, and improve liquidity while potentially achieving higher returns at lower levels of risk. This program employs computerized monitoring and risk control as it seeks to provide some of the upside potential of market neutral and/or managed futures return drivers while maintaining significant exposure to the income stability, principal protection, and market neutral characteristics of short term government notes.



     Asset-Backed Revenue Enhancement Structures



     This innovative structure offers institutional and highly qualified investors an alternative structure designed to offer the potential for pure added revenue generation, extreme capital efficiency, and low incremental volatility. This product is inherently customized to each client's investment restrictions and goals.


Past Performance of Welton


     Set forth below in Capsules A through C is the past performance history of Welton and its principals for client accounts. Capsule A-1 is a pro forma of Capsule A, adjusted for the brokerage, management, and incentive fees applied to Charter Welton. The footnotes following Capsule C are an integral part of each Capsule.


     You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results which may be attained by Welton or Charter Welton in the future, since past results are not a guarantee of future results. There can be no assurance that Welton or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

                                                                       CAPSULE A



                         WELTON INVESTMENT CORPORATION
                             DIVERSIFIED PORTFOLIO



     Name of commodity trading advisor: Welton Investment Corporation
     Name of program: Diversified Portfolio
     Inception of trading by commodity trading advisor: February 1989
     Inception of trading in program: April 1992
     Number of open accounts: 27
     Aggregate assets overall (excluding notional): $94,381,405 million Aggregate assets overall (including notional): $145,533,849 million Aggregate assets in program (excluding notional): $89,464,591 million Aggregate assets in program (including notional): $130,117,035 million Largest monthly drawdown (past 5 years): (15.94)% - (February 1996) Largest monthly drawdown (since inception): (15.94)% - (February 1996) Worst peak-to-valley drawdown (past 5 years): (25.96)% - (February 1996 - August 1996)
     Worst peak-to-valley drawdown (since inception): (25.96)% - (February 1996
     - August 1996)
     Accounts closed with positive net performance (past 5 years): 22
     Accounts closed with positive net performance (since inception): 30 Accounts closed with negative net performance (past 5 years): 37
     Accounts closed with negative net performance (since inception): 43

                                                                   RATE OF RETURN
                        ----------------------------------------------------------------------------------------------------
       MONTH              2000         1999       1998       1997       1996       1995       1994       1993        1992
--------------------    ---------     ------     ------     ------     ------     ------     ------     ------     ---------
                           %            %          %          %          %          %          %          %           %
January                    (5.97)      (2.26)     (1.71)      2.42       5.94      (3.94)     (4.74)     (0.12)
February                    2.33       (2.54)      6.81       6.21     (15.94)      8.90      (6.67)     15.85
March                       4.35       (7.90)      6.18      (1.57)     (1.86)     10.11       0.69      (0.09)
April                      (6.62)       1.12      (3.50)      0.28       4.66       3.57      (5.32)      7.04        (0.48)
May                        (3.07)      (3.34)      2.30       3.78      (7.71)     11.71       5.77      (6.61)       (7.47)
June                                    3.43      (0.84)      5.96      (1.72)     (1.38)      5.72      (1.89)        9.32
July                                   (3.82)     (0.25)     12.83      (2.83)     (2.57)     (4.04)     11.40        12.72
August                                 (2.33)      5.63      (6.16)     (2.70)     (1.25)     (6.40)     (4.45)       (1.77)
September                              (1.61)      2.35       1.25       7.48       1.55       3.18       0.66        (6.89)
October                                (7.10)     (4.66)     (6.14)     13.16      (7.39)      0.48       4.90        (0.86)
November                                6.79       2.65       2.79       9.97       4.77      14.60       5.05        (2.10)
December                                7.81       2.04       1.23       2.15       9.44       1.23      10.48        (4.98)
Compound Annual
  (Period) Rate of
  Return                   (9.12)     (12.32)     17.52      23.62       7.17      36.35       2.38      47.90        (4.28)
                        (5 months)                                                                                 (9 months)

                                                                     CAPSULE A-1



                         WELTON INVESTMENT CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO



Largest monthly drawdown (past 5 years): (16.74)% - (February 1996)
Largest monthly drawdown (since inception): (16.74)% - (February 1996)
Worst peak-to-valley drawdown (past 5 years): (26.61)% - (February 1996 - August
1996)
Worst peak-to-valley drawdown (since inception): (26.61)% - (February 1996 - August 1996)

                                                                   RATE OF RETURN
                        ----------------------------------------------------------------------------------------------------
       MONTH              2000         1999       1998       1997       1996       1995       1994       1993        1992
--------------------    ---------     ------     ------     ------     ------     ------     ------     ------     ---------
                           %            %          %          %          %          %          %          %           %
January                    (6.13)      (2.50)     (1.95)      2.20       5.95      (4.08)     (4.86)     (0.12)
February                    2.09       (2.75)      7.19       5.51     (16.74)      8.47      (6.99)     17.01
March                       4.19       (8.13)      6.38      (1.64)     (1.79)     10.19       0.74       0.31
April                      (6.87)       0.97      (3.94)      0.59       4.89       3.68      (5.67)      5.81        (0.55)
May                        (3.59)      (3.42)      2.28       3.81      (7.78)     11.35       5.76      (7.05)       (7.11)
June                                    3.29      (0.99)      5.55      (1.87)     (1.11)      5.79      (1.97)        9.76
July                                   (4.04)     (0.41)     12.05      (2.79)     (2.48)     (4.31)     12.45        10.80
August                                 (2.49)      5.84      (7.32)     (2.73)     (1.01)     (6.45)     (5.44)       (0.88)
September                              (1.79)      2.09       1.21       7.52       1.95       3.53       0.61        (6.95)
October                                (7.33)     (5.20)     (6.58)     13.21      (7.53)      0.56       5.37        (0.67)
November                                6.59       2.55       2.65       9.51       5.35      14.24       4.90        (1.74)
December                                7.57       1.98       1.20       2.02       9.71       1.09      10.02        (4.81)
Compound Annual
  (Period) Rate of
  Return                  (10.35)     (14.33)     16.03      19.24       5.74      37.68       1.26      47.05        (3.73)
                        (5 months)                                                                                 (9 months)




                                                                       CAPSULE B



                         WELTON INVESTMENT CORPORATION
                                ALPHA PORTFOLIO



              Name of commodity trading advisor: Welton Investment Corporation Name of program: Alpha Portfolio
              Inception of trading by commodity trading advisor: February 1989 Inception of trading in program: April 2000
              Number of open accounts: 3
              Aggregate assets overall (excluding notional): $94,381,405 million Aggregate assets overall (including notional): $145,533,849 million
              Aggregate assets in program (excluding notional): $3,000,000 million
              Aggregate assets in program (including notional): $13,500,000 million
              Largest monthly drawdown: (2.79)% - (April 2000)
              Worst peak-to-valley drawdown: (2.79)% - (April 2000)
              2000 year-to-date return (2 months): (2.29)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C



                         WELTON INVESTMENT CORPORATION
                       TRADING PROGRAMS NO LONGER OFFERED
                               AS OF MAY 31, 2000


    February 1989   Date advisor began trading client accounts
      $94,381,405   Total assets under management by the advisor representing actual funds
     $145,533,849   Total assets under management by the advisor representing nominal funds

------------------------------------------------------------------------------------------------------------
                                       GLOBAL
                                     FINANCIALS                   GLOBAL                  INTERNATIONAL
                                     AND METALS                 FINANCIALS                INTEREST RATE
      TRADING PROGRAM                 PORTFOLIO                  PORTFOLIO                  PORTFOLIO
------------------------------------------------------------------------------------------------------------
Date Program Began Trading             Apr-92                     Nov-94                     Mar-92
Actual Funds Managed               $1,012,348                   $904,466                     Closed
                                                                                             Mar-96
Nominal Funds Managed                      --                         --                        --
Open Accounts                               1                          1                         0
Closed Accounts                             8                         23                        33
Accounts Closed at a Profit                10                          5                         9
Accounts Closed at a Loss                   0                          3                        24
Annual Rates of Return
1995                                    48.90%                     49.67%                    56.49%
1996                                    10.12%                      7.05%                   (14.87)%
1997                                    19.18%                     14.35%                       --
1998                                    19.14%                     19.45%                       --
1999                                   (11.68)%                   (13.84)%                      --

YTD through May-00                      (9.97)%                   (16.31)%                      --

Largest Single Monthly
Drawdown1                              (15.72)%                   (15.70)%                  (14.47)%
Date of Drawdown                       Feb-96                     Feb-96                    Feb-96
Largest Peak-to-Valley
Drawdown2                              (27.51)%                   (30.20)%                  (32.40)%
Date of Peak                           Feb-96                     Feb-96                    Dec-93
Date of Valley                         Aug-96                     Aug-96                    Jan-95
------------------------------------------------------------------------------------------------------------

----------------------------
                                                              QUANTITATIVE
                                                                 FOREIGN               WORLD
                                   NONFINANCIAL                 EXCHANGE            EQUITY INDEX
      TRADING PROGRAM                PORTFOLIO                  PORTFOLIO            PORTFOLIO
----------------------------
Date Program Began Trading            Mar-94                     Jun-94                May-94
Actual Funds Managed                  Closed                     Closed                Closed
                                      Aug-95                     Feb-95                Jun-96
Nominal Funds Managed                     --                         --                    --
Open Accounts                              0                          0                     0
Closed Accounts                            4                          2                    11
Accounts Closed at a Profit                2                          0                     1
Accounts Closed at a Loss                  2                          2                    10
Annual Rates of Return
1995                                  (16.38)%                    (2.94)%                4.99%
1996                                      --                         --                (14.82)%
1997                                      --                         --                    --
1998                                      --                         --                    --
1999                                      --                         --                    --
YTD through May-00                        --                         --                    --
Largest Single Monthly
Drawdown1                              (8.99)%                    (1.54)%               (9.71)%
Date of Drawdown                      Mar-95                     Jan-95                Jun-96
Largest Peak-to-Valley
Drawdown2                             (19.03)%                   (17.58)%              (25.18)%
Date of Peak                          Feb-95                      Oct-94               May-94
Date of Valley                        Aug-95                      Feb-95               Jan-96
----------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



              FOOTNOTES TO WELTON'S CAPSULES PERFORMANCE SUMMARIES


     "Inception of trading by commodity trading advisor" is the date on which Welton began trading client accounts.

     "Inception of trading in program" is the date on which Welton began trading client accounts pursuant to the program shown.


     "Number of open accounts" is the number of accounts directed by Welton pursuant to the program shown as of May 31, 2000.



     "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Welton as of May 31, 2000.



     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of May 31, 2000.


     "Drawdown" means losses experienced by the trading program over a specified period. "Largest monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years (and from inception to date in the case of Capsule A).

     "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program during the most recent five calendar years (and from inception to date in the case of Capsule A).

     "Annual and year-to-date return" presented in the composite performance capsules are calculated based on the "Fully-Funded-Subset" method as prescribed by the CFTC. These rates of return are derived by dividing the sum of the net performance, i.e., the aggregate of net performance for each of the accounts qualifying for inclusion in the Fully-Funded Subset, by the sum of the Actual Funds-based beginning NAVs for the Fully-Funded Subset. Returns are then compounded to arrive at the year-to-date rate of return.


        FOOTNOTES TO WELTON'S CAPSULE A-1 PRO FORMA PERFORMANCE SUMMARY


     Capsule A-1 above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Diversified Portfolio, the trading program to be employed for Charter Welton by Welton. The pro forma adjustments are an attempt approximately to reflect Charter Welton's brokerage, management and incentive fees, and interest income, as opposed to the fees, expenses, and interest income applicable to the various accounts included in Capsule A above.

     Capsule A-1 must be read in conjunction with the description of Welton and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Welton as compared to Welton's actual trading; and (B) there are different means by which the pro forma adjustments could have been made.

     While the general partner believes that the information set forth in Capsule A-1 is relevant to evaluating an investment in Charter Welton, no representation is or could be made that the Capsule presents what the results of Charter Welton would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.


         ADDITIONAL FOOTNOTES TO WELTON'S CAPSULE PERFORMANCE SUMMARIES



     On April 6, 2000, the Alpha Portfolio presented in Capsule B began trading client assets. Since the inception of trading occurred intra-month the rate of return calculation method currently specified by the CFTC resulted in a material distortion. In such cases, the CFTC Advisory dated February 27, 1991 requires an alternative method to be applied in calculating the rate of return. As allowed for in the Advisory, the alternative method known as the "Compounded ROR Method" has been applied to calculate the April 2000 rate of return.



     For April 2000 the Global Financials and Metals Portfolio presented in Capsule C consisted of a single account that experienced a significant withdrawal in the first part of the month. Due to this withdrawal the rate of return calculation method currently specified by the CFTC resulted in a material distortion. In such cases, the CFTC Advisory dated February 27, 1991 requires an alternative method to be applied in calculating the rate of return. As allowed for in the Advisory, the alternative method known as the "Compounded ROR Method" has been applied to calculate the April 2000 rate of return.


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MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.



     The trading advisor for Charter DWFCM is Dean Witter Futures & Currency Management Inc. Dean Witter Futures & Currency Management is a Delaware corporation formed in June 1987. Dean Witter Futures & Currency Management's main business address is Two World Trade Center, 62nd floor, New York, NY 10048. Dean Witter Futures & Currency Management has been registered with the CFTC as a commodity pool operator and commodity trading advisor since August 1987 and is a member of the National Futures Association in such capacities.



Principals



     Robert E. Murray, age 39, is Chairman of the Board, President and a Director of Dean Witter Futures & Currency Management. Mr. Murray is currently a Senior Vice President of Dean Witter's Managed Futures Department. Mr. Murray began his career at Dean Witter in 1984 and in June 1998 became the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray also serves as Chairman of the Board, President and a Director of Demeter Management Corporation, the general partner of Charter DWFCM, which is a commodity pool operator that is an affiliate of Dean Witter Futures & Currency Management. Mr. Murray currently serves as Vice Chairman and a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds, and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.



     Mitchell M. Merin, age 46, is a Director of Dean Witter Futures & Currency Management. Mr. Merin was appointed the Chief Operating Officer of Asset Management for Morgan Stanley Dean Witter in December 1998 and the President and Chief Executive Officer of Morgan Stanley Dean Witter Advisors in February 1998. Mr. Merin also serves as a Director of Demeter. He has been an Executive Vice President of Dean Witter since 1990, during which time he has been Director of Dean Witter's Taxable Fixed Income and Futures divisions, managing director in Corporate Finance and corporate treasurer. Mr. Merin received his bachelor's degree from Trinity College in Connecticut and his M.B.A. degree in Finance and Accounting from the Kellogg Graduate School of Management of Northwestern University in 1977.



     Maureen Kaelin, age 33, is the Senior Portfolio Manager of Dean Witter Futures & Currency Management. Ms. Kaelin is currently a First Vice President of Dean Witter's Managed Futures Department. Ms. Kaelin began her career at Dean Witter in 1989 as a trader for Dean Witter Futures & Currency Management and in her role as Senior Portfolio Manager she is responsible for direct management of the technically based trading systems of Dean Witter Futures & Currency Management. In addition, other responsibilities include risk management, portfolio diversification and performance evaluation. In response to the increasingly global nature of the portfolios, Ms. Kaelin initiated the establishment of a 24-hour trading desk. Ms. Kaelin graduated from Fordham University with a B.A. in Economics in 1989 and completed her M.B.A. in Finance at Fordham University in December 1999.





Trading Methodology



     Dean Witter Futures & Currency Management manages client accounts pursuant to technical, trend-following trading systems and money management policies supervised by its principals. The main objective of these systems is long-term capital growth through participation in the global futures and futures-related markets, including commodity futures and forward contracts, options on futures contracts and on physical commodities, exchange of futures for physical transactions and other commodity interests, whether traded on an organized exchange or otherwise. Trading decisions are based on mathematical algorithms and computer-assisted analysis of the futures markets. A Dean Witter Futures & Currency Management managed futures investment can provide clients with the opportunity to place a portion of their risk capital in domestic and foreign markets under the direction of an experienced money manager. Although futures trading can entail greater risk than many traditional investments, it also has the potential to produce significant returns.



     Technical, trend-following trading systems will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, these trading systems seek to close out losing positions quickly and to hold profitable positions, or portions thereof, for as long as the trading systems determine that the particular market trend continues to exist.



     Although technical trading systems normally consist of a series of fixed rules applied manually or by computer, such systems do include certain subjective judgments and decisions and, at times, a substantial element of judgment. For example, based upon computer analysis of the markets, Dean Witter Futures & Currency Management will select the contracts and markets which it will follow, the contracts and markets which it will actively trade and the contract months in which it will maintain positions. Dean Witter Futures & Currency Management will also determine when it will roll over a position (i.e., liquidate a position which is about to expire and initiate a new position in a more distant contract month). With respect to the timing and execution of trades, Dean Witter Futures & Currency Management may also rely to some extent on the judgment of others, such as floor brokers. No assurance can be made that consideration will be given to any or all of the foregoing factors by Dean Witter Futures & Currency Management with respect to a particular trade for an account managed by Dean Witter Futures & Currency Management or that consideration of any of such factors in a particular situation will lessen the account's risk of loss.



     Dean Witter Futures & Currency Management maintains an active research and development process. From time to time, Dean Witter Futures & Currency Management may change or refine the trading systems employed to manage its accounts. Additional trading systems may be developed and may be employed in trading accounts managed by Dean Witter Futures & Currency Management. Dean Witter Futures & Currency Management reviews and maintains discretion over all computer-generated trading parameters.



     Dean Witter Futures & Currency Management also maintains a procedure for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. Dean Witter Futures & Currency Management may continually adjust its trading portfolios and the position size of an order immediately prior to placement based on such factors as past market volatility, contract prices, amount of risk, potential return and margin requirements.



     Dean Witter Futures & Currency Management, at its discretion, may add to or delete from its portfolios different types of futures, forwards, and options followed or traded by its trading systems. The number of markets traded for an account will depend, in part, on the size of the account.



     Dean Witter Futures & Currency Management generally has committed between 10% and 30% of an account's equity as margin, but may exceed such range at any given time. It is anticipated that Dean Witter Futures & Currency Management may cause at times the Enhanced Stock Index Portfolio accounts to commit a greater percentage of their equity as margin than will the case in respect to Dean Witter Futures & Currency Management's other portfolios. Accordingly, such accounts at times may be more aggressively leveraged from time to time than will accounts participating in Dean Witter Futures & Currency Management's other portfolios.



     Dean Witter Futures & Currency Management's minimum account size for all portfolios is $1 million. Dean Witter Futures & Currency Management currently does not accept "notional" funds.



     The trading systems utilized by Dean Witter Futures & Currency Management are technical trend-following trading systems (which were also used to direct individual client accounts in a separate Dean Witter Managed Futures Program from December 1984 until January 1995).


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

     Dean Witter Futures & Currency Management currently trades 100% of Charter DWFCM's assets pursuant to its Global Portfolio, as described below. Subject to the prior approval of the general partner, Dean Witter Futures & Currency Management may, at any time, trade some or all of the partnership's assets among one or more of its other programs.





The Global Portfolio



     Dean Witter Futures & Currency Management's Global Portfolio has been developed to concentrate participation in futures contracts traded on futures exchanges worldwide. Certain selected foreign currencies traded in the forward markets are also included in the Global Portfolio. Effective August 1, 1997, Dean Witter Futures & Currency Management combined its Global Portfolio with its Financial and Metals Portfolio. As of such date, certain markets previously included in the Financial and Metals Portfolio, but not previously included in the Global Portfolio, were added to the Global Portfolio. The Global Portfolio trades global futures, forwards, and options including, but not limited to, global interest rate and stock index futures, currencies, energy futures and certain precious and industrial metals. The Global Portfolio will normally have weightings of approximately 28% in global interest rate futures, 11.5% in stock index futures, 28% in currencies, 18% in energy futures, and 14.5% in metal futures. The actual weightings and leverage used in each market may change over time.



The Diversified Portfolio



     Dean Witter Futures & Currency Management's Diversified Portfolio offers diversification into futures, forwards, and options representing global financial and tangible assets. The Diversified Portfolio typically trades a portfolio of diverse futures and forward markets, including contracts on currencies, interest rates, energies, metals, soft commodities, agriculturals and stock indices.



The Enhanced Stock Index Portfolio



     The objective of the Enhanced Stock Index Portfolio is to outperform the S & P 500 Index (appreciation plus dividends) by achieving greater average rate of return with lower downside volatility. The portfolio is designed to achieve its objectives over the medium to long-term. The components of an Enhanced Stock Index Portfolio account's return consist of the performance of the S & P 500 stock index futures contracts and the performance of Dean Witter Futures & Currency Management's Global Portfolio, and interest income earned by the account.



     The Enhanced Stock Index Portfolio operates by holding a position in S & P 500 index futures approximately equal to the account net assets, and rolling these contracts forward as they approach expiration. Additional exposure is maintained in Dean Witter Futures & Currency Management's Global Portfolio at approximately 1/2 of a standard Dean Witter Futures & Currency Management Global Portfolio account. Exposure to the S & P 500 index futures and the Global Portfolio is adjusted periodically as account values change.



     One of the objectives of Enhanced Stock Index Portfolio is lower overall performance volatility, resulting from a historical non-correlation between the Global Portfolio and the S & P 500 Index during periods of decline in the S & P 500 Index. There can be no assurance, however, that this objective will be met during any particular performance period, and there may be periods when the S & P 500 Index declines and the account losses are exacerbated due to losses at the same time in the Global Portfolio. There can also be no assurance that either component of Enhanced Stock Index Portfolio will off-set losses in the other during any particular equity or other market decline, and Enhanced Stock Index Portfolio accounts may receive little benefit from their exposure to the Global Portfolio, even if such portfolio's performance is positive, during a period of rapid and severe decline in the S & P 500 Index.


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                                 EXCHANGE RIGHT


     If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of any of the other Charter Series partnerships. However, a Charter Series exchange will only be permitted as of the sixth month-end after you first became an investor in a Charter Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Charter Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Charter Series exchange will not be subject to a redemption charge. Units you acquire in a Charter Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Charter Graham for twelve months, exchange those units for units of Charter Millburn, then redeem any of those units fifteen months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for twenty-seven months.


     When you request a Charter Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Charter Series exchange, you must send a subscription agreement to a Morgan Stanley Dean Witter & Co. branch office, and that agreement must be received by the general partner at least five business days prior to the applicable exchange date. In that agreement you must acknowledge that you are still eligible to purchase units on the exchange date. You must exchange a minimum of 500 units in a Charter Series exchange into a partnership in which you do not already own units, unless you are liquidating your entire interest in a partnership. However, if you already own units in a partnership and would like to exchange into additional units of that partnership, you must exchange at least 100 units. A form of subscription agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription agreement may be obtained by written request to the general partner or from a local Morgan Stanley Dean Witter & Co. branch office.

     In order to effect a Charter Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While the general partner intends to maintain a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Charter Series exchange. In addition, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of subscription agreement. Any such restrictions may limit the ability of residents of those states to effect a Charter Series exchange. In the event that not all subscription agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in a manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

     Units of any new partnership in the Charter Series may be offered to investors pursuant to exercise of the Charter Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

     Since a Charter Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Charter Series exchange.

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
                                  REDEMPTIONS

     Once you are an investor in a Charter Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 100 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

     Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A "request for redemption" is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley Dean Witter & Co. branch office and received by the general partner at least five business days prior to the redemption date. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley Dean Witter & Co. branch office.

     If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. The "net asset value" of a unit is an amount equal to the partnership's net assets allocated to capital accounts represented by units, divided by the number of units outstanding. "Net Assets" means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, management, and incentive fees, and ordinary administrative expenses, transaction fees and costs, if any, and extraordinary expenses, determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward contract or a futures contract traded on a foreign exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures contract.

     If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Dean Witter.

     Your units will be exempt from redemption charges under the following circumstances:

     * If you purchase $500,000 or more of units, those units will not be subject to redemption charges, but may be subject to some other restrictions on redemptions.

     * If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.

     * If you redeem units in a Charter Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future

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
       redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.

     * If you redeem units of any other partnerships for which Demeter serves as the general partner, the units you redeem from the other limited partnership in the exchange will be subject to any applicable redemption charges, but the Charter Series units you acquire will not be subject to redemption charges.

     * If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least twenty-four months, you will not be subject to redemption charges with respect to any newly-purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.


     The general partner will endeavor to pay redemptions within ten business days after the redemption date. A partnership may be forced to liquidate open futures, forwards, and options positions to satisfy redemptions in the event it does not have sufficient cash on hand. SEE "RISK FACTORS--PARTNERSHIPS AND OFFERING RISKS--RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS" on page * . When you redeem units, payment will be made by credit to your customer account with Dean Witter, or by check mailed to you if your account is closed. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.



     The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Charter Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on "special redemption dates." See "The Limited Partnership Agreements--Books and Records; Reports to Limited Partners" on page * .


                             THE COMMODITY BROKERS


DEAN WITTER REYNOLDS INC., CARR FUTURES INC., MORGAN STANLEY & CO. INCORPORATED, AND MORGAN STANLEY & CO. INTERNATIONAL LIMITED



     Dean Witter Reynolds Inc., a Delaware corporation, acts as the partnerships' non-clearing commodity broker. Dean Witter, as the non-clearing commodity broker, holds each partnership's funds in customer segregated or secured accounts, and provides all required margin funds to the clearing commodity brokers. Carr Futures Inc., a Delaware corporation, acts as the clearing commodity broker and foreign currency forward counterparty for Charter Graham, Charter Millburn, and Charter Welton. With respect to Charter DWFCM, and once Morgan Stanley replaces Carr Futures as the clearing commodity broker for Charter Graham, Charter Millburn, and Charter Welton, Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the clearing commodity broker and foreign currency forward counterparty, and Morgan Stanley & Co. International Limited serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Dean Witter monitors each partnership's futures positions that the clearing commodity brokers report they are carrying for any errors in trade prices or trade fill. Dean Witter also serves as the non-clearing commodity broker for all, and Morgan Stanley serves or will in the near future be serving as the clearing commodity broker and foreign exchange counterparty for all but one, of the other commodity pools for which Demeter serves as general partner and commodity pool operator and Morgan Stanley International serves or will in the near future be serving as the clearing commodity broker for trades of such pools that take place on the London Metal Exchange.


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

     Dean Witter is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Dean Witter has its main business office at Two World Trade Center, New York, New York 10048. Dean Witter is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Dean Witter is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Dean Witter is also registered with the SEC as a broker-dealer and is a member of the NASD. Dean Witter is currently servicing its clients through a network of approximately 450 offices nationwide with 12,000 financial advisors servicing individual and institutional client accounts.



     Carr Futures is currently the broker directly accountable to the futures exchange or clearinghouse for the trades of Charter Graham, Charter Millburn, and Charter Welton. All payments, including margin payments, to and from the futures exchanges resulting from each such partnership's trades, flow through Carr Futures. In addition, Carr Futures also acts as the counterparty on each such partnership's foreign currency forward contracts. Carr Futures is a subsidiary of Credit Agricole Indosuez, which had total equity of approximately $3.301 billion at December 31, 1998 and which is itself a subsidiary of Caisse Nationale de Credit Agricole. Carr Futures' parent has guaranteed the payment of the net liquidating value of the transactions in each partnership's account with Carr Futures. Carr Futures has been registered under the Commodity Exchange Act as a futures commission merchant and has been a member of the National Futures Association in such capacity since August 1987. Carr Futures's global headquarters is located at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606. Carr Futures acts as a commodity broker to individuals, corporate and institutional clients and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, and other major commodities exchanges.



     Morgan Stanley & Co. Incorporated is the clearing commodity broker for all trades for Charter DWFCM, and will serve as the clearing commodity broker for Charter Graham, Charter Millburn, and Charter Welton once Morgan Stanley replaces Carr Futures as the clearing commodity broker, other than for those trades on the London Metal Exchange. Morgan Stanley has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley is registered as a futures commission merchant, is a member of the National Futures Association and is a member of most major U.S. and foreign commodity exchanges. Morgan Stanley is registered with the SEC as a broker-dealer and is a member of the NASD.



     Morgan Stanley International, a United Kingdom corporation, acts as Charter DWFCM's clearing commodity broker solely with regard to any trading on the London Metal Exchange, and will provide the same service to Charter Graham, Charter Millburn, and Charter Welton once Morgan Stanley and Morgan Stanley International replace Carr Futures as the clearing commodity brokers. Morgan Stanley International has its main business office at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.



     Morgan Stanley Dean Witter & Co., the parent company of Dean Witter, Morgan Stanley, and Morgan Stanley International, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 45,000 people worldwide in offices throughout the United States and 20 foreign countries. Morgan Stanley Dean Witter & Co. is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $* billion at May 31, 2000. At that date, Morgan Stanley Dean Witter & Co. had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top five asset managers globally, with over $* billion in assets under management.

BROKERAGE ARRANGEMENTS


     The partnerships' brokerage arrangements with Dean Witter, Carr Futures, Morgan Stanley, and Morgan Stanley International are discussed in "Conflicts of Interest--The brokerage arrangements with affiliates of the general partner were not negotiated at arm's-length or reviewed by any independent party for fairness" on page * , "--Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity" on page * , and "Description of Charges--Commodity Brokers" on page * .


     The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

     * the size of the partnership;

     * the futures, forwards, and options trading activity;

     * the services provided by the commodity broker or any affiliate thereof to the partnership;

     * the cost incurred by the commodity broker or its affiliates in organizing and operating the partnership and offering units;

     * the overall costs to the partnership;

     * any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and

     * if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership.


     Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See "Fiduciary Responsibility and Liability" on page * .


                                   LITIGATION

     At any given time, the commodity brokers are involved in numerous legal actions, some of which seek significant damages.


     On September 18 and 20, 1996, purported class actions were filed in the Supreme Court of the State of New York, New York County, against Dean Witter, Demeter, Morgan Stanley Dean Witter & Co., and certain trading advisors, on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The consolidated and amended complaint seeks unspecified amounts of compensatory and punitive damages and other relief.


     The New York Supreme Court dismissed the action in November 1998, but granted the plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999 and by decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. On March 3, 2000, the plaintiffs filed an appeal of the dismissal. The Morgan Stanley Dean Witter affiliated parties believe they have strong defenses to, and will vigorously contest, the action. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Morgan Stanley Dean Witter affiliated parties that the action's resolution will not have a material adverse effect on the financial condition or results of operations of any of the Morgan Stanley Dean Witter affiliated parties.

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
     On May 16, 1996, an NASD arbitration panel awarded damages and costs against Dean Witter and one of its financial advisors in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).


     On October 25, 1996, the Market Surveillance Committee of the NASD filed a formal complaint against Morgan Stanley and seven current and former traders, alleging violations of certain NASD rules relating to manipulative and deceptive practices, locked and crossed markets, and failure to supervise. Hearings were held in June and July 1997. On April 13, 1998 the Committee ruled that Morgan Stanley and the seven traders had engaged in manipulative and deceptive practices and improperly locked or crossed markets, but not that Morgan Stanley had failed to supervise its traders. The Committee levied a fine of $1,000,000 on Morgan Stanley, a fine of $100,000 and a 90-day suspension on one of its former traders, and fines of $25,000 and 30-day suspensions on each of the remaining current and former traders. On January 18, 2000 the National Adjudicatory Council, which heard the appeal, issued a ruling which upheld the Market Surveillance Committee's April 1998 decision, however, the National Adjudicatory Council reduced the firm's fine to $495,000, reversed all previously imposed suspensions against the traders, reduced the fine for each of six traders to $2,500 and dismissed all charges against the seventh trader.



     On January 11, 1999, the SEC brought an action against 28 NASDAQ market makers, including Morgan Stanley, and 51 individuals, including one current and one former trader employed by Morgan Stanley, for certain conduct during 1994. The core of the charges against Morgan Stanley concerns improper or undisclosed coordination of price quotes with other broker-dealers and related reporting, recordkeeping and supervisory deficiencies in violation of Sections 15(b)(4)(E), 15(c)(1) and (2) and 17(a) of the Securities Exchange Act and Rules 15c1-2, 15c2-7 and 17a-3 promulgated thereunder. Without admitting or denying the charges, Morgan Stanley consented to the entry of a cease and desist order and to the payment of a civil penalty of $350,000, disgorgement of $4,170 and to submit certain of its procedures to an independent consultant for review. In addition, one current and one former trader employed by Morgan Stanley accepted suspensions of less than two months each and were fined $25,000 and $30,000 respectively.


     During the five years preceding the date of this prospectus, other than as described above, there have been no material criminal, civil, or administrative actions pending, on appeal or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor's decision to invest in the partnerships.

                       THE LIMITED PARTNERSHIP AGREEMENTS


     This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to this prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.


NATURE OF THE PARTNERSHIPS


     Each partnership was formed under Delaware law on July 15, 1998, except that Charter DWFCM was formed on October 22, 1993. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.


     The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Charter Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a

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redemption or deemed received on a Charter Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Charter Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that assets of the partnership are insufficient to pay those obligations.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

     The general partner may use a partnership's funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days' prior written notice.

     Other responsibilities of the general partner include:

     *  determining whether a partnership will make a distribution;

     *  administering redemptions and series exchanges;

     *  preparing monthly and annual reports;

     *  preparing and filing tax returns required for each partnership;

     * signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

     *  supervising the liquidation of a partnership, if necessary.

SHARING OF PROFITS AND LOSSES


     You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership's net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. The general partner and limited partners will share profits and losses in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see "Material Federal Income Tax Considerations--Partnership Taxation--Allocation of Partnership Profits and Losses" on page * .


RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

     While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days' prior written notice to the limited partners. If a majority of limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

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     Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days' prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state or foreign securities laws; and notwithstanding such transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys' and accountants' fees, related to a transfer or assignment.

AMENDMENTS; MEETINGS

     Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.

     Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of the request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

     At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

     * amend the limited partnership agreement;

     * dissolve the partnership;

     * remove and replace the general partner;

     * elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;

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     * terminate any contract with the general partner or any of its affiliates on 60 days' prior written notice; and

     * approve the sale of all or substantially all of the assets of the partnership.

     Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS

     The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

     Within 30 days after the close of each calendar month, the general partner will provide such financial and other information with respect to each partnership that the CFTC and National Futures Association require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will send you the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership's units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

     A written notice, including a description of limited partners' redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

     * the net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

     * the limited partnership agreement is materially amended;

     * any change in trading advisors or any material change in a management agreement.

     * there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

     * there is any change in general partners or any material change in the compensation arrangements with a general partner;

     * there is any change in the partnership's fiscal year;

     * there is any material change in the partnership's trading policies as specified in the limited partnership agreement; or

     * the partnership ceases to trade futures, forwards, and options.


     If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a "special redemption date" will take place when limited partners may redeem their units in the same manner as described under "Redemptions" on page * for regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forwards, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures, forwards, and options trading or to terminate the partnership.


     In addition, subject to limits imposed under certain state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive, or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

     * notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a "request for redemption" must be received by the general partner with respect to the applicable redemption date;

     * the notice will describe the redemption and voting rights of limited partners; and

     * units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

     Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

                              PLAN OF DISTRIBUTION

GENERAL

     Dean Witter is offering units pursuant to a selling agreement with the partnerships and the general partner. With the approval of the general partner, Dean Witter may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker or dealer which is a member in good standing of the NASD, as well as any foreign bank, dealer, institution or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within the U.S. or its territories, possessions or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct Rules of the NASD in making offers and sales of units.

     Dean Witter is offering the units on a "best efforts" basis without any agreement by Dean Witter to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner's interest in the partnership.


     Each partnership has agreed to indemnify its trading advisors in connection with the offer and sale of units of any partnership with respect to any misleading or untrue statement or alleged misleading or untrue statement of a material fact or material omission or alleged omission unrelated to its trading advisor. Each partnership has also agreed to indemnify Dean Witter, the general partner and any additional sellers in connection with the offer and sale of units. See "Fiduciary Responsibility and Liability" on page * .


CONTINUING OFFERING

     Units of each partnership are being offered for sale at monthly closings held on the last day of each month. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. The sale amount will be delivered to the partnership that sold the unit.

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ESCROW ARRANGEMENTS

     During the continuing offering if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, The Chase Manhattan Bank, New York, New York. The subscription funds held in escrow will be invested in the escrow agent's interest-bearing money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnership and pay any interest earned on those funds to Dean Witter. Dean Witter in turn will credit your Dean Witter customer account with the interest. If the general partner rejects your subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Dean Witter, and Dean Witter will then credit your Dean Witter customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Dean Witter customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnerships in the case of accepted subscriptions or paid to Dean Witter in the case of rejected subscriptions. At all times during the continuing offering, and prior to each monthly closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

COMPENSATION TO DEAN WITTER EMPLOYEES AND ADDITIONAL SELLING AGENTS

     In the case of units purchased for cash, qualified employees of Dean Witter have the option to receive from Dean Witter (payable solely from its own funds) a gross sales credit equal to 4% of the net asset value per unit as of the monthly closing for each unit sold by them and issued at the monthly closing, plus a gross sales credit of up to 71% of the brokerage fees received by Dean Witter from the partnership each month that are attributable to outstanding units sold by them, commencing with the fifteenth month after the monthly closing at which a unit is issued. Alternatively, qualified employees of Dean Witter may forego the initial sales credit of 4% of the net asset value per unit and immediately commence receiving a gross sales credit of up to 71% of the brokerage fees received by Dean Witter from the partnership each month that are attributable to outstanding units sold by them. However, employees of Dean Witter that sell $500,000 or more of units to any single investor will not have an option, and will only be entitled to receive a gross sales credit of up to 71% of the brokerage fees received by Dean Witter from the partnership each month that are attributable to those outstanding units, commencing with the first month after the units are issued.

     In the case of units purchased pursuant to a Charter Series exchange or non-Charter Series exchange, qualified employees of Dean Witter will not receive the initial gross sales credit of 4%. However, in the case of a Charter Series exchange or non-Charter Series exchange, Dean Witter employees will receive a gross sales credit of up to 71% of the brokerage fees received by Dean Witter from the partnership each month that are attributable to such outstanding units, as follows:

     * in the case of a Charter Series exchange where the Dean Witter employee elected to receive the initial gross sales credit of 4% in connection with the initial purchase of the units redeemed, the Dean Witter employee will receive the monthly gross sales credit commencing with the fifteenth month after the date the units being redeemed were purchased; and

     * in the case of a Charter Series exchange where the Dean Witter employee elected not to receive the initial gross sales credit of 4% in connection with the initial purchase of the units redeemed, or in the case of a non-Charter Series exchange, the Dean Witter employee will receive the monthly gross sales credit commencing with the first month after the units are issued.

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
     In all cases, qualified Dean Witter employees will receive continuing compensation until the applicable partnership terminates or the unit is redeemed, whichever comes first.

     No part of this compensation will be paid by a partnership and, accordingly, net assets will not be reduced as a result of such compensation.

     Each person receiving continuing compensation must be a Dean Witter employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been "grandfathered" as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC's regulations. These employees must also perform additional services, including:

     * inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership's units;

     * inquiring of the general partner, at the request of limited partners, regarding the futures, forwards, and options markets and the activities of the partnerships;

     * responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to limited partners;

     * providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;

     * assisting limited partners in the redemption or exchange of units; and

     * providing such other services as limited partners from time to time may reasonably request.

     The additional compensation paid by Dean Witter may be deemed to be underwriting compensation. In addition, certain officers and directors of the general partner may receive compensation as employees of Dean Witter based, in part, on the amount of brokerage fees paid by the partnerships to Dean Witter. The selling agreement among Dean Witter, the general partner and the partnerships provides that such compensation may only be paid by Dean Witter as long as these services are provided. Any limited partner may telephone, write or visit a financial advisor at a Morgan Stanley Dean Witter branch office to avail himself of these services.

     Dean Witter may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Dean Witter, and not any partnership or the general partner, to pay Dean Witter's employees bonus compensation based on sales of units. Any sales or promotional program will be approved by the NASD prior to its start.

     The aggregate of all compensation paid to employees of Dean Witter from the initial 4% gross sales credit, the redemption charges received by Dean Witter, and any sales incentives will not exceed 10% of the proceeds of the sale of units.

     Dean Witter may compensate any qualified additional selling agent for each unit sold by it by paying a selling commission, from Dean Witter's own funds, as determined by Dean Witter and the additional selling agent, but not to exceed 4% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Dean Witter, payable from Dean Witter's own funds, continuing compensation for providing to limited partners the continuing services described above. This additional compensation paid by Dean Witter may be up to 35% of the brokerage fees generated by outstanding units sold by additional selling agents and received by Dean Witter as commodity broker for the partnership (except for affiliates of Dean Witter, which will be compensated at the same rate as Dean Witter). Additional selling agents may pay all or a portion of this additional compensation to their employees who have sold units and provide continuing services to limited partners if the employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Dean Witter may be deemed to be underwriting compensation.

                             SUBSCRIPTION PROCEDURE


     The minimum subscription for most subscribers is $20,000. However, in the case of eligible subscribers purchasing units pursuant to a non-Charter Series exchange, the $20,000 minimum subscription will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the closing at which the units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed. You may subscribe for units of one partnership, or you may divide your investment among any of the partnerships, provided that the minimum subscription for any one partnership is:


     * in the case of a cash purchase, $5,000;

     * in the case of a non-Charter Series exchange, the proceeds from the redemption of five units from commodity pools other than the Spectrum Series of partnerships, or 500 units from one, or any combination, of the Spectrum Series of partnerships.

     If you already own units in a partnership and you wish to make an additional investment in that partnership, you may subscribe for additional units at a monthly closing with a minimum investment of:

     * in the case of a cash purchase, $1,000;

     * in the case of a non-Charter Series exchange, the proceeds from the redemption of one unit from commodity pools other than the Spectrum Series of partnerships, or 100 units from one, or any combination of the Spectrum Series of partnerships.

     In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Dean Witter a subscription agreement which will authorize the general partner and Dean Witter to transfer the full subscription amount from your Dean Witter customer account to the partnerships' Escrow Account. If your subscription agreement is received by Dean Witter and not immediately rejected, you must have the appropriate amount in your Dean Witter customer account on the first business day following the date that your subscription agreement is received by Dean Witter. Dean Witter will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Dean Witter customer account or an account with an affiliate of Dean Witter, or do not have sufficient funds in your existing Dean Witter customer account, you should make appropriate arrangements with your Morgan Stanley Dean Witter financial advisor, or contact your local Morgan Stanley Dean Witter branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley Dean Witter branch office where your account is maintained.

     In the case of a Charter Series exchange or a non-Charter Series exchange, you must complete, sign, and deliver to your Morgan Stanley Dean Witter financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool for which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.

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
     In accordance with an NASD rule, Dean Witter will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

     If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Dean Witter will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.


     Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an exchange, within five business days after execution of the subscription agreement or no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing, whichever comes first, by delivering written notice to your Morgan Stanley Dean Witter financial advisor. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.


     A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley Dean Witter branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Dean Witter's customary form.

     Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement, by contacting your Morgan Stanley Dean Witter financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Dean Witter customer account. Those amounts will be held in escrow and applied towards the purchase of units in the same manner as initial purchases described above. However, before you make any additional purchases of units in this manner you will be required to complete a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, if a new prospectus has been issued since the date of your original subscription agreement. Further, your Morgan Stanley Dean Witter financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

          PURCHASES BY EMPLOYEE BENEFIT PLANS -- ERISA CONSIDERATIONS

     Units might or might not be a suitable investment for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before proceeding with a purchase of units, you should determine whether the purchase of units is permitted under the governing instruments of the plan, and is appropriate for that particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed below.

     As used in this section, the term "employee benefit plans" refers to plans and accounts of various types, including their related trusts, which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, typically free from federal income tax until such time as funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, so-called "401(k) plans," "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts, as described in Section 408 of the Internal Revenue Code of 1986, as amended.

     If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a partnership. The regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of the entity if the equity security is a "publicly-offered security." A "publicly-offered security" is one which is:

     * freely transferable;

     * held by more than 100 investors independent of the issuer and of each other; and

     * either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of the securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

     The units currently meet, and the general partner expects that the units will continue to meet, the criteria of the Regulation.

     The general partner believes, based upon the advice of its legal counsel, that income earned by the partnerships will not constitute "unrelated business taxable income" under Section 512 of the Internal Revenue Code of 1986 to employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

     Units may not be purchased with the assets of an employee benefit plan if the general partner, Dean Witter, any additional selling agent, any trading advisor or any of their respective affiliates either:

     * has investment discretion with respect to the investment of plan assets;

     * has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the plan assets and that the advice will be based on the particular investment needs of the plan; or

     * is an employer maintaining or contributing to the plan.

     Subscribing for units in a partnership does not create an IRA or other employee benefit plan. If you are considering the purchase of units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code of 1986 and ERISA and the regulations and administrative rulings thereunder and that the plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of a plan who decides to or who is

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
instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.

     Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by the general partner, Dean Witter, any additional selling agent, any partnership, or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The general partner has been advised by counsel, Cadwalader, Wickersham & Taft, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts, or other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on such matters.

PARTNERSHIP STATUS

     The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership's gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.

     If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deductions for any distributions by the partnership to its partners. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.

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
PARTNERSHIP TAXATION

     Partners, Rather than a Partnership are Subject to Federal Income
Tax. None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership's taxable year ending within or with the partner's taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.

     Syndication Expenses. None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to Dean Witter could be treated as a nondeductible payment by the partnerships of syndication expenses.

     Allocation of Partnership Profits and Losses. In general, each limited partnership agreement allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, net recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining net recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

     The special allocation of each partnership's net gain or loss upon a redemption of units, which retains the same character as in the hands of each partnership, may alter the character of a redeeming limited partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such limited partner.

     These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations, (including each partnership's tax allocations in respect of redeemed units).

     If the allocation provided by each limited partnership agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

     Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner's units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner's units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed such partner's adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner's units, such Partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a limited partner is not a "dealer" with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

     Nature of Partnership Income. Each partnership does not expect to hold its futures, forwards, and options for sale to customers. For federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.

     Mark-to-Market. Section 1256 contracts held at the end of a partnership's taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain and loss. Section 1256 contracts include regulated futures contracts, which are futures contracts traded on regulated U.S. and certain foreign exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain foreign exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most foreign exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

     Section 988. Currency gain or loss with respect to foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts and futures contracts traded on most foreign exchanges may be treated as ordinary income or loss under Internal Revenue Code of 1986 Section 988. Each partnership has elected to treat these contracts as Section 1256 contracts (i.e., marked-to-market at year end). Pursuant to this election, gain or loss with respect to these contracts is treated as entirely short-term capital gain or loss.

     Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under
Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long- term only if such property has been held for more than one year.

     Straddles. If a partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified "short sale" rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

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
     For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership's position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

     Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected to place all of its positions in a "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss.

TAXATION OF LIMITED PARTNERS

     Limitations on Deductibility of Partnership Losses. The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is "at risk" with respect to the units as of the end of the partnership's taxable year in which such loss occurred.

     Generally, a limited partner's initial tax basis will be the amount paid for each unit. A limited partner's adjusted tax basis will be his initial tax basis reduced by the limited partner's share of partnership distributions, losses and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is "at risk" with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

     Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner's share of a partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

     Limitations on Deductibility of Passive Losses. The partnerships' income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

     Limited Deduction of Certain Expenses. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of a certain threshold amount

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
and (ii) 80% of such itemized deductions. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the partnerships in their futures, forwards, and options trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, such advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such partnership expenses (including incentive fees) are investment expenses which are subject to these limitations.

     Tax Liability Will Exceed Distributions. Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.

     Tax on Capital Gains and Losses. For individuals, trusts and estates, "long-term capital gains" are currently taxed at a maximum marginal tax rate of 20%, and short-term capital gains and other income are taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

     The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

     Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

     Alternative Minimum Tax. The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" in excess of certain exemption amounts. Alternative minimum tax income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum tax income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

     Limitation on Deductibility of Interest on Investment
Indebtedness. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner's distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner's net capital gain from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on such gain. It is not clear whether a limited partner's distributive share of partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

     Taxation of Foreign Limited Partners. A non-resident alien individual, foreign corporation, or foreign partnership not otherwise engaged in a U.S. trade or business or acting as a dealer in commodities should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment as a limited partner in the partnerships. Capital gains earned by the partnerships and allocated to such a foreign limited partner will, as a general rule, not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the

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
foreign limited partner is resident, organized or operating. Interest income earned by the partnerships will, as a general rule, likewise not be subject to U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is connected. Prospective foreign limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

     The estate of a deceased foreign limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such foreign limited partner.

     FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

     Tax Elections. The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed.

     Tax Returns and Information. The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership's taxable year, the partnership will furnish each limited partner, and any assignee of the units of any limited partner, copies of the partnership's Schedule K-1 indicating the limited partner's distributive share of tax items and any additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns.

     Partnership's Taxable Year. Each partnership has the calendar year as its taxable year.

     Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors. Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not "debt-financed."

     However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see "Purchases by Employee Benefit Plans--ERISA Considerations."

TAX AUDITS

     All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by a partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner.

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
     The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner's federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

                            ------------------------

     All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative or judicial changes will not occur which will modify such statements.

     The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships' tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for units.

                       STATE AND LOCAL INCOME TAX ASPECTS

     In addition to the federal income tax consequences for individuals described under "Material Federal Income Tax Considerations" above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner's distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the partnerships' transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

     The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in such counsel's opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners' income from the partnerships, but may be liable for such tax to the extent such limited partners' allocable share of income attributable to the partnerships' transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on such partners' income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners' income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

                                 LEGAL MATTERS

     Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership and disposition of units, have been passed upon for each partnership and the general partner by

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
Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for Dean Witter in connection with the offering of units. Cadwalader, Wickersham & Taft may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.

                                    EXPERTS


     The financial statements of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P., as of December 31, 1999, and the related statements of operations, changes in partners' capital, and cash flows for the period from March 1, 1999 (commencement of operations) to December 31, 1999, the financial statements of Morgan Stanley Dean Witter Charter DWFCM L.P. (formerly, DWFCM International Access Fund L.P.) as of December 31, 1999 and 1998, and the related statements of operations, changes in partner's capital, and cash flows for the years ended December 31, 1999, 1998, and 1997, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 1999 and 1998 included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley Dean Witter & Co..


                      WHERE YOU CAN FIND MORE INFORMATION


     The partnerships filed registration statements relating to the units registered with the SEC. This prospectus is part of the registration statements, but the registration statements include additional information.


     You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC's Web site at "http://www.sec.gov."

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                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

     THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER AND MAY NOT BE DISTRIBUTED SEPARATELY.

                   THE FUTURES, OPTIONS, AND FORWARDS MARKETS
FUTURES CONTRACTS

     Futures contracts are standardized contracts made on a domestic or foreign exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:

*  agricultural and tropical (soft)               *  currencies                *  metals
   commodities
*  industrial goods                               *  financial instruments     *  energy products


     The futures markets have undergone dramatic changes during the past three decades. According to statistics provided by the Futures Industry Association, in 1974 and 1999 activity in futures markets was divided as follows:


                                  IN 1974                                       * *
                                 ---------                                   ---------
                                     %                                           %
Agricultural Products               82        Interest Rates                     *
Metals                              15        Stock Indices                      *
Currencies                           2        Agricultural Products              *
Lumber and Energy Products           1        Metals                             *
                                              Energy Products                    *
                                              Currencies                         *


------------------
     * Data as of * .


     A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same or a mutually offsetting exchange prior to the designated date of delivery.

     For example, if we sell one contract of December 2000 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2000 delivery date by purchasing one contract of December 2000 wheat on the same exchange.

     The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

OPTIONS ON FUTURES

     An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity.

     The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

     The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

     The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

     A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

     Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and market values is referred to as the "time value" of the option.

FORWARD CONTRACTS

     Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

HEDGERS AND SPECULATORS

     The two broad classes of persons who trade futures, forwards, and options contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to exchange, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forwards, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forwards, and options contracts. Since the

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
speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

FUTURES EXCHANGES

     Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

     Each futures exchange in the U.S. has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.


     Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. SEE "REGULATIONS" BELOW AND "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE * .


SPECULATIVE POSITION LIMITS


     The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each U.S. exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to many currency futures contracts. Position limits do not apply to forward contract trading or generally to trading on foreign commodity exchanges. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS ARE SUBJECT TO SPECULATIVE POSITION LIMITS" ON PAGE * .


DAILY LIMITS


     Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures or options contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures or options contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures or options market, no trades may be made at a price beyond the limit. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--MARKET ILLIQUIDITY MAY CAUSE LESS FAVORABLE TRADE PRICES" ON PAGE * .


REGULATIONS

     Futures exchanges in the U.S. are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

     The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the general partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

     The Commodity Exchange Act requires all "futures commission merchants," such as Dean Witter and Carr Futures, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

     The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

     You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

     Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a "registered futures association." At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. Dean Witter, the general partner, Carr Futures, and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).

     The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES" ON PAGE * .


MARGINS


     "Initial" or "original" margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. SEE "RISK FACTORS--TRADING AND PERFORMANCE RISKS--THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED" ON PAGE * .



     Brokerage firms, such as Dean Witter, Morgan Stanley, and Carr Futures, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The commodity brokers presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.



     Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each partnership's trading will be conducted through a commodity broker, each partnership will be able to take advantage of the commodity brokers' credit lines with several participants in the interbank market. The commodity broker will require margin with respect to a partnership's trading of currency forward contracts.


     Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a partnership's trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

                              POTENTIAL ADVANTAGES

     Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley Dean Witter & Co., a global leader in financial management, has developed the Charter Series of partnerships to provide professional money management in the futures and forward markets.


     An investment in a partnership is speculative and involves a high degree of risk. The general partner and Dean Witter believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of an investor's comprehensive financial plan. SEE "RISK FACTORS" BEGINNING ON PAGE * . Taking the risks into consideration, this investment does offer the following potential advantages.


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
INVESTMENT DIVERSIFICATION

     If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options , you may still participate in these markets through an investment in a Charter Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of past experience, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

     Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner's work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio's overall volatility or risk. Lintner's findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, "The Benefits of Managed Futures." Dr. Schneeweis concluded that "while . . . the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive."

     The partnerships' combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnerships , may profit (with commensurate risk) from futures, forwards, and options market moves, with the potential to enhance your overall portfolio.

     The trading advisor's speculative trading techniques will be the primary factor in a partnership's success or failure. You should note that there are always two parties to a futures, forward, or options contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forwards, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

     The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley Dean Witter financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.

     Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.

     Managed futures investments are designed to fit into a total financial plan as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

            AGGRESSIVE                        MANAGED
            GROWTH     ---------------------- FUTURES

        GROWTH                                    CASH

        INCOME                                    BONDS

 CASH & EQUIVALENTS                              STOCKS


     The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                       U.S. TREASURY                                                                              PUBLIC
           U.S.        BONDS (LEHMAN      U.S. CORPORATE     NON-U.S.        GLOBAL                               MANAGED
          STOCKS        BROTHERS          BONDS (SALOMON      STOCKS         STOCKS           MANAGED            FUTURES FUNDS
          (S&P 500      TREASURY          CORPORATE          (MSCI EAFE     (MSCI WORLD     FUTURES (BARCLAY     (MAR PUBLIC
          INDEX)       BOND INDEX)        BOND INDEX)         INDEX)         INDEX)         CTA INDEX)           FUND INDEX)
          --------     --------------     --------------     ----------     -----------     ----------------     -------------
             %             %                  %                 %              %                 %                   %
1980..       32.5             N/A               -2.7             24.4           27.7               63.7                N/A
1981..       -4.9             1.1               -1.2             -1.0           -3.3               23.9                N/A
1982..       21.5            41.1               42.5             -0.8           11.3               16.7                N/A
1983..       22.6             1.8                6.3             24.6           23.3               23.8                N/A
1984..        6.3            14.7               16.9              7.9            5.8                8.7                1.4
1985..       31.7            32.0               30.1             56.7           41.8               25.5               21.9
1986..       18.7            24.2               19.9             69.9           42.8                3.8              -14.4
1987..        5.3            -2.7               -0.3             24.9           16.8               57.3               43.1
1988..       16.6             9.1               10.7             28.6           23.9               21.8                7.3
1989..       31.7            18.9               16.2             10.8           17.2                1.8                4.7
1990..       -3.1             4.6                6.8            -23.2          -16.5               21.0               14.2
1991..       30.5            17.9               19.9             12.5           19.0                3.7               10.0
1992..        7.6             7.8                9.4            -11.8           -4.7               -0.9               -1.4
1993..       10.1            16.4               13.2             32.9           23.1               10.4               10.7
1994..        1.3            -6.9               -5.8              8.1            5.6               -0.7               -7.7
1995..       37.6            30.7               27.2             11.6           21.3               13.7               13.9
1996..       23.0            -0.4                1.3              6.4           14.0                9.1                9.8
1997..       33.4            14.9               11.6              2.1           16.2               10.9                7.6
1998..       28.6            13.5               12.5             20.3           24.8                7.0                7.9
1999..       21.0            -8.7               -6.6             27.3           25.3               -1.2               -1.4
2000*..      -2.8             6.6               -0.2             -7.6           -5.6               -0.7               -4.0

---------------

*Through May 31, 2000


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Annual Returns of Various Asset Classes Over Time" Table:

     For the analyses used in this table, the performance of independent indices has been used to represent the seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor's 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Salomon Corporate Bond Index, the Morgan Stanley Capital International ("MSCI") EAFE Index, the MSCI World Index, the Barclay CTA Index, and the Managed Account Reports Public Fund Index.

     The S&P 500 Stock Index and the Salomon Corporate Bond Index are compiled assuming dividends and interest are re-invested.

     The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 400 industrials, 40 utilities, 20 transportations, and 40 financials). The weights of the stocks in the portfolio at a given time reflect the stocks' total market capitalization. The S&P 500 Index accounts for approximately 80% of the market capitalization of all stocks listed on the New York Stock Exchange.

     The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

     The Salomon Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

     The MSCI EAFE Index is comprised of 1,098 companies, representing a market structure of 21 European and Pacific based countries covering 38 industries. The index is used to represent international equities.

     The MSCI World Index is comprised of 1,456 companies, representing a market structure of 22 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets.


     The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 2000, there are 345 commodity trading advisor programs included in the calculation of the Barclay CTA Index.



     The MAR Index averages managed futures fund performance for public funds. MAR indices are dollar, or equity, weighted to reflect performance. To qualify for inclusion in MAR's fund indices, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restriction on the funds and/or pools that it tracks. As of May 2000, there were 74 public funds included in the calculation of the MAR Index.


     The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The MAR Index performance data for public managed futures funds was provided by Managed Account Reports Inc., New York, NY. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the MAR Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the MAR Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the MAR Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the MAR Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.

CORRELATION TO TRADITIONAL INVESTMENTS

     Managed futures have historically performed independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (i.e., greater correlation) with stocks and bonds than others.

     The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of Business Week, "Commodities Are Cheap--Time to Leap?" discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.


     The following charts were prepared by the general partner to illustrate the correlation of the trading program employed by each partnership's trading advisor. A pro forma of each trading program was used rather than the actual performance results of each partnership because of each partnership's limited operating history, except in the case of Charter DWFCM where actual performance results were used because of its longer operating history. The performance results of each trading program were adjusted for the leverage employed by each trading advisor, and for the actual brokerage, management, and incentive fees payable by each partnership. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

                                 CHARTER GRAHAM
                        CORRELATION ANALYSIS (PRO FORMA)


                                Pro Forma of
                               Graham's Global     S&P 500      Salomon Corp.
                             Diversified Program    Index       Bond Index
Pro Forma of Graham's        -------------------  -------      -------------
Global Diversified Program         1.00             0.00           0.24
S&P 500 Index                                       1.00           0.36
Salomon Corp. Bond Index                                           1.00

              During the 64 months of trading since February 1995,
                        the monthly returns of the.....

 .... Pro Forma of Graham's            ... Pro Forma of Charter Graham's Global
Global Diversified Program            Diversified Program and the
and the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both         * of 64                  Both            * of 64
Positive       months                  Positive         months

Different    * of 64                  Different       * of 64
               months                                   months

Both         * of 64                  Both            * of 64
Negative       months                 Negative          months


Data: 60 months of trading from February 1995 to May 2000.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

                                CHARTER MILLBURN
                        CORRELATION ANALYSIS (PRO FORMA)


                                 Proforma of
                                 Millburn's         S&P 500      Salomon Corp.
                             Diversified Portfolio   Index       Bond Index
Pro Forma of Charter          -------------------  -------      -------------
  Millburn's
  Diversified Portfolio            1.00             0.04           0.08
S&P 500 Index                                       1.00           0.39
Salomon Corp. Bond Index                                           1.00

              During the 233 months of trading since January 1981,
                        the monthly returns of the.....

 .... Pro Forma of Millburn's            ... Pro Forma of Millburn's
Diversified Portfolio                   Diversified Portfolio and the
and the S&P 500 Index were:             Salomon Corp. Bond Index were:

Both         * of 233                   Both            * of 233
Positive       months                   Positive          months

Different    * of 233                   Different       * of 233
               months                                     months

Both         * of 233                   Both            * of 233
Negative       months                   Negative          months


Data: 229 months of trading from January 1981 to May 2000.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                        CORRELATION ANALYSIS (PRO FORMA)

                                 Proforma of
                                  Welton's       S&P 500      Salomon Corp.
                            Diversified Program    Index       Bond Index
Pro Forma of                -------------------   -------     ---------------
  Welton's
  Diversified Portfolio            1.00             0.05           0.36
S&P 500 Index                                       1.00           0.38
Salomon Corp. Bond Index                                           1.00

              During the 98 months of trading since April 1992,
                        the monthly returns of the.....

 .... Pro Forma of Welton's            ... Pro Forma of Welton's
Diversified Portfolio                 Diversified Portfolio and the
and the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both         * of 98                  Both            * of 98
Positive       months                 Positive          months

Different    * of 98                  Different       * of 98
               months                                   months

Both         * of 98                  Both            * of 98
Negative       months                 Negative          months


Data: 94 months of trading from April 1992 to May 2000.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).




                                 CHARTER DWFCM
                              CORRELATION ANALYSIS


                                                  S&P 500      Salomon Corp.
                              Charter DWFCM        Index       Bond Index
                            -------------------   -------     ---------------

Charter DWFCM                      1.00             *               *
S&P 500 Index                                       *               *
Salomon Corp. Bond Index                                           1.00

              During the * months of trading since *,
                        the monthly returns of .....

 .... Charter DWFCM                     ... Charter DWFCM
and the S&P 500 Index were:            and the Salomon Corp. Bond Index were:

Both         * of *                    Both            * of *
Positive       months                  Positive          months

Different    * of *                    Different       * of *
               months                                    months

Both         * of *                    Both            * of *
Negative       months                  Negative          months


Data: 94 months of trading from * to May 2000.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.




    The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1982 through May 31, 2000, using the recognized market indices of each asset. The notes below are an integral part of the following chart.



                           Managed Futures v. Stocks
                      12-Month Holding Period Performance

                                                          S&P 500 Index                                         12-month
                                                    (STOCKS)                                                    holding
                                                                                                                periods

                                                             ROR                 QTRLY          ANNUAL
                           12/79                                         1000.00
                            1/80                           6.20%         1062.00
                            2/80                           0.00%         1062.00
                            3/80                          -9.70%          958.99         -4.10%
                            4/80                           4.60%         1003.10
                            5/80                           5.10%         1054.26
                            6/80                           3.20%         1087.99         13.45%
                            7/80                           7.00%         1164.15
                            8/80                           1.00%         1175.79
                            9/80                           2.90%         1209.89         11.20%
                           10/80                           2.00%         1234.09
                           11/80                          10.70%         1366.14
                           12/80                          -3.00%         1325.15          9.53%          32.52%          32.52%
            1981            1/81                          -4.20%         1269.50                                         19.54%
                            2/81                           1.70%         1291.08                                         21.57%
                            3/81                           4.00%         1342.72          1.33%                          40.01%
                            4/81                          -1.90%         1317.21                                         31.31%
                            5/81                           0.30%         1321.16                                         25.32%
                            6/81                          -0.60%         1313.24         -2.20%                          20.70%
                            7/81                           0.20%         1315.86                                         13.03%
                            8/81                          -5.80%         1239.54                                          5.42%
                            9/81                          -4.90%         1178.80        -10.24%                          -2.57%
                           10/81                           5.40%         1242.46                                          0.68%
                           11/81                           4.10%         1293.40                                         -5.32%
                           12/81                          -2.60%         1259.77          6.87%          -4.93%          -4.93%
            1982            1/82                          -1.30%         1243.40                                         -2.06%
                            2/82                          -5.60%         1173.76                                         -9.09%
                            3/82                          -0.50%         1167.90         -7.29%                         -13.02%
                            4/82                           4.50%         1220.45                                         -7.35%
                            5/82                          -3.40%         1178.96                                        -10.76%
                            6/82                          -1.50%         1161.27         -0.57%                         -11.57%
                            7/82                          -1.80%         1140.37                                        -13.34%
                            8/82                          12.10%         1278.35                                          3.13%
                            9/82                           1.20%         1293.69         11.40%                           9.75%
                           10/82                          11.50%         1442.47                                         16.10%
                           11/82                           4.00%         1500.17                                         15.99%
                           12/82                           1.90%         1528.67         18.16%          21.34%          21.34%
            1983            1/83                           3.70%         1585.23                                         27.49%
                            2/83                           2.30%         1621.69                                         38.16%
                            3/83                           3.70%         1681.69         10.01%                          43.99%
                            4/83                           7.90%         1814.55                                         48.68%
                            5/83                          -0.90%         1798.22                                         52.53%
                            6/83                           3.90%         1868.35         11.10%                          60.89%
                            7/83                          -3.00%         1812.30                                         58.92%
                            8/83                           1.50%         1839.48                                         43.89%
                            9/83                           1.40%         1865.23         -0.17%                          44.18%
                           10/83                          -1.20%         1842.85                                         27.76%
                           11/83                           2.10%         1881.55                                         25.42%
                           12/83                          -0.50%         1872.14          0.37%          22.47%          22.47%
            1984            1/84                          -0.60%         1860.91                                         17.39%
                            2/84                          -3.50%         1795.78                                         10.73%
                            3/84                           1.70%         1826.31         -2.45%                           8.60%
                            4/84                           0.90%         1842.74                                          1.55%
                            5/84                          -5.50%         1741.39                                         -3.16%
                            6/84                           2.20%         1779.70         -2.55%                          -4.74%
                            7/84                          -1.20%         1758.35                                         -2.98%
                            8/84                          11.00%         1951.77                                          6.10%
                            9/84                           0.00%         1951.77          9.67%                           4.64%
                           10/84                           0.40%         1959.57                                          6.33%
                           11/84                          -1.10%         1938.02                                          3.00%
                           12/84                           2.60%         1988.41          1.88%           6.21%           6.21%
            1985            1/85                           7.80%         2143.50                                         15.19%
                            2/85                           1.20%         2169.22                                         20.80%
                            3/85                           0.10%         2171.39          9.20%                          18.90%
                            4/85                          -0.10%         2169.22                                         17.72%
                            5/85                           5.80%         2295.04                                         31.79%
                            6/85                           1.60%         2331.76          7.39%                          31.02%
                            7/85                          -0.10%         2329.42                                         32.48%
                            8/85                          -0.90%         2308.46                                         18.28%
                            9/85                          -3.10%         2236.90         -4.07%                          14.61%
                           10/85                           4.60%         2339.79                                         19.40%
                           11/85                           6.90%         2501.24                                         29.06%
                           12/85                           4.80%         2621.30         17.18%          31.83%          31.83%
            1986            1/86                           0.60%         2637.03                                         23.02%
                            2/86                           7.50%         2834.81                                         30.68%
                            3/86                           5.60%         2993.55         14.20%                          37.86%
                            4/86                          -1.10%         2960.63                                         36.48%
                            5/86                           5.30%         3117.54                                         35.84%
                            6/86                           1.70%         3170.54          5.91%                          35.97%
                            7/86                          -5.60%         2992.99                                         28.49%
                            8/86                           7.40%         3214.47                                         39.25%
                            9/86                          -8.30%         2947.67         -7.03%                          31.77%
                           10/86                           5.80%         3118.63                                         33.29%
                           11/86                           2.40%         3193.48                                         27.68%
                           12/86                          -2.60%         3110.45          5.52%          18.66%          18.66%
            1987            1/87                          13.50%         3530.36                                         33.88%
                            2/87                           4.00%         3671.57                                         29.52%
                            3/87                           2.90%         3778.05         21.46%                          26.21%
                            4/87                          -0.90%         3744.05                                         26.46%
                            5/87                           0.90%         3777.74                                         21.18%
                            6/87                           5.00%         3966.63          4.99%                          25.11%
                            7/87                           5.10%         4168.93                                         39.29%
                            8/87                           3.70%         4323.18                                         34.49%
                            9/87                          -2.20%         4228.07          6.59%                          43.44%
                           10/87                         -21.50%         3319.03                                          6.43%
                           11/87                          -8.20%         3046.87                                         -4.59%
                           12/87                           7.60%         3278.43        -22.46%           5.40%           5.40%
            1988            1/88                           4.20%         3416.13                                         -3.24%
                            2/88                           4.70%         3576.69                                         -2.58%
                            3/88                          -3.10%         3465.81          5.72%                          -8.26%
                            4/88                           1.10%         3503.93                                         -6.41%
                            5/88                           0.90%         3535.47                                         -6.41%
                            6/88                           4.60%         3698.10          6.70%                          -6.77%
                            7/88                          -0.40%         3683.31                                        -11.65%
                            8/88                          -3.40%         3558.08                                        -17.70%
                            9/88                           4.30%         3711.07          0.35%                         -12.23%
                           10/88                           2.80%         3814.98                                         14.94%
                           11/88                          -1.40%         3761.57                                         23.46%
                           12/88                           1.70%         3825.52          3.08%          16.69%          16.69%
            1989            1/89                           7.30%         4104.78                                         20.16%
                            2/89                          -2.50%         4002.16                                         11.90%
                            3/89                           2.30%         4094.21          7.02%                          18.13%
                            4/89                           5.20%         4307.11                                         22.92%
                            5/89                           4.00%         4479.40                                         26.70%
                            6/89                          -0.60%         4452.52          8.75%                          20.40%
                            7/89                           9.00%         4853.25                                         31.76%
                            8/89                           2.00%         4950.31                                         39.13%
                            9/89                          -0.40%         4930.51         10.74%                          32.86%
                           10/89                          -2.30%         4817.11                                         26.27%
                           11/89                           2.00%         4913.45                                         30.62%
                           12/89                           2.40%         5031.37          2.05%          31.52%          31.52%
            1990            1/90                          -6.70%         4694.27                                         14.36%
                            2/90                           1.30%         4755.30                                         18.82%
                            3/90                           2.60%         4878.94         -3.03%                          19.17%
                            4/90                          -2.50%         4756.96                                         10.44%
                            5/90                           9.80%         5223.14                                         16.60%
                            6/90                          -0.70%         5186.58          6.31%                          16.49%
                            7/90                          -0.30%         5171.02                                          6.55%
                            8/90                          -9.00%         4705.63                                         -4.94%
                            9/90                          -4.90%         4475.05        -13.72%                          -9.24%
                           10/90                          -0.40%         4457.15                                         -7.47%
                           11/90                           6.50%         4746.87                                         -3.39%
                           12/90                           2.80%         4879.78          9.04%          -3.01%          -3.01%
            1991            1/91                           4.40%         5094.49                                          8.53%
                            2/91                           7.20%         5461.30                                         14.85%
                            3/91                           2.40%         5592.37         14.60%                          14.62%
                            4/91                           0.20%         5603.55                                         17.80%
                            5/91                           4.30%         5844.50                                         11.90%
                            6/91                          -4.60%         5575.66         -0.30%                           7.50%
                            7/91                           4.70%         5837.71                                         12.89%
                            8/91                           2.40%         5977.82                                         27.04%
                            9/91                          -1.70%         5876.20          5.39%                          31.31%
                           10/91                           1.30%         5952.59                                         33.55%
                           11/91                          -4.00%         5714.48                                         20.38%
                           12/91                          11.40%         6365.93          8.33%          30.46%          30.46%
            1992            1/92                          -1.90%         6244.98                                         22.58%
                            2/92                           1.30%         6326.17                                         15.84%
                            3/92                          -1.90%         6205.97         -2.51%                          10.97%
                            4/92                           2.90%         6385.94                                         13.96%
                            5/92                           0.50%         6417.87                                          9.81%
                            6/92                          -1.50%         6321.60          1.86%                          13.38%
                            7/92                           4.10%         6580.79                                         12.73%
                            8/92                          -2.00%         6449.17                                          7.89%
                            9/92                           1.20%         6526.56          3.24%                          11.07%
                           10/92                           0.30%         6546.14                                          9.97%
                           11/92                           3.40%         6768.71                                         18.45%
                           12/92                           1.20%         6849.94          4.95%           7.60%           7.60%
            1993            1/93                           0.80%         6904.74                                         10.56%
                            2/93                           1.40%         7001.40                                         10.67%
                            3/93                           2.10%         7148.43          4.36%                          15.19%
                            4/93                          -2.40%         6976.87                                          9.25%
                            5/93                           2.70%         7165.24                                         11.65%
                            6/93                           0.30%         7186.74          0.54%                          13.69%
                            7/93                          -0.40%         7157.99                                          8.77%
                            8/93                           3.80%         7430.00                                         15.21%
                            9/93                          -0.80%         7370.56          2.56%                          12.93%
                           10/93                           2.10%         7525.34                                         14.96%
                           11/93                          -1.00%         7450.09                                         10.07%
                           12/93                           1.20%         7539.49          2.29%          10.07%          10.07%
            1994            1/94                           3.40%         7795.83                                         12.91%
                            2/94                          -2.70%         7585.34                                          8.34%
                            3/94                          -4.40%         7251.59         -3.82%                           1.44%
                            4/94                           1.30%         7345.86                                          5.29%
                            5/94                           1.60%         7463.39                                          4.16%
                            6/94                          -2.50%         7276.81          0.35%                           1.25%
                            7/94                           3.30%         7516.94                                          5.01%
                            8/94                           4.10%         7825.14                                          5.32%
                            9/94                          -2.40%         7637.33          4.95%                           3.62%
                           10/94                           2.20%         7805.35                                          3.72%
                           11/94                          -3.60%         7524.36                                          1.00%
                           12/94                           1.50%         7637.23          0.00%           1.30%           1.30%
            1995            1/95                           2.60%         7835.79                                          0.51%
                            2/95                           3.90%         8141.39                                          7.33%
                            3/95                           3.00%         8385.63          9.80%                          15.64%
                            4/95                           2.90%         8628.81                                         17.47%
                            5/95                           4.00%         8973.97                                         20.24%
                            6/95                           2.30%         9180.37          9.48%                          26.16%
                            7/95                           3.30%         9483.32                                         26.16%
                            8/95                           0.30%         9511.77                                         21.55%
                            9/95                           4.20%         9911.27          7.96%                          29.77%
                           10/95                          -0.40%         9871.62                                         26.47%
                           11/95                           4.40%        10305.97                                         36.97%
                           12/95                           1.90%        10501.79          5.96%          37.51%          37.51%
            1996            1/96                           3.40%        10858.85                                         38.58%
                            2/96                           0.90%        10956.58                                         34.58%
                            3/96                           1.00%        11066.14          5.37%                          31.97%
                            4/96                           1.50%        11232.13                                         30.17%
                            5/96                           2.60%        11524.17                                         28.42%
                            6/96                           0.40%        11570.27          4.56%                          26.03%
                            7/96                          -4.40%        11061.17                                         16.64%
                            8/96                           2.10%        11293.46                                         18.73%
                            9/96                           5.60%        11925.89          3.07%                          20.33%
                           10/96                           2.80%        12259.82                                         24.19%
                           11/96                           7.60%        13191.56                                         28.00%
                           12/96                          -2.00%        12927.73          8.40%          23.10%          23.10%
            1997            1/97                           6.20%        13729.25                                         26.43%
                            2/97                           0.80%        13839.09                                         26.31%
                            3/97                          -4.10%        13271.68          2.66%                          19.93%
                            4/97                           6.00%        14067.98                                         25.25%
                            5/97                           6.10%        14926.13                                         29.52%
                            6/97                           4.50%        15597.81         17.53%                          34.81%
                            7/97                           8.00%        16845.63                                         52.30%
                            8/97                          -5.60%        15902.28                                         40.81%
                            9/97                           5.50%        16776.90          7.56%                          40.68%
                           10/97                          -3.30%        16223.26                                         32.33%
                           11/97                           4.60%        16969.53                                         28.64%
                           12/97                           1.70%        17258.02          2.87%          33.50%          33.50%
                            1/98                           1.10%        17447.85                                         27.09%
                            2/98                           7.20%        18704.10                                         35.15%
                            3/98                           5.10%        19658.01         13.91%                          48.12%
                            4/98                           1.00%        19854.59                                         41.13%
                            5/98                          -1.70%        19517.06                                         30.76%
                            6/98                           4.10%        20317.26          3.35%                          30.26%
                            7/98                          -1.10%        20093.77                                         19.28%
                            8/98                         -14.50%        17180.17                                          8.04%
                            9/98                           6.40%        18279.70        -10.03%                           8.96%
                           10/98                           8.10%        19760.36                                         21.80%
                           11/98                           6.10%        20965.74                                         23.55%
                           12/98                           5.80%        22181.76         21.35%          28.53%          28.53%
                            1/99                           4.20%        23113.39                                         32.47%
                            2/99                          -3.10%        22396.87                                         19.74%
                            3/99                           4.00%        23292.75          5.01%                          18.49%
                            4/99                           3.90%        24201.17                                         21.89%
                            5/99                          -2.40%        23620.34                                         21.02%
                            6/99                           5.50%        24919.46          6.98%                          22.65%
                            7/99                          -3.10%        24146.95                                         20.17%
                            8/99                          -0.50%        24026.22                                         39.85%
                            9/99                          -2.70%        23377.51         -6.19%                          27.89%
                           10/99                           6.30%        24850.29                                         25.76%
                           11/99                           2.00%        25347.30                                         20.90%
                           12/99                           5.90%        26842.79         14.82%          21.01%          21.01%
                            1/00                          -5.00%        25500.65                                         10.33%
                            2/00                          -1.90%        25016.14                                         11.69%
                            3/00                           9.80%        27467.72          2.33%                          17.92%
                            4/00                          -3.00%        26643.69                                         10.09%
                            5/00                          -2.10%        26084.17                         -2.83%          10.43%

                                 Source: Thomson Financial Software Solutions, Boston, MA


                 BARCLAY'S CTA INDEX                                                12-month
                 (MANAGED FUTURES)                                                  holding
                                                                                    periods

                       ROR                       QTRLY           ANNUAL
                                         1000.00
                          29.26%         1292.60
                           1.41%         1310.83
                           4.43%         1368.90          36.89%
                          -2.13%         1339.74
                           3.48%         1386.36
                           3.05%         1428.64           4.36%
                          11.44%         1592.08
                           0.94%         1607.05
                           0.67%         1617.81          13.24%
                           1.19%         1637.07
                          -0.25%         1632.97
                           0.24%         1636.89           1.18%          63.69%         63.69%
                           5.25%         1722.83                                         33.28%
                           0.78%         1736.27                                         32.46%
                          -3.98%         1667.16           1.85%                         21.79%
                           1.22%         1687.50                                         25.96%
                           3.56%         1747.58                                         26.06%
                          16.46%         2035.23          22.08%                         42.46%
                          -2.73%         1979.67                                         24.34%
                           3.05%         2040.05                                         26.94%
                          -2.57%         1987.62          -2.34%                         22.86%
                          -2.25%         1942.90                                         18.68%
                           6.71%         2073.27                                         26.96%
                          -2.18%         2028.07           2.04%          23.90%         23.90%
                           1.67%         2061.94                                         19.68%
                           3.05%         2124.83                                         22.38%
                           7.34%         2280.79          12.46%                         36.81%
                          -0.74%         2263.91                                         34.16%
                           3.16%         2335.45                                         33.64%
                           6.82%         2494.73           9.38%                         22.58%
                          -9.12%         2267.21                                         14.52%
                           4.30%         2364.70                                         15.91%
                           9.39%         2586.74           3.69%                         30.14%
                          -3.09%         2506.81                                         29.02%
                          -4.91%         2383.73                                         14.97%
                          -0.73%         2366.33          -8.52%          16.68%         16.68%
                          18.37%         2801.02                                         35.84%
                          -9.05%         2547.53                                         19.89%
                           2.04%         2599.50           9.85%                         13.97%
                          -0.82%         2578.18                                         13.88%
                           9.82%         2831.36                                         21.23%
                          -8.50%         2590.70          -0.34%                          3.85%
                           3.12%         2671.53                                         17.83%
                           9.06%         2913.57                                         23.21%
                           0.19%         2919.10          12.68%                         12.85%
                           1.83%         2972.52                                         18.58%
                          -4.17%         2848.57                                         19.50%
                           2.80%         2928.33           0.32%          23.75%         23.75%
                           1.60%         2975.18                                          6.22%
                          -0.96%         2946.62                                         15.67%
                           1.97%         3004.67           2.61%                         15.59%
                          -2.53%         2928.65                                         13.59%
                           4.12%         3049.31                                          7.70%
                          -9.81%         2750.17          -8.47%                          6.16%
                          21.33%         3336.78                                         24.90%
                          -8.00%         3069.84                                          5.36%
                           3.98%         3192.02          16.07%                          9.35%
                          -4.20%         3057.96                                          2.87%
                          -2.98%         2966.83                                          4.15%
                           7.33%         3184.30          -0.24%           8.74%          8.74%
                           2.57%         3266.13                                          9.78%
                           4.67%         3418.66                                         16.02%
                          -1.06%         3382.42           6.22%                         12.57%
                          -1.98%         3315.45                                         13.21%
                           1.34%         3359.88                                         10.18%
                          -4.83%         3197.60          -5.46%                         16.27%
                          13.96%         3643.98                                          9.21%
                          -1.62%         3584.95                                         16.78%
                          -7.69%         3309.27           3.49%                          3.67%
                           6.61%         3528.01                                         15.37%
                           4.69%         3693.47                                         24.49%
                           8.20%         3996.34          20.76%          25.50%         25.50%
                           1.87%         4071.07                                         24.64%
                          14.14%         4646.72                                         35.92%
                           5.62%         4907.86          22.81%                         45.10%
                          -6.23%         4602.10                                         38.81%
                          -3.92%         4421.70                                         31.60%
                          -1.46%         4357.14         -11.22%                         36.26%
                           3.25%         4498.75                                         23.46%
                           5.11%         4728.64                                         31.90%
                          -5.56%         4465.73           2.49%                         34.95%
                          -4.40%         4269.23                                         21.01%
                          -2.20%         4175.31                                         13.05%
                          -0.63%         4149.01          -7.09%           3.82%          3.82%
                          10.51%         4585.07                                         12.63%
                           0.61%         4613.04                                         -0.72%
                           3.37%         4768.50          14.93%                         -2.84%
                          22.07%         5820.90                                         26.48%
                          -1.81%         5715.54                                         29.26%
                          -3.24%         5530.36          15.98%                         26.93%
                           4.73%         5791.95                                         28.75%
                          -1.69%         5694.06                                         20.42%
                           0.72%         5735.06           3.70%                         28.42%
                           0.33%         5753.99                                         34.78%
                           8.60%         6248.83                                         49.66%
                           4.42%         6525.03          13.77%          57.27%         57.27%
                          -1.88%         6402.36                                         39.63%
                           0.70%         6447.17                                         39.76%
                          -3.43%         6226.03          -4.58%                         30.57%
                          -3.95%         5980.11                                          2.74%
                           8.95%         6515.33                                         13.99%
                          27.40%         8300.52          33.32%                         50.09%
                          -8.23%         7617.39                                         31.52%
                           0.54%         7658.52                                         34.50%
                           0.80%         7719.79          -7.00%                         34.61%
                           1.37%         7825.55                                         36.00%
                           2.62%         8030.58                                         28.51%
                          -1.07%         7944.66           2.91%          21.76%         21.76%
                           1.48%         8062.24                                         25.93%
                          -3.47%         7782.48                                         20.71%
                           3.65%         8066.54           1.53%                         29.56%
                          -2.50%         7864.87                                         31.52%
                          11.92%         8802.37                                         35.10%
                           1.28%         8915.04          10.52%                          7.40%
                          -1.74%         8759.92                                         15.00%
                          -5.83%         8249.21                                          7.71%
                          -3.04%         7998.44         -10.28%                          3.61%
                          -5.99%         7519.33                                         -3.91%
                           2.30%         7692.28                                         -4.21%
                           5.14%         8087.66           1.12%           1.80%          1.80%
                           1.54%         8212.21                                          1.86%
                           0.79%         8277.08                                          6.36%
                           3.02%         8527.05           5.43%                          5.71%
                           4.54%         8914.18                                         13.34%
                          -5.49%         8424.79                                         -4.29%
                           1.23%         8528.42           0.02%                         -4.34%
                           5.62%         9007.71                                          2.83%
                           6.69%         9610.33                                         16.50%
                           2.78%         9877.50          15.82%                         23.49%
                           1.15%         9991.09                                         32.87%
                          -0.47%         9944.13                                         29.27%
                          -1.57%         9788.01          -0.91%          21.02%         21.02%
                          -4.90%         9308.40                                         13.35%
                          -0.83%         9231.14                                         11.53%
                           4.28%         9626.23          -1.65%                         12.89%
                          -1.89%         9444.29                                          5.95%
                          -1.61%         9292.24                                         10.30%
                           2.66%         9539.41          -0.90%                         11.85%
                          -3.36%         9218.89                                          2.34%
                          -1.92%         9041.89                                         -5.91%
                           2.72%         9287.83          -2.64%                         -5.97%
                          -0.91%         9203.31                                         -7.88%
                           0.26%         9227.24                                         -7.21%
                          10.03%        10152.73           9.31%           3.73%          3.73%
                          -4.53%         9692.81                                          4.13%
                          -2.61%         9439.83                                          2.26%
                          -1.81%         9268.97          -8.70%                         -3.71%
                          -0.80%         9194.81                                         -2.64%
                          -0.73%         9127.69                                         -1.77%
                           4.44%         9532.96           2.85%                         -0.07%
                           4.31%         9943.83                                          7.86%
                           2.30%        10172.54                                         12.50%
                          -1.61%        10008.76           4.99%                          7.76%
                           0.19%        10027.78                                          8.96%
                           1.19%        10147.11                                          9.97%
                          -0.86%        10059.84           0.51%          -0.91%         -0.91%
                          -1.81%         9877.76                                          1.91%
                           5.47%        10418.07                                         10.36%
                          -0.50%        10365.98           3.04%                         11.84%
                           3.20%        10697.70                                         16.34%
                           0.62%        10764.02                                         17.93%
                           0.98%        10869.51           4.86%                         14.02%
                           3.71%        11272.77                                         13.36%
                          -3.11%        10922.18                                          7.37%
                          -0.85%        10829.35          -0.37%                          8.20%
                          -0.58%        10766.54                                          7.37%
                           0.15%        10782.68                                          6.26%
                           2.97%        11102.93           2.53%          10.37%         10.37%
                          -3.30%        10736.53                                          8.69%
                          -1.44%        10581.93                                          1.57%
                           2.03%        10796.74          -2.76%                          4.16%
                          -1.77%        10605.64                                         -0.86%
                           2.78%        10900.48                                          1.27%
                           2.50%        11172.99           3.48%                          2.79%
                          -1.04%        11056.79                                         -1.92%
                          -3.11%        10712.92                                         -1.92%
                           1.68%        10892.90          -2.51%                          0.59%
                           0.08%        10901.61                                          1.25%
                           1.68%        11084.76                                          2.80%
                          -0.49%        11030.45           1.26%          -0.65%         -0.65%
                          -1.79%        10833.00                                          0.90%
                           3.40%        11201.32                                          5.85%
                           6.42%        11920.45           8.07%                         10.41%
                           1.17%        12059.92                                         13.71%
                           0.51%        12121.42                                         11.20%
                          -1.29%        11965.06           0.37%                          7.09%
                          -1.23%        11817.89                                          6.88%
                           2.33%        12093.24                                         12.88%
                          -0.14%        12076.31           0.93%                         10.86%
                          -0.03%        12072.69                                         10.74%
                           1.04%        12198.24                                         10.05%
                           2.76%        12534.92           3.80%          13.64%         13.64%
                           2.64%        12865.84                                         18.77%
                          -4.77%        12252.14                                          9.38%
                           0.59%        12324.43          -1.68%                          3.39%
                           5.96%        13058.96                                          8.28%
                          -1.96%        12803.01                                          5.62%
                          -0.35%        12758.19           3.52%                          6.63%
                          -1.64%        12548.96                                          6.19%
                          -0.82%        12446.06                                          2.92%
                           2.22%        12722.36          -0.28%                          5.35%
                           5.49%        13420.82                                         11.17%
                           3.47%        13886.52                                         13.84%
                          -1.50%        13678.22           7.51%           9.12%          9.12%
                           3.86%        14206.20                                         10.42%
                           3.49%        14702.00                                         20.00%
                          -0.59%        14615.26           6.85%                         18.59%
                          -1.38%        14413.57                                         10.37%
                           0.32%        14459.69                                         12.94%
                           0.08%        14471.26          -0.99%                         13.43%
                           5.69%        15294.67                                         21.88%
                          -4.00%        14682.89                                         17.97%
                           1.01%        14831.18           2.49%                         16.58%
                          -1.60%        14593.88                                          8.74%
                           1.42%        14801.12                                          6.59%
                           2.48%        15168.19           2.27%          10.89%         10.89%
                           0.58%        15256.16                                          7.39%
                          -0.99%        15105.12                                          2.74%
                           0.54%        15186.69           0.12%                          3.91%
                          -3.39%        14671.86                                          1.79%
                           0.76%        14783.37                                          2.24%
                           0.36%        14836.59          -2.31%                          2.52%
                          -0.29%        14793.56                                         -3.28%
                           5.92%        15669.34                                          6.72%
                           3.16%        16164.49           8.95%                          8.99%
                          -0.75%        16043.26                                          9.93%
                          -0.93%        15894.06                                          7.38%
                           2.12%        16231.01           0.41%           7.01%          7.01%
                          -1.50%        15987.55                                          4.79%
                           2.62%        16406.42                                          8.61%
                          -1.22%        16206.26          -0.15%                          6.71%
                           1.80%        16497.97                                         12.45%
                          -1.43%        16262.05                                         10.00%
                           1.55%        16514.12           1.90%                         11.31%
                          -0.52%        16428.24                                         11.05%
                          -0.32%        16375.67                                          4.51%
                           0.05%        16383.86          -0.79%                          1.36%
                          -4.21%        15694.10                                         -2.18%
                           1.96%        16001.70                                          0.68%
                           0.22%        16036.91          -2.12%          -1.20%         -1.20%
                           1.41%        16263.03                                          1.72%
                          -0.44%        16191.47                                         -1.31%
                          -0.83%        16057.08           0.13%                         -0.92%
                          -1.66%        15790.53                                         -4.29%
                           0.83%        15921.59                          -0.72%         -2.09%

                 Source: Barclay Trading Group, Fairfield, IA


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Managed Futures vs. Stocks" Table:

     Stocks are represented by the S&P 500 Index, provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.


     By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional asset classes as well as assets that are non-traditional and non-correlated. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 26 periods when managed futures showed negative returns, while stocks experienced 28 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart illustrates the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.


     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

                            ------------------------


     The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1981 through May 2000. The notes below are an integral part of the following chart.

                         IMPROVED PORTFOLIO EFFICIENCY
                         JANUARY 1980 THROUGH MAY 2000


January 1980 through May 2000
Stocks/Bonds/International Equities/Managed Futures
(Risk/Return Chart Data Points)

                                                         Standard Deviation      Average Monthly ROR
                                                                   (x-axis)                  (Y-axis)
-----------------------------------------------------------------------------------------------------
100% Stocks (S&P 500 Index)                                        4.3460%                   1.4351%
100% Bonds (Salomon Corporate Bond Index)                          2.8415%                   0.8808%
100% International Equities (MSCI EAFE Index)                      5.0226%                   1.2219%
100% Managed Futures (Barclay CTA Index)                           5.2022%                   1.2620%
50% Stocks/50% Bonds                                               2.9699%                   1.1580%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures               2.9180%                   1.2302%
50% Stocks/40% Bonds/10% Mgd. Futures                              2.8266%                   1.1961%
60% Stocks/40% Bonds                                               3.1762%                   1.2134%
60% Stocks/30% Bonds/10% Mgd. Futures                              3.0592%                   1.2515%
70% Stocks/30% Bonds                                               3.4247%                   1.2688%
70% Stocks/20% Bonds/10% Mgd. Futures                              3.3317%                   1.3069%




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to "Improved Portfolio Efficiency":

     Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Salomon Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by Thomson Financial Software Solutions, Boston, MA; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index's asset class.

     The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships' trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

                      ------------------------------------

PROFESSIONAL MANAGEMENT

     Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

     * Capitalization -- A professional trading advisor is well capitalized, and capable of managing market volatility.

     * Discipline -- A professional trading advisor applies an established, disciplined approach to futures trading, with strict money management policies and techniques.

     * Planned Strategy -- A professional trading advisor utilizes a researched trading strategy designed to reduce risk while seeking long-term profit opportunities.

     * Risk Control -- Professional trading advisors offer a full time commitment to risk control, applying risk management strategies and years of research and experience.

     * Research and Development -- A professional trading advisor is committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

     In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership's account. The monthly management fee for each partnership is 1/12 of 2.0% of the partnership's average month-end net assets, and the monthly incentive fee is 20.0% of trading profits.

THE TRADING ADVISOR SELECTION PROCESS

     The trading advisor for each partnership was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for each partnership span a range of five to twenty-nine years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor's activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor's continuing efforts toward research and development. This selection process is described below.

     In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner's primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

     Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

     Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

                    Trading Advisor Evaluation and Selection

Screening          Trading advisors are screened from a pool of
                   approximately 400.

Evaluation         Trading advisors are categorized and evaluated based
                   on quantitative and qualitative factors.

Selection          Trading advisors are selected based on quantitative
                   and qualitative analysis

Monitoring         Daily and periodic monitoring and reporting takes
                   place on an ongoing basis

     Trading advisors are analyzed by a combination of qualitative and quantitative factors, including:

Qualitative Factors

* Experience of staff responsible for development and management of trading approach

* Development of trading advisor's profile

* Consistency of trading approach

* On-site office visit to trading advisor headquarters

* Ongoing commitment to research and
   development

* Flexibility to expand in order to meet demands of growth in assets

Quantitative Measures

* Review of historic performance returns

* Review of performance versus managed futures industry

* Review of risk, including standard deviation of monthly returns and worst decline periods

* Scrutiny of performance in key periods

* Leverage policies of trading advisors

* Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices.

FUTURES, FORWARDS, AND OPTIONS TRADED

     Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among the 75 global futures and forward markets on approximately 20 exchanges worldwide.

UNITED STATED            UNITED KINGDOM      FRANCE              GERMANY
-------------------------------------------------------------------------------------------------
Bonds, Bills & Notes      Long Gilt          National Bond       Bund
Dollar                    Short Selling      Pibor               Mark
S&P 500                   Pound              Franc               DAX
                          FTSE 100           CAC 40

RUSSIA                   CHINA               JAPAN               AUSTRALIA
-------------------------------------------------------------------------------------------------
Ruble                     Hang Seng Index    Government Bonds    3-year & 10-year bonds
                                             Yen                 Dollar
                                             Nikkei 225          All Ordinaries Index

MAJOR FUTURES MARKETS TRADED

AGRICULTURALS            FOREIGN EXCHANGE         STOCK INDICES            INTEREST RATES
--------------------     --------------------     --------------------     --------------------
Azuki (R. Beans)         Australian dollar        ASE All Ordinaries       Australian bonds
Cocoa                    Brazilian real           CAC 40 Index             British bonds
Corn                     British pound            DAX                      Canadian bonds
Coffee                   Canadian dollar          Dow Jones                Euro bonds
Feeder cattle            Czech koruna             Industrial               Eurodollar
Live cattle              Euro                     E-mini S&P               French bonds
Lean hogs                Euroswiss                FTSE 100 Index           German bonds
Oats                     French franc             Hang Seng Index          Italian bonds
Pork bellies             German mark              IBEX-35 PLUS             Japanese bonds
Soybean meal             Greek drachma            Mexican IPC              Mexican bonds
Soybean oil              Hong Kong dollar         MIB 30                   New Zealand bonds
Soybeans                 Indonesian rupiah        NASDAQ 100 Index         Spanish bonds
Wheat                    Japanese yen             Nikkei 225 Index         Swiss bonds
                         Malaysian ringgit        NYSE Composite           U.S. Treasury bonds
                         Mexican peso             S&P 500 Index            U.S. Treasury notes
                         New Zealand dollar       Swedish
                         Norwegian krone          Taiwan
                         Singapore dollar         Topix
                         South African rand       Toronto
                         Spanish peseta
                         Swedish krona
                         Swiss franc
                         Thai baht
                         U.S. dollar

METALS                                            SOFT                     ENERGIES
--------------------                              --------------------     --------------------
Aluminum                                          Cocoa                    Brent crude oil
Copper                                            Coffee                   Crude oil
Lead                                              Cotton                   Gas oil
Gold                                              Lumber                   Heating oil
Nickel                                            Orange juice             Natural gas
Palladium                                         Rubber                   Unleaded gas
Platinum                                          Sugar
Silver
Tin
Zinc

     Each partnership normally trades a portfolio of diverse futures, forwards, and options, but may trade a greater or lesser number of futures, forwards, and options, from time to time. Each limited partner will obtain greater diversification in futures, forwards, and options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures, forwards, and options markets.

EXCHANGE RIGHT

     At the sixth month-end after a person first becomes a limited partner in any Charter Series partnership, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Charter Series exchange.

DIVERSIFIED PROFESSIONAL TRADING MANAGEMENT

     Trading decisions for each partnership will be made by a trading advisor retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisor are not available for investments as small as the required minimum investment in each partnership. A limited partner can diversify his professional trading management by dividing his investment among two or all three of the partnerships. For example, an investor owning units of all three partnerships in the Charter Series would have the benefit of having his investment managed by three different trading advisors.

LIMITED LIABILITY

     Unlike an individual who invests directly in futures, forwards, and options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.

INTEREST INCOME

     Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, and options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Dean Witter credits each partnership at each month-end with interest income as if 100% of each partnership's average daily net assets for the month were invested at a prevailing rate on U.S. Treasury bills. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Dean Witter on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, and options.

ADMINISTRATIVE CONVENIENCE

     The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forwards, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.

                      SUPPLEMENTAL PERFORMANCE INFORMATION

     The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in
Part I of this prospectus.

--------------------------------------------------------------------------------
                                 CHARTER GRAHAM


Graham currently trades 100% of Charter Graham's assets pursuant to its Global Diversified Program. Except for the section "Charter Graham Statistics," all of the information below pertains to Graham's Global Diversified Program. The performance information contained in "Pro Forma Risk Analysis" and the charts on the following page were based on a pro forma, prepared by the general partner, of Graham's Global Diversified Program, adjusted for the leverage used, and the brokerage, management, and incentive fees payable by Charter Graham. All of the performance data below is as of May 31, 2000.


---------------------------------------------------
                           CHARTER GRAHAM STATISTICS

Trading Advisor:                                 Graham Capital Management, L.P.
Began Trading:                                                        March 1999

Net Assets in Fund:                                                  $21 million

Minimum Investment:                                                      $20,000
Avg. Leverage Employed:                                                      15x
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                             1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee: 20% of Monthly Trading Profits
Investment Style:                                                      Technical

---------------------------------------------------
                            PRO FORMA RISK ANALYSIS

Compounded Annual Rate of Return:                                         12.79%


Standard Deviation of Monthly Returns:                                     5.94%


Annualized Standard Deviation:                                            20.57%


Sharpe Ratio:                                                               0.38

Largest Decline Period (4/98 - 7/98):                                    -19.34%
Average Recovery (No. of months):                                           4.00

Average Monthly Loss:                                                     -4.24%


Standard Deviation of Monthly Loss:                                        2.62%


% of Losing Months:                                                       43.75%


Average Monthly Gain:                                                      5.39%


Standard Deviation of Monthly Gain:                                        4.06%


% of Winning Months:                                                      56.25%


--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exchange             27%
Interest Rates               25%
Stock Indices                17%
Agriculturals                16%
Energies                      7%
Metals                        8%
--------------------------------------------------------------------------------
                                TRADING STRATEGY

Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham's programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham's trading programs.

------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include but are not limited to the following:

AGRICULTURALS        FOREIGN              STOCK
Corn                 EXCHANGE             INDICES
Lean Hogs            Australian dollar    CAC 40 Index
Soybean Meal         British pound        DAX Index
Soybean Oil          Canadian dollar      DJIA Index
Wheat                Euro                 FTSE 100 Index
SOFTS                Japanese yen         IBEX-35 PLUS
Cocoa                Korean Won           Index
Coffee               Mexican peso         NASDAQ 100
Cotton               New Zealand          Index
Sugar                dollar               Nikkei 225 Index
ENERGIES             Singapore dollar     Russell 1000 Index
Crude Oil            South African rand   S&P 500 Index
Natural Gas          Swedish krona        Topix
METALS               Swiss franc          INTEREST
Aluminum             Thai baht            RATES
Copper               U.S. Dollar Index    Australian bonds
Gold                 Cross rates          British bonds
Lead                                      Eurobonds
Nickel                                    German bonds
Zinc                                      Japanese bonds
                                          Swiss bonds
                                          U.S. bonds

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
           GRAHAM'S GLOBAL DIVERSIFIED PROGRAM PRO FORMA PERFORMANCE

   1995      1996          1997          1998          1999          2000
  39.29%    18.43%        7.12%         13.41%        3.30%         -8.20%
(11 months)                                                       (5 months)


--------------------------------------------------------------------------------
              ROLLING 12-MONTH PRO FORMA PERFORMANCE VS. MAR INDEX

                                    [CHART]


--------------------------------------------------------------------------------
              HISTORICAL PERFORMANCE COMPARISON (1/31/95 = $1,000)


                                   [CHART]



--------------------------------------------------------------------------------


                       CORRELATION ANALYSIS (2/95 - 5/00)


                                                          Graham
                                                        Pro Forma        MAR        S&P         SAL        EAFE
Graham Diversified Portfolio - Pro Forma                   1.00        0.78        0.03        0.24        0.02
MAR Index (MAR)                                                        1.00        0.08        0.42        0.01
S & P 500 Index (S&P)                                                              1.00        0.35        0.70
Salomon Corporate Bond Index (SAL)                                                             1.00        0.04
MSCI EAFE Index (EAFE)                                                                                     1.00

--------------------------------------------------------------------------------


The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Fund/Pool Index performance data for managed futures is provided by Managed Account Reports, Inc., New York, N.Y.



Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                CHARTER MILLBURN


Millburn currently trades 100% of Charter Millburn's assets pursuant to its Diversified Portfolio. Except for the section "Charter Millburn Statistics," all of the information below pertains to Millburn's Diversified Portfolio. The performance information contained in "Pro Forma Risk Analysis" and the charts on the following page were based on a pro forma, prepared by the general partner, of Millburn's Diversified Portfolio, adjusted for the brokerage, management, and incentive fees payable by Charter Millburn. All of the performance data below is as of May 31, 2000.


--------------------------------------------------------------------------------
                          CHARTER MILLBURN STATISTICS

Trading Advisor:                                 Millburn Ridgefield Corporation
Began Trading:                                                        March 1999

Net Assets in Fund                                                   $25 million

Minimum Investment:                                                      $20,000
Average Leverage Employed:                                                  5-6x
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                             1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee: 20% of Monthly Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                            PRO FORMA RISK ANALYSIS


Compounded Annual Rate of Return:                                         16.91%


Standard Deviation of Monthly Returns:                                     6.80%
Annualized Standard Deviation:                                            23.55%


Sharpe Ratio:                                                               0.51

Largest Decline Period (4/86 - 12/86):                                   -32.74%
Average Recovery (No. of Months):                                           3.58

Average Monthly Loss:                                                     -4.55%


Standard Deviation of Monthly Loss:                                        3.93%


% of Losing Months:                                                       41.99%


Average Monthly Gain:                                                      5.95%

Standard Deviation of Monthly Gain:                                        4.70%

% of Winning Months:                                                      58.01%


--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION
Foreign Exchange              47%
Interest Rates                18%
Stock Indices                  9%
Agriculturals & Softs          8%
Energies                      11%
Metals                         7%

--------------------------------------------------------------------------------
                                TRADING STRATEGY

Millburn adheres to a multi-time frame trend-following trading system. Millburn's trading methodology is quantitative and systematic. Computerized trading systems generate signals, which are implemented by Millburn's professional 24-hour trading staff. All trading systems utilized by Millburn have been created at the firm, where research efforts are facilitated by an extensive "in-house" database. The primary focus of Millburn's methodology is risk management, and the senior officers of the firm constantly monitor the entire process. Principals and employees of Millburn have a significant amount invested in Millburn's trading programs.

Trading and risk management in each market is controlled by a four-tiered set of systems. Level one involves the selection and combination of medium-term directional models. Following extensive testing, the best three or four directional models are carefully chosen for each market. The second level of Millburn's methodology is the implied option overlay. When the situation exists, Millburn will implement option positions in the direction of the underlying trend. The third level of the multi-tiered approach is the short-term tick trading system. By analyzing minute-by-minute price data, Millburn is able to isolate times when short-term trades against major trends may be profitable. The fourth level of Millburn's trading methodology is the historical volatility overlay. This overlay adjusts the size of the positions, not the direction. Once chosen, these four levels of systems work together to signal which markets to trade, how large a position to take, and whether to be long or short the instrument in question.
------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include but are not limited to the following:

AGRICULTURALS        FOREIGN              STOCK
Corn                 EXCHANGE             INDICES
Wheat                British pound        Hang Seng Index
SOFTS                Canadian dollar      Nikkei Index
Cocoa                Danish kronor        S&P 500 Index
Coffee               Euro                 Topix
Cotton               German mark          INTEREST
Sugar                Hong Kong dollar     RATES
ENERGIES             Japanese yen         British bonds
Crude Oil            Korean won           Euro bonds
Gas Oil              Norwegian krone      German bonds
Heating Oil          Singapore dollar     Japanese bonds
Natural Gas          Swiss franc          U.S. bonds
Unleaded Gas         Thai baht
METALS               Exotic currencies
Aluminum             Cross rates
Copper
Gold
Zinc

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
             MILLBURN'S DIVERSIFIED PORTFOLIO PRO FORMA PERFORMANCE

   1977      1978      1979      1980      1981      1982      1983      1984      1985      1986      1987      1988
  10.55%    23.93%    70.18%    74.85%    42.56%    33.80%    -6.42%    27.12%    27.54%   -18.10%    39.15%    3.19%

   1989      1990      1991      1992      1993      1994      1995      1996      1997      1998      1999      2000
  -3.99%    53.71%    3.67%     12.24%    7.84%     7.77%     25.77%    13.59%    7.60%     4.70%     -6.41%    -6.95%
                                                                                                              (5 months)


--------------------------------------------------------------------------------


              ROLLING 12-MONTH PRO FORMA PERFORMANCE VS. MAR INDEX

                                    [CHART]


--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (12/80 = $1,000)



                                    [CHART]



--------------------------------------------------------------------------------


                       CORRELATION ANALYSIS (1/81 - 5/00)


                                                         Millburn
                                                        Pro Forma        MAR        S&P         SAL        EAFE
Millburn Diversified Portfolio - Pro Forma                 1.00        0.89        0.08        0.15        0.01
MAR Index (MAR)                                                        1.00        0.12        0.21        0.04
S & P 500 Index (S&P)                                                              1.00        0.35        0.50
Salomon Corporate Bond Index (SAL)                                                             1.00        0.15
MSCI EAFE Index (EAFE)                                                                                     1.00

--------------------------------------------------------------------------------


The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Fund/Pool Index performance data for managed futures is provided by Managed Account Reports, Inc., New York, N.Y.



Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER WELTON


Welton currently trades 100% of Charter Welton's assets pursuant to its Diversified Portfolio. Except for the section "Charter Welton Statistics," all of the information below pertains to Welton's Diversified Portfolio. The performance information contained in "Pro Forma Risk Analysis" and the charts on the following page were based on a pro forma, prepared by the general partner, of Welton's Diversified Portfolio, adjusted for the brokerage, management, and incentive fees payable by Charter Welton. All of the performance data below is as of May 31, 2000.


--------------------------------------------------------------------------------
                           CHARTER WELTON STATISTICS

Trading Advisor:                                   Welton Investment Corporation
Began Trading:                                                        March 1999

Net Assets in Fund:                                                  $23 million

Minimum Investment:                                                      $20,000
Average Leverage Employed:                                                  4-5x
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                             1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                            PRO FORMA RISK ANALYSIS


Compounded Annual Rate of Return:                                         10.24%


Standard Deviation of Monthly Returns:                                     6.10%


Annualized Standard Deviation:                                            21.14%


Sharpe Ratio:                                                               0.25

Largest Decline Period (2/96 - 8/96):                                    -26.61%
Average Recovery (No. of months):                                           2.82

Average Monthly Loss:                                                     -4.19%


Standard Deviation of Monthly Loss:                                        3.09%


% of Losing Months:                                                       46.94%


Average Monthly Gain:                                                      5.58%


Standard Deviation of Monthly Gain:                                        4.09%


% of Winning Months:                                                      53.06%


--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exchange           23%
Interest Rates             28%
Stock Indices              21%
Agriculturals              10%
Energies                    8%
Metals                     10%

--------------------------------------------------------------------------------
                                TRADING STRATEGY

Welton's Diversified Portfolio seeks to add value to investors' portfolios through goals of absolute performance, controlled downside volatility, and non-correlation to traditional equity and fixed income investments. Multiple non-directional (volatility and statistical arbitrage) as well as price directional (trend following) based technical models utilizing both options and futures are employed to diversify the basis of profitability and to balance return expectation with associated risk exposure across markets and trading methods in a variety of economic conditions.

Ongoing research and development is a focused commitment of resources to improve the consistency and quality of performance. It is Welton's position that no single type of market movement, trading time frame, overall macroeconomic environment, nor any instrument of market mispricings that a trader may take advantage of will be present at any given time. Although the trading of Welton's portfolios is guided by the consistent application of proprietary mathematical models, there will always remain the potential for investment decisions requiring the discretion and judgment of Welton. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements. Some principals of Welton have a significant amount of their personal capital invested in the Diversified Portfolio.
------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include but are not limited to the following:

AGRICULTURALS       METALS              STOCK INDICES
Azuki (R. Beans)    Aluminum            ASE All Ordinaries
Corn                Copper              CAC 40 Index
Goldman Sachs       Lead                DAX Index
  Commodity         Gold                DJIA Index
  Index             Nickel              FTSE 100 Index
Live Cattle         Palladium           Hang Seng Index
Lean Hogs           Platinum            IBEX-35 PLUS Index
Pork Bellies        Silver              MIB 30 Index
Soybean Meal        Tin                 MSCI Hong Kong
Soybean Oil         Zinc                Index
Soybeans            FOREIGN             MSCI Taiwan Index
Wheat               EXCHANGE            NASDAQ 100 Index
SOFTS               Australian dollar   Nikkei 225 Index
Cocoa               British pound       OMX Stock Index
Coffee              Canadian dollar     S&P 500 Index
Cotton              Euro                INTEREST
Lumber              Japanese yen        RATES
Orange Juice        Mexican peso        Australian bonds
Rubber              New Zealand         British bonds
Sugar               dollar              Canadian bonds
ENERGIES            South African rand  Euro bonds
Crude Oil           Swiss franc         German bonds
Heating Oil         Swedish Krona       Italian bonds
Natural Gas         Cross rates         Japanese bonds
Unleaded Gas                            New Zealand bonds
                                        U.S. Treasury bonds

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
              WELTON'S DIVERSIFIED PORTFOLIO PRO FORMA PERFORMANCE

   1992      1993          1994          1995          1996          1997          1998          1999          2000
  -3.73%    47.05%        1.26%         37.68%        5.74%         19.24%        16.03%       -14.33%       -10.35%
(9 months)                                                                                                  (5 months)


--------------------------------------------------------------------------------


              ROLLING 12-MONTH PRO FORMA PERFORMANCE VS. MAR INDEX

                                    [CHART]



--------------------------------------------------------------------------------
              HISTORICAL PERFORMANCE COMPARISON (3/31/92 = $1,000)



                                    [CHART]



--------------------------------------------------------------------------------


                       CORRELATION ANALYSIS (4/92 - 5/00)


                                                          Welton
                                                        Pro Forma        MAR        S&P         SAL        EAFE
Welton's Diversified Portfolio - Pro Forma                 1.00        0.72        0.17        0.36        0.12
MAR Index (MAR)                                                        1.00        0.01        0.32        0.01
S & P 500 Index (S&P)                                                              1.00        0.38        0.57
Salomon Corporate Bond Index (SAL)                                                             1.00        0.12
MSCI EAFE Index (EAFE)                                                                                     1.00

--------------------------------------------------------------------------------


The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Fund/Pool Index performance data for managed futures is provided by Managed Account Reports, Inc., New York, N.Y.



Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER DWFCM
                (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.)

Dean Witter Futures & Currency Management Inc. will initially trade 100% of Charter DWFCM's assets pursuant to its Global Portfolio. All of the information below pertains to the Global Portfolio, with risk analysis statistics based on the actual performance of Charter DWFCM, except where otherwise noted. All of the data below is as of May 31, 2000.

--------------------------------------------------------------------------------
                            CHARTER DWFCM STATISTICS

Trading Advisor:                                  Dean Witter Futures & Currency
                                                                      Mgmt. Inc.



Began Trading:                                                        March 1994

Total Assets in Fund:                                              $36.0 Million
Minimum Investment:                                                      $20,000
Average Leverage Employed:                                                 8-10x
Monthly Management Fee:                                         1/12 of 2.00% of
                                                                 Beg. Net Assets

Monthly Brokerage Commissions:                                  1/12 of 7.00% of
                                                                 Beg. Net Assets

Quarterly Incentive Fee:                                     20.00% of Quarterly
                                                                 Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                          7.01%
Standard Deviation of Monthly Returns:                                     6.34%
Annualized Standard Deviation:                                            21.96%
Sharpe Ratio:                                                               0.09
Largest Decline Period (7/94 - 1/95):                                    -22.84%
Average Recovery (No. of months):                                           2.22
Average Monthly Loss:                                                     -4.33%
Standard Deviation of Monthly Loss:                                        3.13%
% of Losing Months:                                                       44.00%
Average Monthly Gain:                                                      4.75%
Standard Deviation of Monthly Gain:                                        5.26%
% of Winning Months:                                                      56.00%

--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION


Foreign Exchange           28%
Interest Rates             28%
Stock Indices              11.5%
Energies                   18%
Metals                     14.5%

--------------------------------------------------------------------------------
                                TRADING STRATEGY


Dean Witter Futures & Currency Management relies on technical, trend following trading systems and money management policies in order to achieve long-term capital growth through participation in the global futures and futures-related markets. Trading decisions are based on mathematical algorithms and computer-assisted analysis of the futures, forwards, and options markets. Dean Witter Futures & Currency Management will generally rely on a series of fixed rules applied manually or by computer and, at times, a substantial amount of individual judgement.



Dean Witter Futures & Currency Management maintains an active research and development process. Additionally, Dean Witter Futures & Currency Management also maintains a procedure for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. Dean Witter Futures & Currency Management may continually adjust its trading portfolios and the position size of an order immediately prior to placement based on such factors as past market volatility, contract prices, amount of risk, potential return, and margin requirements.


------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include but are not limited to the following:

INTEREST RATES      FOREIGN EXCHANGE    STOCK INDICES
Australian 10 yr    Australian dollar   Nikkei 225 Index
  Bond              British pound       S&P 500 Index
Eurobond            Euro
Eurodollars         Japanese yen
Japanese Gov't      South African rand
  Bond              Swedish krona
T-Notes (10 yr)     Swiss franc
U.S. Bonds          METALS
ENERGIES            Aluminum
Brent Crude Oil     Copper
Crude Oil           Gold
Natural Gas

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                         CHARTER DWFCM FUND PERFORMANCE

   1994      1995          1996          1997          1998          1999          2000
  -7.32%    21.88%        3.97%         26.22%        5.07%         -9.21%        8.02%
(10 months)                                                                     (5 months)


--------------------------------------------------------------------------------


                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX

                                    [CHART]



--------------------------------------------------------------------------------
              HISTORICAL PERFORMANCE COMPARISON (2/28/94 = $1,000)


                                    [CHART]


--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/94 - 5/00)

                                                          Charter
                                                           DWFCM        MAR         S&P         SAL        EAFE
Charter DWFCM                                              1.00        0.85        0.01        0.21        0.03
MAR Index                                                              1.00        0.03        0.30        0.01
S & P 500 Index                                                                    1.00        0.39        0.69
Salomon Corporate Bond Index                                                                   1.00        0.07
MSCI EAFE Index                                                                                            1.00

--------------------------------------------------------------------------------


The S&P 500 Index, Salomon Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Fund/Pool Index performance data for managed futures is provided by Managed Account Reports, Inc., New York, N.Y.


Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the general partner to illustrate the change in fund assets from their inception of trading through May 31, 2000 to reflect each partnership's performance and net additions of capital.



                                 CHARTER GRAHAM
                               FUND ASSET HISTORY


                    Feb-99         Dec-99         May-00
CHARTER GRAHAM       $4.4          $20.7          $21.4



                                CHARTER MILLBURN
                               FUND ASSET HISTORY

                    Feb-99         Dec-99         May-00
Charter Millburn     $4.8          $23.3          $24.7



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                               FUND ASSET HISTORY
                    Feb-99         Dec-99         Mar-00
Charter Welton       $5.8          $23.1          $22.9





                                 CHARTER DWFCM
                (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.)
                               FUND ASSET HISTORY


                   Feb-94    Dec-94    Dec-95    Dec-96    Dec-97    Dec-98    Dec-99    May-00
Charter DWFCM       $20.8    $60.4      $53.6     $44.8     $48.0    $45.5     $34.3      $36.0





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the general partner to illustrate the monthly performance, on a net asset value basis, of each partnership versus that of the MAR Index, from inception of trading through May 31, 2000. The MAR Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the MAR Index, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restrictions on the public managed futures funds that it tracks. As of May 2000, there were 74 public managed futures funds included in the calculation of the MAR Index.


                               CHARTER GRAHAM VS.
                                   MAR INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                                    [CHART]



                              CHARTER MILLBURN VS.
                                   MAR INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                                    [CHART]


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               CHARTER WELTON VS.
                                   MAR INDEX
                       HISTORICAL PERFORMANCE COMPARISON


                                    [CHART]

                                 CHARTER DWFCM
              (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.) VS.
                                   MAR INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                                    [CHART]





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the general partner to illustrate the performance, on a rate of return basis, of each partnership versus that of the MAR Index, from March 1, 1999 (inception of trading) through May 31, 2000.


                               CHARTER GRAHAM VS.
                                   MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


                    ITD           1 YR.           YTD
Charter Graham     -4.57%        4.53%           -8.36%
MAR Index          -4.09%        -5.02%          -4.04%



                              CHARTER MILLBURN VS.
                                   MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


                    ITD           1 YR.           YTD
Charter Millburn   -10.68%      -13.85%           -6.47%
MAR Index          -4.09%        -5.02%          -4.04%





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               CHARTER WELTON VS.
                                   MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


                    ITD           1 YR.           YTD
Charter Welton     -15.97%       -10.04%         -9.97%
MAR Index          -4.09%        -5.02%          -4.04%



                                 CHARTER DWFCM
              (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.) VS.
                                   MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)



                    ITD    5 YR.     3 YR.     2 YR.     1 YR.    YTD
Charter DWFCM      7.01%   4.51%     8.65%     3.65%     7.54%    8.02%
MAR Index          5.03%   3.31%     2.57%     1.72%     -5.02%   -4.04%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The following charts were prepared by the general partner to illustrate certain period performance and statistical information relating to the partnerships, from their inception of trading through May 31, 2000. The "Restated NAV/Unit" column in the Charter DWFCM chart reflects the * 2000 100-for-1 unit conversion that took place when DWFCM International Access Fund L.P. became part of the Charter Series of partnerships.



                                 CHARTER GRAHAM
                             HISTORICAL PERFORMANCE


                    Monthly        Month-End         Qrtly           Annual      12 Mo. Holding
     Month           Return         NAV/Unit         Return          Return          Period
 Beginning NAV
 per unit                            10.00
     Mar-99          -8.00%           9.20           -8.00%
     Apr-99           4.24%           9.59
     May-99          -5.94%           9.02
     Jun-99           6.65%           9.62            4.57%
     Jul-99          -2.60%           9.37
     Aug-99           4.70%           9.81
     Sep-99           1.22%           9.93            3.22%
     Oct-99          -6.04%           9.33
     Nov-99           1.82%           9.50
     Dec-99           8.32%          10.29            3.63%           2.90%
     Jan-00           2.53%          10.55
     Feb-00          -2.37%          10.30                                                 3.00%
     Mar-00           0.29%          10.33            0.39%                               12.28%
     Apr-00          -4.94%           9.82                                                 2.40%
     May-00          -3.97%           9.43           -8.71%          -8.36%                4.55%
 COMPOUNDED ANNUAL ROR:                              -4.57%
 STANDARD DEVIATION
 OF MONTHLY RETURNS:                                  5.01%


                                CHARTER MILLBURN
                             HISTORICAL PERFORMANCE


                    Monthly        Month-End         Qrtly           Annual      12 Mo. Holding
     Month           Return         NAV/Unit         Return          Return          Period
 Beginning NAV
 per unit                            10.00
     Mar-99           -0.50%          9.95            -0.50%
     Apr-99            5.03%         10.45
     May-99           -3.54%         10.08
     Jun-99            5.16%         10.60             6.53%
     Jul-99           -3.77%         10.20
     Aug-99            0.98%         10.30
     Sep-99            0.19%         10.32            -2.64%
     Oct-99          -12.69%          9.01
     Nov-99            1.44%          9.14
     Dec-99            1.53%          9.28           -10.08%         -7.20%
     Jan-00            2.16%          9.48
     Feb-00           -1.79%          9.31                                                -6.90%
     Mar-00           -5.26%          8.82            -4.96%                             -11.36%
     Apr-00            0.68%          8.88                                               -15.02%
     May-00           -2.25%          8.68            -1.59%         -6.47%              -13.89%
 COMPOUNDED ANNUAL ROR:                              -10.68%
 STANDARD DEVIATION
 OF MONTHLY RETURNS:                                   4.44%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                             HISTORICAL PERFORMANCE


                    Monthly        Month-End         Qrtly           Annual      12 Mo. Holding
     Month           Return         NAV/Unit         Return          Return          Period
 Beginning NAV
 per unit                            10.00
     Mar-99          -7.70%           9.23           -7.70%
     Apr-99           0.33%           9.26
     May-99          -3.46%           8.94
     Jun-99           3.02%           9.21           -0.22%
     Jul-99          -4.13%           8.83
     Aug-99          -3.17%           8.55
     Sep-99          -2.22%           8.36           -9.23%
     Oct-99          -6.94%           7.78
     Nov-99           6.43%           8.28
     Dec-99           7.85%           8.93            6.82%          -10.70%
     Jan-00          -6.05%           8.39
     Feb-00           1.79%           8.54                                               -14.60%
     Mar-00           3.75%           8.86           -0.78%                               -4.01%
     Apr-00          -6.43%           8.29                                               -10.48%
     May-00          -3.02%           8.04           -9.26%           -9.97%             -10.07%
 COMPOUNDED ANNUAL ROR:                             -15.97%
 STANDARD DEVIATION
 OF MONTHLY RETURNS:                                  4.94%


                                 CHARTER DWFCM
                (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.)
                             HISTORICAL PERFORMANCE


                                 Month-End                                     12 Mo.         24 Mo.
                   Monthly       Restated         Qrtly         Annual         Holding        Holding
     Month         Return        NAV/Unit        Return         Return         Period         Period
 Beginning NAV
 per unit                            10.00
     Mar-94           2.28%          10.23          2.28%
     Apr-94          -2.36%           9.99
     May-94           2.58%          10.24
     Jun-94           2.15%          10.46          2.31%
     Jul-94          -4.57%           9.99
     Aug-94          -5.22%           9.46
     Sep-94          -1.44%           9.33        -10.86%
     Oct-94           4.96%           9.79
     Nov-94           1.72%           9.96
     Dec-94          -6.95%           9.27         -0.65%        -7.32%
     Jan-95         -12.87%           8.07
     Feb-95          11.47%           9.00                                       -9.99%
     Mar-95          28.77%          11.59         25.06%                        13.32%
     Apr-95           4.41%          12.10                                       21.18%
     May-95           1.21%          12.25                                       19.56%
     Jun-95          -2.60%          11.93          2.92%                        14.00%
     Jul-95           0.48%          11.99                                       20.03%
     Aug-95           3.58%          12.41                                       31.17%
     Sep-95          -4.93%          11.80         -1.06%                        26.53%
     Oct-95          -1.79%          11.59                                       18.39%
     Nov-95          -4.17%          11.11                                       11.54%
     Dec-95           1.68%          11.30         -4.30%        21.88%          21.88%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER DWFCM
                (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.)
                       HISTORICAL PERFORMANCE (CONTINUED)


                                 Month-End                                     12 Mo.         24 Mo.
                   Monthly       Restated         Qrtly         Annual         Holding        Holding
     Month         Return        NAV/Unit        Return         Return         Period         Period
     Jan-96           2.85%          11.62                                       43.87%
     Feb-96         -11.64%          10.27                                       14.05%             2.65%
     Mar-96           0.89%          10.36         -8.31%                       -10.65%             1.25%
     Apr-96           3.90%          10.76                                      -11.08%             7.75%
     May-96          -4.67%          10.26                                      -16.24%             0.14%
     Jun-96          -1.55%          10.10         -2.48%                       -15.34%            -3.49%
     Jul-96           5.97%          10.70                                      -10.71%             7.18%
     Aug-96          -2.48%          10.44                                      -15.93%            10.27%
     Sep-96           4.88%          10.95          8.38%                        -7.26%            17.34%
     Oct-96           8.88%          11.92                                        2.82%            21.72%
     Nov-96           7.53%          12.82                                       15.37%            28.68%
     Dec-96          -8.37%          11.74          7.29%         3.97%           3.97%            26.71%
     Jan-97          10.03%          12.92                                       11.23%            60.02%
     Feb-97           6.10%          13.71                                       33.56%            52.32%
     Mar-97          -8.05%          12.61          7.34%                        21.72%             8.76%
     Apr-97          -5.89%          11.86                                       10.25%            -1.97%
     May-97           0.37%          11.91                                       16.07%            -2.78%
     Jun-97           0.41%          11.96         -5.15%                        18.38%             0.23%
     Jul-97          15.17%          13.77                                       28.65%            14.88%
     Aug-97          -3.21%          13.33                                       27.70%             7.36%
     Sep-97           4.51%          13.93         16.50%                        27.25%            18.01%
     Oct-97          -4.59%          13.28                                       11.50%            14.64%
     Nov-97           6.81%          14.19                                       10.75%            27.77%
     Dec-97           4.43%          14.82          6.42%        26.22%          26.22%            31.23%
     Jan-98          -1.65%          14.58                                       12.82%            25.49%
     Feb-98          -2.21%          14.26                                        3.98%            38.88%
     Mar-98          -0.69%          14.16         -4.49%                        12.31%            36.70%
     Apr-98          -5.90%          13.32                                       12.29%            23.80%
     May-98           6.70%          14.21                                       19.38%            38.57%
     Jun-98          -0.81%          14.10         -0.41%                        17.92%            39.60%
     Jul-98          -4.53%          13.46                                       -2.24%            25.77%
     Aug-98          15.33%          15.52                                       16.48%            48.74%
     Sep-98           1.62%          15.78         11.89%                        13.26%            44.12%
     Oct-98           1.57%          16.02                                       20.58%            34.45%
     Nov-98          -5.12%          15.20                                        7.11%            18.62%
     Dec-98           2.44%          15.57         -1.28%         5.07%           5.07%            32.62%
     Jan-99          -5.38%          14.74                                        1.08%            14.04%
     Feb-99           1.34%          14.93                                        4.76%             8.93%
     Mar-99          -3.27%          14.45         -7.25%                         2.04%            14.60%
     Apr-99           2.78%          14.85                                       11.45%            25.15%
     May-99          -4.36%          14.20                                       -0.10%            19.26%
     Jun-99           0.54%          14.28         -1.17%                         1.26%            19.41%
     Jul-99          -0.47%          14.21                                        5.56%             3.19%
     Aug-99           5.00%          14.92                                       -3.89%            11.95%
     Sep-99           0.14%          14.94          4.66%                        -5.29%             7.27%
     Oct-99          -9.69%          13.49                                      -15.79%             1.54%
     Nov-99           2.39%          13.81                                       -9.12%            -2.66%
     Dec-99           2.35%          14.14         -5.36%        -9.21%          -9.21%            -4.60%
     Jan-00          -0.68%          14.04                                       -4.69%            -3.66%
     Feb-00          -0.66%          13.95                                       -6.58%            -2.13%
     Mar-00           4.72%          14.61          3.33%                         1.14%             3.20%
     Apr-00           2.15%          14.92                                        0.52%            12.03%
     May-00           2.34%          15.27          4.54%         8.02%           7.56%             7.45%
 COMPOUNDED ANNUAL ROR:                             7.01%
 STANDARD DEVIATION
 OF MONTHLY RETURNS:                                6.34%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               GLOSSARY OF TERMS

     The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

     Charter Series exchange. A redemption of units in a Charter Series partnership with the proceeds used to purchase units of one or both of the other partnerships in the Charter Series.

     Clearing broker. The entity responsible for assuring that futures and options trades are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trades took place.

     Commodity broker. The entity responsible for assuring that futures and options trades for a client are properly processed and recorded or "cleared" by the clearinghouse affiliated with the exchange on which the trade took place and for holding the client's funds deposited with it as margin for the trades. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

     Commodity pool. A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures and options contracts.

     Commodity pool operator. Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

     Cross rate. The trading of one foreign currency against another foreign currency.

     Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

     Delivery. The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

     Forward contract. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

     Fundamental analysis. The analysis of fundamental market information such as supply and demand levels, weather, economic indicators and geopolitical events.

     Futures contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument, or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

     Long contract or long position. A contract to accept delivery (i.e., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

     Margin. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

     Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     Non-Charter Series exchange. The use of proceeds from the redemption of interests from another commodity pool for which Dean Witter acts as general partner and commodity pool operator to acquire units in one or more of the Charter Series of Partnerships.

     Open position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

     Option on a futures contract. A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time.

     Parameters. A value that can be freely assigned in a trading system in order to vary the timing of signals.

     Short contract or short position. A contract to make delivery of (sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

     Speculative position limit. The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

     Support. A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

     Trading advisor. Any person or entity that provides advice as to the purchase or sale of futures or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

                          INDEPENDENT AUDITORS' REPORT



To the Limited Partners and the General Partner of
  Morgan Stanley Dean Witter Charter Graham L.P.
  Morgan Stanley Dean Witter Charter Millburn L.P.
  Morgan Stanley Dean Witter Charter Welton L.P.:



We have audited the accompanying statements of financial condition of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. (collectively, the "Partnerships") as of December 31, 1999 and the related statements of operations, changes in partners' capital, and cash flows for the period from March 1, 1999 (commencement of operations) to December 31, 1999. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. at December 31, 1999 and the results of their operations and their cash flows for the period from March 1, 1999 (commencement of operations) to December 31, 1999 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


February 14, 2000
New York, New York

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                       STATEMENTS OF FINANCIAL CONDITION


                                                                 MARCH 31,           DECEMBER 31,
                                                                   2000                 1999
                                                                ------------         ------------
                                                                     $                    $
                                                                (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash.......................................................    20,834,112           19,067,800
  Net unrealized gain on open contracts......................     1,163,572            1,070,531
                                                                 ----------           ----------
     Total Trading Equity....................................    21,997,684           20,138,331
Subscriptions receivable.....................................     2,124,792              811,200
Interest receivable (DWR and Carr)...........................        92,049               78,774
                                                                 ----------           ----------
     Total Assets............................................    24,214,525           21,028,305
                                                                 ==========           ==========

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
  Redemptions payable........................................     1,553,574              228,143
  Accrued brokerage fees (DWR)...............................       127,534              108,150
  Accrued management fees....................................        36,438               30,900
                                                                 ----------           ----------
     Total Liabilities.......................................     1,717,546              367,193
                                                                 ----------           ----------
Partners' Capital
  Limited Partners (2,151,415.066 and 1,984,358.367 Units,
  respectively)..............................................    22,229,526           20,424,608
  General Partner (25,884.600 and 22,977.618 Units,
  respectively)..............................................       267,453              236,504
                                                                 ----------           ----------
  Total Partners' Capital....................................    22,496,979           20,661,112
                                                                 ----------           ----------
Total Liabilities and Partners' Capital......................    24,214,525           21,028,305
                                                                 ==========           ==========
NET ASSET VALUE PER UNIT.....................................         10.33                10.29
                                                                 ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                       STATEMENTS OF FINANCIAL CONDITION


                                                                 MARCH 31,           DECEMBER 31,
                                                                   2000                 1999
                                                                ------------         ------------
                                                                     $                    $
                                                                (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash.......................................................    23,208,157           21,677,769
  Net unrealized gain on open contracts......................       162,635              920,823
                                                                 ----------           ----------
     Total Trading Equity....................................    23,370,792           22,598,592
Subscriptions receivable.....................................     2,380,118            1,013,235
Interest receivable (DWR and Carr)...........................       107,814               96,202
                                                                 ----------           ----------
     Total Assets............................................    25,858,724           23,708,029
                                                                 ==========           ==========

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
  Redemptions payable........................................     1,313,049              237,975
  Accrued brokerage fees (DWR)...............................       143,519              129,371
  Accrued management fees....................................        41,005               36,963
                                                                 ----------           ----------
     Total Liabilities.......................................     1,497,573              404,309
                                                                 ----------           ----------
Partners' Capital
  Limited Partners (2,731,806.369 and 2,481,763.344 Units,
  respectively)..............................................    24,085,873           23,039,629
  General Partner (31,221.881 and 28,447.087 Units,
  respectively)..............................................       275,278              264,091
                                                                 ----------           ----------
  Total Partners' Capital....................................    24,361,151           23,303,720
                                                                 ----------           ----------
Total Liabilities and Partners' Capital......................    25,858,724           23,708,029
                                                                 ==========           ==========
NET ASSET VALUE PER UNIT.....................................          8.82                 9.28
                                                                 ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                       STATEMENTS OF FINANCIAL CONDITION


                                                                 MARCH 31,           DECEMBER 31,
                                                                   2000                 1999
                                                                ------------         ------------
                                                                     $                    $
                                                                (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash.......................................................    23,166,873           20,297,239
  Net unrealized gain on open contracts......................     1,165,058            1,722,849
  Net option premiums........................................       (77,517)             403,312
                                                                 ----------           ----------
     Total Trading Equity....................................    24,254,414           22,423,400
Subscriptions receivable.....................................     1,840,093              948,424
Interest receivable (DWR and Carr)...........................       105,945               83,547
                                                                 ----------           ----------
     Total Assets............................................    26,200,452           23,455,371
                                                                 ==========           ==========

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
  Redemptions payable........................................     1,571,204              222,634
  Accrued brokerage fees (DWR)...............................       135,906              120,848
  Accrued management fees....................................        38,830               34,528
                                                                 ----------           ----------
     Total Liabilities.......................................     1,745,940              378,010
                                                                 ----------           ----------
Partners' Capital
  Limited Partners (2,727,252.054 and 2,554,572.061 Units,
     respectively)...........................................    24,167,471           22,813,660
  General Partner (32,392.072 and 29,528.110 Units,
     respectively)...........................................       287,041              263,701
                                                                 ----------           ----------
  Total Partners' Capital....................................    24,454,512           23,077,361
                                                                 ----------           ----------
Total Liabilities and Partners' Capital......................    26,200,452           23,455,371
                                                                 ==========           ==========
NET ASSET VALUE PER UNIT.....................................          8.86                 8.93
                                                                 ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                            STATEMENTS OF OPERATIONS


                                                              FOR THE PERIOD        FOR THE PERIOD
                                                                  FROM                  FROM
                                                              MARCH 1, 1999         MARCH 1, 1999
                                                              (COMMENCEMENT OF      (COMMENCEMENT OF
                                        FOR THE QUARTER       OPERATIONS) TO        OPERATIONS) TO
                                           ENDED
                                        MARCH 31, 2000        MARCH 31, 1999        DECEMBER 31, 1999
                                        -----------------     -----------------     -----------------
                                                $                     $                     $
                                           (UNAUDITED)           (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized.........................       288,062               (272,633)              839,458
     Net change in unrealized.........        93,041                (59,408)            1,070,531
                                             -------              ---------             ---------
       Total Trading Results..........       381,103               (332,041)            1,909,989
  Interest income (DWR and Carr)......       264,600                 14,907               444,815
                                             -------              ---------             ---------
       Total Revenues.................       645,703               (317,134)            2,354,804
                                             -------              ---------             ---------
EXPENSES
  Brokerage fees (DWR)................       373,422                 25,452               723,042
  Management fees.....................       106,692                  7,272               206,583
  Incentive fees......................        89,338               --                    --
                                             -------              ---------             ---------
       Total Expenses.................       569,452                 32,724               929,625
                                             -------              ---------             ---------
NET INCOME (LOSS).....................        76,251               (349,858)            1,425,179
                                             =======              =========             =========
NET INCOME (LOSS) ALLOCATION
  Limited Partners....................        75,302               (345,048)            1,408,675
  General Partner.....................           949                 (4,810)               16,504
NET INCOME (LOSS) PER UNIT
  Limited Partners....................           .04                   (.80)                  .29
  General Partner.....................           .04                   (.80)                  .29


   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                            STATEMENTS OF OPERATIONS


                                                              FOR THE PERIOD        FOR THE PERIOD
                                                                  FROM                   FROM
                                                              MARCH 1, 1999         MARCH 1, 1999
                                                              (COMMENCEMENT OF      (COMMENCEMENT OF
                                        FOR THE QUARTER       OPERATIONS) TO        OPERATIONS) TO
                                            ENDED
                                        MARCH 31, 2000        MARCH 31, 1999        DECEMBER 31, 1999
                                        -----------------     -----------------     -----------------
                                                $                     $                     $
                                           (UNAUDITED)           (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized.........................        (251,122)            (37,662)             (2,134,562)
     Net change in unrealized.........        (758,188)             31,915                 920,823
                                           -----------             -------             -----------
       Total Trading Results..........      (1,009,310)             (5,747)             (1,213,739)
  Interest income (DWR and Carr)......         306,428              16,876                 559,942
                                           -----------             -------             -----------
       Total Revenues.................        (702,882)             11,129                (653,797)
                                           -----------             -------             -----------
EXPENSES
  Brokerage fees (DWR)................         420,203              28,204                 912,182
  Management fees.....................         120,058               8,058                 260,624
  Incentive fees......................        --                   --                      103,350
                                           -----------             -------             -----------
       Total Expenses.................         540,261              36,262               1,276,156
                                           -----------             -------             -----------
NET LOSS..............................      (1,243,143)            (25,133)             (1,929,953)
                                           ===========             =======             ===========
NET LOSS ALLOCATION
  Limited Partners....................      (1,229,330)            (24,822)             (1,909,044)
  General Partner.....................         (13,813)               (311)                (20,909)
NET LOSS PER UNIT
  Limited Partners....................            (.46)               (.05)                   (.72)
  General Partner.....................            (.46)               (.05)                   (.72)


   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                            STATEMENTS OF OPERATIONS


                                                              FOR THE PERIOD        FOR THE PERIOD
                                                                  FROM                   FROM
                                                              MARCH 1, 1999         MARCH 1, 1999
                                                              (COMMENCEMENT OF      (COMMENCEMENT OF
                                        FOR THE QUARTER       OPERATIONS) TO        OPERATIONS) TO
                                            ENDED
                                        MARCH 31, 2000        MARCH 31, 1999        DECEMBER 31, 1999
                                        -----------------     -----------------     -----------------
                                                $                     $                     $
                                           (UNAUDITED)           (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized.........................        656,241              (457,852)            (1,636,293)
     Net change in unrealized.........       (557,791)               32,030              1,722,849
                                            ---------             ---------            -----------
       Total Trading Results..........         98,450              (425,822)                86,556
  Interest income (DWR and Carr)......        289,902                20,478                521,699
                                            ---------             ---------            -----------
       Total Revenues.................        388,352              (405,344)               608,255
                                            ---------             ---------            -----------
EXPENSES
  Brokerage fees (DWR)................        399,203                33,842                852,522
  Management fees.....................        114,058                 9,669                243,578
                                            ---------             ---------            -----------
       Total Expenses.................        513,261                43,511              1,096,100
                                            ---------             ---------            -----------
NET LOSS..............................       (124,909)             (448,855)              (487,845)
                                            =========             =========            ===========
NET LOSS ALLOCATION
  Limited Partners....................       (123,249)             (443,443)              (481,546)
  General Partner.....................         (1,660)               (5,412)                (6,299)
NET LOSS PER UNIT
  Limited Partners....................           (.07)                 (.77)                 (1.07)
  General Partner.....................           (.07)                 (.77)                 (1.07)


   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                For the Quarter Ended March 31, 2000 (Unaudited)
                     and for the Period from March 1, 1999
                          (commencement of operations)
                              to December 31, 1999


                                             UNITS OF
                                            PARTNERSHIP
                                             INTEREST            LIMITED         GENERAL
                                                                PARTNERS         PARTNER           TOTAL
                                           -------------       -----------       --------       -----------
                                                                    $               $           $
MORGAN STANLEY DEAN WITTER
  CHARTER GRAHAM L.P.
Partners' Capital,
  March 1, 1999 Initial Offering........     436,313.664         4,303,136         60,000         4,363,136
Offering of Units.......................   1,612,075.766        15,122,352        160,000        15,282,352
Net Income..............................        --               1,408,675         16,504         1,425,179
Redemptions.............................     (41,053.445)         (409,555)         --             (409,555)
                                           -------------       -----------       --------       -----------
Partners' Capital
  December 31, 1999.....................   2,007,335.985        20,424,608        236,504        20,661,112
Offering of Units.......................     380,386.281         3,909,916         30,000         3,939,916
Net Income..............................        --                  75,302            949            76,251
Redemptions.............................    (210,422.600)       (2,180,300)         --           (2,180,300)
                                           -------------       -----------       --------       -----------
Partners' Capital
  March 31, 2000........................   2,177,299.666        22,229,526        267,453        22,496,979
                                           =============       ===========       ========       ===========

MORGAN STANLEY DEAN WITTER
  CHARTER MILLBURN L.P.
Partners' Capital,
  March 1, 1999 Initial Offering........     483,488.295         4,774,883         60,000         4,834,883
Offering of Units.......................   2,079,748.071        20,678,854        225,000        20,903,854
Net Loss................................        --              (1,909,044)       (20,909)       (1,929,953)
Redemptions.............................     (53,025.935)         (505,064)         --             (505,064)
                                           -------------       -----------       --------       -----------
Partners' Capital
  December 31, 1999.....................   2,510,210.431        23,039,629        264,091        23,303,720
Offering of Units.......................     499,371.865         4,505,778         25,000         4,530,778
Net Loss................................        --              (1,229,330)       (13,813)       (1,243,143)
Redemptions.............................    (246,554.046)       (2,230,204)         --           (2,230,204)
                                           -------------       -----------       --------       -----------
Partners' Capital
  March 31, 2000........................   2,763,028.250        24,085,873        275,278        24,361,151
                                           =============       ===========       ========       ===========

MORGAN STANLEY DEAN WITTER
  CHARTER WELTON L.P.
Partners' Capital,
  March 1, 1999 Initial Offering........     580,145.052         5,731,450         70,000         5,801,450
Offering of Units.......................   2,067,456.248        18,109,078        200,000        18,309,078
Net Loss................................        --                (481,546)        (6,299)         (487,845)
Redemptions.............................     (63,501.129)         (545,322)         --             (545,322)
                                           -------------       -----------       --------       -----------
Partners' Capital
  December 31, 1999.....................   2,584,100.171        22,813,660        263,701        23,077,361
Offering of Units.......................     435,092.578         3,745,334         25,000         3,770,334
Net Loss................................        --                (123,249)        (1,660)         (124,909)
Redemptions.............................    (259,548.623)       (2,268,274)         --           (2,268,274)
                                           -------------       -----------       --------       -----------
Partners' Capital
  March 31, 2000........................   2,759,644.126        24,167,471        287,041        24,454,512
                                           =============       ===========       ========       ===========


   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                            STATEMENTS OF CASH FLOWS



                                                            FOR THE PERIOD FROM      FOR THE PERIOD
                                                                MARCH 1, 1999             FROM
                                                             (COMMENCEMENT OF           MARCH 1, 1999
                                         FOR THE QUARTER       OPERATIONS) TO        (COMMENCEMENT OF
                                         ENDED MARCH 31,         MARCH 31,           OPERATIONS) TO
                                             2000                 1999               DECEMBER 31, 1999
                                         ---------------     -------------------     -----------------
                                                $                     $                      $
                                           (UNAUDITED)           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)....................           76,251              (349,858)             1,425,179
Noncash item included in net
  income (loss):
     Net change in unrealized........          (93,041)               59,408             (1,070,531)
Increase in operating assets:
     Interest receivable (DWR and
     Carr)...........................          (13,275)              (14,907)               (78,774)
Increase in operating liabilities:
     Accrued brokerage fees (DWR)....           19,384                25,452                108,150
     Accrued management fees.........            5,538                 7,272                 30,900
                                           -----------           -----------            -----------
Net cash provided by (used for)
  operating activities...............           (5,143)             (272,633)               414,924
                                           -----------           -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering...................         --                   4,363,136              4,363,136
  Offering of Units..................        3,939,916             2,077,085             15,282,352
  Increase in subscriptions
     receivable......................       (1,313,592)           (2,077,085)              (811,200)
  Increase in redemptions payable....        1,325,431             --                       228,143
  Redemptions of Units...............       (2,180,300)            --                      (409,555)
                                           -----------           -----------            -----------
Net cash provided by financing
  activities.........................        1,771,455             4,363,136             18,652,876
                                           -----------           -----------            -----------
Net increase in cash.................        1,766,312             4,090,503             19,067,800
Balance at beginning of period.......       19,067,800             --                      --
                                           -----------           -----------            -----------
Balance at end of period.............       20,834,112             4,090,503             19,067,800
                                           ===========           ===========            ===========


   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                            STATEMENTS OF CASH FLOWS


                                                            FOR THE PERIOD FROM      FOR THE PERIOD
                                                                MARCH 1, 1999             FROM
                                                             (COMMENCEMENT OF           MARCH 1, 1999
                                         FOR THE QUARTER       OPERATIONS) TO        (COMMENCEMENT OF
                                         ENDED MARCH 31,         MARCH 31,           OPERATIONS) TO
                                             2000                 1999               DECEMBER 31, 1999
                                         ---------------     -------------------     -----------------
                                                $                     $                      $
                                           (UNAUDITED)           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.............................       (1,243,143)              (25,133)            (1,929,953)
Noncash item included in net loss:
     Net change in unrealized........          758,188               (31,915)              (920,823)
Increase in operating assets:
     Interest receivable (DWR and
     Carr)...........................          (11,612)              (16,876)               (96,202)
Increase in operating liabilities:
     Accrued brokerage fees (DWR)....           14,148                28,204                129,371
     Accrued management fees.........            4,042                 8,058                 36,963
                                           -----------           -----------            -----------
Net cash used for operating
  activities.........................         (478,377)              (37,662)            (2,780,644)
                                           -----------           -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering...................         --                   4,834,883              4,834,883
  Offering of Units..................        4,530,778             2,846,001             20,903,854
  Increase in subscriptions
     receivable......................       (1,366,883)           (2,846,001)            (1,013,235)
  Increase in redemptions payable....        1,075,074             --                       237,975
  Redemptions of Units...............       (2,230,204)            --                      (505,064)
                                           -----------           -----------            -----------
Net cash provided by financing
  activities.........................        2,008,765             4,834,883             24,458,413
                                           -----------           -----------            -----------
Net increase in cash.................        1,530,388             4,797,221             21,677,769
Balance at beginning of period.......       21,677,769             --                      --
                                           -----------           -----------            -----------
Balance at end of period.............       23,208,157             4,797,221             21,677,769
                                           ===========           ===========            ===========


   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                            STATEMENTS OF CASH FLOWS


                                                            FOR THE PERIOD FROM      FOR THE PERIOD
                                                                MARCH 1, 1999             FROM
                                                             (COMMENCEMENT OF           MARCH 1, 1999
                                         FOR THE QUARTER       OPERATIONS) TO        (COMMENCEMENT OF
                                         ENDED MARCH 31,         MARCH 31,           OPERATIONS) TO
                                             2000                 1999               DECEMBER 31, 1999
                                         ---------------     -------------------     -----------------
                                                $                     $                      $
                                           (UNAUDITED)           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.............................         (124,909)             (448,855)              (487,845)
Noncash item included in net loss:
     Net change in unrealized........          557,791               (32,030)            (1,722,849)
(Increase) decrease in operating
  assets:
     Net option premiums.............          480,829                33,020               (403,312)
     Interest receivable (DWR and
     Carr)...........................          (22,398)              (20,478)               (83,547)
Increase in operating liabilities:
     Accrued brokerage fee (DWR).....           15,058                33,842                120,848
     Accrued management fee..........            4,302                 9,669                 34,528
                                           -----------           -----------            -----------
Net cash provided by (used for)
  operating activities...............          910,673              (424,832)            (2,542,177)
                                           -----------           -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering...................         --                   5,801,450              5,801,450
  Offering of Units..................        3,770,334             2,753,022             18,309,078
  Increase in subscriptions
     receivable......................         (891,669)           (2,753,022)              (948,424)
  Increase in redemptions payable....        1,348,570             --                       222,634
  Redemptions of Units...............       (2,268,274)            --                      (545,322)
                                           -----------           -----------            -----------
Net cash provided by financing
  activities.........................        1,958,961             5,801,450             22,839,416
                                           -----------           -----------            -----------
Net increase in cash.................        2,869,634             5,376,618             20,297,239
Balance at beginning of period.......       20,297,239             --                      --
                                           -----------           -----------            -----------
Balance at end of period.............       23,166,873             5,376,618             20,297,239
                                           ===========           ===========            ===========


   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION WITH RESPECT TO 2000 IS UNAUDITED)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     ORGANIZATION -- Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").



     The Partnerships commenced operations on March 1, 1999. The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Dean Witter Reynolds Inc. ("DWR") and an unaffiliated clearing commodity broker, Carr Futures Inc. ("Carr"), provides clearing and execution services. Demeter and DWR are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW").



     Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based on their proportional ownership interests.



     USE OF ESTIMATES -- The financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.



     The unaudited interim financial statements contained herein include, in the opinion of management, all of the adjustments necessary for a fair presentation of the results of operations and financial condition of the Partnerships. These financial statements should be read in conjunction with the Partnerships' December 31, 1999 annual reports on Form 10-K.



     REVENUE RECOGNITION -- Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profits (loss) on open contracts from one period to the next in the statement of operations. Monthly, DWR credits each Partnership interest income on 100% of its average daily funds held in its individual account at DWR at a rate equal to that earned by DWR on its U.S. Treasury bill investments. Carr also credits DWR with the interest income earned on each Partnership's Net Assets maintained in trading accounts with Carr. DWR in turn credits each Partnership with 100% of the interest received from Carr. For purposes of such interest payments Net Assets do not include monies due the Partnerships on forward contracts and other futures interests, but not actually received.



     NET INCOME (LOSS) PER UNIT -- Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.



     EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statement of financial condition, consists of (A) cash on deposit with DWR and Carr to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums. The Partnerships, in their normal course of business, enter into various contracts with Carr acting as their commodity broker. Pursuant to brokerage agreements with Carr, to the extent that such trading results in unrealized gains or losses, those amounts are offset and reported on a net basis on the Partnerships' statements of financial condition.



     The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of the master netting agreement with Carr, the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.



     BROKERAGE AND RELATED TRANSACTION FEES AND COSTS -- Each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 7% of the Partnership's Net Assets as of the first day of each month (a 7% annual rate). Such fees currently cover all brokerage commissions, transaction fees and costs and ordinary administrative and offering expenses.



     OPERATING EXPENSES -- Each Partnership incurs monthly management fees and may incur incentive fees. Demeter bears all other operating expenses.



     INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.



     DISTRIBUTIONS -- Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.



     CONTINUING OFFERING -- Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month.



     REDEMPTIONS -- Limited Partners may redeem some or all of their Units as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnership.



     Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge.



     EXCHANGES -- On the last day of the first month which occurs more than 180 days after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.



     DISSOLUTION OF THE PARTNERSHIP -- Each Partnership will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.



2. RELATED PARTY TRANSACTIONS



     Each Partnership pays a brokerage fee to DWR as described in Note 1. Each Partnership's cash is on deposit with DWR and Carr in futures interests trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.



3. TRADING ADVISORS



     Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisor for each Partnership is as follows:



     Morgan Stanley Dean Witter Charter Graham L.P.
       Graham Capital Management, L.P.

     Morgan Stanley Dean Witter Charter Millburn L.P.
       Millburn Ridgefield Corporation



     Morgan Stanley Dean Witter Charter Welton L.P.
       Welton Investment Corporation



     Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:



     MANAGEMENT FEE -- Each Partnership pays a flat-rate monthly fee of 1/12 of 2% of the Net Assets under management by each trading advisor on the first day of each month (a 2% annual rate).



     INCENTIVE FEE -- Each Partnership pays a monthly incentive fee equal to 20% of trading profits as of the end of each calendar month. Trading profits represent the amount by which profits from futures, forward and options trading exceed losses, after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month, the trading advisor must earn back such losses before that trading advisor is eligible for an incentive fee in the future.



4. FINANCIAL INSTRUMENTS



     The Partnerships trade futures and forward contracts, options on futures contracts and on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.



     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities " effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133," which defers the required implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000. However, each Partnership elected to adopt the provisions of SFAS No. 133 for the fiscal year ended December 31, 1999. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity which carries its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnerships' financial statements.



     The net unrealized gains on open contracts are reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition and totaled at March 31, 2000 and December 31, 1999, respectively, $1,163,572 and $1,070,531 for Charter Graham, $162,635 and $920,823 for Charter
Millburn and $1,165,058 and $1,722,849 for Charter Welton.



     For Charter Graham, of the $1,163,572 net unrealized gain on open contracts at March 31, 2000, $756,170 related to exchange-traded futures contracts and $407,402 related to off-exchange-traded forward currency contracts. Of the $1,070,531 net unrealized gain on open contracts at December 31, 1999, $1,133,461 related to exchange-traded futures contracts and $(62,930) related to off-exchange-traded forward currency contracts.



     For Charter Millburn, of the $162,635 net unrealized gain on open contracts at March 31, 2000, $34,320 related to exchange-traded futures contracts and $128,315 related to off-exchange-traded forward currency contracts. Of the $920,823 net unrealized gain on open contracts at December 31, 1999, $983,771 related to exchange-traded futures contracts and $(62,948) related to off-exchange-traded forward currency contracts.

     For Charter Welton, the entire $1,165,058 and $1,722,849 net unrealized gain on open contracts at March 31, 2000 and December 31, 1999, respectively, all related to exchange-traded futures and futures-styled options contracts.



     Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at March 31, 2000 and December 31, 1999 mature as follows:


                                                               MARCH 31,         DECEMBER 31,
                                                                  2000               1999
                                                            ----------------   ----------------

CHARTER GRAHAM
     Exchange-Traded Contracts                              September 2001     June 2001
     Off-Exchange-Traded Forward Currency Contracts         July 2000          April 2000

CHARTER MILLBURN
     Exchange-Traded Contracts                              December 2000      June 2000
     Off-Exchange-Traded Forward Currency Contracts         June 2000          March 2000

CHARTER WELTON
     Exchange-Traded Contracts                              September 2000     May 2000


The Partnerships also have credit risk because DWR and Carr act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and Carr, as a futures commission merchant for each Partnership's exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gain on all futures and futures-styled options contracts, which funds, in the aggregate, totaled at March 31, 2000 and December 31, 1999, respectively, $21,590,282 and $20,201,261 for Charter Graham, $23,242,477 and $22,661,540 for Charter Millburn, and $24,331,931 and
$22,020,088 for Charter Welton. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Carr, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with Carr. These agreements, which seek to reduce both the Partnerships' and Carr's exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of Carr's bankruptcy or insolvency. Carr's parent, Credit Agricole Indosuez, has guaranteed to the Partnerships payment of the net liquidating value of the transactions in the Partnerships' accounts with Carr (including foreign currency contracts).



5. LEGAL MATTERS



     The class actions first filed in 1996 in California and in New York State Courts were each dismissed in 1999. On September 6, 10, and 20, 1996, and on March 13, 1997, purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures & Currency Management Inc., MSDW (all such parties referred to hereafter as the "Morgan Stanley Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent. Similar purported class actions were also filed on September 18, and 20, 1996, in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Morgan Stanley Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. On March 3, 2000, the plaintiffs filed an appeal of the order dismissing the consolidated complaint.



     On December 16, 1997, upon motion of the plaintiffs, the action pending in the Supreme Court of the State of Delaware was voluntarily dismissed without prejudice.

                          INDEPENDENT AUDITORS' REPORT



The Limited Partners and the General Partner:



We have audited the accompanying statements of financial condition of DWFCM International Access Fund L.P. (to be renamed Morgan Stanley Dean Witter Charter DWFCM L.P.) (the "Partnership") as of December 31, 1999 and 1998 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, such financial statements present fairly, in all material respects, the financial position of DWFCM International Access Fund L.P. at December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


February 14, 2000
New York, New York

                      DWFCM INTERNATIONAL ACCESS FUND L.P.
         (TO BE RENAMED MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)
                       STATEMENTS OF FINANCIAL CONDITION


                                                   MARCH 31,       DECEMBER 31,      DECEMBER 31,
                                                      2000            1999              1998
                                                   ----------      ------------      ------------
                                                       $                $                 $
                                                   (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash..........................................   34,023,367       36,135,527        46,211,886
  Net unrealized gain (loss) on open
  contracts.....................................    1,897,743          608,697          (446,189)
                                                   ----------       ----------        ----------
     Total Trading Equity.......................   35,921,110       36,744,224        45,765,697
Interest receivable (DWR).......................      135,466          130,006           138,824
                                                   ----------       ----------        ----------
     Total Assets...............................   36,056,576       36,874,230        45,904,521
                                                   ==========       ==========        ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable...........................      656,685          526,756           239,917
  Accrued management fees (DWFCM)...............       89,962           92,010           114,567
  Accrued administrative expenses...............       71,604           70,250            77,869
                                                   ----------       ----------        ----------
     Total Liabilities..........................      818,251          689,016           432,353
                                                   ----------       ----------        ----------
PARTNERS' CAPITAL
  Limited Partners (23,783.594, 25,255.755, and
  28,862.490 Units, respectively)...............   34,748,286       35,710,955        44,949,810
  General Partner (335.409 Units)...............      490,039          474,259           522,358
                                                   ----------       ----------        ----------
  Total Partners' Capital.......................   35,238,325       36,185,214        45,472,168
                                                   ----------       ----------        ----------
  Total Liabilities and Partners' Capital.......   36,056,576       36,874,230        45,904,521
                                                   ==========       ==========        ==========
NET ASSET VALUE PER UNIT........................     1,461.02         1,413.97          1,557.38
                                                   ==========       ==========        ==========


   The accompanying notes are an integral part of these financial statements.

                      DWFCM INTERNATIONAL ACCESS FUND L.P.
         (TO BE RENAMED MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)
                            STATEMENTS OF OPERATIONS


                               FOR THE QUARTERS ENDED                FOR THE YEARS ENDED
                                     MARCH 31,                           DECEMBER 31,
                              ------------------------     ----------------------------------------
                                2000           1999           1999           1998           1997
                              ---------     ----------     ----------     ----------     ----------
                                  $             $              $              $              $
                              (UNAUDITED)   (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized...............    344,767     (3,279,708)    (3,118,414)    10,745,170      9,351,615
     Net change in
     unrealized.............  1,289,046        578,060      1,054,886     (6,135,777)     5,066,794
                              ---------     ----------     ----------     ----------     ----------
       Total Trading
       Results..............  1,633,813     (2,701,648)    (2,063,528)     4,609,393     14,418,409
  Interest Income (DWR).....    383,881        381,969      1,492,539      1,722,659      1,839,463
                              ---------     ----------     ----------     ----------     ----------
       Total Revenues.......  2,017,694     (2,319,679)      (570,989)     6,332,052     16,257,872
                              ---------     ----------     ----------     ----------     ----------
EXPENSES
  Brokerage commissions
     (DWR)..................    554,144        572,965      2,089,386      2,293,998      2,944,705
  Management fees (DWFCM)...    267,130        319,895      1,194,754      1,365,216      1,393,730
  Transaction fees and
     costs..................     35,628         39,901        134,354        154,590        186,730
  Administrative expenses...     18,000         18,000         72,000         74,000         96,000
  Incentive fees............     --             --             --            284,832      1,009,675
                              ---------     ----------     ----------     ----------     ----------
       Total Expenses.......    874,902        950,761      3,490,494      4,172,636      5,630,840
                              ---------     ----------     ----------     ----------     ----------
NET INCOME (LOSS)...........  1,142,792     (3,270,440)    (4,061,483)     2,159,416     10,627,032
                              =========     ==========     ==========     ==========     ==========
NET INCOME (LOSS) ALLOCATION
  Limited Partners..........  1,127,012     (3,232,589)    (4,013,384)     2,098,465     10,408,317
  General Partner...........     15,780        (37,851)       (48,099)        60,951        218,715
NET INCOME (LOSS) PER UNIT
  Limited Partners..........      47.05        (112.85)       (143.41)         75.16         307.87
  General Partner...........      47.05        (112.85)       (143.41)         75.16         307.87


   The accompanying notes are an integral part of these financial statements.

                      DWFCM INTERNATIONAL ACCESS FUND L.P.
         (TO BE RENAMED MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                For the Quarter Ended March 31, 2000 (Unaudited)
            and for the Years Ended December 31, 1999, 1998 and 1997



                                           UNITS OF
                                         PARTNERSHIP           LIMITED          GENERAL
                                           INTEREST           PARTNERS          PARTNER            TOTAL
                                        --------------       -----------       ----------       -----------
                                                                  $                $            $
Partners' Capital,
  December 31, 1996..................
                                            38,144.001        43,960,184          834,270        44,794,454
Net Income...........................         --              10,408,317          218,715        10,627,032
Redemptions..........................       (5,758.462)       (7,418,857)          --            (7,418,857)
                                        --------------       -----------       ----------       -----------
Partners' Capital
  December 31, 1997..................       32,385.539        46,949,644        1,052,985        48,002,629
Net Income...........................         --               2,098,465           60,951         2,159,416
Redemptions..........................       (3,187.640)       (4,098,299)        (591,578)       (4,689,877)
                                        --------------       -----------       ----------       -----------
Partners' Capital
  December 31, 1998..................       29,197.899        44,949,810          522,358        45,472,168
Net Loss.............................         --              (4,013,384)         (48,099)       (4,061,483)
Redemptions..........................       (3,606.735)       (5,225,471)          --            (5,225,471)
                                        --------------       -----------       ----------       -----------
Partners' Capital
  December 31, 1999..................       25,591.164        35,710,955          474,259        36,185,214
Net Income...........................         --               1,127,012           15,780         1,142,792
Redemptions..........................       (1,472.161)       (2,089,681)          --            (2,089,681)
                                        --------------       -----------       ----------       -----------
Partners' Capital
  March 31, 2000.....................       24,119.003        34,748,286          490,039        35,238,325
                                        ==============       ===========       ==========       ===========


   The accompanying notes are an integral part of these financial statements.

                      DWFCM INTERNATIONAL ACCESS FUND L.P.
         (TO BE RENAMED MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)
                            STATEMENTS OF CASH FLOWS


                                 FOR THE QUARTERS ENDED               FOR THE YEARS ENDED
                                       MARCH 31,                         DECEMBER 31,
                                ------------------------    ---------------------------------------
                                   2000          1999          1999           1998          1997
                                ----------    ----------    -----------    ----------    ----------
                                    $             $              $             $             $
                                (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net income (loss)..............  1,142,792    (3,270,440)    (4,061,483)    2,159,416    10,627,032
Noncash item included in net
  income (loss):
     Net change in
     unrealized................ (1,289,046)     (578,060)    (1,054,886)    6,135,777    (5,066,794)
Increase (decrease) in
  operating assets:
     Interest receivable
     (DWR).....................     (5,460)        7,961          8,818        16,471        (3,102)
     Due from DWR..............     --           (19,018)       --             --            38,526
Increase (decrease) in
  operating liabilities:
     Accrued management fees...     (2,048)      (11,025)       (22,557)       (7,697)        8,466
     Accrued administrative
     expenses..................      1,354        10,551         (7,619)       (7,476)      (14,775)
     Incentive fee payable.....     --            --            --           (437,418)      437,418
     Accrued brokerage
     commissions...............     --            --            --             --           (59,631)
     Accrued transaction fees
     and costs.................     --            --            --             --           (13,426)
                                ----------    ----------    -----------    ----------    ----------
Net cash provided by (used for)
  operating activities.........   (152,408)   (3,860,031)    (5,137,727)    7,859,073     5,953,714
                                ----------    ----------    -----------    ----------    ----------

CASH FLOWS FROM FINANCING
  ACTIVITIES
  Increase (decrease) in
     redemptions payable.......    129,929       295,214        286,839      (103,533)     (305,970)
  Redemptions of Units......... (2,089,681)   (1,404,690)    (5,225,471)   (4,689,877)   (7,418,857)
                                ----------    ----------    -----------    ----------    ----------
Net cash used for financing
  activities................... (1,959,752)   (1,109,476)    (4,938,632)   (4,793,410)   (7,724,827)
                                ----------    ----------    -----------    ----------    ----------
Net increase (decrease) in
  cash......................... (2,112,160)   (4,969,507)   (10,076,359)    3,065,663    (1,771,113)
Balance at beginning of
  period....................... 36,135,527    46,211,886     46,211,886    43,146,223    44,917,336
                                ----------    ----------    -----------    ----------    ----------
Balance at end of period....... 34,023,367    41,242,379     36,135,527    46,211,886    43,146,223
                                ==========    ==========    ===========    ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                      DWFCM INTERNATIONAL ACCESS FUND L.P.
         (TO BE RENAMED MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.)
                         NOTES TO FINANCIAL STATEMENTS



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     ORGANIZATION -- DWFCM International Access Fund L.P. (to be renamed Morgan Stanley Dean Witter Charter DWFCM L.P.) (the "Partnership") is a limited partnership organized to engage in speculative trading of futures and forward contracts, physical commodities, and other commodity interests including foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "futures interests").



     The general partner for the Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Dean Witter Reynolds Inc. ("DWR"). Morgan Stanley & Co. Incorporated ("MS & Co.") and Morgan Stanley
& Co. International Limited ("MSIL") provide clearing and execution services. Prior to May 2000, Carr Futures Inc. provided clearing and execution services. The Trading Advisor is Dean Witter Futures & Currency Management Inc. ("DWFCM"). Demeter, DWR, MS & Co., and MSIL are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW").



     On May 31, 1997, Morgan Stanley Group Inc. was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). Effective February 19, 1998, MSDWD changed its corporate name to Morgan Stanley Dean Witter & Co.



     Demeter is required to maintain a 1% minimum interest in the equity of the Partnership and income (losses) are shared by Demeter and the Limited Partners based upon their proportional ownership interests.



     The unaudited interim financial statements contained herein include, in the opinion of management, all of the adjustments necessary for a fair presentation of the results of operations and financial condition of the Partnership. These financial statements should be read in conjunction with the Partnership's December 31, 1999 annual report on Form 10-K.



     USE OF ESTIMATES -- The financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.



     REVENUE RECOGNITION -- Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses are reflected in the change in unrealized profit (loss) on open contracts from one period to the next in the statement of operations. Monthly, DWR pays the Partnership interest income based upon 80% of the average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury bills. For purposes of such interest payments, Net Assets do not include monies due the Partnership on futures interests, but not actually received.



     NET INCOME (LOSS) PER UNIT -- Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.



     EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- The Partnership's asset "Equity in futures interests trading accounts," reflected in the statement of financial condition, consists of (A) cash on deposit with DWR and Carr to be used as margin for trading and (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value.

     The Partnership, in the normal course of business, enters into various contracts with Carr acting as its commodity broker. Pursuant to brokerage agreements with Carr, to the extent that such trading results in unrealized gains or losses, the amounts are offset and reported on a net basis in the Partnership's statements of financial condition.



     The Partnership has offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of the master netting agreement with Carr, the sole counterparty on such contracts. The Partnership has consistently applied its right to offset.



     BROKERAGE COMMISSIONS AND RELATED TRANSACTION FEES AND COSTS -- The Partnership accrues brokerage commissions on a half-turn basis at 80% of DWR's published non-member rates. Transactions fees and costs are accrued on a half-turn basis. Brokerage commissions and transaction fees chargeable to the Partnership are capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's adjusted month-end Net Assets.



     OPERATING EXPENSES -- The Partnership bears all operating expenses related to its trading activities, to a maximum of 1/4 of 1% annually of the Partnership's average month-end Net Assets. These include filing fees, legal, auditing, accounting, mailing, printing and other incidental expenses as permitted by the Limited Partnership Agreement. In addition, the Partnership incurs a monthly management fee and may incur an incentive fee. Demeter bears all other operating expenses.



     REDEMPTIONS -- Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit on the last day of any month, upon five business days advance notice by redemption form to Demeter.



     DISTRIBUTIONS -- Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.



     INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of the Partnership's revenues and expenses for income tax purposes.



     DISSOLUTION OF THE PARTNERSHIP -- The Partnership will terminate on December 31, 2025, or at an earlier date if certain conditions set forth in the Limited Partnership Agreement occur.



2. RELATED PARTY TRANSACTIONS



     The Partnership pays brokerage commissions to DWR as described in Note 1. The Partnership's cash is on deposit with DWR and Carr in futures interests trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.



     Demeter, on behalf of the Partnership and itself, entered into a Management Agreement with DWFCM to make all trading decisions for the Partnership.



     Compensation to DWFCM by the Partnership consists of a management fee and an incentive fee as follows:



     MANAGEMENT FEE -- The Partnership pays a monthly management fee equal to 1/4 of 1% (a 3% annual rate) of the Partnership's adjusted Net Assets, as defined in the management agreement, as of the last day of each month.



     INCENTIVE FEE -- The Partnership will pay a quarterly incentive fee equal to 15% of the trading profits earned by the Partnership as of the end of each calendar quarter. Trading profits represent the amount by which profits from futures and forward trading exceed losses, after brokerage commissions, management fees, transaction fees and costs and administrative expenses have been deducted. Such incentive fee is accrued in each month in which trading profits occur. In those months in which trading profits are negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid to DWFCM on those redemptions in the month of such redemptions.

3. FINANCIAL INSTRUMENTS



     The Partnership trades futures and forward contracts, physical commodities and other commodity interests including foreign currencies, financial instruments, metals, energy, and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.



     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities " effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133," which defers the required implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000. However, the Partnership had previously elected to adopt the provisions of SFAS No. 133 beginning with the fiscal year ended December 31, 1998. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity which carries its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnership's financial statements.



     The net unrealized gain (loss) on open contracts are reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition and totaled 1,897,743, $608,697, and $(446,189) at March 31, 2000 and December 31, 1999 and 1998, respectively.



     Of the 1,897,743 net unrealized gain on open contracts at March 31, 2000, $1,509,022 related to exchange traded futures contracts and $388,721 related to off-exchange traded forward currency contracts.



     Of the $608,697 net unrealized gain on open contracts at December 31, 1999, $465,072 related to exchange-traded futures contracts and $143,625 related to off-exchange-traded forward currency contracts.



     Of the $(446,189) net unrealized loss on open contracts at December 31, 1998, $1,485,813 related to exchange-traded futures contracts and $(1,932,002) related to off-exchange-traded forward currency contracts.



     Exchange-traded futures contracts held by the Partnership at March 31, 2000 and December 31, 1999 and 1998 mature through June 2000, September 2000, and June 1999, respectively. Off-exchange-traded forward currency contracts held by the Partnership at March 31, 2000 and December 31, 1999 and 1998 mature through July 2000, March 2000, and March 1999, respectively.



     The Partnership has credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnership is involved is limited to the amounts reflected in the Partnership's statements of financial condition.



     The Partnership also has credit risk because DWR or Carr act as the futures commission merchants or the counterparties, with respect to most of the Partnership's assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and Carr, as a futures commission merchant for the Partnership's exchange-traded futures contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures contracts including an amount equal to the net unrealized gain (loss) on all open futures contracts, which funds, in the aggregate, totaled $35,532,389, $36,600,599, and $47,697,699 at March 31, 2000
and December 31, 1999 and 1998, respectively. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain (loss) on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnership is at risk to the ability of Carr, the sole counterparty on all such contracts, to perform. The Partnership has a netting agreement with Carr. This agreement, which seeks to reduce both the Partnership's and Carr's exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnership's credit risk in the event of Carr's bankruptcy or insolvency. Carr's parent, Credit Agricole Indosuez, has guaranteed to the Partnership payment of the net liquidating value of the transactions in the Partnership's account with Carr (including foreign currency contracts).



4. LEGAL MATTERS



     The class actions first filed in 1996 in California and in New York State courts were each dismissed in 1999. On September 6, 10, and 20, 1996, and on March 13, 1997, purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, DWFCM, MSDW, certain limited partnership commodity pools of which Demeter is the general partner (all such parties referred to hereafter as the "Morgan Stanley Dean Witter Parties") and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent. Similar purported class actions were also filed on September 18, and 20, 1996, in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Morgan Stanley Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. On March 3, 2000, the plaintiffs filed an appeal of the order dismissing the consolidated complaint.



     In addition, on December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice.



5. SUBSEQUENT EVENT (UNAUDITED)



In May 2000, Demeter transferred the Partnership's futures and options clearing from Carr Futures Inc. to Morgan Stanley & Co. Incorporated, an affiliate of Demeter, with the exception of trades on the London Metal Exchange, which are cleared by Morgan Stanley & Co. International Limited, also an affiliate of Demeter.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
  Demeter Management Corporation



We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co., as of November 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.



In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 1999 and 1998 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP



January 21, 2000
New York, New York

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)



                       STATEMENTS OF FINANCIAL CONDITION


                                                                          NOVEMBER 30,
                                                   MAY 31,        -----------------------------
                                                     2000             1999             1998
                                                 ------------     ------------     ------------
                                                      $                $                $
                                                 (UNAUDITED)
ASSETS
Investments in affiliated partnerships (Note
  2)                                               21,784,677       17,825,316       16,959,248
Income taxes receivable                               869,273          803,778          708,505
Receivable from affiliated partnerships                   773           20,428           25,716
                                                 ------------     ------------     ------------
Total Assets                                       22,654,723       18,649,522       17,693,469
                                                 ============     ============     ============

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:

  Payable to Morgan Stanley
     Dean Witter & Co.                             17,154,420       13,033,208       11,648,971
  Accrued expenses                                     12,294           29,293           62,198
                                                 ------------     ------------     ------------
     Total Liabilities                             17,166,714       13,062,501       11,711,169
                                                 ------------     ------------     ------------

STOCKHOLDER'S EQUITY:

  Common stock, no par value:
     Authorized 1,000 shares; Issued and
       outstanding 100 shares at stated value
       of $500 per share                               50,000           50,000           50,000
  Additional paid-in capital                      123,170,000      123,170,000      111,170,000
  Retained earnings                                 5,338,009        5,437,021        5,832,300
                                                 ------------     ------------     ------------
                                                  128,558,009      128,657,021      117,052,300
  Less: Notes receivable from Morgan Stanley
     Dean Witter & Co.                           (123,070,000)    (123,070,000)    (111,070,000)
                                                 ------------     ------------     ------------

     Total Stockholder's Equity                     5,488,009        5,587,021        5,982,300
                                                 ------------     ------------     ------------

     Total Liabilities and Stockholder's
       Equity                                      22,654,723       18,649,522       17,693,469
                                                 ============     ============     ============


   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (INFORMATION WITH RESPECT TO 2000 IS UNAUDITED)



1. INTRODUCTION AND BASIS OF PRESENTATION



     Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. Effective February 19, 1998 Morgan Stanley, Dean Witter, Discover & Co. changed its corporate name to Morgan Stanley Dean Witter & Co.



     Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P. (to be renamed Morgan Stanley Dean Witter Charter DWFCM L.P.), Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Select L.P., Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly, Morgan Stanley Tangible Asset Fund L.P.) Morgan Stanley Dean Witter/Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., Morgan Stanley Dean Witter/JWH Futures Fund L.P., Morgan Stanley Dean Witter/Market Street Futures Fund L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P.



     Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.



     The financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.



     The unaudited interim statement of financial condition contained herein includes, in the opinion of management, all adjustments necessary for a fair presentation of the statement of financial condition of Demeter.



     On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Tangible Asset Fund L.P. On November 4, 1997, Morgan Stanley Tangible Asset Fund L.P. registered with the Securities and Exchange Commission 5,000,000 units and began trading on January 2, 1998. Units were made available to investors in a public offering that ended March 12, 1998 ("Offering Period"). Subsequently, Morgan Stanley Tangible Asset Fund L.P., Demeter, the trading advisor and Dean Witter Reynolds agreed to extend the Offering Period until no later than October 16, 1998 ("Extended Offering Period"), and offered to the public unsold units remaining at the end of the Offering Period.



     In January of 1998, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter/Market Street Futures Fund, which offers units to investors in a continuing private offering. The fund began trading on October 1, 1998.



     On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P. and subsequently on April 30, 1999, changed it to Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

     On April 20, 1998, Dean Witter Select Futures Fund L.P. ("DWSF") changed its name to Dean Witter Spectrum Select L.P. Effective May 1, 1998 Spectrum Select became part of the Spectrum family of funds and consequently revised its fee structure, instituted an exchange provision with other funds in the Spectrum family and is offered to investors in a continuing public offering. On April 30, 1999, DWSF changed its name to Morgan Stanley Dean Witter Spectrum Select L.P.



     On April 30, 1998, Demeter ceased trading activities in Dean Witter Institutional Account II and subsequently distributed its net assets.



     On May 11, 1998, Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. ("DWST") and 1,500,000 units of Spectrum Select, both of which are being offered to investors in a continuing public offering with previously registered units of the other Spectrum funds. On April 30, 1999, DWST changed its name to Morgan Stanley Dean Witter Spectrum Technical, L.P.



     On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors for a limited time in a public offering. Charter Graham, Charter Millburn and Charter Welton each commenced trading on March 1, 1999.



     On September 30, 1998, Demeter ceased trading activities in Dean Witter Institutional Balanced Portfolio Account III, and subsequently distributed its net assets.



     On February 3, 1999, DWR Chesapeake L.P. changed its name to Morgan Stanley Dean Witter/ Chesapeake L.P.



     On February 3, 1999, DWR/JWH Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/JWH Futures Fund L.P.



     On April 30, 1999, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P.



     On March 7, 2000, Morgan Stanley Tangible Asset Fund L.P. changed its name to Morgan Stanley Dean Witter Spectrum Commodity L.P.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     INCOME TAXES -- The results of operations of Demeter are included in the consolidated federal income tax return of Morgan Stanley Dean Witter & Co. Taxes are computed on a separate company basis and are due to Morgan Stanley Dean Witter & Co.



3. INVESTMENTS IN AFFILIATED PARTNERSHIPS



     The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.



     The total assets, liabilities and partners' capital of all the funds managed by Demeter at May 31, 2000, and November 30, 1999 and 1998 were as follows:


                                                                        NOVEMBER 30,
                                            MAY 31,          ----------------------------------
                                              2000                1999                1998
                                         --------------      --------------      --------------
                                               $                   $                   $
Total assets..........................    1,301,238,933       1,355,594,817       1,316,093,947
Total liabilities.....................       29,029,713          28,406,267          21,644,069
Total partners' capital...............    1,272,209,220       1,327,188,550       1,294,449,878


     Demeter's investments in such limited partnerships are carried at market value.

4. PAYABLE TO MORGAN STANLEY DEAN WITTER & CO.



     The payable to Morgan Stanley Dean Witter & Co. is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley Dean Witter & Co. on behalf of Demeter and the cumulative results of operations.



5. NET WORTH REQUIREMENT



     At May 31, 2000, November 30, 1999, and November 30, 1998, Demeter held non-interest bearing notes from Morgan Stanley Dean Witter & Co. that were payable on demand. These notes were received in connection with additional capital contributions aggregating $123,070,000 at May 31, 2000, $123,070,000 at November 30, 1999, and $111,070,000 at November 30, 1998.



     The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).



     In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Morgan Stanley Dean Witter & Co. are included in net worth for purposes of this calculation.



6. LITIGATION



     The class actions first filed in 1996 in California and in New York State courts were each dismissed in 1999. On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter. Named defendants include Dean Witter, Demeter, Dean Witter Futures & Currency Management Inc., Morgan Stanley Dean Witter & Co. (all such parties referred to hereafter as the "Morgan Stanley Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. The court entered an order denying class certification on August 24, 1999. On September 24, 1999, the court entered an order dismissing the case without prejudice on consent. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Morgan Stanley Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by Dean Witter. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. On March 3, 2000, the plaintiffs filed an appeal of the order dismissing the consolidated complaint.



     On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice.

                                                                       EXHIBIT A


                          TABLE OF CONTENTS TO FORM OF
            [AMENDED AND RESTATED] LIMITED PARTNERSHIP AGREEMENT FOR
  MORGAN STANLEY DEAN WITTER CHARTER [GRAHAM] [MILLBURN] [WELTON] [DWFCM] L.P.


                                                                                         PAGE
  1.  Formation; Name..................................................................  A-1
  2.  Office...........................................................................  A-2
  3.  Business.........................................................................  A-2
  4.  Term; Dissolution; Fiscal Year...................................................  A-2
      (a)  Term........................................................................  A-2
      (b)  Dissolution.................................................................  A-3
      (c)  Fiscal Year.................................................................  A-3
  5.  Net Worth of General Partner.....................................................  A-3
  6.  Capital Contributions and Offering of Units of Limited Partnership Interest......  A-4
  7.  Allocation of Profits and Losses; Accounting; Other Matters......................  A-6
      (a)  Capital Accounts............................................................  A-6
      (b)  Monthly Allocations.........................................................  A-6
      (c)  Allocation of Profit and Loss for Federal Income Tax Purposes...............  A-7
      (d)  Definitions; Accounting.....................................................  A-8
      (e)  Expenses and Limitations Thereof............................................  A-9
      (f)  Limited Liability of Limited Partners.......................................  A-10
      (g)  Return of Limited Partner's Capital Contribution............................  A-10
      (h)  Distributions...............................................................  A-10
      (i)  Interest on Assets..........................................................  A-10
  8.  Management and Trading Policies..................................................  A-10
      (a)  Management of the Partnership...............................................  A-10
      (b)  The General Partner.........................................................  A-11
      (c)  General Trading Policies....................................................  A-12
      (d)  Changes to Trading Policies.................................................  A-13
      (e)  Miscellaneous...............................................................  A-13
  9.  Audits; Reports to Limited Partners..............................................  A-14
 10.  Transfer; Redemption of Units; Exchange Privilege................................  A-16
      (a)  Transfer....................................................................  A-16
      (b)  Redemption..................................................................  A-16
      (c)  Exchange Privilege..........................................................  A-18
 11.  Special Power of Attorney........................................................  A-19
 12.  Withdrawal of Partners...........................................................  A-19
 13.  No Personal Liability for Return of Capital......................................  A-20
 14.  Standard of Liability; Indemnification...........................................  A-20
      (a)  Standard of Liability.......................................................  A-20
      (b)  Indemnification by the Partnership..........................................  A-20
      (c)  Affiliate...................................................................  A-21
      (d)  Indemnification by Partners.................................................  A-21
 15.  Amendments; Meetings.............................................................  A-21
      (a)  Amendments with Consent of the General Partner..............................  A-21
      (b)  Meetings....................................................................  A-22
      (c)  Amendments and Actions without Consent of the General Partner...............  A-22
      (d)  Action Without Meeting......................................................  A-23
      (e)  Amendments to Certificate of Limited Partnership............................  A-23
 16.  Index of Defined Terms...........................................................  A-23
 17.  Governing Law....................................................................  A-24
 18.  Miscellaneous....................................................................  A-24
      (a)  Priority among Limited Partners.............................................  A-24
      (b)  Notices.....................................................................  A-24
      (c)  Binding Effect..............................................................  A-24
      (d)  Captions....................................................................  A-24
Annex A --Request for Redemption.......................................................  A-27

                                                                       EXHIBIT A


FORM OF [AMENDED AND RESTATED] LIMITED PARTNERSHIP AGREEMENT FOR
MORGAN STANLEY DEAN WITTER CHARTER [GRAHAM] [MILLBURN] [WELTON] [DWFCM] L.P.



     BOLDFACED CAPTIONS AND BRACKETED TEXT REFLECT DIFFERENCES IN LIMITED PARTNERSHIP AGREEMENTS



CHARTER GRAHAM, CHARTER MILLBURN AND CHARTER WELTON ONLY:



     This Agreement of Limited Partnership, made as of July 15, 1998, by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.



CHARTER DWFCM ONLY:



     This Agreement of Limited Partnership, made as of October 22, 1993, as amended and restated as of * , 2000 by and among Demeter Management Corporation, a Delaware corporation (the "General Partner"), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively "Limited Partners"; the General Partner and Limited Partners may be collectively referred to herein as "Partners"). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.


                                  WITNESSETH:

     WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  FORMATION; NAME.


     The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the "Act"). The name of the limited partnership is Morgan Stanley Dean Witter Charter [Graham] [Millburn] [Welton] [DWFCM] L.P. (the "Partnership"). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  OFFICE.

     The principal office of the Partnership shall be Two World Trade Center, 62nd Floor, New York, New York 10048, or such other place as the General Partner may designate from time to time.

     The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  BUSINESS.

     The Partnership's business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading) domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot
(cash) commodities and currencies, and any rights pertaining thereto (collectively, "Futures Interests"), and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership's business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership's trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  TERM; DISSOLUTION; FISCAL YEAR.


CHARTER GRAHAM, CHARTER MILLBURN AND CHARTER WELTON ONLY:


     (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vii) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (viii) a determination by the General Partner upon 120 days' notice to the Limited Partners to terminate the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.

CHARTER DWFCM ONLY:



     (a) TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following:
(i) December 31, 2025; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner at least 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50;
(v) a decline in the Partnership's Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vi) a determination by the General Partner that the Partnership's Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.


     (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

     Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

     (c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership's partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership's partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner's net worth be less than $50,000. For the purposes of this Section 5, "net worth" shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an "affiliate" (as such term is defined in Regulation

S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")) of the General Partner or letters of credit may be included.

     The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

     The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the "NASAA Guidelines"), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  CAPITAL CONTRIBUTIONS AND OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.


     The General Partner is herewith contributing $10 [CHARTER DWFCM ONLY:
$1,000] in cash to the Partnership, for which it is receiving one unit [CHARTER DWFCM ONLY: 100 units] of general partnership interest (a "Unit of General Partnership Interest"). At the initial closing (the "Initial Closing"), if any, for the acceptance of subscriptions for Units of Limited Partnership Interest of the Partnership ("Units" or, individually, a "Unit") during the initial offering of Units (the "Initial Offering"), the General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner's capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner's contribution) and (b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.



[CHARTER GRAHAM, CHARTER MILLBURN AND CHARTER WELTON ONLY:



     The General Partner's minimum investment requirements of the preceding paragraph of this Section 6 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that:
(a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the Partnership's ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner's minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by such Guidelines as in effect on the date of such proposed modification.]

     Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units. The initial Limited Partner named at the end of this Agreement is herewith contributing $10 [CHARTER DWFCM ONLY: $1,000] in cash to the capital of the Partnership in consideration for receiving one Unit [CHARTER DWFCM ONLY: 100 units]. The initial Limited Partner agrees to withdraw as a Limited Partner at the Initial Closing, and the remaining Partners hereby consent to such withdrawal. The $10 [CHARTER DWFCM ONLY: $1,000] capital contribution of the Initial Limited Partner shall be returned to him, without interest, and he shall have no further rights or obligations as a Limited Partner with respect to such contribution.


     The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.


     The Partnership, directly and/or through Dean Witter Reynolds Inc. ("DWR"), Morgan Stanley & Co. Incorporated ("MS & Co."), or such other selling agent or agents (each, a "Selling Agent") as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last day of a calendar month and a closing for subscriptions received during such offering shall be held as of such date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit at the Initial Closing shall be $10 per Unit, and the offering price per Unit at any subsequent closing during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units' participation in the Partnership's profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, DWR, MS & Co., Morgan Stanley Dean Witter & Co. ("MSDW"), any trading advisor to the Partnership (each, a "Trading Advisor"), any commodity broker for the Partnership (each, a "Commodity Broker"), and such persons' respective shareholders, directors, officers, partners, employees, principals, and Affiliates. [CHARTER GRAHAM, CHARTER MILLBURN AND CHARTER WELTON ONLY:
Notwithstanding Section 10(b), Units purchased at the Initial Closing by the General Partner, DWR, any Additional Seller and any Trading Advisor, or any Affiliate of the foregoing (for purposes of this provision, the term "Affiliate" shall not include any natural persons) may not be redeemed for a period of two years after the Initial Closing if such redemption would cause the Partnership to have less than $4,000,000 in Net Assets.] Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber's subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

     In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more disclosure documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association ("NFA"), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term "Prospectus" shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the disclosure document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and NASD Regulation, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging DWR, MS & Co., or any other firm as Selling Agent and entering into a selling agreement with DWR, MS & Co., or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

     The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

     All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to DWR, MS & Co., or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section
7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; OTHER MATTERS.

     (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of a Partner's initial capital contribution to the Partnership.

     (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner) on the last day of each calendar month ("Determination Date") during each fiscal year of the Partnership, the following determinations and allocations shall be made:

            (1) The Net Assets of the Partnership, before accrual of any monthly management fee and any incentive fee shall be determined.

            (2) The accrued monthly management fee shall then be charged against Net Assets.


            (3) The accrued monthly [CHARTER DWFCM ONLY: quarterly] incentive fee, if any, shall then be charged against Net Assets.


            (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

            (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner's capital account.

     (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year of the Partnership, the Partnership's recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

            (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

            (2) Net recognized gain or loss from the Partnership's trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

                   (aa) For the purpose of allocating the Partnership's net
              recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

                          (i) Each allocation account shall be increased by the
                     amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph
                     (c)(2)(cc) below.

                          (ii) Each allocation account shall be decreased by the
                     amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph
                     (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

                          (iii) When a Unit is redeemed or exchanged in a Series
                     Exchange, the allocation account with respect to such Unit shall be eliminated.

                   (bb) Net recognized gain shall be allocated first to each
              Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

                   (cc) Net recognized gain remaining after the allocation
              thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph
              (c)(2)(cc) is greater than the excess of all such

              Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

                   (dd) Net recognized loss shall be allocated first to each
              Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

                   (ee) Net recognized loss remaining after the allocation
              thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph
              (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

            (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this
       Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit-equivalent basis.

            (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in
       Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code").

            (d) DEFINITIONS; ACCOUNTING.

            (1) NET ASSETS. The Partnership's "Net Assets" shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open Futures Interests positions (if charged on a "roundturn" basis), or brokerage fees (if charged on a "flat rate" basis), management fees, incentive fees, ordinary administrative expenses, Transaction Fees and Costs, if any, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could have been liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

            (2) NET ASSET VALUE. The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units.

     (e) EXPENSES AND LIMITATIONS THEREOF. DWR shall pay all of the organizational, Initial Offering and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor. Any such offering expenses in connection with a subsequent offering of Units shall not be paid by the Partnership.

     Subject to the limits set forth below, and except to the extent that DWR or an affiliate has agreed to pay any such fees, costs, or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

     The Partnership's assets held by any Commodity Broker, as provided in
Section 7(i), may be used as margin solely for the Partnership's trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any third party clearing costs incurred by a Commodity Broker, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, and fees for the execution of cash transactions relating to the exchange of futures for physical transactions (collectively, "Transaction Fees and Costs")), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.


     The following special limits shall apply to the Partnership's fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership's customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), if such expenses are being paid directly by the Partnership, shall not exceed 1/2 of 1% of the Partnership's Net Assets per month, or 6% of the Partnership's Net Assets annually; (b) the incentive fees payable by the Partnership to any Trading Advisor shall not exceed 15% of the Partnership's "Trading Profits" (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period [CHARTER DWFCM ONLY: which shall be quarterly with regard to any portion of the Partnership's Net Assets which are traded by a Trading Advisor which is an Affiliate of the General Partner, DWR or any other Commodity Broker, unless the NASAA Guidelines are amended to permit use of a different calculation period for such a Trading Advisor], provided that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (e.g., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any "roundturn" brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker's published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership's average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.


     (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership's obligations in excess of such Partner's unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units, unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

     (g) RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

     (h) DISTRIBUTIONS. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner's account with DWR or by check if such account is closed.

     (i) INTEREST ON ASSETS. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.  MANAGEMENT AND TRADING POLICIES.

     (a) MANAGEMENT OF THE PARTNERSHIP. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership's Commodity Broker(s) for the purpose of trading in Futures Interests.

     The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

     (b) THE GENERAL PARTNER. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisor(s); provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

     The Partnership shall not enter into any agreement with the General Partner, DWR, MS & Co., MSDW, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days' prior written notice by the Partnership; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

     Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a "Management Agreement") with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

     The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a "Customer Agreement") with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and
(c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate any Customer Agreement in its sole discretion in accordance with the terms of such agreement and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker or any Affiliate thereof to the Partnership;
(iv) the costs incurred by the Commodity Broker or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner is an Affiliate of the Commodity Broker, the risks incurred by and the obligations of the General Partner as such. Any modifications to any of the foregoing compensation arrangements shall be subject to the limits described in the fourth paragraph of Section 7(e) and the notice requirements of Section 9.

     The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner's interest in the Partnership.

     (c) GENERAL TRADING POLICIES. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.


            1. The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership's Net Assets. [CHARTER DWFCM
       ONLY: In addition, the Partnership will, except under extraordinary circumstances, maintain positions in commodity interest contracts in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.]


            2. The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership's Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

            3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and DWR will consult with the Corporate Credit Department of DWR.

            4. The Trading Advisor will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

            5. The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the

       Partnership's open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute "pyramiding."

            6. The Partnership will not under any circumstances lend money to Affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the "Lender") may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

            7. The Partnership will not permit "churning" of the Partnership's assets.

            8. The Partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

     (d) CHANGES TO TRADING POLICIES. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then outstanding.

     (e) MISCELLANEOUS. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

     The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

     The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner's behalf.

     If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

     The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the "CEAct"), and the CFTC's rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

     The Partnership's books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

     Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

     The General Partner shall devote such time and resources to the Partnership's business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days' prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  AUDITS; REPORTS TO LIMITED PARTNERS.

     The Partnership's books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

     In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership's fiscal year; (g) any material change in the Partnership's trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a "Special Redemption Date," on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, "material change in the Partnership's trading policies" shall mean any material change in those trading policies specified in Section 8(c).

     The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

     In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and
(iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

     In addition, following each Closing, the General Partner shall send written notice to any Limited Partner which has acquired of record more than five percent of the outstanding Units of the Partnership, so that such Limited Partner may comply with the reporting requirements of Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder.

10.  TRANSFER; REDEMPTION OF UNITS; EXCHANGE PRIVILEGE.

     (a) TRANSFER. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may not be unreasonably withheld. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days' prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner's family,
(iii) resulting from divorce, annulment, separation or similar proceedings, or
(iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term "Affiliate" also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or foreign securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys' and accountants' fees) related to such transfer or assignment of his Units.

     In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

     (b) REDEMPTION. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a "Redemption"). Redemptions may only be made in whole Units, with a minimum amount of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnership.


     Except as otherwise provided in Section 6, Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited

Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the "Charter Series Partnerships" or individually as a "Charter Series Partnership"). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to DWR. A Limited
Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Charter Series Partnership and have either paid a redemption charge with respect to such units, or have held such units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership in the other Charter Series Partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Charter Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.


     Redemption of a Limited Partner's Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner ("Redemption Date"); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, "Request for Redemption" shall mean a letter in the form specified by the General Partner and received by the General Partner by 5:00 p.m. (New York City time) at least five business days prior to the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

     Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

     The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on "Special Redemption Dates" held in accordance with Section 9.

     The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

     (c) EXCHANGE PRIVILEGE. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Charter Series Partnership (such a transfer between Charter Series Partnerships being herein referred to as a "Series Exchange"). Series Exchanges shall only be permitted by a Limited Partner beginning as of, but not before, the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Charter Series Partnership. The minimum amount of any Series Exchange is 500 Units, unless a Limited Partner is liquidating his entire interest in the other Charter Series Partnership; provided, however, that the minimum amount of a Series Exchange for Limited Partners that already own Units in the Charter Series Partnership being purchased and desire to make an additional investment in such Partnership is 100 Units.

     A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner ("Exchange Date"), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, "Exchange Agreement and Power of Attorney" shall mean the form annexed to the Prospectus as Exhibit B (or such other form as permitted by the General Partner), sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 5 business days prior to the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local DWR branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Charter Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Charter Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

     As of each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Charter Series Partnerships requesting Units on a Series Exchange, provided, that the General Partner, in its capacity as the general partner of each of the Charter Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest in the other Charter Series Partnership(s) subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner thereof remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest in the other Charter Series Partnership(s) being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of units of limited partnership interest from another Charter Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

     Each Limited Partner understands that its ability to effect a Series Exchange in another Charter Series Partnership is conditioned upon units of limited partnership interest of other Charter Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest in other Charter Series Partnerships registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

     The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  SPECIAL POWER OF ATTORNEY.

     Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead,
(a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  WITHDRAWAL OF PARTNERS.

     The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days' prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect(s) to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

     The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     Subject to Section 14, neither the General Partner, DWR, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  STANDARD OF LIABILITY; INDEMNIFICATION.

     (a) STANDARD OF LIABILITY. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

     (b) INDEMNIFICATION BY THE PARTNERSHIP. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

     Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

     The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

     (c) AFFILIATE. As used in this Agreement, the term "Affiliate" of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person;
(ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term "Affiliate" shall include only those persons performing services for the Partnership.

     (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees and expenses).

15.  AMENDMENTS; MEETINGS.


     (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name;
(ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement, provided that such amendment is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible and to the extent necessary to comply with the Code or the interpretations thereof affecting such allocations, as same may be amended from time to time; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income (or relevant state income or franchise) tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete, add or modify any provision of or to this Agreement required to be deleted, added or modified by the staff of the SEC, the CFTC, any other federal agency, any state "Blue Sky" official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) [CHARTER GRAHAM, CHARTER MILLBURN AND CHARTER WELTON ONLY: make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth and minimum investment requirements applicable to the General Partner and any other general partner, as contemplated by Sections 5 and 6 hereof] [CHARTER DWFCM ONLY: make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.


     (b) MEETINGS. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

     Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved. Notwithstanding the foregoing, no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws, and Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses
(iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

     (d) ACTION WITHOUT MEETING. Notwithstanding contrary provisions of this
Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

     (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  INDEX OF DEFINED TERMS.

               DEFINED TERM                                     SECTION
               1940 Act....................................     15(a)
               Act.........................................     1
               Advisers Act................................     15(a)
               Affiliate...................................     14(c)
               Agreement...................................     Preamble
               CEAct.......................................     8(e)
               Certificate of Limited Partnership..........     1
               CFTC........................................     3
               Charter Series Partnership(s)...............     10(b)
               Code........................................     7(c)(4)
               Commodity Broker............................     6
               Customer Agreement..........................     8(b)
               Determination Date..........................     7(b)
               DWR.........................................     6
               Exchange Agreement and Power of Attorney....     10(c)
               Exchange Date...............................     10(c)
               Futures Interests...........................     3
               General Partner.............................     Preamble
               Initial Closing.............................     6
               Initial Offering............................     6
               Limited Partners............................     Preamble
               Management Agreement........................     8(b)
               MS & Co.....................................     6
               MSDW........................................     6
               NASAA Guidelines............................     5
               Net Asset Value.............................     7(d)(2)
               Net Assets..................................     7(d)(1)
               NFA.........................................     6
               Non-Series Exchange.........................     10(b)
               Partners....................................     Preamble

               DEFINED TERM                                     SECTION
               Partnership.................................     1
               Prospectus..................................     6
               Pyramiding..................................     8(c)(5)
               Redemption..................................     10(b)
               Redemption Date.............................     10(b)
               Request for Redemption......................     10(b)
               SEC.........................................     5
               Selling Agent...............................     6
               Series Exchange.............................     10(c)
               Special Redemption Date.....................     9
               Trading Advisor.............................     6
               Trading Profits.............................     7(e)
               Transaction Fees and Costs..................     7(e)
               Unit(s) of General Partnership Interest.....     6
               Unit(s).....................................     6

17.  GOVERNING LAW.

     THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, INCLUDING, SPECIFICALLY, THE ACT (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 17.

18.  MISCELLANEOUS.

     (a) PRIORITY AMONG LIMITED PARTNERS. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

     (b) NOTICES. All notices and requests to the General Partner under this Agreement (other than Requests for Redemption, Series Exchanges, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at Two World Trade Center, 62nd Floor, New York, New York 10048 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, Series Exchanges, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

     (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership's records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

     (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADDITIONAL LIMITED PARTNERS:                    GENERAL PARTNER:
By: Demeter Management Corporation,
     General Partner, as Authorized Agent       DEMETER MANAGEMENT
     and Attorney-in-Fact                       CORPORATION


By:...................................          By:.............................
    Robert E. Murray, President                   Robert E. Murray, President

                 (This page has been left blank intentionally.)

                    ANNEX A TO LIMITED PARTNERSHIP AGREEMENT


MFAD Use only:                 Closing Date:

    REQUEST FOR REDEMPTION: MORGAN STANLEY DEAN WITTER MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL MORGAN STANLEY DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER (DEMETER MANAGEMENT CORPORATION, TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, N.Y., 10048) AT LEAST 5 BUSINESS DAYS PRIOR TO THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE. THIS FORM CANNOT BE FAXED.

_________________________, 20__     __________________________________________
            (DATE)                    (PRINT OR TYPE DEAN WITTER ACCOUNT NUMBER)

     I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

             COMPLETE ONLY ONE SECTION -- A, B, C, OR D -- PER FORM
--------------------------------------------------------------------------------
                                    SECTION A

SPECTRUM SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 50 UNITS, UNLESS
                                   A LIMITED
    PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH PARTNERSHIP.

[DWSF] Spectrum Select               Entire Interest          Units
[DWST] Spectrum Technical            Entire Interest          Units
[DWSS] Spectrum Strategic            Entire Interest          Units
[DWSB] Spectrum Global Balanced      Entire Interest          Units
[DWSX] Spectrum Currency             Entire Interest          Units
[DWSC] Spectrum Commodity            Entire Interest          Units

--------------------------------------------------------------------------------
                                   SECTION B

      CORNERSTONE FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[CFCFB] Cornerstone Fund II    Entire Interest     Units          $    ,000
[CFCFC] Cornerstone Fund III   Entire Interest     Units          $    ,000
[CFCFD] Cornerstone Fund IV    Entire Interest     Units          $    ,000

--------------------------------------------------------------------------------
                                   SECTION C

CHARTER SERIES SHALL ONLY REDEEM UNITS IN A MINIMUM AMOUNT OF 100 UNITS, UNLESS
      A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

[MSCG] Charter Graham              Entire Interest               Units
[MSCM] Charter Millburn            Entire Interest               Units
[MSCW] Charter Welton              Entire Interest               Units
[IAF] Charter DWFCM                Entire Interest               Units

--------------------------------------------------------------------------------
                                   SECTION D

 OTHER MANAGED FUTURES FUNDS SHALL ONLY REDEEM $1,000 INCREMENTS OR WHOLE UNITS
  UNLESS A LIMITED PARTNER IS REDEEMING HIS/HER ENTIRE INTEREST (ALL) IN SUCH
                                  PARTNERSHIP.

MARK ONE FUND ONLY (USE ONE FORM PER FUND):
--------------------------------------------------------------------------------

[CFF] Columbia Futures Fund           [PGF] Multi-Market Portfolio      Entire Interest
[DFF] Diversified Futures Fund        [PPF] Principal Plus Fund
[DFF2] Diversified Futures Fund II    [PSF] Portfolio Strategy Fund               Units
[DFF3] Diversified Futures Fund III   [WCF] World Currency Fund
[GPP] Global Perspective Portfolio                                            $    ,000

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

     SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
                      TYPE OR PRINT ALL INFORMATION BELOW
--------------------------------------------------------------------------------
1. ACCOUNT INFORMATION
--------------------------------------------------------------------------------

 ...................................            .................................
     (Name of Limited Partner)                   (Dean Witter Account Number)


Address.........................................................................
                                    (Street)

 ...............................................................................
      (City)               (State or Province)         (Zip Code or Postal Code)

--------------------------------------------------------------------------------
2.A. SIGNATURE(S) OF INDIVIDUAL PARTNER(S) OR ASSIGNEE(S) INCLUDING IRAS
--------------------------------------------------------------------------------

X..................................            .................................
             (Signature)                                    (Date)

X..................................            .................................
             (Signature)                                    (Date)

--------------------------------------------------------------------------------
2.B. SIGNATURE OF ENTITY PARTNER OR ASSIGNEE
--------------------------------------------------------------------------------


 ...................................  By: X.....................................
             (Name of Entity)          (Authorized officer, partner, trustee,
                                       or custodian. If a corporation, include
                                       certified copy of authorized resolution.)
 ...................................
                  (Date)


--------------------------------------------------------------------------------
3. BRANCH MANAGER AND FINANCIAL ADVISOR USE ONLY
--------------------------------------------------------------------------------

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.


X..................................    By: X...............................
   (Financial Advisor MUST sign)             (Branch Manager MUST sign)

 ...................................
     (Branch Telephone Number)         Please enter a SELL order upon receipt of
                                           a completed Request for Redemption.

                                                                       EXHIBIT B

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
  UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

    If you wish to purchase Units of one or more or of the Morgan Stanley Dean Witter Charter Series Partnerships, please follow the instructions below. Instructions relating to "Cash Subscribers" should be followed only if you are purchasing Units for cash. Instructions relating to "Exchange Subscribers" should be followed only if you are redeeming units in another commodity pool for which Demeter Management Corporation serves as the general partner and commodity pool operator (a "Non-Series Exchange"), or if you are redeeming Units in a Morgan Stanley Dean Witter Charter Series Partnership (a "Series Exchange").

                           SUBSCRIPTION INSTRUCTIONS


    YOU SHOULD CAREFULLY READ AND REVIEW THE MORGAN STANLEY DEAN WITTER CHARTER
SERIES PROSPECTUS, DATED   *   , 2000, RELATING TO CHARTER GRAHAM, CHARTER
MILLBURN, CHARTER WELTON, AND CHARTER DWFCM (THE "PROSPECTUS"), AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY ("AGREEMENT"). IN READING THE PROSPECTUS, PAY PARTICULAR ATTENTION TO THE MATTERS DISCUSSED UNDER "RISK FACTORS," "CONFLICTS OF INTEREST" AND "DESCRIPTION OF CHARGES." BY SIGNING THIS AGREEMENT, YOU WILL BE DEEMED TO MAKE EACH APPLICABLE REPRESENTATION AND WARRANTY, AND SATISFY ANY APPLICABLE SPECIAL STATE SUITABILITY REQUIREMENT, SET FORTH IN THIS AGREEMENT ON PAGES B-2-B-5, SO PLEASE MAKE SURE THAT YOU SATISFY ALL APPLICABLE PROVISIONS IN THOSE SECTIONS BEFORE SIGNING THIS AGREEMENT.


    CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING BLACK INK, AS FOLLOWS:

Item 1 For Cash Subscribers (pages         --Enter your Dean Witter Reynolds Inc. ("DWR") Account Number.
      B-7-B-8) and Exchange Subscribers
      (pages B-9-B-10)

                                           --Enter your Social Security Number or Taxpayer ID Number. If you are
                                               subscribing on behalf of an entity (such as a trust, partnership or corporation), check the appropriate box to indicate the type of entity. If the Units are to be owned by joint tenants, either person's Social Security Number may be used.

                                           --If you are subject to taxation in the United States, review the representation relating to backup withholding tax, and enter your taxable year, if other than calendar year, under "United States
                                               Taxable Investors Only" on page B-7 (for Cash Subscribers) or page
                                               B-9 (for Exchange Subscribers). If you are a non-United States
                                               person, review the representation relating to your classification as a non-resident alien for United States federal income tax purposes under "Non-United States Investors Only" on page B-7 (for Cash
                                               Subscribers) or page B-9 (for Exchange Subscribers). YOU MUST SIGN
                                               BELOW THE TAX REPRESENTATION IN ITEM 1 ON PAGE B-7 OR B-9.

                                           --Enter the exact name in which your Units are to be held based on ownership type, and enter residency and other information.

                                           --Check box if you are a non-resident alien that is a dealer in commodities or is otherwise engaged in a trade or business within the
                                               U.S.

                                           --If there is a co-subscriber, trustee or custodian, complete applicable information.

Item 1 For Cash Subscribers (page B-7)     --Enter the dollar amount of the subscription for each Partnership whose
                                               Units you wish to purchase.

Item 1 For Exchange Subscribers            --Enter the symbol(s) of the limited partnership(s) from which you are
      (page B-9)                               redeeming units; specify the quantity to be redeemed (entire interest or number of whole units).

Item 2 For Cash Subscribers (page B-8)     --You must execute the Agreement Signature Page on page B-8 (for Cash
      and Exchange Subscribers                 Subscribers) or page B-10 (for Exchange Subscribers).
      (page B-10)

Item 3 For Cash Subscribers (page B-8)     --A Morgan Stanley Dean Witter financial advisor and branch manager must
      and Exchange Subscribers                 complete the required information.
      (page B-10)

MORGAN STANLEY DEAN WITTER FINANCIAL ADVISOR: This Agreement must be mailed to Demeter Management Corporation at Two World Trade Center, 62nd Floor, New York, New York 10048-0026.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                            ------------------------

           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY


    If you are subscribing for Units of Limited Partnership Interest ("Units") in the Morgan Stanley Dean Witter Charter Series, consisting of four commodity pool limited partnerships, Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., Morgan Stanley Dean Witter Charter Welton L.P., and Morgan Stanley Dean Witter Charter DWFCM (each, a "Partnership," and collectively, the "Partnerships"), you should carefully read
and review the Partnerships' Prospectus dated   *   , 2000 (the "Prospectus").
Capitalized terms used below and not defined in this Subscription and Exchange Agreement and Power of Attorney ("Agreement") are defined (and described in detail) in the Prospectus.


    For Cash Subscribers: By executing the Cash Subscription Signature Page of this Agreement, you will irrevocably subscribe for Units of one or more of the Partnerships at the price per Unit described in the Prospectus.

    For Exchange Subscribers: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of such redemption, irrevocably subscribe for Units of one or more of the Partnerships at the price per Unit described in the Prospectus.

    NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT, AND RECEIVE A FULL REFUND OF THE SUBSCRIPTION AMOUNT YOU PAID, PLUS ANY ACCRUED INTEREST THEREON (OR REVOKE THE REDEMPTION OF UNITS IN THE OTHER LIMITED PARTNERSHIP IN THE CASE OF AN EXCHANGE), WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING WRITTEN NOTICE TO YOUR MORGAN STANLEY DEAN WITTER FINANCIAL ADVISOR. If this Agreement is accepted, you agree to: (i) contribute your subscription to each Partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such Partnership's Limited Partnership Agreement, included as Exhibit A to the Prospectus (the "Limited Partnership Agreement"). BY EXECUTING THE SIGNATURE PAGE OF THIS AGREEMENT, YOU SHALL BE DEEMED TO HAVE EXECUTED THIS AGREEMENT AND THE LIMITED PARTNERSHIP AGREEMENT (INCLUDING THE POWERS OF ATTORNEY IN BOTH AGREEMENTS).

--------------------------------------------------------------------------------
PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

    For Cash Subscribers: You must pay your subscription amount by charging your Customer Account with DWR (the "Customer Account"). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley Dean Witter financial advisor. If you don't have a financial advisor, contact your local Morgan Stanley Dean Witter branch office. Payment must NOT be mailed to the General Partner at its offices in New York City. Any such payment will not be accepted by the General Partner and will be returned to you for proper placement with the Morgan Stanley Dean Witter branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the General Partner and DWR to transfer the appropriate amount from your Customer Account to the Escrow Account.

    For Exchange Subscribers: You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the Partnerships or another commodity pool which the General Partner serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

    By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the General Partner and each Partnership whose Units you are purchasing, as follows (AS USED BELOW, THE TERMS "YOU" AND "YOUR" REFER TO YOU AND YOUR CO-SUBSCRIBER, IF ANY, OR IF YOU ARE SIGNING ON BEHALF OF AN ENTITY, THAT ENTITY):

        (1) You have received a copy of the Prospectus, including the Limited Partnership Agreement.

        (2) You are of legal age to execute this Agreement and are legally competent to do so.

        (3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption "State Suitability Requirements" (or in a Special Supplement to the Prospectus) for residents of the State in which you reside. You agree to provide any additional documentation requested by the General Partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the Partnerships.

        (4) The address set forth on the Signature Page is your true and correct residence and you have no present intention of becoming a resident of any other state or country. All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a Limited Partner, you will immediately furnish such revised or corrected information to the General Partner.

        (5) If you are representing an employee benefit plan, to the best of your knowledge, neither the General Partner, DWR, any other Additional Seller, any Trading Advisor, nor any of their respective affiliates:
    (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and
    (ii) will be based on the particular investment needs of the plan; or
    (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans," "Keogh" plans for self-employed individuals, and individual retirement accounts ("IRAs").

        (6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

        (7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

        (8) If you are subscribing as a trustee or custodian of an employee benefit plan or of an IRA at the direction of the beneficiary of that plan or IRA, the representations herein apply only to the beneficiary of that plan or IRA.

        (9) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by this Agreement and become a Limited Partner pursuant to each applicable Limited Partnership Agreement.

        (10) You either: (a) are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"); or (b) if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

        Additional Representation and Warranty for Exchange Subscribers:

        (11) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of Units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.


    By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a Partnership, the General Partner, any trading advisor, DWR, Carr Futures Inc., Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, any other firm selling Units, or others in any subsequent litigation or other proceeding.

--------------------------------------------------------------------------------
STATE SUITABILITY REQUIREMENTS
--------------------------------------------------------------------------------

    Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate investment of $20,000, and you must invest at least $5,000 in any one Partnership. See "Subscription Procedure" in the Prospectus as to special rules if you are purchasing Units in a Non-Series Exchange. However, the states listed below (or in certain cases, in special supplements to the Prospectus attached hereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)


ALASKA: Only if you are purchasing Units of Charter DWFCM, (a) $225,000 NW, or
(b) $60,000 NW and $60,000 AI.


CALIFORNIA: (a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.

IOWA: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

MAINE: (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

MASSACHUSETTS: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

MICHIGAN: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

MISSOURI: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

NORTH CAROLINA: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

OHIO: (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.

PENNSYLVANIA: (a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

TENNESSEE: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

TEXAS: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

--------------------------------------------------------------------------------
ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS
--------------------------------------------------------------------------------

    You agree that as of the date that your name is entered on the books of a Partnership, you shall become a Limited Partner of that Partnership. You also agree to each and every term of the Limited Partnership Agreement of that Partnership as if you signed that Agreement. You further agree that you will not be issued a certificate evidencing the Units that you are purchasing, but that you will receive a confirmation of purchase in DWR's customary form.

--------------------------------------------------------------------------------
POWER OF ATTORNEY AND GOVERNING LAW
--------------------------------------------------------------------------------

    You hereby irrevocably constitute and appoint Demeter Management Corporation, the General Partner of each Partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a Limited Partner of each Partnership requested below, and such other Partnership(s) of the Dean Witter Charter Series as you may request from time to time; (2) and to admit others as additional or substituted Limited Partners to such Partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each Partnership in connection with any claim, demand, or liability asserted or threatened by or against any Partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of each Partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

    The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

    THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION YOU MAY HAVE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAW.

--------------------------------------------------------------------------------
RECEIPT OF DOCUMENTATION
--------------------------------------------------------------------------------

    The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

                 (This page has been left blank intentionally.)

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                     UNITS OF LIMITED PARTNERSHIP INTEREST

                       CASH SUBSCRIPTION SIGNATURE PAGE            BUY

A
         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.

    PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MORGAN STANLEY DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.
    By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for Units of Limited Partnership Interest ("Units") of one or more Partnerships in the Morgan Stanley Dean Witter Charter Series (the "Partnerships"), you hereby subscribe for Units of the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing.


    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS OF
THE PARTNERSHIPS DATED   *   , 2000, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT
AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 ITEM 1 -- SUBSCRIBER (YOU MUST SIGN THE TAX REPRESENTATION BELOW)
--------------------------------------------------------------------------------

                                                           CHARTER FUND SYMBOL                      AMOUNT OF
                                                                                                     SUBSCRIPTION
  / / / / / /   / / / / / / / / / / / /     [ M S C G ]    MORGAN STANLEY DEAN WITTER CHARTER        $[      ]
  DWR ACCOUNT NO.                                          GRAHAM L.P.
  / / / / / / -/ / / / -/ / / / / / / /
  SOCIAL SECURITY NUMBER                    [ M S C M ]    MORGAN STANLEY DEAN WITTER CHARTER        $[      ]
                                                           MILLBURN L.P.
  OR

  / / / / - / / / / / / / / / / / / / /     [ M S C W ]    MORGAN STANLEY DEAN WITTER CHARTER        $[      ]
  TAXPAYER ID NUMBER                                       WELTON L.P.

                                            [ I A F ]      MORGAN STANLEY DEAN WITTER CHARTER        $[      ]
                                                           DWFCM L.P.

--------------------------------------------------------------------------------

CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE INVESTING

/ /  Individual Ownership

/ /  Joint Tenants with Rights of Survivorship

/ /  Tenants in Common

/ /  Community Property

/ /  Grantor or other Revocable Trust

/ /  Trust other than Grantor or Revocable Trust

/ /  Estate

/ /  UGMA/UTMA (Minor)

/ /  Partnership

/ /  Corporation

/ /  IRA (the Morgan Stanley Dean Witter
     branch manager must sign below
     for IRA accounts)

/ /  Employee Benefit Plan (Participant-Directed)

/ /  Defined Benefit Plan (Other)

/ /  Other (specify) _______________________________

         YOU (OR BRANCH MANAGER IN THE CASE OF AN IRA) MUST SIGN BELOW:

UNITED STATES TAXABLE INVESTORS ONLY:                                   OR      NON-UNITED STATES INVESTORS ONLY:
/ / Check box if you are subject to backup withholding under the                Under penalties of perjury, by
    provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.           signature below, you certify that
                                                                                you are NOT
If your taxable year is other than the calendar year, indicate the date         (a) a citizen or resident of the
on which your taxable year ends: / / / / - / / / / MM-DD                            United States; or
Under penalties of perjury, by signing below, I certify that the Social         (b) a United States corporation,
Security Number (or Taxpayer ID Number) above to be the true, correct               partnership, estate or trust.
and complete Social Security Number (or Taxpayer ID Number) of
Subscriber and that all the information above is true, correct and complete.

X __________________________________________________                             ______________________________
(Your Signature (Indicate your title, if applicable)                                           Date
[or branch manager in the case of IRAs])

If you are an Entity:            Name of Entity:.................................................................

                                 Name of Person Signing for Entity:..............................................

                                 Title:..........................................................................

Full Name of Account.............................................................................................
                                 (Your Name or Name of Trust or Custodial Account--do not use initials)

You are a resident of  .................................... and a citizen of  ...................................
                                 (name of country)                                       (name of country)

Street Address...................................................................................................
                                 (MUST be residence address--P.O. Box alone not acceptable)

City............................. State ............. Zip Code ............ Tel. No. ( ........ ) ...............

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (You must complete Form W-8, which may be obtained from a Morgan Stanley Dean Witter financial advisor.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name ................. Telephone Number ( .......... )  ........................

                The person or entity above is a/an: (check one)

/ /  Co-Subscriber     / /  Trustee or Custodian    / / Authorized Person, if an
                                                        Institutional Trustee

Street Address (P.O. Box alone not acceptable)..................................

City.............................................................    State .............. Zip Code ..............

Co-Subscriber, Trustee or Custodian is a resident of.............    and a citizen of............................

Minor (if not a gift) is a resident of...........................    and a citizen of............................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X __________________________   _______   X ____________________________  _______
  (Signature of Subscriber)     Date      (Signature of Co-Subscriber)     Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.


 ....................................    X....................       ...........
(Name of Entity)                        (Signature)                 Date

Name of Person Signing for Entity..........  Title .............................

-------------------------------------------------------------------------------
ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY (COMPLETE IN FULL AND
          IN INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus;

(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and

    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable Monthly Closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X _____________________________________________________
               Financial Advisor's Signature

_______________________________________________________
       Type or Print Full Name of Financial Advisor

Telephone Number (___________)_________________________

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
(1) the above signature(s) is/are true and correct.
(2) the above client(s) is/are suitable.

X _____________________________________________________
                 Branch Manager's Signature


_______________________________________________________
         Type or Print Full Name of Branch Manager

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES

                      EXCHANGE SUBSCRIPTION SIGNATURE PAGE           EXG

B
         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.

    PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGES, SHOULD BE DELIVERED TO YOUR LOCAL MORGAN STANLEY DEAN WITTER BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT TWO WORLD TRADE CENTER, 62ND FLOOR, NEW YORK, NEW YORK 10048-0026, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE MONTHLY CLOSING.
    By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for Units of Limited Partnership Interest ("Units") of one or more Partnerships in the Morgan Stanley Dean Witter Charter Series (the "Partnerships"), you hereby subscribe for Units of the Partnership(s) specified below at a price equal to 100% of the Net Asset Value per Unit of the applicable Partnership(s) as of the close of business on the date of the applicable Monthly Closing. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.


    BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS OF
THE PARTNERSHIPS DATED   *   , 2000, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT
AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 ITEM 1 -- SUBSCRIBER (YOU MUST SIGN THE TAX REPRESENTATION BELOW)
--------------------------------------------------------------------------------

/ / / - / / / /          / /-/ / - / / / /         OR     / / - / / / / / / /
DWR ACCOUNT NO.          SOCIAL SECURITY NUMBER           TAXPAYER ID NUMBER

  SYMBOL(S) FOR FUND(S) FROM    SPECIFY QUANTITY OF UNITS TO BE REDEEMED                    CHARTER SERIES
  WHICH UNITS TO BE REDEEMED    (CHECK BOX IF ENTIRE INTEREST; INSERT NUMBER IF WHOLE       FUND SYMBOL
                                UNITS)

  / / / / /                     / / Entire Interest      OR      Whole Units       TO       / / / /

  / / / / /                     / / Entire Interest      OR      Whole Units       TO       / / / /

  / / / / /                     / / Entire Interest      OR      Whole Units       TO       / / / /

  / / / / /                     / / Entire Interest      OR      Whole Units       TO       / / / /

 You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the "Net Asset Value" thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase Units in the applicable Charter Series Partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under "Subscription Procedure" in the Prospectus.
--------------------------------------------------------------------------------

CHECK THE BOX BELOW WHICH DESCRIBES THE CAPACITY IN WHICH YOU ARE INVESTING

/ / Individual Ownership
/ / Joint Tenants with Rights of Survivorship
/ / Tenants in Common
/ / Community Property
/ / Grantor or other Revocable Trust

/ / Trust other than Grantor or Revocable Trust
/ / Estate
/ / UGMA/UTMA (Minor)
/ / Partnership
/ / Corporation

/ / IRA (the Morgan Stanley Dean
    Witter branch manager must sign
    below for IRA accounts)

/ / Employee Benefit Plan
    (Participant-Directed)

/ / Defined Benefit Plan (Other)

/ / Other (specify) _______________

         YOU (OR BRANCH MANAGER IN THE CASE OF AN IRA) MUST SIGN BELOW:

UNITED STATES TAXABLE INVESTORS ONLY:                                         OR    NON-UNITED STATES INVESTORS ONLY:
/ / Check box if you are subject to backup withholding under the provisions         Under penalties of perjury, by
    of Section 3406(a)(1)(C) of the Internal Revenue Code.                          signature below, you certify that
                                                                                    you are NOT
If your taxable year is other than the calendar year, indicate the date             (a) a citizen or resident of the
on which your taxable year ends:  / / / / - / / / / MM-DD                               United States; or
Under penalties of perjury, by signing below, I certify that the Social             (b) a United States corporation,
Security Number (or Taxpayer ID Number) above to be the true, correct and               partnership, estate or trust.
complete Social Security Number (or Taxpayer ID Number) and that all the information above is true, correct and complete.

X __________________________________________________                             __________________
  (Your Signature (Indicate your title, if applicable)                                  Date
  [or branch manager in the case of IRAs])

If you are an Entity:            Name of Entity:.................................................................

                                 Name of Person Signing for Entity:..............................................

                                 Title:..........................................................................

Full Name of Account.............................................................................................
                             (Your Name or Name of Trust or Custodial Account--do not use initials)

You are a resident of  .................................... and a citizen of  ...................................
                                 (name of country)                                       (name of country)

Street Address (P.O. Box alone not acceptable)...................................................................

City ............................ State ............. Zip Code ............ Tel. No. ( ......... ) ..............

/ / Check here if you are a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate that is a dealer in commodities or otherwise engaged in a trade or business within the U.S.A. to which income, gain or loss from a Partnership would be treated as effectively connected. (You must complete Form W-8, which may be obtained from a Morgan Stanley Dean Witter financial advisor.)

COMPLETE, IF APPLICABLE (MUST BE COMPLETED IF THERE IS A CO-SUBSCRIBER, TRUSTEE
                                 OR CUSTODIAN):

Name ................. Telephone Number ( ......... )  .........................

                The person or entity above is a/an: (check one)

/ / Co-Subscriber   / / Trustee or Custodian     / / Authorized Person, in an
                                                     Institutional Trustee

Street Address (P.O. Box alone not acceptable)..................................

City.............................................................    State .............. Zip Code ..............

Co-Subscriber, Trustee or Custodian is a resident of.............    and a citizen of............................

Minor (if not a gift) is a resident of...........................    and a citizen of............................

--------------------------------------------------------------------------------
ITEM 2 -- SIGNATURE(S) -- YOU MUST SIGN UNDER TAX REPRESENTATION ON PRECEDING PAGE AND BELOW
--------------------------------------------------------------------------------

(INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION)

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by joint owners, tenants in common, or as community property, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under "Entity Subscription."

X __________________        ________   X _____________________________   _______
  (Signature of Subscriber)   Date       (Signature of Co-Subscriber)      Date

(ENTITY SUBSCRIPTION)

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF EMPLOYEE BENEFIT PLANS (INCLUDING IRAS) IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR DWR THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to complete, execute and deliver this Subscription Agreement and Power of Attorney on their behalf and to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each Partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

 ............................................        X....................      .......
(Type or Print Name of Entity)                           (Signature)            Date

Name of Person Signing for Entity............      Title .................

--------------------------------------------------------------------------------
ITEM 3 -- FINANCIAL ADVISOR AND BRANCH MANAGER USE ONLY (COMPLETE IN FULL AND
          IN INK)
--------------------------------------------------------------------------------

THE UNDERSIGNED FINANCIAL ADVISOR HEREBY CERTIFIES THAT:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the Units as set forth in the Prospectus;
(3) based on information obtained from the Subscriber concerning the Subscriber's investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

    (a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each Partnership specified, as described in the Prospectus;

    (b) such Subscriber has a net worth sufficient to sustain the risk inherent in each Partnership specified (including loss of investment and lack of liquidity); and
    (c) each Partnership specified is otherwise a suitable investment for such Subscriber; and

(4) the Subscriber received the Prospectus at least five business days prior to the applicable Monthly Closing.

THE FINANCIAL ADVISOR MUST SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH NASD CONDUCT RULE 2810.

X _____________________________________________________
                Financial Advisor's Signature

 ______________________________________________________
       Type or Print Full Name of Financial Advisor

Telephone Number ( ________ )__________________________

THE UNDERSIGNED BRANCH MANAGER HEREBY CERTIFIES THAT:
(1) the above signature(s) is/are true and correct.
(2) the above client(s) is/are suitable.

X _____________________________________________________
                 Branch Manager's Signature

 ______________________________________________________
          Type or Print Full Name of Branch Manager

                                                                       EXHIBIT C

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                       SUBSCRIPTION AGREEMENT UPDATE FORM
         PLEASE PRINT OR TYPE (EXCEPT SIGNATURES). USE BLACK INK ONLY.
DWR Account No.   / / / - / / / / / /

     I am an investor in the following Morgan Stanley Dean Witter Charter Series Partnership(s) (mark each applicable box with an "X"):

        / /   Morgan Stanley Dean Witter Charter Graham L.P.

        / /   Morgan Stanley Dean Witter Charter Millburn L.P.

        / /   Morgan Stanley Dean Witter Charter Welton L.P.


        / /   Morgan Stanley Dean Witter Charter DWFCM L.P.



     I acknowledge receipt of the Morgan Stanley Dean Witter Charter Series
Prospectus dated   *   , 2000 (the "Prospectus"). I have signed this form, which
updates each Subscription and Exchange Agreement and Power of Attorney (each, a "Subscription Agreement") I signed when I bought Units of the Morgan Stanley Dean Witter Charter Series Partnership(s) checked above, so that I may purchase additional Units of such Partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional Units by way of an Exchange, or if I wish to purchase Units of any Morgan Stanley Dean Witter Charter Series Partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the Prospectus as Exhibit B.


     I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional Units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley Dean Witter Financial Advisor prior to the purchase of additional Units if there is any material change in the Subscriber's representations, warranties or other information contained in the previously executed Subscription Agreement(s).

     I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.

IF SUBSCRIBER IS AN ENTITY

________________________________________________________________________________
Name of Entity (Print or Type)

By:_____________________________________________________________________________
Name of Signatory

________________________________________________________________________________
Title

________________________________________________________________________________
Signature

________________________________________________________________________________
Address

________________________________________________________________________________
City                                  State                                  Zip

Date: __________________________________________________________________________


INDIVIDUAL SUBSCRIBERS

________________________________________________________________________________
Name of Subscriber(s) (Print or Type)

________________________________________________________________________________

________________________________________________________________________________
Signature(s) of Subscriber(s)

________________________________________________________________________________
Address

________________________________________________________________________________
City                                  State                                  Zip

Date: __________________________________________________________________________

 (PLEASE RETURN THIS FORM TO YOUR MORGAN STANLEY DEAN WITTER FINANCIAL ADVISOR.
   FINANCIAL ADVISORS MUST FORWARD THE EXECUTED COPY OF THIS FORM TO DEMETER
                            MANAGEMENT CORPORATION.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

     UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    SEC registration fee....................................................    $  --
    NASD filing fee.........................................................       --
    Printing and engraving..................................................      70,000*
    Legal fees and expenses (excluding Blue Sky legal fees).................      25,000*
    Accounting fees and expenses............................................       5,000*
    Escrow Agent fees.......................................................       1,000*
    Blue Sky fees and expenses (including Blue Sky legal fees)..............         750*
    Miscellaneous...........................................................      25,000*
                                                                                --------
         Total..............................................................    $126,750
                                                                                ========


------------------
*Represents an estimate of the Registrant's portion of fees and expenses that are common to this Registration Statement, the Post-Effective Amendments No. 1 to the Registration Statements on Form S-1 for each of Morgan Stanley Dean Witter Charter Graham L.P. and Morgan Stanley Dean Witter Charter Welton L.P., and the Registration Statement on Form S-1 for DWFCM International Access Fund L.P., which are being filed concurrently with this Registration Statement.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14 of the Limited Partnership Agreement (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the General Partner and its affiliates (as such term is defined therein) by the Partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership that is determined by the General Partner in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 11 of the Selling Agreement provides for indemnification of the General Partner and its affiliates and its successors and assigns by Dean Witter Reynolds Inc. ("DWR") for any loss, claim, damage, liability, cost and expense incurred for a breach by DWR of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding DWR in the Registration Statement or Prospectus. Such Section also provides for the indemnification by the Partnership of DWR, the General Partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a Partnership that is determined by DWR or the General Partner, as applicable, in good faith to be in the best interests of the Partnership and was not the result of misconduct or negligence. Section 8 of the DWR Customer Agreement provides for indemnification of DWR and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the Partnership which DWR has determined in good faith are in the best interests of the Partnership and are not the result of misconduct or negligence. Section 8 of the Management Agreement provides for indemnification of the General Partner and its affiliates by the Trading Advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the Trading Advisor involving the Partnership's trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

     (A) EXHIBITS

    EXHIBIT
    NUMBER                                  DESCRIPTION OF DOCUMENT
    -------       ---------------------------------------------------------------------------
      1.01(1)     Form of Selling Agreement among the Registrant, Demeter Management
                    Corporation, and Dean Witter Reynolds Inc.
      1.01(a)(2)  Form of Amendment No. 1 to the Selling Agreement among the Registrant,
                    Demeter Management Corporation, and Dean Witter Reynolds Inc.
      1.01(b)     Form of Amended and Restated Selling Agreement among the Registrant, Morgan
                    Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter
                    Charter Welton L.P., Morgan Stanley Dean Witter Charter DWFCM L.P.,
                    Demeter Management Corporation, and Dean Witter Reynolds Inc.
      1.02        Form of Additional Seller Agreement between Dean Witter Reynolds Inc. and additional selling agents (to also be included as an annex to Exhibit
                    1.01, form of Selling Agreement).
      3.01        Form of Limited Partnership Agreement of the Registrant (included as
                    Exhibit A to the Prospectus).
      3.02(1)     Certificate of Limited Partnership of the Registrant.
      5.01(1)     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
      5.02(2)     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding the legality of Units (including consent).
      8.01(1)     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
      8.02(2)     Opinion of Cadwalader, Wickersham & Taft to the Registrant regarding certain federal income tax matters (including consent).
     10.01(3)     Customer Agreement, dated as of November 6, 1998, between the Registrant and Dean Witter Reynolds Inc.
     10.01(a)(3)  Customer Agreement, dated as of November 6, 1998, among the Registrant,
                    Carr Futures, Inc. and Dean Witter Reynolds Inc.
     10.01(b)(3)  International Foreign Exchange Master Agreement, dated as of November 6,
                    1998, between the Registrant and Carr Futures, Inc.
     10.02(3)     Management Agreement, dated as of November 6, 1998, among the Registrant, the General Partner and Millburn Ridgefield Corporation.
     10.03        Subscription and Exchange Agreement and Power of Attorney to be executed by purchasers of Units (included as Exhibit B to the Prospectus).
     10.04(3)     Escrow Agreement, dated as of November 6, 1998, among the Registrant, Dean
                    Witter Reynolds Inc., and The Chase Manhattan Bank, the escrow agent.
     10.04(a)     Form of Amended and Restated Escrow Agreement among the Registrant, Morgan
                    Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter
                    Charter Welton L.P., Morgan Stanley Dean Witter Charter DWFCM L.P., Dean
                    Witter Reynolds Inc., and The Chase Manhattan Bank, the escrow agent.
     10.05        Form of Amended and Restated Customer Agreement between the Registrant and
                    Dean Witter Reynolds Inc.
     10.06        Form of Customer Agreement among the Registrant, Morgan Stanley & Co.,
                    Incorporated, and Dean Witter Reynolds Inc.

     10.07        Form of Customer Agreement among the Registrant, Morgan Stanley & Co.
                    International Limited, and Morgan Stanley & Co. Incorporated.
     10.08        Form of Foreign Exchange and Options Master Agreement between the
                    Registrant and Morgan Stanley & Co. Incorporated.
     23.01        Consent of Independent Auditors for the General Partner and the Registrant.

------------------

(1) Incorporated by reference to Registration Statement 333-60103.

(2) Incorporated by reference to Registration Statement 333-91569.


(3) Incorporated by reference to the Registrant's Form 10-Q for the quarter ended March 31, 1999 (File No. 0-25605).


     (B) FINANCIAL STATEMENTS.

     Included in the Prospectus:

              Morgan Stanley Dean Witter Charter Millburn L.P.
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Statement of Operations
                  Statement of Changes in Partners' Capital
                  Statement of Cash Flows
                  Notes to Financial Statements

              Demeter Management Corporation
                  Independent Auditors' Report
                  Statements of Financial Condition
                  Notes to Statements of Financial Condition

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) That all post-effective amendments will comply with the applicable forms, rules, and regulations of the Securities and Exchange Commission in effect at the time of such post-effective amendment.



     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     (5) Insofar, as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and


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

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 18th day of July, 2000.


                                          MORGAN STANLEY DEAN WITTER
                                          CHARTER MILLBURN L.P.

                                          By: DEMETER MANAGEMENT CORPORATION,
                                                  General Partner


                                          By:  /s/ Robert E. Murray
                                             ___________________________________
                                             Robert E. Murray, President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                              TITLE                        DATE
----------------------------------------   ----------------------------   ----------------------
DEMETER MANAGEMENT CORPORATION             General Partner

          /s/ ROBERT E. MURRAY             Chairman of the Board,                  July 18, 2000
----------------------------------------     President, and Director of
            Robert E. Murray                 the General Partner

         /s/ MITCHELL M. MERIN             Director of the General                 July 18, 2000
----------------------------------------     Partner
           Mitchell M. Merin

                                           Director of the General
----------------------------------------     Partner
         Joseph G. Siniscalchi

       /s/ EDWARD C. OELSNER, III          Director of the General                 July 18, 2000
----------------------------------------     Partner
         Edward C. Oelsner, III

                                           Director of the General
----------------------------------------     Partner
            Richard A. Beech

          /s/ RAYMOND A. HARRIS            Director of the General                 July 18, 2000
----------------------------------------     Partner
           Raymond A. Harris

            /s/ RAYMOND KOCH               Chief Financial and                     July 18, 2000
----------------------------------------     Principal Accounting
              Raymond Koch                   Officer of the
                                             General Partner

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